Exhibit 10.32

EXPLANATORY NOTE: “[**REDACTED**]” INDICATES THE PORTIONS OF THE EXHIBIT THAT HAVE BEEN OMITTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
LEASE
between
EL-AD FLORIDA LLC,
a Florida limited liability company
(“Landlord”)
and
EVERBANK,
a Federal savings bank
(“Tenant”)

SUBMISSION OF THIS LEASE SHALL NOT BE DEEMED TO BE A RESERVATION OF THE PREMISES. NEITHER TENANT NOR LANDLORD SHALL BE BOUND BY THIS LEASE UNTIL EACH HAS RECEIVED A COPY OF THIS LEASE DULY EXECUTED BY TENANT AND HAS DELIVERED TO TENANT A COPY OF THIS LEASE DULY EXECUTED BY LANDLORD. UNTIL SUCH DELIVERY LANDLORD RESERVES THE RIGHT TO EXHIBIT AND LEASE THE PREMISES TO OTHER PROSPECTIVE TENANTS.

TABLE OF CONTENTS

LEASE
     THIS LEASE is made as of the date last signed by each of the parties hereto (the “Execution Date”) by and between EL-AD FLORIDA LLC, a Florida limited liability company (the “Landlord”) and EVERBANK, a Federal savings bank (the “Tenant”). The “Effective Date” shall mean February 3, 2012.
     The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the Term and at the Rent hereinafter stated, the Premises, as such terms are defined in Section 1.01 hereinafter.
ARTICLE I
DEFINITIONS
Section 1.01— Definitions
     The following capitalized terms shall have the following meanings in this Lease:
     (a) “ADA” shall have the meaning ascribed to it in Section 6.05(c).
     (b) “Additional Rent” shall mean the sums of money payable to the Landlord by the Tenant as specified in Section 4.02. The term “Additional Rent” is sometimes used herein to refer to any and all sums, other than the Base Rent payable by the Tenant hereunder, including, but not limited to, sums payable on account of default by the Tenant.
     (c) “Alterations” shall have the meaning ascribed to it in Section 6.05(a).
     (d) “Applicable Law” shall mean any Law having application in any manner to the Premises or the Development, or to this Lease or any matter described herein.
     (e) “Architect” shall mean the architect or engineer appointed by the Landlord from time to time, except as otherwise set forth in the Work Letter.
     (f) “ATM” shall mean such automatic teller machines which the Tenant shall have the right to locate on or about the Development pursuant to the terms and conditions as set forth in Addendum “1”.
     (g) “AT&T Garage” shall mean the existing garage located at 520 West Forsyth Street, Jacksonville, Duval County, Florida 32202.
     (h) “Auditorium” shall mean that certain auditorium with a capacity of approximately two hundred eighty (280) persons located on the second floor of the Building, as set forth in Section 15.01.

     (i) “Base Calendar Year” shall mean the Calendar Year of 2013.
     (j) “Base Rent” shall mean the sums of money payable to the Landlord by the Tenant as specified in Section 4.01.
     (k) “Building” shall mean the portion of the Development consisting of the thirty (30) story office and commercial building (plus basement) located on the Building Land, containing approximately nine hundred fifty-six thousand two hundred one (956,201) square feet of Rentable Area [as described in Section 1.01(jjj)], together with the Auditorium, the Common Areas, the Service Areas, the Office Section and the Mezzanine.
     (l) “Building Improvements” sometimes referred to as the “Base Building Requirements” shall have the meaning as set forth in the Work Letter.
     (m) “Building Land” shall mean the land as set forth in Exhibit “B”.
     (n) “Building Parking Garage” shall mean the AT&T Garage.
     (o) “Building Rules” shall mean all rules and regulations as set forth in Exhibit “D”, as amended in accordance with Section 6.06.
     (p) “Building Signage” shall mean the Sign to be constructed by the Tenant on the north and south façade of the top of the Building as set forth in Addendum “2”.
     (q) “Building Standard” shall mean those particular improvements or that level of quality or quantity that is typical or customary for the Office Section, as defined by the Landlord in its discretion from time to time, but which shall, at no time be less than the greater of (i) the Building Standard in existence as of the Effective Date of this Lease or (ii) the Building Standard in existence, or as contemplated by this Lease to be in existence, as of the Term Commencement Date, unless otherwise agreed in writing between the Landlord and the Tenant.
     (r) “Business Day” shall mean any day other than Saturday and Sunday, but shall exclude Holidays.
     (s) “Business Hours” shall mean the period from 7:00 A.M. through 6:00 P.M. on Business Days, 7:00 A.M. through 1:00 P.M. on Saturdays, plus such additional hours and days as the Landlord may designate from time to time. Notwithstanding the definition of “Business Hours” contained herein, the Tenant and its employees shall have access to the Building, the Premises, the Common Areas, the Service Areas and the Parking Facilities at all times.
     (t) “Calendar Month” shall mean a full month commencing on the first day of said month.
     (u) “Calendar Year” shall mean the period from January 1st through December 31st.

     (v) “Common Areas” shall mean the areas of the Development designated by the Landlord from time to time for common use of all tenants, occupants and users of the Development, including without limitation, lobbies, atriums, pedestrian malls, hallways, corridors, elevators, fire stairs, aisles, walkways, plazas, courts, restrooms, landscaped areas of the Building intended for such use, the grounds and sidewalks around the Building Land, the Service Areas, the Building Parking Garage, the Fitness Center (unless leased to a third party as permitted by Section 15.02) and the Auditorium.
     (w) “Concierge Parking Services” shall mean the service to coordinate the use of the Parking Facilities provided by the Landlord to the tenants of the Building as described in Section 5.06.
     (x) “Cost Saving Improvements” shall have the meaning ascribed to it in Section 4.02(c)(xi).
     (y) “Courthouse Garage” shall mean that parking facility located at 116 North Pearl Street, Jacksonville, Duval County, Florida.
     (z) “Development” shall mean the land and improvements comprising the integrated commercial and office development (formerly known as the BellSouth Tower), including the Auditorium, the Building, the Common Areas, the Service Areas, the Building Land, and the AT&T Garage.
     (aa) “Environmental Laws” shall mean any applicable present or future federal, state or local laws, ordinances, rules or regulations pertaining to Hazardous Substances, industrial hygiene, indoor air quality, OSHA regulations or environmental conditions, including, but not limited to, the following statutes and regulations as amended from time to time (i) the Federal Clean Air Act, 42 U.S.C. Section ‘7401 et. seq., (ii) the Federal Clean Water Act, 33 U.S.C. Section 1151 et. seq., (iii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq., (iv) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et. seq., as amended by Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Pub. L. No.99-499,99 Stat. 1613, (v) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, (vi) the National Environment Policy Act, 42 U.S.C. Section 1857 et. seq., (vii) The Toxic Substance Control Act of 1976, 15 U.S.C. Section 2601 et. seq., (viii) the regulations of the Environmental Protection Agency, 33 CFR and 40 CFR and (ix) Chapters 373, 376, 380, 381, 386 and 403 Florida Statutes, and rules relating thereto, including Chapters 17, 27, 40, 61C and 62, Florida Administrative Code.
     (bb) “Escalation Year” shall mean each Calendar Year (or portion thereof when applicable) occurring after the Base Calendar Year.
     (cc) “Escrow Agent” shall mean First American Title Insurance Company at its Jacksonville, Florida main office located at 3563 Philips Highway, Building E, Suite 504, Jacksonville, Florida 32207.

     (dd) “Event of Default” shall have the meaning ascribed to it in Section 13.01.
     (ee) “Financial Services” shall mean (i) retail banking and commercial banking, (ii) the sale of securities (including mutual funds), (iii) mortgage origination and mortgage brokerage services, (iv) trust companies or trust departments, night depositories and ATM’s, and/or (v) wealth management services.
     (ff) “First Floor Space” shall mean Suite #150, as such space is presently constituted on the Effective Date of this Lease, as set forth in Exhibit “A-1”.
     (gg) “Fitness Center” shall have the meaning ascribed to it in Section 15.02.
     (hh) “Force Majeure Event” shall have the meaning ascribed to it in Section 12.01.
     (ii) “FROR” shall have the meaning ascribed to it in Section 3.05.
     (jj) Intentionally Omitted.”
     (kk) “Hazardous Substance” shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to any flammable explosives, radioactive materials, friable asbestos, PCB’s, electrical transformers, batteries, paints, solvents, chemicals, petroleum products, or other manmade materials with hazardous, carcinogenic or toxic characteristics, and such other solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant, or animal health or well-being, and those substances, materials, and wastes listed in the United States Department of Transportation Table (49 CFR 972.101) or by the Environmental Protection Agency, as hazardous substances (40 CFR Part 302, and amendments thereto) or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls or (iv) designated as a “hazardous substance”, “hazardous waste”, “hazardous materials”, “toxic substances”, “contaminants”, or other pollution under any applicable Environmental Laws.
     (ll) “HVAC” shall mean the heating, ventilation and air condition system servicing the Building, including the Premises and the Common Areas.
     (mm) “Holdover Costs” shall have the meaning ascribed to it in Section 5(i) of the Work Letter.
     (nn) “Holidays” shall mean: New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day.
     (oo) “Initial Partial Month” shall have the meaning ascribed to it in Section 3.01.

     (pp) “Initial Premises” shall mean the square feet of Rentable Area which are leased as of the Effective Date under this Lease, without regard to any expansion, right of first offer, FROR, or other adjustment to the square feet in the Rentable Area, as allowed under Article III of this Lease.
     (qq) “Initial Term” shall mean the period of time of this Lease specified in Section 3.01.
     (rr) “Interim Rent” shall mean all Rent due from the Tenant from the Interim Rent Commencement Date until the Term Commencement Date on a floor by floor basis, billed and paid at such rates (calculated on a monthly basis or fraction thereof, as applicable) as shall be in effect as to Base Rent commencing on the first day of the ninth month after the Term Commencement Date, as shown in Section 4.01.
     (ss) “Interim Rent Commencement Date” shall mean the date when the Rent shall commence and be due, for such of the floor(s) of the Initial Premises which have been Substantially Completed on or after the Phase I Substantial Completion Date, Phase II Substantial Completion Date and Phase III Substantial Completion Date (as such terms are defined in the Work Letter), as applicable, unless the Tenant shall occupy any of such floor(s) before such applicable date(s) for completion as described above in which event Interim Rent shall commence as to any such floor occupied by the Tenant, upon the Tenant’s occupancy of each such floor(s); provided, however, if the Landlord, due in whole or in part to a Tenant Delay, is delayed beyond the Phase III Substantial Completion Date in achieving Substantial Completion, then notwithstanding the foregoing, Interim Rent shall commence, on a floor by floor basis, on the date such floor would have been delivered but for such Tenant Delay [but in any event not earlier than the Phase III Substantial Completion Date with respect to any such floor(s) the completion of which was postponed as a result of Tenant Delay]; provided, further, in no event shall any Interim Rent extend for any floor(s) beyond the Term Commencement Date. For example for illustrative purposes only, if the Landlord Substantially Completes and delivers one (1) of the Phase II Floors on August 15, 2012 [and the Initial Premises is not Substantially Complete until September 15, 2012] and there are ten (10) days of Tenant Delay associated with such floor, Interim Rent for such floor would commence on August 5, 2012 (after taking into account ten (10 days of Tenant Delay) and be due and payable through September 15, 2012. As a second example for illustrative purposes only, if the Landlord Substantially Completes and delivers one (1) of the Phase II Floors on August 15, 2012 (and the Initial Premises is not Substantially Complete until September 15, 2012) and there are forty (40) days of Tenant Delay associated with such floor, Interim Rent for such floor would commence on July 18, 2012 [after taking into account forty (40) days of Tenant Delay] and be due and payable through September 15, 2012, as Interim Rent shall not commence earlier than the Phase III Substantial Completion Date relative to a Tenant Delay.
     (tt) “IPBI Construction Contract” shall have the meaning ascribed to it in the Work Letter.

     (uu) “Julia/Forsyth Street Lot” shall mean that parking lot located at 110 Julia Street, Jacksonville, Duval County, Florida.
     (vv) “Landlord’s Architect” shall mean with respect to the Building Improvements contemplated by the Work Letter the architectural firm of Gresham Smith & Partners.
     (ww) “Landlord’s Taxes” shall mean the aggregate of all the Taxes against the Development and the Landlord’s receipts of rents or income therefrom, but excluding (i) franchise taxes, corporate, income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Development or the Landlord and (ii) all the Tenant’s Taxes.
     (xx) “Law” or “law” shall mean any statute, article, rule, regulation, ordinance, judicial or administrative order or decision, or other legally enforceable doctrine of any federal, state, regional, municipal, county, school district, or other level of government.
     (yy) “Lease” shall mean this lease agreement, including all attached Exhibits, Addenda and Schedules, as amended from time to time in writing, and any of such Exhibits, Addenda and Schedules referred to in this Lease and attached hereto, all of which are incorporated herein and made a part hereof.
     (zz) “Market Rate” shall have the meaning ascribed to it in Section 3.03.
     (aaa) “Mezzanine” shall mean floors one (1) and two (2) of the Building, including the rentable commercial space, the Common Areas and the Service Areas located on those floors, the upper open portion of the main mezzanine area (which extends into a portion of the third floor of the Building), and such additions thereto and subtractions therefrom as the Landlord may designate from time to time in writing.
     (bbb) “Mortgagee” shall mean any person or entity which is the holder of a mortgage encumbering the Development, or any portion thereof, and any successor in interest or assign of such person or entity, so long as it holds such mortgage.
     (ccc) “Office Section” shall mean floors three (3) through thirty (30), inclusive of the Building, including the Rentable Area, the Common Areas and the Service Areas located on those floors, subject to such additions thereto or subtractions therefrom as the Landlord may designate from time to time in writing.
     (ddd) “Omni Garage” shall mean that parking facility located at 336 West Bay Street, Jacksonville, Duval County, Florida.
     (eee) “Parking Facilities” shall mean the Building Parking Garage and any other parking resources provided by the Landlord as required by this Lease.
     (fff) “Parking Users” shall have the meaning as described in Section 2.04(a).

     (ggg) “Posted Security” shall have the meaning as described in Section 12.06.
     (hhh) “Premises” shall mean that portion of the Building as set forth in Exhibit “A”, as such space may be expanded, added to or contracted pursuant to the terms of this Lease.
     (iii) “Property Manager” shall have the meaning ascribed in Section 15.06.
     (jjj) “Rent” shall mean the Base Rent, the Additional Rent and all other sums, costs or charges required to be paid to the Landlord by the Tenant under this Lease.
     (kkk) “Rent Commencement Date” shall mean twelve (12) months after the Term Commencement Date whereupon the Tenant’s obligation to pay Rent (other than Interim Rent) to the Landlord shall commence under this Lease.
     (lll) “Rentable Area” shall mean the rentable square footage of the Building or the Premises, as applicable, measured in accordance with the “Standard Method for Measuring Floor Area in Office Buildings” ANSI/BOMA Z65.1 — 1996, utilizing for the Premises a core factor not to exceed twelve percent (12%), except with respect to any floor(s) of the Premises where the Tenant is renting less than a complete floor of the Building, a core factor of eighteen percent (18%) shall be utilized. Notwithstanding anything contained herein, in no event shall the Rentable Area be derived from the measurement standard required herein utilizing a core factor that exceeds twelve percent (12%), except as noted hereinabove.
     (mmm) “Security Deposit” shall mean all sums, if any, deposited by the Tenant and held by the Landlord as security for the performance of the Tenant’s obligations in this Lease in accordance with Section 4.10.
     (nnn) “Service Areas” shall mean the service elevator, the loading dock facilities, and all mechanical, electrical, telephone, fan, janitorial and other service rooms and areas of the Development, subject to such additions thereto or subtractions therefrom as the Landlord may designate from time to time in writing; provided, however, that the Landlord may not subtract from the service elevator or loading dock facilities existing as of the Effective Date of this Lease.
     (ooo) “Sign” shall have the meaning ascribed to it in Addendum “2”.
     (ppp) “SNDA” shall have the meaning ascribed in Section 9.02, which SNDA shall be effective only when duly executed by the Landlord, the Tenant and the current Mortgagee.
     (qqq) “Stipulated Rate of Interest” shall mean the lesser of (1) twelve percent (12%) per annum or (2) the maximum rate of interest permitted by Applicable Law.
     (rrr) “Substantial Completion” or “Substantially Complete(d)” shall mean the completion of the Building Improvements (to the extent located in the Initial Premises) and the Tenant Improvements as set forth in the Work Letter to such a state of completion, which may occur on a floor by floor basis, that the Landlord (or the General Contractor) has obtained a temporary or final certificate of occupancy issued by the appropriate governmental body, except that “Substantial Completion” shall not be deemed to not occur because of the failure of completion of details of the construction, decoration and mechanical adjustment which, in the aggregate, are minor in nature and would not materially interfere with the Tenant’s use and enjoyment of the Initial Premises as intended by this Lease, unless any of such items preclude the issuance of a temporary or final certificate of occupancy.
     (sss) “Taxes” shall mean all taxes, rates, duties, levies, fees, charges, sewer levies, local improvement rates and assessments whatsoever, imposed, assessed levied or charged by any school, municipal, parish, state, regional, federal or other governmental body, corporation, authority, agency or commission (including, without limitation, school boards and utility commissions), including all reasonable costs and expenses (including reasonable legal and other professional fees but excluding interest and penalties on deferred payments) incurred in good faith in contesting, resisting or appealing any of the foregoing, and including any amounts now or hereafter imposed, assessed, levied or charged in substitution for or in lieu of any such taxes, rates, duties, levies, fees, charges or assessments.
     (ttt) “Tenant Architect” shall mean architect or engineer appointed by the Landlord to prepare the Tenant Plans and Specifications, as provided in the Work Letter.
     (uuu) “Tenant Delay” shall have the meaning ascribed to it in Section 7 of the Work Letter.
     (vvv) “Tenant Improvement Allowance” shall mean the sum of an allowance in the amount of [**REDACTED**] per square foot of Rentable Area contained in the Initial Premises, to be provided by or on behalf of the Landlord in accordance with and subject to the terms and limitations of this Lease to help pay for the build-out expenses of the Tenant Improvements. Up to [**REDACTED**] per square foot of Rentable Area contained in the Initial Premises may, at the Tenant’s sole and absolute discretion, be applied by the Tenant towards its costs for furniture, fixtures, equipment, cabling, moving expenses into the Building, information technology, infrastructure for the Premises, etc. and/or used at the Tenant’s sole and absolute discretion to cover any costs associated with this Lease of the Initial Premises (including the Building Signage) and/or move but not for Rent out of funds remaining in the Tenant Improvement Allowance after the Landlord’s payments for the Tenant Improvements as set forth in the Work Letter. Such payment, if any, shall be made by the Landlord to the Tenant on the later of (1) thirty (30) days of the Tenant’s written request to the Landlord for payment, which shall provide appropriate documentation and/or invoices or (2) twenty (20) days after the Landlord has received from the General Contractor the final draw request for the Tenant Improvements, the General Contractor and the Landlord have resolved any issues relating thereto, and the Landlord shall have made the final payment to the General Contractor. Any funds in the Tenant Improvement Allowance after such payments shall forfeit to the Landlord.
     (www) “Tenant Improvement Apportionment Methodology” shall have the meaning ascribed in Section 3.02(d).
     (xxx) “Tenant Improvements” shall have the meaning as set forth in the Work Letter.
     (yyy) “Tenant’s Permitted Use” shall mean general office use and uses incidental thereto, including Financial Services. Notwithstanding the foregoing sentence to the contrary, Tenant’s Permitted Use shall be subject to the existing exclusive uses and other exclusive rights granted, as of the Effective Date, to other tenants of the Development pursuant to the terms and conditions of such other tenants’ leases, which applicable exclusive uses and other exclusive rights the Landlord represents and warrants are set forth in Exhibit “G”.
     (zzz) “Tenant’s Plans and Specifications” shall have the meaning ascribed to it in the Work Letter.
     (aaaa) “Tenant’s Property” shall mean all of the Tenant’s trade fixtures, equipment, cabling, furniture, signage and other property of the Tenant located on the Premises which may be removed from the Premises (or the Development with respect to facade, monument or other signage) without any material damage.
     (bbbb) “Tenant’s Share” shall mean that number, stated as a percentage, determined by dividing the Rentable Area of the Premises, as they exist from time to time, by the Rentable Area of the Building.
     (cccc) “Tenant’s Taxes” shall mean all Taxes and increases therein imposed upon the Landlord or the Tenant attributable to the Tenant’s Property, business or income of the Tenant or any other occupant of the Premises, or the use or occupancy of the Premises by the Tenant or any other occupant of the Premises.
     (dddd) “Term” shall mean the Initial Term of this Lease, plus any applicable renewals or extensions thereof; excluding, however, any periods of holdover.
     (eeee) “Term Commencement Date” shall mean the date when the Initial Premises Work (as defined in the Work Letter) is Substantially Complete as required by the Work Letter and notice of such event shall have been provided in writing by the Landlord to the Tenant.
     (ffff) “Termination Fee” shall have the meaning ascribed to it in Section 3.09.
     (gggg) “Termination Right” shall have the meaning ascribed to it in Section 3.09.
     (hhhh) “TI Construction Contract” shall have the meaning ascribed to it in the Work Letter.
     (iiii) “Total Work” shall have the meaning ascribed to it in the Work Letter.
     (jjjj) “Usable Area” shall mean the usable square footage of the Building or the

Premises, as applicable, measured in accordance with the “Standard Method for Measuring Floor Area in Office Buildings” ANSI/BOMA Z65.1 — 1996.
     (kkkk) “Water Street Garage” shall mean that parking facility located at 541 Water Street, Jacksonville, Duval County, Florida.
     (llll) “Without Default” shall mean that the applicable party at the period in question is not in breach of any terms, conditions, payments or other obligations of such party under this Lease, beyond any applicable notice and cure period.
     (mmmm) “Work Letter” shall mean the provisions as set forth in Exhibit “C”.
ARTICLE II
PREMISES
Section 2.01 — Rentable Area
     The Landlord, to the best of its knowledge and belief, represents and warrants to the Tenant that the Rentable Area in the Initial Premises and the Building have been measured in accordance with the “Standard Method for Measuring Floor Area in Office Buildings” ANSI/BOMA Z65.1 — 1996, and that as of the Term Commencement Date, (i) the Initial Premises contains two hundred sixty-nine thousand one hundred sixty-eight (269,168) square feet of Rentable Area and (ii) the Building contains nine hundred fifty-six thousand two hundred one (956,201) square feet of Rentable Area. If the Landlord re-measures the Building during the Term, in no event shall the Tenant have any responsibility for paying any additional Base Rent or any Additional Rent due to such re-measurement resulting in (a) an increase to the Rentable Area of the Premises, and/or (b) a decrease to the Rentable Area of the Building. Conversely, in the event a re-measurement (whether performed by the Landlord or the Tenant) results in (1) a decrease to the Rentable Area of the Premises, and/or (2) an increase to the Rentable Area of the Building, the Tenant shall receive a corresponding reduction in the Base Rent, the Additional Rent, and the Tenant’s Share. The Landlord agrees that the Tenant shall have the right, at the Tenant’s sole cost and expense, to re-measure the Building and/or the Premises; provided, however, that if such re-measurement results in a deviation of two percent (2%) or more from the Rentable Area provided by the Landlord for such applicable space then the Landlord shall, upon demand, reimburse the Tenant for the reasonable cost of such re-measurement.
Section 2.02 — Tenant Improvements and Building Improvements
     The Landlord shall provide the Tenant Improvement Allowance to the Tenant in accordance with the terms of this Lease. The obligations of the Landlord and the Tenant regarding construction and improvements to the Initial Premises are set forth in the Work Letter, including, without limitation, the protocols and procedures for the escrowing and disbursement of the Tenant Improvement Allowance. The Landlord and the Tenant shall expend all funds and do all acts required of each of them in the Work Letter, and all such obligations shall be performed promptly and diligently in a first-class workmanlike manner.

Section 2.03 — Common Areas
     Subject to the Building Rules and other provisions of this Lease, the Tenant shall have the non-exclusive access to, use of, and enjoyment of the Common Areas twenty-four (24) hours a day, fifty-two (52) weeks a year for purposes consistent with their intended use. All of the Common Areas shall be subject to (i) the exclusive but reasonable control, management and regulation of the Landlord and (ii) the terms of this Lease. The Tenant shall not obstruct or damage the Common Areas. Subject to the terms of this Lease, the Landlord shall have the right, from time to time, to change the location, size, appearance or configuration of the Common Areas, provided that such changes do not materially or unreasonably (a) limit the Tenant’s access to the Premises, (b) reduce or eliminate the Landlord’s provision of any amenities (e.g., the Fitness Center (subject to the provisions of Section 15.02), the Auditorium, etc.) and/or (c) materially and adversely affect (I) the Tenant’s Permitted Use and the benefit of the Premises and/or (II) access, use of, and enjoyment of the Common Areas. The Tenant shall make no changes or alterations to the Common Areas and the Tenant shall not materially obstruct in any way the Landlord’s or any other person’s right of access, use or enjoyment of the Common Areas. All of the Common Areas which the Tenant may be permitted to use hereunder shall be used and occupied under a non-exclusive right for access and use with others. If the Common Areas are changed or restricted by the Landlord as set forth hereinabove or if the Tenant’s use thereof is affected by the use of others as permitted hereinabove, the Landlord shall not be subject to any personal liability for diminution of use, nor shall the Tenant be entitled to any compensation or diminution or abatement of Base Rent, nor shall such change, restriction or use by others be deemed a constructive or actual eviction of the Tenant, excepting changes that materially and adversely affect the Tenant’s Permitted Use, the benefit of the Premises and its access rights to the ATM or any night depository, in accordance with this Lease.
Section 2.04 — Parking Facilities
     (a) Initial Parking. Subject to the terms and provisions hereof, at all times during the Term, to the extent relevant to the portions of the Initial Premises Substantially Completed, the Landlord agrees to furnish to the Tenant parking permits (access cards) to park automobiles in the Parking Facilities on an unassigned basis at the ratio of six (6) parking spaces for each one thousand (1,000) square feet of Rentable Area leased pursuant to this Lease, as adjusted by reason of contraction rights and other terms, privileges and determinations set forth in this Lease (the “Parking Ratio”). The parking permits may be used by the Tenant and its respective employees, affiliates, vendors, consultants, contractors and regulators at the Initial Premises (together the “Parking Users”) and each Parking User shall be provided a parking permit. The Parking Users shall enter into agreements with the Landlord (and parking vendors to the extent required), as is consistent with the Landlord’s then current parking policy. Should the Rentable Area of the Initial Premises be reduced at any time during the Term, the Landlord shall reduce coincident with such reduction or contraction by a proportionate amount consistent with the Parking Ratio, the number of parking permits it has agreed to furnish the Tenant. Notwithstanding anything contained in this Lease to the contrary, the parking permits to be furnished by the Landlord to the Tenant shall be furnished at no additional cost to the Tenant up to the number of parking permits resulting from the Parking Ratio applied against the total number of square feet of Rentable Area contained in the Initial Premises as of the Effective Date. To the extent that the Rentable Area of the Premises, at any time during the Term, exceeds the Rentable Area of the Initial Premises, then the Landlord shall use its best efforts to ensure that the cost to the Tenant associated with the Landlord’s provision of any required additional parking permits shall be at the then existing market rate for such parking permits in downtown Jacksonville, Florida.
     The Tenant, at least every six (6) months, shall provide the Landlord with a list indicating the names of the Parking Users which will require parking permits (the “Parking User List”). In the event that the number of Parking Users indicated on the Parking User List is less than the number of parking permits which the Landlord is required to provide pursuant to the Parking Ratio, then the Landlord shall only be required to provide the number of parking permits sufficient to satisfy the number of Parking Users on such Parking User List, plus a buffer of five percent (5%) of such number of Parking Users (the “Parking Buffer”), until the Tenant provides the Landlord with an updated Parking User List. In the event that the Tenant provides the Landlord with an updated Parking User List, then within forty-five (45) days following receipt of the updated Parking User List, the Landlord shall provide to the Tenant the number of parking permits necessary to satisfy the Parking Users on the Parking User List plus the Parking Buffer, but in no event shall the Parking Permits required hereunder exceed the Parking Ratio. In addition, no more frequently than two (2) times per year, the Landlord may submit a written request that the Tenant update the Parking User List, which the Tenant shall provide within fifteen (15) days of such written request. In addition, the Tenant agrees that it shall use its good faith efforts to provide the Landlord and on an as occurring basis with an updated Parking User List as soon as reasonably practicable, in the event that there has been or will be a ten percent (10%) change in the number of Parking Users from the prior Parking User List. The Landlord shall use its good faith efforts, so long as no additional fee or cost is charged to the Landlord, to cause such provided parking in each respective facility to be located in congregated areas with other employees of the Tenant where possible. The Landlord shall use its commercially reasonable good faith efforts to cause the parking resources to be made available to the Tenant to be located approximately as follows:

1.	Water Street Garage	691 spaces
2.	Omni Garage	202 spaces
3.	Courthouse Garage	300 spaces
4.	Julia/Forsyth Street Lot *	30 spaces
5.	AT&T Garage	412 spaces

	Total	1,635 spaces

*	This allocation includes the Visitor Parking Spaces, as more particularly described in Section 2.04(c) hereinbelow, subject to the terms of such Section 2.04(c).
     The Landlord reserves the right to make reasonable, but not material, changes to the aforesaid parking allocations based upon availability and pricing, the parties hereto recognizing that some of the aforesaid parking resources are controlled by third parties.

     At any time the Tenant shall have the right to relocate up to a total of six hundred and ninety-one (691) of its employees parking from the Water Street Garage to such other locations as any of such employees (the “Relocation Employees”) may determine, on the following conditions (i) the Tenant shall notify the Concierge Parking Services in writing of the Tenant’s desire to relocate a stated number of employees, not to exceed six hundred and ninety-one (691), from the Water Street Garage to other Parking Facilities (each a “Parking Notice”), all of which information shall be submitted to the Concierge Parking Services, in groups of at least twenty-five (25) parking space relocations per notice. Upon receipt of the Parking Notice, the Landlord shall cause the Concierge Parking Services to use its good faith efforts to relocate those employees wishing to move from the Water Street Garage to other Parking Facilities and the Landlord shall seek parking within any of the Courthouse Garage, the Omni Garage or the Building Parking Garage or the closest available parking facility within proximity to the Building. No later than sixty (60) days after receipt of a Parking Notice, the Landlord shall cause the Concierge Parking Services to notify the Tenant of the availability of parking for the Relocation Employees and the Tenant shall coordinate with its employees and determine which of the Relocation Employees desire to accept alternative parking. The Landlord shall use its good faith efforts to make parking arrangements for each of such Relocation Employees at the appropriately selected Parking Facility and each of such Relocation Employees shall be responsible to sign its own parking agreement with the owner of the Parking Facility, but the Tenant shall, in all cases, notify the Concierge Parking Services and the Landlord that such individual is a Relocation Employee of the Tenant, subject to the terms of this Lease. The Tenant (or its employees, as they determine), will pay the parking cost and expense of such Relocation Employee parking and provide to the Landlord on a monthly basis a schedule of the Relocation Employees and the actual amount incurred. Within thirty (30) days of receipt of such invoice, the Landlord shall on a monthly basis reimburse the Tenant for such Relocation Employee parking charges actually incurred up to the amount which would have been incurred under the Water Street Garage contract at the then existing contract rate. The protocol set forth herein recognizes that the Landlord has no way to account for the identity of the Tenant’s Relocation Employees from time to time and that by utilization of the aforesaid protocol, the Tenant can verify whether or not a submission to the Landlord relates to a person who was, during the period in question, a bona-fide employee of the Tenant.
     (b) Visitor Parking. In addition to the foregoing parking permits, the Landlord shall make available to the Tenant at market rates then in effect and on a continuous basis twenty (20) parking spaces for visitors (without limitation, vendors, contractors, regulators and other designees and their employees), which spaces shall be designated, at the Landlord’s expense, as visitors spaces and shall be appropriately marked and made available to the Tenant prior to the Tenant’s occupancy of the Building (the “Visitor Parking Spaces”). The Landlord shall provide notice in writing to the Tenant of the location from time to time of such Visitor Parking Spaces; provided, however, the Landlord shall use its best efforts to ensure that such Visitor Parking Spaces shall be located no further than two (2) blocks from the Building. Initially, the Visitor Parking Spaces shall be provided at Julia/Forsyth Street Lot. The monthly cost and expense of the Visitor Parking Spaces shall be borne by the Tenant and shall be separately billed by the

Landlord to the Tenant on a monthly basis and shall be due to the Landlord with the next monthly installment of Rent as set forth herein. Such Visitor Parking Spaces shall be deemed to be a requirement independent of the Parking Ratio set forth herein.
     (c) Temporary Parking. The parties hereto acknowledge that the Tenant may have a need for up to one hundred (100) additional parking spaces for temporary workers. Upon the Tenant’s request made to the Concierge Parking Services, the Landlord shall use its best efforts to make available to the Tenant during the Term of this Lease up to one hundred (100) temporary parking spaces from time to time at market rates then in effect, within two (2) blocks from the Building; provided, however, the Tenant shall endeavor to make any such request for temporary parking to the Concierge Parking Services no later than thirty (30) days prior to the date that such temporary parking spaces are needed by the Tenant. The Tenant’s request shall describe with specificity the actual number of temporary parking spaces needed, the duration that such spaces are needed and the Tenant’s preferred location of such temporary parking spaces. The cost of such temporary parking spaces shall be billed monthly in arrears by the Landlord to the Tenant and shall be due to the Landlord with the next monthly installment of Rent as set forth herein.
Section 2.05 — ATM and Retail Bank Branch
     So long as this Lease remains in full force and effect, the Tenant, pursuant and subject to this Section 2.05 and Addendum “1”, shall have the exclusive right to offer Financial Services in the Mezzanine and ATM services in the Development. In consideration hereof, as set forth in Addendum “1”, the Landlord shall have no obligation or responsibility whatsoever with respect to the ATM or its contents, including money.
Section 2.06 — Signage and Building Name
     (a) Top of Building Signage. Upon the terms and conditions set forth in and permitted by Addendum “2”, the Landlord grants to the Tenant the right to locate upon the top of the Building the Sign as set forth in Addendum “2”. The Tenant shall be responsible for all actual costs of removing the existing AT&T signage on the Building (excluding any payments or concessions paid by the Landlord to the owner of the AT&T signage) and other direct and indirect costs and expenses (including without limitation the cost of all applications, approvals and permits) for the installation and maintenance of the Sign during the Term of the Lease as set forth in Addendum “2” and no portion of such cost shall be paid out of the Tenant Improvement Allowance, except as set forth herein. The rights and privileges afforded by the Addendum “2”, and the consideration required therefore to be paid by the Tenant to the Landlord, is as more particularly set forth in Addendum “2”. The top of the Building Sign rights shall terminate as set forth in Addendum “2” and the costs to remove any of such Sign shall be allocated as set forth in Addendum “2”.
     (b) Street Level Signage. Commencing on July 1, 2012, the Landlord does hereby grant to the Tenant, and the Tenant shall have, subject to all Applicable Laws, the right through the Term of the Lease, at no additional cost to the Tenant, to place and install the street level signage at the Tenant’s sole cost and expense (including without limitation the cost of all applications, approvals and permits) and repair expense to the façade where the Tenant installs such signage) on the façade of the Building at each entrance of the Building and on the east side of the Building (in proximity to the existing AT&T signs and “ING” signs), in common with other tenants at the Building (provided that the Landlord shall not provide street level signage to any other tenant engaging in Financial Services, other than as the existing signage rights in favor of “ING”, or its successors in interest as such rights exist in writing as of the Effective Date), as designated and depicted in Addendum “3” (collectively, the “Street Level Sign”).
     (c) Monument Signage. Commencing on July 1, 2012, the Landlord does hereby grant to the Tenant, and the Tenant shall have, subject to all Applicable Laws, the right through the Term of the Lease, at no additional cost to the Tenant, to place and install the monument signage at the Tenant’s sole cost and expense on the existing four (4) monuments (the “Monuments”) of the Building, in common with other tenants at the Building, as designated and depicted in Addendum “3” (the “Monument Signage”).
     (d) Door and Directory Signage. Commencing upon the Interim Rent Commencement Date, for each portion of the Initial Premises as applicable, the Landlord does hereby grant to the Tenant, and the Tenant shall have, subject to all Applicable Laws, the right through the Term of the Lease, to have the Landlord, in accordance with Building Standards, at the Landlord’s expense, place and install at each Premises entrance door and on the Building directory, signage identifying the Tenant and/or its affiliate as designated from time to time by the Tenant to the Landlord (collectively, the “Door and Directory Signage”). Commencing upon the Interim Rent Commencement Date, for each portion of the Initial Premises as applicable, and continuing during the Term of the Lease, the Tenant shall also have, at its sole cost and expense, the right, but not the obligation, to install elevator buttons in each passenger elevator cab serving the Building (excluding freight elevator cabs) which elevator buttons will designate the Tenant and/or a major business unit of Tenant or an affiliate of Tenant on that particular floor of the Building where Tenant leases the entire floor. Notwithstanding anything contained in the Lease to the contrary, upon the expiration or earlier termination of the Lease, the Tenant shall, at its sole cost and expense, restore to the condition immediately prior to modification, any elevator buttons modified by the Tenant pursuant to the foregoing sentence.
     (e) Building Name. As of July 1, 2012, the name of the Building, at no additional cost or charge to the Tenant, shall be formally changed to the “EverBank Center” which name shall be in force and effect during the Term of this Lease; provided, however, the Tenant shall have no claim against the Landlord or other tenants of the Building whatsoever should any third party, including other tenants in the Building, refer to the Development or the Building by another name. The Landlord shall have no responsibility whatsoever to police, enforce or otherwise control the use of the name “EverBank Center” or the failure to use such name, excluding the Landlord’s own use.
     (f) Change of Name. In the event that the Tenant changes its name or logo designs or undertakes any other rebranding resulting in a change in the name of the Tenant (including, but not limited to any sale or merger of the Tenant) then at no additional cost or charge to the

Tenant, the name of the Building, upon the written request of the Tenant, shall be formally changed in accordance with such request. The Tenant shall not be required to obtain the Landlord’s approval to change the name of the Building so long as such name change is in keeping with the character of the Building as a Class A office building. In the event that the Tenant changes the name of the Building as provided for hereinabove, and the Landlord, in its reasonable discretion, believes that such name change is not in keeping with the character of the Building as a Class A office building, then the Tenant and the Landlord shall work together in good faith to resolve such matter. All actual but reasonable and documented costs and expenses associated with any Building signage, directories, and monuments, incurred by the Landlord as a result of effecting such change of name shall be borne by the Tenant and the Tenant shall reimburse the Landlord within thirty (30) days of notice thereof for such costs and expenses as Additional Rent. Any change in the signage of Tenant at the Building done at the Tenant’s request, for any reason including, without limitation, rebranding, shall be done solely at the Tenant’s cost and expense, including removal and disposal of old signage, and design and installation of replacement signage, including all costs of design, construction, insurance, permits and compliance with Applicable Laws related thereto.
     (g) Removal and Repair Costs. At the termination of this Lease, whether by default or passage of time or at the Tenant’s election as permitted in Section 3.09 of this Lease, the Tenant, at its sole cost and expense, shall remove all signage described in Sections 2.06(b), 2.06(c) and, subject to the provisions as described in Addendum “2”, the Sign at the top of the Building and the Tenant shall also restore, at its sole cost and expense, the façade or face of any area where any such signage has been removed, to its condition as exists immediately prior to its initial installation by the Tenant, except for normal wear and tear and casualty, subject to the provisions of Addendum “2”. Nevertheless, the Tenant shall be responsible at its sole cost and expense to promptly repair and restore all of the Tenant’s Street Level Sign and Monument Signage should any of such signage be damaged or destroyed from time to time; provided, however, should the Building or any monument be damaged or destroyed, then the Landlord shall be responsible to promptly restore any such casualty, except as may be otherwise provided by this Lease. The provisions of this Section 2.06(g) shall survive termination of this Lease and may be enforced as provided by Applicable Law, the cost and expense of which shall be borne by the prevailing party.
     (h) Signage Ownership. All signage described in Sections 2.06(b), 2.06(c) and as described in Addendum “2”, including the Sign at the top of the Building, shall at all times remain the personal property of the Tenant and to the extent removed by the Landlord in accordance with the terms and conditions of this Lease, such signage shall be handled in a manner so as to preserve and protect such signage; provided, however, in the event any of such signage is not removed by the Tenant within forty-five (45) days after the termination of this Lease (whether by default, termination or passage of time), then the Landlord may dispose of any of such signage and the Landlord shall have no liability to the Tenant for any and all damage, loss or destruction to the Tenant’s signage. The Tenant shall reimburse the Landlord all costs and expenses incurred by the Landlord in connection with the removal and disposal of any of the Tenant’s signage no later than thirty (30) days after receipt by the Tenant from the Landlord of written demand therefore, accompanied by supporting invoices, bills and other reasonable documentation. The provisions of this paragraph shall survive termination of this Lease and are in addition to all other remedies provided for herein.
     (i) Drawing Approvals of Signage. The Tenant has provided to the Landlord drawings depicting the Tenant’s desired Street Level Sign and Monument Signage, renderings of which are set forth in Addendum “3”, which the Landlord hereby approves. However, before construction commences on any of such signage the Tenant shall provide specifications for construction and installation to the Landlord for approval by the Landlord. Upon receipt of each of the signage specifications the Landlord shall have the right to approve and comment on such signage specifications, within ten (10) days of receipt of the specifications for each of such Street Level Sign and Monument Signage, which approval shall not be unreasonably withheld, conditioned or delayed.
Section 2.07 — Changes by Landlord
     The Landlord shall have the right to make such relocations, changes, alterations, additions, improvements, repairs or replacements in and to the Development (including the Common Areas but excluding the Premises) as the Landlord deems desirable (the Tenant hereby disclaiming that this Lease grants any easement or servitude of air or light rights), provided that any such change or alteration (i) does not unreasonably interfere with the Tenant’s access to the Premises, (ii) does not diminish the parking spaces available to the Tenant pursuant to this Lease, (iii) does not diminish the nature, character, and aesthetic appeal of the Building as a Class A office building, and (iv) does not materially and adversely interrupt or interfere with the occupancy or use of the Premises or the services or amenities furnished to the Premises.
ARTICLE III
TERM
Section 3.01 — Initial Term and Initial Commencement Date
     The initial term of this Lease (the “Initial Term”) shall commence on the Term Commencement Date and shall continue for a period of time equal to (i) one hundred thirty-two (132) Calendar Months thereafter, plus (ii) if the Term Commencement Date occurs on a date other than the first day of a calendar month, the number of days between the Term Commencement Date and the last day of the month in which the Term Commencement Date occurs (the “Initial Partial Month”). By way of example without limitation, if the Term Commencement Date is September 14, 2012, then the Initial Term would end on the last day of September, 2023, but if the Term Commencement Date is September 1, 2012, then the Initial Term would end on the last day of August, 2023.
Section 3.02 — Expansion Rights
     (a) For purposes of this Section 3.02, the term “Expansion Space” shall mean the First Floor Space, and/or any of floors 5, 6, and 12 through 19, inclusive, in the Office Section of the Building. During the Initial Term the Tenant shall have the continuing right to expand into all or a portion of the Expansion Space provided that such Office Space is Available; provided that the Tenant is then Without Default; and, provided further, that the Tenant shall not have the right to expand on less than a full floor when there is Expansion Space Available on a floor partially occupied by the Tenant (exclusive of the First Floor Space). For purposes of this Section 3.02, the term “Available” means that space in the Office Section which (i) is not part of the Premises, (ii) is vacant and not under lease with another tenant or then subject to any rights of a tenant to renew its lease or expand its premises or subject to a right of first refusal as set forth in another tenant’s lease which right existed prior to the Effective Date of this Lease and (iii) is not subject to an FROR Notice (as defined in Section 3.05 hereinbelow). The Tenant may exercise its right during the first thirty-six (36) months following the Rent Commencement Date by providing written notice to the Landlord (the “Expansion Notice”) to expand into all or a part of the Available Expansion Space: (I) on the same terms and conditions as the Initial Premises (excluding parking which shall be negotiated at the time of the expansion), (II) at the same core factor as for the Initial Premises, and (III) including an improvement allowance based upon the Tenant Improvement Allowance, but prorated for the remaining Lease Term (amortized as set forth below). For the balance of the Initial Term, as measured from the end of the first thirty-six (36) months following the Rent Commencement Date, the Tenant shall have the right to expand into all or a part of the Available Expansion Space at the then current Market Rate, as determined in Section 3.03 herein, without any discount as may be provided therein, and on terms and conditions, including parking, as shall be consistent with the market conditions then existing for the leasing of Class A office buildings in the downtown Duval County, Florida area, and all of which terms and conditions (including without limitation parking), as shall be negotiated at the time of such expansion. The Additional Rent and other charges for the Expansion Space shall also be charged as set forth in this Lease for other portions of the Premises. After the receipt of the Expansion Notice, the Landlord shall inform the Tenant, within five (5) Business Days whether the Expansion Space requested in the Expansion Notice is Available, and if such requested Expansion Space is Available, then within forty-five (45) days thereafter, the Tenant and the Landlord shall enter into an amendment to this Lease adding the particular Expansion Space to the Premises. Exhibit “G” hereto contains a list of tenants with potential rights to the Expansion Space that may be superior to the Tenant’s rights to such Expansion Space.
     (b) Any Lease amendment effected for the Expansion Space (each an “Expansion Space Amendment”) shall:
          (i) Provide that the specific Expansion Space shall be part of the Premises under this Lease, the Tenant’s Percentage Share shall be adjusted to reflect the increased Rentable Area of the Premises and the Tenant’s Security Deposit, if any, shall be proportionally increased to reflect the addition of the Expansion Space to the Premises; and
          (ii) Contain other provisions regarding parking, tenant improvement allowance, rents, etc., as contemplated hereinabove.
     (c) Unless otherwise agreed in a written amendment by the parties hereto, the rent commencement date for the Expansion Space shall be the earlier of (i) one hundred eighty (180)

days from the full execution of the Expansion Space Amendment, provided that the Landlord has substantially completed its construction obligations, if any, with respect to such Expansion Space or (ii) the date when the Tenant substantially occupies the Expansion Space.
     (d) The specific Expansion Space shall be leased to the Tenant, if at all, in its “as-is” condition and the Landlord shall not be required to construct improvements in, or contribute any improvement allowance for the specific Expansion Space; except, however, (i) that for any Expansion Space Amendment related to an Expansion Notice provided in the first thirty-six (36) months following the Rent Commencement Date, the Landlord shall provide the Tenant an improvement allowance for the subject Expansion Space equal to the then un-amortized portion of the Tenant Improvement Allowance, calculated on the square feet of Rentable Area contained in the Expansion Space and the Initial Term, such un-amortized amount shall be computed on a straight line basis, commencing on the Rent Commencement Date, and apportioned over the one hundred twenty (120) month period of this Lease during which Rents are due (the “Tenant Improvement Apportionment Methodology”) or (ii) that for any Expansion Space Amendment related to an Expansion Notice provided after the first thirty-six (36) months following the Rent Commencement Date but through the remainder of the Initial Term, the Landlord shall provide the Tenant an improvement allowance, if any, for the subject Expansion Space according to the Market Rate. Any improvements in the specific Expansion Space shall comply with the terms of Section 6.05 of this Lease, unless otherwise agreed in writing between the Landlord and the Tenant.
Section 3.03 — Option to Renew
     (a) The Landlord hereby grants to the Tenant, so long as the Tenant is Without Default, the right and option to renew the Initial Term of this Lease, upon its then existing terms and conditions, except as set forth herein, for one (1) additional term to be agreed upon, but in any event for at least five (5) years and no greater than ten (10) years (the “Renewal Term”).
     (b) The Tenant shall give the Landlord written notice (the “Renewal Notice”) of the Tenant’s election to exercise the renewal option for the Renewal Term by written notice to the Landlord received by the Landlord not more than four hundred fifty (450) days and not less than three hundred sixty-five (365) days prior to the expiration of the Initial Term.
     (c) In the event that the Tenant fails to be Without Default under this Lease upon the commencement of the Renewal Term, the Renewal Term shall be immediately cancelled, unless the Landlord elects to waive such default, and the Tenant shall forthwith deliver possession of the Premises to the Landlord as of the expiration date or the earlier termination of the then current Term of this Lease.
     (d) Upon any renewal of this Lease, the Tenant shall be deemed to have accepted the Premises in “as is” condition as of the commencement of the Renewal Term, subject to any other repair and maintenance obligations of the Landlord under this Lease, it being understood and agreed that the Landlord shall have no obligation to renovate or remodel the Premises or any portion of the Building as a result of the Tenant’s renewal of this Lease, except as otherwise included as part of the Market Rate determination set forth in Section 3.03(e) below and included in a written amendment to this Lease.
     (e) The covenants and conditions of this Lease in force during the Initial Term of this Lease shall continue to be in effect during any Renewal Term, except that the Rent Commencement Date for the purposes of this Lease shall be the first day of the Renewal Term, and the Base Rent for the first year of the Renewal Term shall be ninety-five percent (95%) of the then prevailing Market Rate for rents for the tenants of office space in excess of one hundred thousand (100,000) square feet of Rentable Area comparable to the Premises in downtown Jacksonville, Florida. For purposes of this Lease, the Market Rate shall be determined as follows:
          (i) Depending on the term of the renewal desired by the Tenant, the Landlord shall propose to the Tenant the Market Rate for the Renewal Term within thirty (30) Business Days following the Landlord’s receipt of the Tenant’s Renewal Notice. The Landlord’s proposal of Market Rate shall include its determination of the base rent, the additional rent, parking privileges and terms, the tenant improvement allowances, base year reset, and other such terms as are subsumed in the determination for market rents for comparable office tenancies. The Tenant shall have fifteen (15) Business Days following its receipt of the Landlord’s notice within which to advise the Landlord in writing either that (i) the Tenant accepts the Landlord’s proposed Market Rate and renews the Term at such rate or (ii) the Tenant objects to the Landlord’s proposed Market Rate. If no objection is received by the Landlord within such fifteen (15) Business Day period, then the Tenant shall be deemed to have elected to exercise its renewal option at the rate and on the terms set forth in Landlord’s notice.
          (ii) If the Tenant’s objection to the Landlord’s proposed Market Rate is timely received by the Landlord, then the Landlord and the Tenant shall attempt in good faith to agree upon the Market Rate within fifteen (15) business days following the date of the Tenant’s objection to the Landlord’s notice. If the Landlord and the Tenant agree upon the Market Rate within such fifteen (15) business day period, then the Market Rate shall be the agreed upon base rent rate.
          (iii) If the Landlord and the Tenant are unable to agree on the Market Rate within the fifteen (15) business day period described in the preceding subparagraph (after timely notice of the Tenant’s objection to the Landlord’s proposed Market Rate), then the Market Rate shall be determined by appraisal as set forth herein. The Landlord and the Tenant shall attempt to agree on a single M.A.I. appraiser. Each appraiser [whether one (1) or three (3)] shall be a disinterested licensed appraiser expert in the downtown market of Jacksonville, Florida who, as his/her primary livelihood, has been active in the valuation of commercial properties in this market for no less than five (5) years and who has not previously represented either party or any related party and no such appraiser shall have a conflict of interest. If the Landlord and the Tenant shall fail to agree on the choice of a single appraiser within ten (10) business days after demand by either party, then each shall select an appraiser within five (5) business days after the expiration of the prior ten (10) day period. If either the Landlord or the Tenant fail to appoint an appraiser, then the appraiser selected by the other party shall select the second appraiser within five (5) business days following the expiration of the applicable five (5) day period referred to hereinabove. The two (2) appraisers thus selected shall select, within ten (10) business days after their appointment, a third appraiser. If the two (2) appraisers so selected shall be unable to agree on the selection of a third appraiser, then either appraiser, on behalf of both, shall request such appointment by the American Institute of Real Estate Appraisers, herein referred to as the “Institute” (or any successor association or body of comparable standing if the Institute is not then in existence). Each appraiser shall be a member in good standing of the Institute and hold the highest general designation of membership therein.
          (iv) The Market Rate shall be determined by the appraisers [whether one (1) or three (3)] based upon customary and usual appraisal techniques of expert appraisers as of the scheduled commencement date of the Renewal Term. The appraiser [if one (1)] or each of the appraisers [if three (3)] shall prepare a written report of his/her determination of the Market Rate and deliver a copy to the Landlord and the Tenant within thirty (30) days of the selection of the appraiser if only one (1) appraiser is used, or within forty-five (45) days of the selection of the third appraiser if three (3) appraisers are used. The Market Rate for purposes of this Lease shall equal the rental rate established by the one (1) appraiser if only one (1) appraiser is used, or the average of the proposed rental rates established by each appraiser if three (3) appraisers are used.
          (v) If the appraisal process described hereinabove is used to determine the Market Rate, then the reasonable fees and expenses of the appraisers shall be shared equally by the Landlord and the Tenant.
Section 3.04 — Right of First Offer
     Provided that the Tenant is Without Default then within five (5) Business Days of the Landlord learning of space being available in the Office Section, then subject to (i) the rights of any other then existing tenant in the Building and (ii) the Tenant’s expansion rights set forth in Section 3.02 hereof, the Landlord shall notify the Tenant that additional Office Section space (the “Additional Space”) shall become available in the Building, together with the terms on which the Landlord desires to lease such space (the “Offer Terms”). The Tenant shall have an option exercisable by written notice to the Landlord within fifteen (15) Business Days after receipt of the Landlord’s notice of availability, together with the Offer Terms, to lease the Additional Space upon the Offer Terms. The Rent with respect to the Additional Space shall commence to be due and payable on the date the Landlord delivers the Additional Space to the Tenant free of other tenants and occupants and otherwise in accordance with the Offer Terms. Promptly after the Tenant exercises this option but no later than ten (10) Business Days after the Tenant’s notice to the Landlord of its exercise of this option, the parties shall enter into an amendment to this Lease setting forth the terms and conditions upon which the Tenant shall lease the Additional Space and incorporating the Additional Space as part of the Premises.
Section 3.05 — First Right of Refusal
     For the first sixty (60) months of this Lease after the Effective Date, so long as the Tenant is Without Default on the date that the Tenant exercises such right, the Tenant shall have a first right of refusal (the “FROR”) in floors or spaces which constitute Expansion Space under Section 3.02 hereinabove upon the same terms and conditions as set forth herein relating to the Premises at the Base Rent then in effect (excluding parking which shall be negotiated at the time of the FROR) including the same core factor, except that the Tenant Improvement Allowance applicable to the FROR Premises (described hereinbelow) shall be prorated using the Tenant Improvement Apportionment Methodology and such Tenant Improvement Allowance funds shall be made available to the Tenant in the same manner as set forth in the Work Letter. After the first sixty (60) months from the Effective Date and until the expiration of the Initial Term, the Tenant shall have the FROR upon the same terms and conditions agreed to in writing by the Landlord with a bona-fide third party prospective tenant for such floor or space (the “FROR Premises”) and no Tenant Improvement Allowance funds shall be made available to the Tenant, unless otherwise agreed in any amendment to this Lease. In either case, upon the Landlord’s written notice to the Tenant that the Landlord has reached a fully executed written letter of intent to lease to a third party for the FROR Premises (the “FROR Notice”), the FROR Notice shall describe the affected FROR Premises and the terms and conditions of the related offer to lease, the Tenant shall have twenty (20) days to accept the FROR Notice for the FROR Premises in writing (the “FROR Acceptance”) to expand into the FROR Premises the Premises described in the FROR Notice. The Landlord and the Tenant shall enter into an amendment to this Lease within forty-five (45) days of the Tenant’s FROR Acceptance to expand. The FROR Premises shall then be added to and made part of the Premises, except the Rents applicable thereto, as herein determined, shall commence for the FROR Premises one hundred eighty (180) days after the Landlord and the Tenant have fully executed such Lease amendment, provided that the Landlord has substantially completed its construction obligations, if any, for the FROR Premises, unless the Tenant, in its sole discretion, agrees to an earlier commencement. The terms, conditions and rates for parking attributable to the FROR Premises, if applicable, as set forth hereinabove, shall be as negotiated between the Tenant and the Landlord independent of other terms described in the FROR Notice and shall be agreed upon in writing before the FROR Acceptance, or the FROR Notice as set forth herein shall be of no further force and effect. The parties hereto acknowledge that the foregoing provisions contemplate that the lease term for any FROR Premises may extend beyond the Initial Term.
     Notwithstanding the foregoing provision regarding the FROR (subject to the rights of other tenants in the Building as set forth in Exhibit “G”), the Tenant shall also have an ongoing FROR on the 27th and 28th floors of the Building on the same terms and conditions agreed to with a bona-fide third party, except in the case of these two (2) floors, the Tenant’s FROR Acceptance shall be required within five (5) Business Days of the FROR Notice. Otherwise, the time frames stated hereinabove shall apply.
     None of the FROR options extend to any space in the Building, except the Expansion Space, the 27th and 28th floor (subject to the provisions of the paragraph next above). In the event that the Landlord has not entered into a lease for the FROR Premises on substantially the same terms, as described in the FROR Notice within two hundred seventy (270) days of the FROR Notice, the Landlord shall not thereafter enter into a lease for such FROR Premises without first delivering a new FROR Notice in connection with this Section 3.05.

Section 3.06 — Short Term Extension Right
     Provided the Tenant is Without Default, upon prior written notice to the Landlord delivered at least ninety (90) days prior to the termination date of the Initial Term, the Tenant shall have the one (1) time right to extend the Initial Term of this Lease for six (6) full calendar months upon the same terms and conditions as are then in force and effect. Notwithstanding anything contained in this Section 3.06, the Tenant shall have no right to any short term extension if the Tenant shall have exercised its Termination Right under Section 3.09. Failure to timely deliver such notice of the Tenant’s election of its short term extension shall render such right null and void and of no further force and effect.
Section 3.07 — Holding Over
     The Rent, at the same rates as set forth herein, shall be payable for any period of holding over, not to exceed ninety (90) days without penalty. However, if a holding over by the Tenant occurs for a period in excess of ninety (90) days after the expiration or termination of the Initial Term of this Lease without the prior written consent of the Landlord, the Tenant shall pay one hundred fifty percent (150%) of the amount of Rent payable by the Tenant for the last month of the Initial Term for each month or a prorated amount for each part of a month that the Tenant holds over after such ninety (90) day period. Should the Landlord give its prior written consent for the Tenant to remain in the Premises beyond the Term for a period in excess of ninety (90) days, there shall result a lease from month to month which may be terminated by either party upon thirty (30) days written notice to the other, but otherwise on the terms and conditions of this Lease providing for Rents at one hundred fifty percent (150%) of the Rent then otherwise in effect, and no such holding over or payment of Rent resulting therefrom shall constitute a re-conduction of this Lease. All obligations of the Tenant at the end of the Term continue in force and effect notwithstanding any holdover, except as set forth hereinabove.
Section 3.08 — Contraction Rights
     Provided the Tenant is Without Default, then the Tenant shall have the right (the “Contraction Rights”), on three (3) separate occasions during the Initial Term of this Lease to reduce the Premises in up to one (1) full floor increments on each occasion (the “Contraction Premises”), on twelve (12) months prior written notice to be provided to the Landlord stating the Tenant’s exercise of the Contraction Rights, and describing the affected portion of the Premises delivered in each case twelve (12) months prior to the forty-eighth (48th), the seventy-second (72nd) and the ninety-sixth (96th) month of this Lease as measured from the Rent Commencement Date provided, however, to the extent that the Tenant reduces the Premises by less than one (1) full floor and as a result of such partial floor reduction a demising wall (and/or Common Area corridor) is required in order for the Landlord to lease the Contraction Premises, the Tenant shall be responsible at its sole cost and expense to pay all cost to construct, using Building Standard finishes and materials, only so much of such demising wall (and/or Common Area corridor) as is required pursuant to Applicable Law to demise the retained portion of the Premises from the Contraction Premises and accommodate a multi-tenant environment on such applicable floor. In the event of a partial floor contraction, the Tenant shall provide the Landlord by ninety (90) days of the Tenant’s election to contract, at the Tenant’s sole cost and expense, with plans and specifications describing such demising wall (and/or Common Area corridor) and the Landlord shall have thirty (30) days after receipt thereof to reasonably approve such plans or provide comments thereto which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, the Landlord shall require that any such demising wall (and/or Common Area corridor) be consistent in design and finish with other multi-tenant floors of the Building. The Tenant at its sole cost and expense shall reimburse the Landlord for the applicable demising costs within thirty (30) days after receipt of the Landlord’s written request for the same accompanied by reasonably detailed supporting documentation evidencing completion of such demising work. The contractor to complete such demising work shall be the General Contractor selected pursuant to the Work Letter, or any other general contractor selected by the Landlord and reasonably approved by the Tenant, which approval shall not be unreasonably withheld, delayed or conditioned. At the Landlord’s election the work necessary to construct the demising wall (and/or Common Area corridor) shall be accomplished by the Tenant. The Contraction Rights are not cumulative and should the Tenant fail to exercise any of the Contraction Rights, then any such Contraction Right shall lapse and shall be of no further force and effect on such occasion; provided, however, that the subsequent Contraction Rights shall remain un-affected and shall continue in force and effect, subject to the terms hereof as long as the Tenant is Without Default. Coincident with the exercise of the Tenant’s Contraction Right, in addition to the applicable demising costs, if any, as provided for hereinabove, the Tenant shall pay to the Landlord upon each such contraction a fee (the “Contraction Fee”) in a sum equal to the un-amortized portion of the Tenant Improvement Allowance and real estate commissions calculated on a prorata basis as to such portion of the Premises as are being relinquished, amortized on a straight line basis determined as of the date such Contraction Premises are relinquished. Upon written request from the Tenant, the Landlord shall provide to the Tenant within twenty (20) days of such written request the Landlord’s calculation of the applicable Contraction Fee, which calculation the Tenant shall have the right to review and verify. The parties agree that each of the Landlord and the Tenant shall treat the Contraction Fee as liquidated damages and under no circumstances shall either of such parties account for or book the Contraction Fee as Rent. Unless accompanied by the Contraction Fee, the Tenant’s notice of intent of its election of the Contraction Rights shall be of no force and effect and the Tenant shall remain responsible for the Rent as if the Tenant had not attempted to exercise any Contraction Right. Should the Tenant elect the Contraction Rights afforded herein, then such contraction shall take effect with respect to the Rent due on the commencement of the forty-ninth (49th) month, seventy-third (73rd) month or the ninety-seventh (97th) month of this Lease, as measured from the Rent Commencement Date and, coincident therewith, the Landlord shall be free of any responsibility to provide parking at the Parking Ratio related to any of such Contraction Premises, and in such event, the Landlord shall elect, in its sole discretion, which of the Parking Facilities other than the Building Parking Facilities occupied by the Tenant’s employees, including without limitation, the Relocation Employees, shall be affected by the reduction of parking spaces. Should the Tenant ever elect any of the Contraction Rights, then, by such act, it shall render null and void the Tenant’s rights and options for right of first offer described in Section 3.04 of this Lease.
Section 3.09 — Termination Rights

     Provided that the Tenant is Without Default, then the Tenant shall have the right to terminate this Lease (the “Termination Right”) by providing to the Landlord no later than seventy-two (72) months after the Rent Commencement Date written notice of the Tenant’s election to terminate this Lease (the “Termination Notice”). Failure to provide the Termination Notice in a timely fashion as set forth herein shall render the Tenant’s Termination Right null and void in all respects. If the Termination Right is timely exercised and the Tenant continues to be Without Default, the termination shall become effective as of the end of the eighty-fourth (84th) month following the Rent Commencement Date (the “Termination Date”). If the Tenant exercises its Termination Right, the Tenant shall pay to the Landlord a fee a sum equal to (i) Thirty percent (30%) of the sum of the Tenant Improvement Allowance advanced by the Landlord, plus (ii) a sum equal to the total tenant improvement allowances advanced by the Landlord with respect to other Rentable Area added to the Initial Premises through the effective date of the Termination Right, with any of such tenant improvement allowances being amortized over such period of time as Rents are due with respect thereto, amortized on a straight line basis through the remaining Initial Term, plus (iii) a sum equal to Thirty percent (30%) of all real estate commissions paid by the Landlord to real estate brokers with respect to the Initial Premises, plus (iv) a sum equal to the total leasing commissions advanced by the Landlord with respect to other Rentable Area added to the Initial Premises through the effective date of the Termination Right, with any of such leasing commission being amortized over such period of time as Rents are due with respect thereto, amortized on a straight line basis through the remaining Initial Term, plus (v) six (6) months of the Base Rent and any Additional Rent due at the rates then in effect with respect to the Premises at the inception of the eighty-fourth (84th) month following the Rent Commencement Date under this Lease (collectively, the “Termination Fee”). For purposes hereof the parties agree that the Termination Fee shall be paid by the Tenant as follows: (a) the sum of [**REDACTED**] of the Termination Fee shall be paid to the Landlord upon Tenant’s delivery of the Termination Notice (the “First Payment”) and, (b) the remainder of the Termination Fee shall be paid to the Landlord upon the Termination Date (the “Second Payment”). The Tenant’s Termination Notice shall be of no force and effect and this Lease shall continue in accordance with its terms in the event that either the First Payment is not paid upon the date of the Termination Notice or the Second Payment is not timely paid on or before the Termination Date. Upon written request from the Tenant the Landlord shall provide to the Tenant within twenty (20) days of such written request the Landlord’s calculation of the Termination Fee. The parties agree that each of the Landlord and the Tenant shall treat the Termination Fee as liquidated damages and under no circumstances shall either of such parties account for or book the Termination Fee as Rent.
ARTICLE IV
RENT
Section 4.01 — Base Rent
     The Tenant agrees to pay, as the Base Rent for this Lease and use of the Premises, as they are from time to time constituted, commencing on the Interim Rent Commencement Date or the Rent Commencement Date, as the case may be, and continuing through the Initial Term as provided under Section 3.01 hereinabove, an amount per square feet of Rentable Area of the

Premises based upon the annual rental rates specified below, multiplied by the Rentable Area of the Premises, and applied to the specific time periods specified below (the “Base Rent”). The annual rental rates set forth below shall apply to the Initial Premises (as constituted on the Effective Date) and shall commence on the Term Commencement Date, except with respect to Interim Rent. Any space added to the Premises, as may occur from time to time pursuant to Article III hereinabove, shall bear annual rental rates as stated in such Article III.

Amount of Annual rental
Lease Months	Rate for Initial Premises
Months 1 — 12	[**REDACTED**]
Months 13 — 24	[**REDACTED**]
Months 25 — 36	[**REDACTED**]
Months 37 — 48	[**REDACTED**]
Months 49 — 60	[**REDACTED**]
Months 61 — 72	[**REDACTED**]
Months 73 — 84	[**REDACTED**]
Months 85 — 96	[**REDACTED**]
Months 97 — 108	[**REDACTED**]
Months 109 — 120	[**REDACTED**]
Months 121 — 132	[**REDACTED**]
     All rental rates are full service (except as set forth herein) rates that include parking (with respect to the Initial Premises) for the Tenant as described herein and are shown without regard to the applicable Additional Rent and without regard to all required Sales Taxes (as defined hereinbelow) on all charges deemed as rents under Florida law in effect from time to time. All monthly periods show the monthly intervals computed from the Term Commencement Date. By way of example without limitation, if the Term Commencement Date were January 1, 2012, then no Base Rent shall be due for the months of January 2012 through December 2012. Interim Rent shall be due and payable in advance from the Interim Rent Commencement Date through the Term Commencement Date, at which time the twelve (12) month Rent abatement period aforesaid shall be in effect. At the end of such twelve (12) month period, the Rent Commencement Date shall occur as described in Section 1.01(iii). All Interim Rent (including without limitation Interim Rents attributable to a Tenant Delay, if applicable), shall be due and payable in accordance with the terms of this Lease, including the Work Letter.
     Further, the Tenant shall pay in advance on the Term Commencement Date, the Rent due for the Initial Partial Month, if any, which shall equal a prorata portion (based on a per diem 365-day/year basis) of the amount of the monthly Base Rent due for the first day of the thirteenth (13th) month of the Initial Term as specified hereinabove.
Section 4.02 — Additional Rent
     (a) The Tenant shall pay as the Additional Rent for each Escalation Year the Tenant’s Share of the increase, if any, in the Landlord’s Operating Expense over the Operating

Expense Base, plus all applicable sales tax.
     (b) The term “Operating Expense Base” shall mean the total Operating Expense for the Base Calendar Year.
     (c) “Operating Expense” shall consist of all expenses, costs and accruals (excluding therefrom, however, specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Development) of every kind and nature, computed on an accrual basis, incurred or accrued in connection with, or relating to, the operation, repair, maintenance or improvement of the Development during each Calendar Year, including, but not limited to, the following:
          (i) Services which the Landlord is required to provide under this Lease, including, but not limited to, the services provided under Sections 5.01 and 5.05.
          (ii) Wages, salaries and related expenses of all on-site personnel directly engaged in the operation and maintenance and security of the Development and the costs of a property management office in the Development.
          (iii) All supplies and materials used in the operation and maintenance of the Development.
          (iv) Cost of utilities for the Development (collectively, the “Utilities Costs”), including water and power, heating, lighting, air conditioning and ventilating the Development (including all Common Areas and Service Areas).
          (v) Cost of all maintenance and service agreements for the Development and the equipment therein, including, without limitation, alarm service, window cleaning and elevator maintenance.
          (vi) Accounting costs, including the costs of audits by certified public accountants.
          (vii) The cost of all insurance, including but not limited to (1) fire, casualty, liability and rental abatement insurance applicable to the Development and the Landlord’s personal property used in connection therewith and (2) the cost of any commercially reasonable deductions [not to exceed Fifty Thousand and No/100 Dollars ($50,000)] which the Landlord incurs in connection with any claim under such insurance (collectively, the “Insurance Costs”).
          (viii) Cost of repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by the Tenant or other third parties), including, without limitation, any Cost Saving Improvements and any associated study.
          (ix) Any and all costs related to the Common Areas, including but not limited to sidewalks and landscaping on the Development site.

          (x) All of the Landlord’s Taxes, including all reasonable costs and expenses associated with attorneys, accountants, appraisers and other consultants to challenge any such Taxes.
          (xi) Amortization of the cost, together with reasonable financing charges, of capital investment items which are primarily for the purpose of reducing costs or promoting safety (“Cost Saving Improvements”). All such costs shall be amortized over the useful life of the capital investment items with the useful life and amortization schedule being determined by the Landlord in its commercial discretion reasonably exercised (in no event to extend beyond the useful life of the Development).
          (xii) All management fees for the Development not in excess of four percent (4%) of the annual gross revenue of the Development.
          (xiii) The cost of the Required Capital Improvements which such costs shall be amortized over the useful life of the capital investment items with the useful life and amortization schedule being determined by the Landlord in its commercial discretion reasonably exercised (in no event to extend beyond the useful life of the Development). “Required Capital Improvements” shall mean any capital improvements of any replacements made in or to any portion of the Development or improvements located thereon, including, without limitation, the Building, the Building Land, the Building Parking Garage, and the Common Areas, (excluding the leasable area of the Office Section and the Mezzanine) in order to conform to any law or finance, rule, regulation or order of any governmental authority having jurisdiction over the Building, the Building Land, the Building Parking Garage, the Common Areas, and the Development, as the case may be, and replacements of the Required Capital Improvements at the end of their useful life.
          (xiii) The costs and expenses of the Concierge Parking Services.
     (d) Notwithstanding anything contained in this Lease to the contrary, including, without limitation, the items expressly set forth in Section 4.02(c) of this Lease, Operating Expense shall not include (1) leasing commissions, costs, disbursements and other expenses incurred for leasing, renovating or improving space for tenants, whether such work is performed for the initial occupancy of such tenant or thereafter, and any cash or other consideration paid by the Landlord on account of or with respect to or in lieu of the tenant work described in the foregoing clause, and, in addition thereto, “takeover expenses” (i.e., expenses incurred by the Landlord with respect to space located in another building or expenses of any kind in connection with the leasing of space in the Development), (2) costs (including permit, license and inspection fees) incurred in renovating, improving, decorating, painting or redecorating vacant space in the Office Section or space for tenants, (3) the Landlord’s cost of electricity or other services sold to tenants for which the Landlord is to be reimbursed as a charge in addition to the rent and additional rent payable under leases with other tenants, (4) costs in connection with services or other benefits which are provided to another tenant or occupant of the Development and which do not benefit the Tenant, (5) costs incurred by the Landlord for alterations that are considered capital improvements and replacements under generally accepted accounting principles consistently applied, (6) depreciation on the Development, including the Development and equipment therein, (7) costs of a capital nature including capital improvements, capital repairs, capital equipment and capital tools, as determined under generally accepted accounting principles consistently applied, (8) costs incurred because the Landlord or another tenant violated the terms of any lease, (9) any costs associated with (i) the purchase or rental of furniture, fixtures or equipment for the Landlord’s offices, including marketing and leasing offices, (ii) entertainment expenses and travel expenses of the Landlord, its employees, agents, partners and affiliates, (iii) executive salaries and amounts paid to subsidiaries or affiliates of the Landlord for management or other services on or to the Development or for supplies or other materials, to the extent that the costs of the services, supplies or materials exceed the competitive costs of the same such services, supplies or materials not provided by a subsidiary or affiliate, (10) ground rents and interest and amortization of indebtedness and any costs of financing or refinancing, (11) rentals and related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, (12) items and services for which the Tenant reimburses the Landlord or pays third parties or that the Landlord provides selectively to one or more tenants of the Building other than the Tenant without reimbursement, (13) except to the extent of the Landlord’s insurance deductible, the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation, (14) any costs, fines or penalties incurred because the Landlord violated any applicable law, (15) costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous wastes or asbestos-containing materials on or from the Development, (16) costs incurred in connection with the sale or change of ownership of the Development, including brokerage commissions, attorneys’ fees, accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges, (17) costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the failure to pay bills when due, (18) taxes on the personal property of other tenants, (19) costs incurred by the Landlord for trustees’ fees or partnership or corporate organizational expenses, (20) costs of utilities directly metered to tenants (including the Tenant) of the Development and payable separately by such tenants, (21) increased insurance premiums caused by the Landlord’s or any other tenant’s uses, (22) costs incurred for any items to the extent covered by any warranty, (23) fees paid for asset management services relating to the Building, (24) costs arising from the Landlord’s or another tenant’s negligence or intentional acts, (25) fines, penalties, late payment charges, and costs incurred by the Landlord due to violations of law by the Landlord pertaining to the Development, (26) costs (including in connection therewith all attorneys’ fees and costs of settlement, judgments, and payments in lieu thereof) arising from claims, disputes, or potential disputes in connection with potential or actual claims, litigation, or arbitration, pertaining to the Landlord and/or the Development, (27) any franchise, excise, income, gross receipts, profits, or similar tax assessed on or relating to the income of the Landlord, any capital levy, estate, gift, inheritance, transfer, or similar tax assessed by reason of any inheritance, devise, gift, or transfer of any estate in the Development by the Landlord, and any impact fees or other types of fees, taxes, or assessments levied in connection with the development and construction of the Development or any portion thereof or special assessments levied prior to the Term Commencement Date, (28) the Landlord’s general corporate overhead and general and administrative expenses, including costs relating to accounting, payroll, legal and computer services which are partially or totally rendered in locations outside the

Development, (29) advertising and promotional expenditures, including but not limited to the Development or the Building promotional gifts, events or parties for existing or future occupants, or other tenants’ signs costs arising from the Landlord’s charitable or political contributions, (30) costs incurred in removing and storing the property of former tenants or occupants of the Development, (31) the cost of any labor, service, materials, supplies or equipment, which is in excess of the prevailing market rate for such labor, service, materials, supplies or equipment at the time in the comparable buildings, (32) any costs of operating, maintaining, cleaning, managing, securing or otherwise providing services to the Development or any part thereof at any quality level which materially exceeds that typically being provided by the comparable buildings at the time, unless such higher quality level is expressly required by the terms of this Lease, (33) the cost of any parties, ceremonies or other events for tenants or third parties which are not tenants of the Development, whether conducted on the Development or in any other location, (34) reserves of any kind, including but not limited to replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties, (35) costs incurred by the Landlord in connection with rooftop communications equipment of the Landlord or other persons, tenants, or occupants of the Development, (36) payment of any management fee, whether paid to the Landlord or any outside managing agent, in excess of four percent (4%) of the amount of gross revenues for the Development (excluding sales tax), (37) any costs for which the Landlord has been reimbursed or receives a credit, refund or discount, provided if the Landlord receives the same in connection with any costs or expenditures previously included in Operating Expense for a calendar year, the Landlord shall immediately credit against Base Rent any overpayment for such previous calendar year, (38) any increases in Operating Expense resulting from a change of policy or practice in the operation of the Development shall be included in Operating Expense for a particular calendar year only if the increase is being charged to all of the similarly situated tenants of the Development; and (39) costs for which the Landlord has been compensated by a management fee. Notwithstanding anything herein to the contrary, subject to the gross up requirements of this Lease, the Landlord shall in no event recover more than the actual Operating Expense incurred by the Landlord, except to the extent any such sums are accounted for through the reconciliation process.
     (e) The Tenant shall have the right, upon reasonable notice and during Business Hours, to inspect the Landlord’s books and records with respect to all or any Operating Expense at the offices where such books and records are kept, which offices shall, at all times, be located in the Building; provided that such right, as well as the Tenant’s right to dispute the payment of any Operating Expense item, shall expire on the last day of the 12th month following receipt of the Landlord’s Statement, as defined hereinbelow. In the event that the Tenant’s inspection demonstrates that the Landlord has overstated any Operating Expense, the Landlord shall reimburse the Tenant for any overpayment of Tenant’s Share of such Operating Expense within thirty (30) days of the Landlord’s receipt of reasonably sufficient documentation of such overstatement from the Tenant. In the event that the Tenant’s inspection indicates that any Operating Expense is overstated by more than five percent (5%), then (i) the Landlord shall reimburse the Tenant for such overstated Operating Expense plus the reasonable cost of such audit, and (ii) notwithstanding anything contained in this Lease to the contrary, the Tenant shall be permitted to conduct an inspection of and dispute the Operating Expense for each prior year during the Term, including the Base Calendar Year, provided, however, the Tenant may not conduct an inspection of or dispute the payment of any Operating Expense for any year that the Tenant has previously conducted an inspection. The Tenant agrees that the Tenant shall not employ directly or indirectly any third party auditor or consultant to audit Operating Expenses whose fees are in any way results based or otherwise contingent.
     (f) Notwithstanding any other provision herein to the contrary, it is agreed that if less than ninety-five percent (95%) of the Rentable Area in the Building is leased during any Calendar Year, Operating Expense for such Calendar Year shall be grossed up to the amount such Operating Expense would be if ninety-five percent (95%) of the Rentable Area in the Building had been so leased.
     (g) The Additional Rent shall be paid and adjusted with reference to a Calendar Year. On or before March 20th of the first Escalation Year during the Term and on or before March 20th of each Escalation Year thereafter, the Landlord shall notify the Tenant of the estimated Additional Rent for the Escalation Year. The estimate shall be reasonable and shall be, upon request, accompanied by reasonable particulars of its calculation. If the Landlord shall fail to give the Tenant notice of estimated amounts due for any Calendar Year, then the Tenant shall continue making the monthly estimated Operating Expense payment in accordance with the estimate for the previous Calendar Year until the new estimate is provided.
     (h) The Additional Rent based on the Landlord’s estimate shall be calculated on an annual basis but paid on a monthly basis over each Escalation Year. One-twelfth (1/12th) of the annual Additional Rent based on the Landlord’s estimate shall be paid in equal monthly installments in advance commencing on the first day of the first Calendar Month after the Landlord has provided the notice described in subsection (g) hereinabove. Until such day, the Tenant shall be obligated to pay to the Landlord the monthly installment of the Additional Rent for the previous Escalation Year (or zero if there is no previous Escalation Year). Within thirty (30) days after the Landlord has provided the notice described in subsection (g) hereinabove, the Tenant shall also pay to the Landlord in a lump sum the difference between (i) the total Additional Rent for the Calendar Months of the current Escalation Year that have elapsed prior to said date and (ii) the monthly installments of the Additional Rent, if any, that have actually been paid to the Landlord during the current Escalation Year prior to said date. The Landlord may re-estimate the amount of the Additional Rent for any Escalation Year or fractional portion thereof, and the Landlord shall notify the Tenant of such re-estimate and shall fix new equal monthly installments for the remainder of such Escalation Year so that, after crediting the installments paid by the Tenant on the basis of the previous estimate(s), all the re-estimated Additional Rent will be paid during the remainder of such Escalation Year. Notwithstanding anything in this Lease to the contrary, in no event shall the Tenant’s Share of the total Operating Expense consisting of Controllable Expenses (as defined hereinbelow) passed on to the Tenant as the Additional Rent hereunder increase annually by an amount in excess of four and one-half percent (4 1/2%) per year annually, non-compounded, over the Term. “Controllable Expenses” with respect to any Escalation Year shall mean the total Operating Expense for such Escalation Year, as set forth herein, less allowable expenses as set forth herein for (i) Utilities Costs, (ii) the Landlord’s Taxes and governmental impositions, (iii) the Insurance Costs and (iv) costs incurred by the Landlord in preparation for Force Majeure Events (including removing or restoring measures implemented by the Landlord in connection with such preparation) to the extent that such costs and expenses are not covered by insurance.
     (i) Within one hundred (100) days after the end of each such Escalation Year or fractional portion thereof, the Landlord shall deliver to the Tenant a detailed statement (the “Landlord’s Statement”) of the actual Additional Rent during such Escalation Year or fractional portion thereof and a calculation of the excess paid by, or the deficiency owing, from the Tenant which shall be accounted for and reported in accordance with generally accepted accounting principles consistently applied. In addition, the Landlord’s Statement shall be itemized by expense categories and contain a standard of detail which is reasonably similar in itemization and categorization to that which is customarily prepared in the Jacksonville, Florida downtown rental market for Class A commercial office property. Within thirty (30) days after the receipt of the Landlord’s Statement, either (i) the Tenant shall pay the Landlord the amount of the deficiency or (ii) the Landlord shall credit to the Tenant, against installments of the Additional Rent next coming due, the amount of the excess Additional Rent paid by the Tenant. The Landlord’s failure to render, within one (1) year following any Calendar Year for which such Landlord’s Statement reconciles, the Landlord’s Statement with respect to any Calendar Year, shall prohibit the Landlord from thereafter rendering a Landlord’s Statement with respect to such Calendar Year, but only such Calendar Year and preclude a recovery of any shortfall with respect to the Tenant’s payment of the Tenant’s Share of Operating Expense as to such Calendar Year only.
     Subject to the foregoing paragraph, the Tenant’s obligation to pay the actual Additional Rent shall survive the termination of this Lease, and the Security Deposit shall not be returned to the Tenant until the Tenant pays all the actual Additional Rent. If any excess Additional Rent paid cannot be credited against future installments because this Lease has expired or has been terminated, the excess shall be treated as an addition to the Security Deposit. If the Landlord has already returned the Security Deposit to the Tenant after the end of the Term, the Landlord shall pay to the Tenant such additional sum due within thirty (30) days of determination of such amount.
Section 4.03 — Sales Tax
     The Tenant further agrees to pay in addition to, but not in lieu of, the Rent, any and all sales and use tax now or hereafter imposed by any governmental entity upon, applicable to, or measured by or on the Rent or any other charges payable to the Landlord under this Lease (the “Sales Tax”). The Tenant shall pay to the Landlord concurrently with each such payment of Rent such other charges hereunder, the amount of Sales Tax attributable to the payment being made to the Landlord. If any Sales Tax is required to be paid to the governmental taxing authority directly by the Landlord, whether during the Term of this Lease or subsequent to the termination of this Lease (if such Sales Tax is levied on the Rent paid by the Tenant), then the Landlord shall upon demand, be fully reimbursed by the Tenant for such payment within thirty (30) days of written demand for such payment.

Section 4.04 — Accrual and Apportionment of Rent
     The Rent shall be considered as accruing from day to day hereunder and shall accrue with respect to the Premises, the Expansion Space, the Additional Space and any other portion of the Building added to the Premises from time to time at the times and as set forth herein. If the Initial Term of this Lease shall begin on a day other than January 1st or end on a date other than December 31st, any Additional Rent for the year in which the Rent Commencement Date or the date of expiration of the Term shall occur, as the case may be, shall be apportioned in that percentage which the number of days in the period from the Rent Commencement Date to December 31st or from the first scheduled Rent payment date of such lease year to such date of expiration, both inclusive as the case may be, shall bear to the total number of days in the Calendar Year in which such expiration occurs.
Section 4.05 — Definition of Rent
     The term “Rent” collectively refers to the Base Rent and the Additional Rent and such other charges and sums as are due hereunder including without limitation all charges due under Addendum “1” and Addendum “2” relating to ATM rights and Sign rights. The term “Additional Rent” is sometimes used herein to refer to any and all sums other than Base Rent payable by the Tenant hereunder, including, but not limited to, sums payable on account of default by the Tenant. The Tenant’s obligations to pay Rent are covenants independent of the Landlord’s obligation under this Lease, subject to the provisions of this Lease.
Section 4.06 — Collection
     Any Additional Rent shall be collectible by the Landlord in the same manner as the Base Rent, and except as otherwise provided herein, the Tenant shall have the same notice and cure periods for the non-payment of the Additional Rent as the Tenant has hereunder for the non-payment of the Base Rent, and the Landlord shall have the same remedies for non-payment of the Additional Rent as the Landlord has hereunder for non-payment of the Base Rent.
Section 4.07 — Limited Set-Off
     All Rent shall be payable without deduction, set-off, abatement or diminution except as otherwise specifically set forth in this Lease. The Tenant hereby expressly waives the benefits of any and all laws permitting the Tenant to claim a set-off against the Rent for any cause whatsoever, except as set forth hereinafter.
Section 4.08 — Payment of Rent
     All Rent shall be payable in lawful money of the United States and shall be paid to the Landlord or to such party as the Landlord may direct by written notice delivered to the Tenant at least thirty (30) days prior to the change in such party or designated address to receive delivery becoming effective. All sums payable by the Tenant hereunder by check shall be obtained against a financial institution located in the United States of America. The Landlord hereby authorizes and directs the Tenant to pay all Rent to El Ad Florida, LLC., Lockbox #534329, P.O. Box 534329, Atlanta, Georgia 30353-4329 or via ACH Wire Transfer (instructions to be provided by Landlord), or to other designated address that the Landlord may require upon notice to the Tenant.
Section 4.09 — Due date and Overdue Rent
     All Base Rent and regularly scheduled Additional Rent shall be payable within five (5) Business Days of receipt of the Landlord’s written invoice. All payments of Additional Rent that are not regularly scheduled shall be payable within thirty (30) days of receipt of the Landlord’s written invoice. If any of the Rent remains unpaid after the date due, then such sum shall bear interest from such due date until paid at the Stipulated Rate of Interest. If any of the Base Rent or regularly scheduled Additional Rent remains unpaid for five (5) Business Days after the date due, the Tenant shall pay an additional penalty of five percent (5%) of such overdue Rent (but not including any interest due under the preceding sentence). In addition, if any Additional Rent which is not regularly scheduled remains unpaid for thirty (30) days after the date due, the Tenant shall pay an additional penalty of five percent (5%) of such overdue Rent (but not including any interest due as set forth hereinabove). No such penalty or interest charged or collected by the Landlord shall constitute an election of remedies or a waiver of any rights or remedies available to the Landlord on account of the overdue Rent.
Section 4.10 — Security Deposit
     (a) During the Term the Tenant and its affiliates (collectively, the “Tenant Parties”) shall maintain (i) a minimum stockholder’s equity (as reported in the Tenant Parties financial statements filed with the Securities and Exchange Commission, or as otherwise filed with federal agencies, and publically available) of the Tenant Parties of at least Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) (the “Net Worth Requirement”) and (ii) its status as “well capitalized,” as such term is defined in the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended from time to time (the “Capitalization Requirement”). So long as the Tenant Parties maintain a net worth at least as great as the Net Worth Requirement and the Tenant satisfies the Capitalization Requirement, then the Tenant shall not be required to provide the Landlord with a Security Deposit. During the first five (5) years of the Initial Term, commencing upon the Rent Commencement Date, if the Tenant Parties fail to satisfy the Net Worth Requirement or the Tenant fails to satisfy the Capitalization Requirement, then the Tenant shall, so long as the Net Worth Requirement or the Capitalization Requirement is not being met, maintain with the Landlord a Security Deposit in an amount equal to the sum of three (3) months of Base Rent then due at the time of such failure to satisfy any of the above requirements. During the sixth (6th) through tenth (10th) years of the Initial Term, commencing upon the Rent Commencement Date, if the Tenant Parties fail to satisfy the Net Worth Requirement or the Tenant fails to satisfy the Capitalization Requirement, then the Tenant shall, so long as the Net Worth Requirement or the Capitalization Requirement is not being met, maintain with the Landlord a Security Deposit in an amount equal to the sum of two (2) months of Base Rent then due at the time of such failure to satisfy any of the above requirements. Upon the occurrence of any Event of Default by the Tenant, the Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of the Rent, or to pay any sums owed to the Landlord under this Lease, or any damage, injury, expense or liability caused to the Landlord by such default. The Security Deposit shall not be considered an advance payment of the Rent or a measure of the Landlord’s damages in case of default by the Tenant. The Tenant shall not be entitled to receive any interest on the Security Deposit, and the Landlord may co-mingle the same with other monies of the Landlord to the extent allowed by Applicable Law then in effect. If the Landlord shall ever use the Security Deposit to pay the sums described hereinabove, and if this Lease has not terminated, the Tenant shall immediately deposit with the Landlord an additional Security Deposit equal to the amount so used, which sum shall also be considered the Security Deposit hereunder. The Tenant shall not assign or encumber the Security Deposit in any manner, and the Landlord shall not be bound by any such assignment or encumbrance.
     (b) If the Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, then the Security Deposit shall be returned to the Tenant (without regard to any assignment or encumbrance of the same) within thirty (30) days after the later of:
          (i) the termination of this Lease (provided such termination is not the result of an Event of Default by the Tenant); and
          (ii) payment of all sums due to the Landlord.
     (c) Upon sale of the Building, the Landlord shall transfer the Security Deposit to the purchaser and provided that the purchaser assumes, in writing, the obligations and covenants of the Landlord under this Lease, the Landlord shall be released by the Tenant upon said transfer from all liability for the return of the Security Deposit and the Tenant agrees to look solely to the purchaser for the return of the Security Deposit.
ARTICLE V
SERVICES, UTILITIES AND EXPENSES
Section 5.01 — Building Services
     (a) The Landlord agrees to furnish to the Tenant, Premises, Common Areas and Building, as applicable, during the Term of this Lease, the following services:
          (i) Cold water for drinking, lavatory, toilet, and ordinary cleaning purposes at those points of supply provided for general use of other tenants in the Office Section (or the First Floor Space, if applicable).
          (ii) Subject to all binding federal and local energy conservation regulations, heating, ventilation and air-conditioning during Business Hours (including such service to the Mezzanine on the day after Thanksgiving from 7:00 A.M. until 6:00 P.M.), as required to maintain an inside temperature between seventy degrees (70o) and seventy-four degrees (74o) F

DB and relative humidity between forty-five percent (45%) and fifty-five percent (55%). The Landlord shall use its best efforts to cause the Premises and Common Areas to comply (1) with all applicable state and local building codes, the most recent standards established by the American Society of Heating, Refrigeration, and Air Conditioning Engineers (the “ASHRAE”) for high-rise office buildings, and standards customarily adopted for Class A high-rise buildings and (2) with the ASHRAE Standard 62, latest edition.
          (iii) Routine maintenance, painting and electric lighting service for all Common Areas and Service Areas of the Development and facilities related thereto.
          (iv) Janitorial service to the Premises and the Mezzanine on a five (5) day a week basis, exclusive of Holidays in accordance with the specifications as set forth in Exhibit “F”, including, but not limited to, any and all restrooms located within the Premises. Notwithstanding the foregoing, the Landlord understands that the Tenant has high standards for building services. Accordingly, at any time during the Term upon sixty (60) days advance notice to the Landlord, the Tenant shall have the continuing right, provided that such right shall not be unreasonably exercised (the exercise of such right for security purposes shall not be deemed unreasonable), to provide thereafter, directly or indirectly, cleaning contractors of its own choice to clean the Premises (the “Tenant Janitors”), the cost of which shall be paid no less frequently than monthly by the Tenant (the “Tenant Cleaning Costs”). The Tenant shall be entitled monthly to a credit against its share of the cost of the Additional Rent for such month in an amount equal to the Tenant Cleaning Cost actually borne by the Tenant for such monthly period, but in no event to exceed that portion of the Operating Expense for janitorial services for the Building on a per square foot of Rentable Area as applied to the Premises. Upon receipt of the Tenant’s notice of its election to provide the Tenant Janitors, the Landlord shall be excused from any obligation to provide janitorial services to the Premises until thirty (30) days after such time that the Landlord receives notice in writing that the Tenant elects for the Landlord to resume delivery of the janitorial services for the Premises. Notwithstanding anything to the contrary, should the Landlord determine, in its commercial reasonable judgment, that the Tenant Janitors shall fail to provide on a consistent basis janitorial services to the Premises in accordance with the requirements as set forth in Exhibit “F”, then the Landlord shall deliver written notice to the Tenant of such deficiencies with specificity, and the Tenant shall have thirty (30) days after receipt of such notice to cause the Tenant Janitors to rectify the enumerated deficiencies. If, in the Landlord’s commercially reasonable judgment, the Tenant Janitors fail to timely rectify such deficiencies or fail to maintain such improved service for a minimum of six (6) months after each notice from the Landlord, then upon written notice from the Landlord to the Tenant, the Tenant shall discharge the Tenant Janitors within no greater than forty-five (45) days of receipt of such notice and the Landlord shall resume janitorial services to the Premises, coincident with such discharge at the cost of which shall be paid as an Operating Expense.
          (v) Building Standard fluorescent lighting composed of 2’ x 4’ fixtures, to the extent set forth in the Tenant’s Plans and Specifications (as described in the Work Letter), subject, however, to the requirements of Section 10.01.
          (vi) Building Standard light fixtures as well as any starters, ballasts and bulbs for any Building Standard light fixture or any starters, ballasts and bulbs for any Tenant light fixture, which utilizes the same starters, ballasts and bulbs as the Building Standard light fixture. For the purpose of this section Building Standard light fixtures shall be defined as 2’x4’ lay in fixture with parabolic lens, with 4 ft T-8 fluorescent bulb and 2’x2’ lay in fixture with parabolic lens, with T-8 U-Tube fluorescent bulb. Replacement and/or maintenance of any other light fixtures as well as starters, ballasts and bulbs for such light fixtures, located in the Tenant’s Premises shall be at the Tenant’s expense.
          (vii) Electricity to the Common Areas and Service Areas of the Development, and to the Premises in quantities necessary for normal office use and for the Building Standard fluorescent lighting.
          (viii) After Business Hours, weekend (after Business Hours) and Holiday heating and air conditioning on the terms and conditions as set forth in Section 5.07.
          (ix) Access control to the Building during non-Business Hours, including security cameras located at the main Building and Building Parking Garage entry points, and an on-site security guard at hours to be determined by the Landlord; provided, however, normal access to the Building shall be available to the general public on the day after Thanksgiving from 7:00 A.M. until 6:00 P.M.
          (x) Extermination and pest control at appropriate intervals, which work may be performed during Business Hours.
          (xi) A multi-zoned, multiplexed ADA fire alarm system per NFPA requirements.
          (xii) An emergency generator to operate the Building emergency lighting, elevators, card access system, fire alarm system and communications system during power outages, subject to the provisions of Section 15.11 of this Lease.
          (xiii) Full sprinkling of the Building. All critical alarms, e.g., smoke detectors, fire alarms, sprinkler flows, and the like, to be monitored by a certified monitoring company or the on-site security guards. Upon detection of any alarms or signals, the Landlord or such security guard (or such monitoring service, if applicable) shall immediately contact the appropriate Building and Tenant emergency and management personnel for immediate response during and after Business Hours.
          (xiv) Public elevator service providing adequate service to the floors on which the Premises are situated, including freight elevators, with at least one (1) passenger elevator per elevator bank in which the Premises are located and one (1) freight elevator being in service at all times.
          (xv) Reasonable use of all intra-Building telephone and network cabling.

          (xvi) Non-exclusive access to and use of the loading dock facilities.
          (xvii) Access to and use of the Building’s stairwells for travel by the Tenant and its employees between the floors on which the Tenant is a full floor tenant. The Tenant, at the Tenant’s sole cost and expense, shall install a card access system into the stairwells from each such floor if the Tenant utilizes such access.
Section 5.02 — Access Cards and Codes.
     The Tenant will be provided with access cards for the Building and elevator through the Landlord. The expense of such cards will be the sole responsibility of the Tenant [not to exceed Ten and No/100 Dollars ($10.00) per access card]. The Tenant will receive a reimbursement of Five and No/100 Dollars ($5.00) per access card returned from time to time. Upon termination of the Lease, the Tenant shall surrender to the Landlord all access codes and keys, if any, to any portion of the Development excluding the Tenant’s access cards to the Premises. The Tenant at its sole costs and expense shall have the sole and exclusive right to install, maintain and provide a security access system to and within the Premises and the Landlord shall have no responsibility with respect to the provision, installation and maintenance of the Tenant’s security system; provided however that the Tenant shall provide the Landlord on a continuous basis with access to all of the Premises to exercise its rights and perform its obligations under this Lease and the Tenant shall place no additional locks or security devices on any portion of its Premises unless the Landlord shall be provided with similar access. The Tenant and the Landlord agree to work together in good faith to maintain the integrity of each party’s security to the Building and the Premises.
Section 5.03 — Window Coverings
     The Landlord agrees to provide, at no additional cost to the Tenant, Building Standard window coverings (blinds) in the Premises. The Tenant agrees to use the Building Standard window coverings on the windows on the exterior of the Development. Any and all window coverings in addition thereto are subject to the Landlord’s prior written approval.
Section 5.04 — Graphics
     The Landlord agrees to provide initially and install, at the Landlord’s expense, the Tenant’s name and suite numerals on or near the main entrance door to the Premises. All such letters and numerals shall be in the Building Standard graphics (size and materials). All other graphics of the Tenant visible in or from public corridors shall be subject to the Landlord’s written approval, which approval shall not be unreasonably conditioned, withheld or delayed.
Section 5.05 — Services to Common Areas
     The Landlord shall operate, maintain, clean, light, heat, ventilate and air-condition the Common Areas in accordance with standards customarily followed in first-class office and commercial developments in the Jacksonville area that are similar to the Building, which shall include, the Landlord’s obligation, as set forth herein, to properly maintain in good order and repair, consistent with the aforesaid standards, the elevator cabs serving the Building in the first and second floor lobby of the Building. The expense of providing the services described in this section to the Common Areas (as well as any such services provided to the Service Areas) shall be included in the Operating Expense.
Section 5.06 — Concierge Parking Service
     No later than the date of Substantial Completion of any full floor of the Initial Premises, the Landlord shall provide as a service to the Tenant, a Concierge Parking Service which service shall interface with the employees of the Tenant (and other tenants of the Building as determined by the Landlord in its discretion), (i) to be the Tenant’s single point of contact with the Landlord regarding parking needs of the Tenant’s employees and the Tenant’s visitor parking needs from time to time and (ii) to assist such employees who wish to relocate their parking privileges within the Building Parking Facilities, subject to the terms of this Lease and (iii) to assist the Tenant and the Tenant’s employees who are registered in car pool programs or take public transportation with the administration of taxi voucher programs not to exceed four (4) times per calendar year, prorated for partial years. The cost and expense for all such services described in subparagraphs (i) and (ii) shall be provided without charge to the Tenant by the Landlord. The Landlord shall notify the Tenant of the location, hours, contact information and telephone number of such Concierge Parking Service and the Tenant shall be responsible to notify its employees from time to time of the availability of such Concierge Parking Service. Except as set forth hereinabove, the cost of such Concierge Parking Service shall be included within the operational cost of the Development and included within the definition of Operating Expense.
Section 5.07 — Additional Services
     The Tenant shall pay as Rent the cost of all additional services provided by the Landlord at the Tenant’s request, which are not provided as a regular service hereunder. Such additional services may include steam cleaning of carpets, approving, supervising or making repairs to the Tenant’s Alterations and HVAC services after Business Hours at the Landlord’s actual cost which is presently Thirty-Five and No/100 Dollars ($35.00) per hour per floor. Such after Business Hours HVAC rate may increase each year after the Base Calendar Year by an amount not to exceed four and one-half percent (4 1/2%) annually non-compounded, not to exceed the Landlord’s actual cost. The amount charged to the Tenant for additional services, except for after Business Hours HVAC, shall include all direct costs of labor, parts and materials incurred by the Landlord in rendering the additional services plus ten percent (10%) of such costs to cover the Landlord’s administrative costs, and the Tenant shall pay the same upon receipt of the Landlord’s invoice therefore, plus all applicable sales tax.
Section 5.08 — Supplemental HVAC
     Notwithstanding anything to the contrary in this Lease to the contrary, the Tenant shall have the right to have supplemental air conditioning at all times provided to the Tenant’s computer server/telephone rooms at no additional cost to the Tenant, by way of Tenant installed supplemental HVAC units.
Section 5.09 — Failure to Provide Services
     Notwithstanding anything contained in this Lease to the contrary, failure by the Landlord to any extent to furnish water, electric, life safety (including adequate elevator service), telecommunications or HVAC to the Premises (or Common Areas, as applicable) for the benefit of the Tenant, where such failure continues for more than twenty-four (24) consecutive hours after actual notice to the Landlord, shall entitle the Tenant to an abatement in Rent in an equitable and just proportion relative to such interruption. Should any of the equipment or machinery utilized in supplying the services listed as set forth herein break down, or for any cause cease to function properly, the Landlord shall, however, use reasonable diligence to repair same promptly.
ARTICLE VI
CONDITION, USE AND OCCUPANCY OF PREMISES
Section 6.01 — Use of Premises
     The Premises are to be used and occupied by the Tenant (and its respective employees, affiliates, vendors, contractors, regulators, Office Sharing occupants and other designees, and their respective employees) solely for the Tenant’s Permitted Use.
Section 6.02 — Negative Covenants
     The Tenant agrees that neither the Tenant nor any other persons using the Premises with its consent, authority or agreement shall permit any part of the Premises to be used or occupied by any person other than the Tenant, unless otherwise permitted by other provisions of this Lease or any other persons expressly permitted by the Landlord, and their respective employees, nor permit any persons to be upon the Premises other than the Tenant and such other permitted persons, their respective employees, customers or others having lawful business with them.
Section 6.03 — Nuisance, Waste, Defacing
     The Tenant shall not (i) suffer or cause any waste, damage, or injury to any part of the Development or (ii) carry on any business or do or suffer any act or thing which constitutes a nuisance or which shall be unreasonably offensive or unreasonably annoying to the Landlord or any other tenant occupying the Building or (iii) or in any way deface any part of the Premises or the Development.
Section 6.04 — Compliance with Insurance Requirements
     The Tenant will not conduct or permit any activity, nor bring or keep anything upon the Premises, which will in any material way increase the premium rate for, decrease the coverage of, or conflict with any provision of any insurance policy covering the Development, any part thereof or any property kept therein, or which will violate any of the rules or regulations of any applicable insurance underwriter or any other body having similar functions affecting the insurability of the Premises. The Landlord to the best of its knowledge represents and warrants to the Tenant that the Tenant’s use of the Premises in accordance with their Permitted Use shall not in any way increase the premium rate for, decrease the coverage of, or conflict with any provision of any insurance policy covering the Development, any part thereof or any property kept therein, or violate any of the rules or regulations of any applicable insurance underwriter or any other body having similar functions affecting the insurability of the Premises. The Tenant shall pay as Additional Rent, the amount of any increase in insurance premiums caused by the Tenant’s breach of this covenant.
Section 6.05 — Improvements, Alterations, Fixtures
     (a) The term “Alterations” shall mean all changes, modifications, additions, or improvements to the Premises made by or at the direction of the Tenant following the Term Commencement Date. All improvements, replacements, additions, Alterations, or repairs, now or hereafter erected upon or attached to the Premises, including but not limited to refrigeration systems, air conditioning and heating systems, and duct work attached to the Premises, with the sole exception of the Tenant’s Property, and including but not limited to the Building Improvements and the Tenant Improvements, shall, at no cost to the Landlord, become the property and possession of the Landlord, with no reimbursement or payment to the Tenant upon the expiration or sooner termination of this Lease or as provided in Section 6.05(d) below.
     (b) Except as permitted by this Lease, the Tenant shall not, without the prior written consent of the Landlord, make, erect, install, remove or replace any Alterations in or about the Premises. Any application by the Tenant for the Landlord’s consent to any of the foregoing shall be accompanied by the complete plans and specifications therefore. As a condition to the Landlord’s consent to such work, the Landlord shall have the right (i) to examine and approve the plans and specifications and all changes thereto, (ii) to require security reasonably acceptable under the circumstances to the Landlord from the Tenant to assure the lien-free completion of the work, (iii) to inspect and supervise the work, and (iv) to approve the Tenant’s contractors and subcontractors, who shall be properly licensed and insured. Within thirty (30) days after receiving the Landlord’s invoice, the Tenant shall pay the Landlord’s reasonable third party costs (including fees of the Landlord’s Architect) for examining and approving the Tenant’s plans and specifications for the Alterations, or inspecting the work, plus reasonable charges for exterior Building hoisting and for moving and disposing of construction waste materials to and from the Premises. The Tenant covenants that any work it undertakes (x) shall be performed and completed expeditiously and in a good and workmanlike manner by competent workers in accordance with the plans and specifications for such Alterations approved by the Landlord and the requirements of all regulatory authorities and (y) shall be free from all liens. Within thirty (30) days after the completion of any Alterations, to the extent applicable (i.e., the erection or demolition of walls), the Tenant shall furnish the Landlord with detailed as-built drawings showing the Alterations and the exact location thereof.
     (c) The Tenant covenants and agrees that it shall make no structural Alterations to the

Premises without the Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, notwithstanding anything contained in this Lease to the contrary, including, without limitation, the terms and conditions of Sections 6.05(a) and 6.05(b) hereinabove, (i) the Tenant may re-paint any existing painted areas, replace any existing wall coverings and/or re-carpet any existing carpeted areas (including tile and VCT) with colors and materials comparable to the initial Tenant Improvements, without the Landlord’s prior written consent, (ii) make non-structural Alterations to the Premises at the Tenant’s sole cost and expense provided that such Alterations (a) are in compliance with all Applicable Laws and (b) such Alterations do not affect any Building HVAC, life and safety systems or do not include the erection of any walls, (iii) the Tenant may utilize any contractor (and subcontractors) that the Tenant deems appropriate to perform Alterations to the Premises, provided that such contractor is licensed and insured in the State of Florida and provided further the Landlord has approved such contractor which approval shall not be unreasonably withheld, denied or delayed, (iv) upon the expiration or earlier termination of this Lease, the Tenant shall not be required to remove any non-structural Alterations to the Premises, (v) if the Tenant requests, and the Landlord approves of any structural Alterations to the Premises, the Tenant shall not be required to remove such structural Alterations to the Premises unless, at the time the Landlord consented to such structural Alterations, Landlord conditioned such consent upon the Tenant’s removal of such Alterations. If the Tenant removes any Alterations, the Tenant shall repair any damage occasioned by such removal at the Tenant’s sole cost and expense. If, as a result of such Alternations, any improvements, modifications or repairs to the Premises are required by governmental authority under any applicable laws, including, but not limited to the Americans with Disabilities Act or its implementing regulations or guidelines (the “ADA”), the Tenant shall be solely responsible for all non-structural items and any structural items. Tenant covenants and agrees to pay all costs and expenses in connection with the performance of its obligations under this Section 6.05. If any improvements, modifications or repairs to the Building, except for the Premises, are required by governmental authority under any applicable laws, including, but not limited to the ADA or its implementing regulations or guidelines as a result of such Alterations, the Landlord shall be solely responsible for all non-structural items and any structural items, in either event, to the extent not due to the Tenant’s specific use of the Premises.
     (d) All Building Improvements and the Tenant Improvements described in the Work Letter (to the extent located in the Premises) and other Alterations, on the earlier of when located at the Building or incorporated in the Premises, shall become the property of the Landlord.
Section 6.06 — Building Rules
     The Tenant and any person in the Development on account of the Tenant will comply with the reasonable rules of the Development adopted by the Landlord for the safety, care and cleanliness of the Premises and the Development and for preservation of good order therein, all of which will be sent by the Landlord to the Tenant in writing and shall be thereafter carried out and observed by the Tenant. The Building Rules as set forth in Exhibit “D” are the current rules and regulations and the Landlord shall use good faith efforts to reasonably apply and enforce the Building Rules to all tenants consistently and uniformly throughout the Development at all times. The Landlord has the right to make any reasonable changes to the Building Rules from time to time, so long as such changes are uniformly applied and enforced against all tenants and occupants in the Development, and any persons in the Development on account of such tenants and/or occupants, and such changes do not require the Tenant to incur any material additional cost or expense, and do not diminish any right of the Tenant or service to be provided to the Tenant by the Landlord hereunder. In the event of any conflict between the Building Rules and the terms and conditions elsewhere in this Lease, the terms and conditions elsewhere in this Lease shall control.
Section 6.07 — Laws and Regulations
     To the best of its knowledge and belief, the Landlord represents and warrants to the Tenant that as of the Term Commencement Date, the Premises, Building, and Development comply with all Applicable Laws including, without limitation, all Environmental Laws and the ADA. After the Term Commencement Date, each of the Tenant and the Landlord agree, subject to the terms of this Lease, to comply with all Applicable Laws including, without limitation, all Environmental Laws. The Tenant shall be solely responsible for all matters pertaining to the application of the ADA, as same may be amended or modified from time to time, with respect to the Premises and to the Tenant’s leasehold and activities under this Lease, except that the Landlord shall be solely responsible for the compliance of the Common Areas with the ADA.
Section 6.08 — Heavy Objects
     The Tenant shall not bring upon or permit or cause to be brought upon the Development anything that might load any floor beyond its reasonable weight-carrying capacity. No safe or other heavy article that might damage any part of the Development shall be taken into or out of the Development without the Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and the Landlord retains the right to reasonably prescribe the maximum permitted weight and the placement of same subject to the weight-carrying capacity of the applicable floor where such article will be placed and the Tenant’s intended use of such article. For the avoidance of doubt the Landlord’s consent was provided for any object, safe, or heavy article expressly set forth in the Tenant’s Plans and Specifications.
Section 6.09 — Hazardous Substances
     (a) The provisions set forth in this Section 6.09 are additional to and not in derogation or limitation or restriction in any manner of other provisions of this Lease that may have application with respect to Hazardous Substances or facts or matters concerning Hazardous Substances, except that in the event of a conflict between a provision of this Section 6.09 and another provision elsewhere in this Lease, the provision of this Section 6.09 shall govern.
     (b) The Tenant shall, at the Tenant’s sole cost and expense:
          (i) assure that there exists no act or omission by the Tenant or employee, guest, invitee or agent of the Tenant that (1) results in or contributes to any material violation of any Environmental Laws with respect to the Premises or (2) causes or permits any Hazardous

Substances whatsoever be brought upon or kept or used or stored or treated under, in, on or about the Premises in violation of Applicable Laws except the Hazardous Substances of such types and quantities as are reasonably and customarily used in the Tenant’s business in accordance with Applicable Laws shall be permitted. Notwithstanding the foregoing, the Tenant shall not install or utilize underground storage tanks under any circumstances unless the Tenant first obtains the written consent of the Landlord in the Landlord’s discretion;
          (ii) promptly notify the Landlord if the Tenant learns of or receives any notice that Hazardous Substances have been disposed of or released under, in, on or about the Premises, or if the Tenant receives any claim, complaint, order, citation or notice by any governmental authority or third party with respect to any matter relating in any respect to Hazardous Substances (the Landlord agreeing, at the Landlord’s sole cost and expense, to likewise promptly notify the Tenant upon the Landlord’s knowledge of the same); and
          (iii) promptly notify the Landlord as to any liens threatened or attached against the Premises or against the Tenant’s leasehold interest under this Lease, which liens arise out of or relate in any manner to Hazardous Substances (the “Environmental Liens”). In the event that as a result of the Tenant’s failure to comply with Section 6.09(b)(i) any Environmental Lien is filed against the Premises or against the Tenant’s leasehold interest under this Lease, then the Tenant shall, within thirty (30) days from the date that the Environmental Lien is filed, and in any event prior to the date any governmental agency or other party commences proceedings to foreclose on such lien, either (1) pay the claim and remove the lien from the Premises and/or the leasehold interest of the Tenant under this Lease or (2) furnish security reasonably satisfactory to the Landlord in an amount sufficient to discharge the claim out of which the lien arises.
     (c) As of the Effective Date, the Landlord represents and warrants to its knowledge that, except as set forth in Section 14.15 herein, the Development does not contain friable asbestos or other Hazardous Substances of any kind (including, but not limited to transformers containing PCBs), except, in the case of Hazardous Substances only and not asbestos, in commercially reasonable quantities for construction purposes and cleaning agents and other substances normally used in the construction, operation and maintenance of office buildings and not prohibited by Applicable Laws, all of which shall be stored, used and disposed of at the Landlord’s cost and without reimbursement from the Tenant in accordance with all Applicable Laws. During the Term of this Lease, the Landlord or employee, guest, invitee or agent of the Landlord shall not, within the Building or Building Land, store, use, or directly cause or permit the escape, disposal or release of any Hazardous Substances, in violation of Applicable Laws and in the event such Applicable Laws require the Landlord to remove or otherwise remedy the existence of any friable asbestos or Hazardous Substances discovered in, on or under the Building or Building Land, the Landlord agrees to remove or remedy the same, and the cost shall not be included as an Operating Expense. The Landlord shall indemnify and hold the Tenant harmless against any losses, damages, costs, liabilities and claims suffered by the Tenant in connection with a breach by the Landlord of its obligations set forth in the immediately prior sentence.

Section 6.10 — Refuse and Cleanliness
     The Tenant shall keep the Premises in a clean and sanitary condition at all times. At no time shall the Tenant place any items or refuse in the public hallways or other areas of the Building or the Parking Facilities, except the Tenant’s own Premises.
Section 6.11 — Condition of Premises
     The Landlord shall deliver the Premises to the Tenant and the Tenant agrees to accept the Premises from the Landlord in its existing “as-is, where-is” condition, except for the Landlord’s obligations as more particularly set forth in the Work Letter as set forth in Exhibit “C” and except as otherwise may be set forth in this Lease.
Section 6.12 — Access
     The Landlord, its authorized agents, employees, and contractors shall, with at least twenty-four (24) hours advance written notice and a representative of the Tenant as an escort, be permitted, at any reasonable time during Business Hours, to enter the Premises (i) for the purpose of inspection, maintenance, or making repairs, to the Premises or the Development or accessing utilities and providing services, (ii) to exhibit the Premises to prospective purchasers of the Development and mortgagees and (iii) during the last six (6) months of the Term, to exhibit the Premises to prospective tenants, provided, however, that Tenant, at the Tenant’s reasonable discretion, may restrict access to certain limited areas of the Premises for any visit pursuant to (ii) or (iii) hereinabove, provided further that to the extent such access has been limited and Landlord and its invitees continue to seek to have access to such areas, Landlord shall make a further written request, and Tenant shall provide access to the restricted areas within seventy-two (72) hours after receipt thereof. Furthermore, for any Landlord visit pursuant to (ii) or (iii) hereinabove, Tenant shall have the right to provide an escort with Landlord on any such visit. Notwithstanding anything hereinabove to the contrary, in the event of a threat, warning, or other circumstance causing reasonable and immediate concern to the Landlord regarding smoke, fire, water or sewer leaking or back-up, water intrusion, windstorm damage, flooding, sickness, death or any other circumstance which the Landlord objectively believes is an emergency, or likely to become an emergency, then in such event(s), the Landlord, security personnel, fireman, fire marshals, emergency medical technicians and repairman or workman (under the Landlords control and supervision) shall have the right to access the Premises without any requirement for advance notice to the Tenant or any requirement for an escort; limited, however, to such interval of time as is reasonably necessary, under the circumstances, to remedy the emergency. The Landlord shall exercise its access rights with a minimum of interference with the Tenant’s use and enjoyment of the Premises and after availing itself of the emergency access rights as provided hereinabove, the Landlord shall promptly inform Tenant, in writing of such access and any action taken by the Landlord in connection with such access.
     The Tenant acknowledges for itself and its authorized agents, employees and contractors that the access to the Premises provided by this Section 6.12 (including during any period in which Alterations or other modifications to the Premises are ongoing) and the exercise of such access rights is coincident with any construction activities, then the Tenant releases the Landlord and its members, officers, directors, employees, agents and contractors, from any claim, liability, loss or damage arising out of or related to such access to a site in which work is on-going and the Tenant assumes all risk associated with such access, except for the gross negligence or willful misconduct of the Landlord and its members, officers, directors, employees, agents or contractors. In that regard, the Tenant agrees to indemnify, defend and hold harmless the Landlord and its members, officers, directors, employees, agents and contractors in connection with any claim made against the Landlord arising out of the Tenant’s access to the Premises during such construction phase, except for the gross negligence or willful misconduct of the Landlord and its members, officers, directors, employees, agents or contractors.
ARTICLE VII
TAXES
Section 7.01 — Payment of the Tenant’s Taxes
     The Tenant shall pay all the Tenant’s Taxes (including all Sales taxes), whether assessed to the Landlord or the Tenant, as and when the same become due and payable. To the extent that any of the Tenant’s Taxes are assessed to the Landlord by the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord, as the Additional Rent, within thirty (30) days after receipt of the Landlord’s invoice. Whenever reasonably requested by the Landlord in writing, to the extent then within the Tenant’s possession, the Tenant will deliver to the Landlord copies of receipts for payment of any portion of the Tenant’s Taxes imposed upon the Landlord.
Section 7.02 — Payment of the Landlord’s Taxes
     The Landlord covenants and agrees to timely pay all the Landlord’s Taxes on or before their due date. In addition, the amount includable in the Operating Expense for such Landlord’s Taxes shall be the amount with the maximum discount for early payment. The Landlord may appeal the assessment or payment of any Taxes. In connection with any such appeal, the Landlord may defer payment of any Taxes to the extent permitted by Law. Such deferral shall not relieve the Tenant of its obligation to pay the Tenant’s Share of the Landlord’s Taxes monthly as provided in Section 4.02. The Tenant shall cooperate with the Landlord and provide all relevant information reasonably required by the Landlord in connection with any such appeal. Should the Landlord elect not to contest any Taxes and the Tenant wishes to pursue such contest, then the Landlord shall contest any such Taxes upon receipt of a written request to do so provided that the cost and expense of such contest (including, without limitation, all costs of appraisals, consultants, and attorneys at trial and any appeal) shall be borne by the Tenant as they occur (the “Contest Expense”). Should the Landlord prevail in such contest of Taxes, then any reduction in Taxes in the challenged Calendar Year shall be reimbursed by the Landlord to the Tenant no later than thirty (30) days after such reduction is final up to the sum of the Contest Expense. In the event that the Contest Expense exceeds the reduction related to such challenged Year the Tenant shall receive no further reimbursement related to the Contest Expense. The Landlord and the Tenant mutually agree to cooperate with each other with respect to any such contest. The Landlord shall pay to or credit the Tenant with the Tenant’s Share of any abatement, reduction or recovery of any Landlord’s Taxes attributable to the Term. In the event any Landlord’s Taxes are payable in installments over a period of years, the Tenant shall be responsible only for installments billed during and attributable to the Calendar Years within the Term, with proration, of any installment payable prior to or after expiration of the Term.
Section 7.03 — Determination of Taxes
     If the Landlord cannot obtain from the taxing authorities any separate assessment of the Landlord’s Taxes and the Tenant’s Taxes, then such Taxes shall be reasonably allocated by the Landlord in accordance with generally accepted accounting principles consistently applied after reviewing Tenant’s Property located at the Premises.
ARTICLE VIII
SUBLEASE AND ASSIGNMENT
Section 8.01 — Sublease and Assignment
     For purposes of this section, a “Transfer” shall mean any of the following (i) an assignment of this Lease, (ii) a collateral assignment, mortgage, or other encumbrance involving this Lease or the Tenant’s leasehold estate established hereby or (iii) a sublease, license agreement or other agreement permitting all or any portion of the Premises to be used by others. Notwithstanding anything contained in this Lease to the contrary, a Transfer by the Tenant of its interests as the Tenant hereunder or in the Premises or any part thereof to: (i) any corporation, limited liability company, or partnership that is an affiliate of the Tenant; or (ii) any entity resulting from the merger or consolidation with the Tenant or to any entity that acquires all or substantially all of the Tenant’s assets as a going concern of the business that is being conducted on the Premises shall not trigger the Landlord’s right to terminate this Lease as set forth below in this Section 8.01 as to the portion of the Premises subject to the Transfer. For the purposes of this section, an “affiliate” shall have the meaning set forth in Rule 12-02 of the Securities Exchange Act of 1934, as amended.
     Notwithstanding anything contained in this Lease to the contrary, a Transfer by the Tenant of its interests as the Tenant hereunder pursuant to a plan of financing where the Transfer would be considered a collateral assignment, mortgage, or other encumbrance involving this Lease or the Tenant’s leasehold estate established by the Lease, shall not trigger the Landlord’s right to terminate this Lease as set forth below in this Section 8.01 as to the portion of the Premises subject to the Transfer.
     For the avoidance of doubt, under no circumstances shall the Tenant assign this Lease or sublet the Premises to any then current occupant of the Development, without the express written consent of the Landlord; provided however that any requested consent to a collateral assignment, mortgage, or other encumbrance involving this Lease or the Tenant’s leasehold estate established by the Lease pursuant to a plan of financing shall not be unreasonably withheld. In the event the Tenant should desire to Transfer its interests as the Tenant hereunder or in the Premises or any part thereof, the Tenant shall give the Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such Transfer. The Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify the Tenant in writing that the Landlord elects to terminate this Lease as to the space so affected as of the date so specified by the Tenant in which event the Tenant will be relieved of all further obligation hereunder as to such space. In the event that the Landlord elects not to terminate this Lease as to the space so affected, the Tenant agrees that fifty percent (50%) of any profit realized by the Tenant as a result of such Transfer (meaning the consideration agreed upon between the Tenant and Transferee including the difference between the rental rate agreed upon between the Tenant and Transferee and the Rent then required to be paid under this Lease paid over the term of the sublease, after deducting all of the Tenant’s reasonable costs associated with such Transfer, including, but not limited to in repairing, restoring, altering or otherwise preparing the Premises for the Transfer, together with leasing fees and all other expenses) shall be paid over to the Landlord by the Tenant as and when received. If the Landlord should fail within the fifteen (15) day period, to notify the Tenant in writing of the Landlord’s election to terminate this Lease as to the portion of the Premises subject to the Transfer, the Landlord shall be deemed to have elected to accept the Transfer and the Landlord shall have been deemed not to have exercised its termination and recapture right, and the Tenant shall have the right to complete the aforementioned Transfer. No consent by the Landlord to any Transfer shall be deemed to be consent to a use not permitted under this Lease, to any act in violation of this Lease, or to any other or subsequent Transfer. Notwithstanding anything contained in this Lease to the contrary, in the event that the Landlord elects to exercise its termination and recapture rights pursuant to this Section 8.01, the Tenant, upon written notice to the Landlord within ten (10) days after the Landlord exercised such termination and recapture right, may rescind its request for Transfer, in which event, this Lease shall continue as if no Transfer request had been made. No Transfer by the Tenant shall relieve the Tenant of any obligation under this Lease and all Rents shall continue to be due. Any Transfer shall be subject to all the terms and conditions of this Lease. Any attempted Transfer by the Tenant in violation of the terms and covenants of this Section 8.01 shall be void. As used in this section, the term “Transferee” shall include any assignee or subtenant of the Tenant or any other party involved in any of the other transactions or events constituting a Transfer.
Section 8.02 — Condition of any Permitted Sublease
     Should any sublease be permitted as a Transfer, such sublease shall provide that (i) the subtenant shall not violate any of the terms and conditions of this Lease, (ii) the sublease is expressly subject to all of the applicable terms and provisions of this Lease, (iii) unless the Landlord elects otherwise, the sublease will not survive a termination of this Lease (whether voluntary or involuntary) or resumption of possession of the Premises by the Landlord following a default by the Tenant; and (iv) subtenant shall not be vested with any legal or equitable rights to exercise any options (i.e., renewals, expansions) granted to the Tenant. The sublease shall further provide that if the Landlord elects, in writing, that the sublease shall survive a termination of this Lease or resumption of possession of the Premises by the Landlord following a default by the Tenant, the subtenant will, at the election of the Landlord, attorn to the Landlord and continue to perform its obligations under its sublease as if this Lease had not been terminated and the sublease were a direct lease between the Landlord and the subtenant and said subtenant shall attorn to the Landlord. Any assignment of this Lease shall contain an assumption by the assignee of all of the terms, covenants, and conditions of this Lease to be performed by the Tenant from and after the date of such assignment.
Section 8.03 — Office Sharing
     Notwithstanding anything to the contrary contained in this Lease, the Tenant may share part of the Premises (the “Office Sharing”) with regulators, consultants, contractors or vendors of the Tenant, provided (i) the Tenant does not charge such parties as a function of the Office Sharing and (ii) the Tenant does not physically subdivide the space so shared to provide separate access for such space to the elevator lobby. In addition the Landlord may upon written notice no more frequently than once every two (2) months, request that the Tenant deliver a list of any such Office Sharing, identifying in such notice the persons or party participating in such Office Sharing and the period of time such Office Sharing is to be in effect. The foregoing Office Sharing arrangement shall not be considered a Transfer for the purposes of this Section.
ARTICLE IX
TITLE
Section 9.01 — Transfer of the Landlord’s Interest
     The Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Development as set forth herein, and, subject to the terms of the SNDA (which shall govern notwithstanding anything contained herein as to Mortgagee or any “Successor Landlord” as defined in the SNDA) in such event and upon its transferee’s written assumption of the Landlord’s obligations and covenants hereunder (any such transferee to have the benefit of, and be subject to, the provisions of Section 12.05 below), no further liability or obligation shall thereafter accrue against the transferor hereunder.
     Any notice of violation or non-performance sent to the Landlord under this Lease shall also be sent by the Tenant to each assignee and Mortgagee of which the Tenant has written notice. No notice of default shall be effective until delivered to each such assignee and Mortgagee. Any such assignee or Mortgagee shall have the right (but not the obligation) to cure any such default on behalf of the Landlord in the same time period and manner as the Landlord is permitted under this Lease, except as superseded by the terms of the SNDA, described below.
Section 9.02 — Subordination
     Subject to any Mortgagee providing the Tenant with the SNDA, this Lease and all rights of the Tenant hereunder (including but not limited to the rights and interest arising under Sections 2.05, 2.06, 3.02, 3.03, 3.04, 3.05 8.01 and 8.02) are unconditionally subject and subordinate to any mortgage, and any amendments thereto (including any related financing instruments) now or hereafter encumbering the Premises. Subject to any Mortgagee providing the Tenant with the SNDA, the provisions of this Section 9.02 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, the Tenant shall promptly furnish, at its expense, a subordination in the form of the SNDA. The “SNDA” shall mean with regard to the current Mortgagee as of the Effective Date of this Lease, the form of Subordination, Non-Disturbance and Attornment Agreement as set forth in Exhibit “E” (which Tenant agrees is an SNDA satisfactory to the Tenant), and with regard to any subsequent Mortgagee, a subordination, non-disturbance and attornment agreement in a form reasonably approved by the Tenant, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, any holder of a mortgage affecting the Premises may elect from time to time (whether or not in connection with any foreclosure of such mortgage) that this Lease shall have priority over such mortgage, and effective immediately upon notification to the Tenant of such election, this Lease shall be deemed to have priority over said mortgage and shall survive any foreclosure thereof.
     The Landlord and the Tenant agree on or before the Effective Date, and as a condition precedent to the effectiveness of this Lease, the SNDA must be executed by the Landlord and Tenant, and delivered to the Mortgagee. In the event that either (i) the Landlord has not deposited with the Escrow Agent or the Mortgagee, all funds or letters of credit required by the terms of this Lease to be funded or deposited on or prior to the Effective Date, or (ii) the Mortgagee has not timely delivered the executed SNDA to the Tenant on or prior to the Effective Date, then the Tenant shall have the right to unilaterally terminate this Lease by delivering written notice at any time after the Effective Date (regardless of whether such notice is delivered on a Business Day, Saturday, Sunday or Holiday) to the Landlord and the Mortgagee and such termination shall be effective immediately upon delivery by the Tenant of such notice; provided, however, if the Tenant is provided written notice that the conditions in (i) and (ii) in the preceding sentence are satisfied prior to the Tenant’s delivery of a termination notice, the Tenant’s right to terminate this Lease shall automatically expire and be of no further force and effect.
Section 9.03 — Attornment
     If any Mortgagee of the Premises or any other person acquires the Landlord’s interest hereunder pursuant to the enforcement of any security interest, or otherwise succeeds to the Landlord’s rights hereunder, upon request of such successor and in accordance with Section 9.02 hereinabove, the Tenant shall attorn to and recognize any such successor as its landlord under this Lease upon this Lease’s then existing terms. For purposes hereof, the Tenant agrees that the form of SNDA is satisfactory to the Tenant. The foregoing attornment provisions shall inure to the benefit of any such successor and in accordance with Section 9.02 hereinabove and shall be self-operative upon notice to the Tenant of any request therefore, and no further instrument of attornment shall be required. Upon demand of any such successor, the Tenant agrees to furnish instruments satisfactory to such successor to evidence and confirm the attornment. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by the Landlord or any successor.
Section 9.04 — Estoppel Statements

     Upon twenty (20) days’ written notice from (i) the Landlord or any Mortgagee of the Premises to the Tenant or (ii) the Tenant or any Tenant lender to the Landlord, the party on which such request is made shall furnish, at its expense, a statement in form reasonably satisfactory to the party on which such request is made and addressed to the Landlord, the Landlord’s Mortgagee, the Tenant, and/or the Tenant’s lender, as applicable, confirming any factual matter relating to this Lease requested by the requesting party that is true and is within the actual knowledge of the party on which such request is made regarding this Lease, and the Premises, including but not limited to: (i) whether this Lease in unmodified and in full force and effect (or if modified, stating the modifications and that this Lease is in full force and effect as so modified), (ii) whether the Term Commencement Date has occurred and, if so, the Term Commencement Date, (iii) whether the Base Rent and the Additional Rent have become payable hereunder and, if so, stating the amount thereof and the Rent Commencement Date and the dates to which the same have been paid, (iv) whether or not, the Landlord or the Tenant is in default in the performance of any of the Landlord’s or the Tenant’s obligations, (v) whether the Tenant has accepted possession of the Premises, (vi) whether the Tenant has any uncollected claim against the Landlord under this Lease and, if so, stating the nature and amount thereof, (vii) whether there exist any offsets or defenses against the enforcement of the terms of this Lease against the Landlord or the Tenant and, if so, specifying the same and (viii) such further information with respect to this Lease or the Premises that the requesting party may reasonably request. The failure of a party on which such request is made to furnish the other party an estoppel statement within said twenty (20) day period shall, at the election of the requesting party in addition to any other available rights or remedies, constitute an acknowledgement by the party on which such request was made, which may be relied upon by any of the aforesaid persons, that any such estoppel statement prepared and submitted by the requesting party is true and correct.
Section 9.05 — Approval by Mortgagee
     The Landlord represents and warrants to the Tenant that the Landlord has obtained the prior approval of any existing Mortgagee of the Premises or the Development or any part thereof or the issuer of an existing commitment to provide financing to the Landlord, and that the Landlord does in fact have the full and complete authority from its Mortgagee to execute this Lease.
Section 9.06 — Condemnation
     (a) If a Material Taking (as defined hereinbelow) of the Development occurs, then the Tenant shall have the right to terminate this Lease as of the date possession is taken by the condemnor, and Rent shall be adjusted between the Landlord and the Tenant as of such date. If only a portion of the Development is taken and this Lease is not terminated, and the Tenant can, in its reasonable judgment, continue use of the Premises or remainder thereof, for its intended purpose then: (i) this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking, and (ii) the Landlord shall, at its expense, promptly repair and restore the Development to the condition that closely resembles the conditions that existed immediately before the taking, except for the part taken. For the purposes hereof, “Material Taking” shall mean that (i) practical access to the Building is permanently diminished sufficient to cause the Building to no longer be considered as a Class A building, (ii) the Building is condemned, (iii) parking resources provided by the Building Garage, are diminished and not replaced by the Landlord through comparable lease arrangements or new facilities at the time such condemnation becomes effective or (iv) a circumstance is created wherein the Premises cannot be utilized as contemplated because of a material obstruction or diminishment, any one of which arise by reason of condemnation or the exercise of power of governmental authorities.
     (b) If the whole or any part of the Premises is condemned for public use, or conveyed or transferred to a condemning authority in lieu of such condemnation, the Landlord shall be entitled to the whole of any compensation made therefore and the Tenant shall not be entitled to any part of such compensation, whether for the value of the unexpired Term of this Lease or for the Tenant Improvements or otherwise; provided, however, the Tenant shall be entitled to the value of its contribution to the cost of the Tenant Improvements (or any other tenant improvements with respect to the Premises other than the Initial Premises), amortized on a straight line basis over the Initial Term. In addition, the Tenant may, to the extent allowed by law, claim an award for business damages, moving expenses and for the taking of any of the Tenant’s Property which does not, under the terms of this Lease, become the property of the Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of the Landlord.
Section 9.07 — Liens
     (a) General. The interest of the Landlord in the Development or any component thereof shall not be subject in any way to any liens, including construction liens, for improvements to or other work performed in the Premises by or on behalf of the Tenant. The Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of the Landlord (or the interest of any ground lessor) in the Premises or in the Building and all mechanics, materialmen, contractors, artisans, and other parties contracting with the Tenant or its representatives or privies as to the Premises or any part of the Premises are charged with notice that they must look to the Tenant to secure payment of any bill for work done or material furnished or for any other purpose during the Term. These provisions are made with express reference to Section 713.10, Florida Statutes. Notwithstanding these provisions, the Tenant, at its expense, shall cause any lien filed against the Premises or the Building for work or materials claimed to have been furnished to the Tenant, by a party that the Tenant actually contracted with or a party claiming under a party that actually contracted with the Tenant to be discharged of record or properly transferred to a bond under Section 713.24, Florida Statutes, within thirty (30) days after notice to the Tenant. The Landlord acknowledges and agrees that the foregoing sentence shall have no application to any lien filed by any party claiming by, through, or under the General Contractor (as defined in the Work Letter) with respect to the Total Work (as defined in the Work Letter), or portion thereof. The Tenant shall notify every contractor in direct contractual privity with the Tenant and making improvements to the Premises that the interest of the Landlord in the Premises shall not be subject to liens for improvements to or other work performed in the Premises by or on behalf of the Tenant. The Tenant shall execute, acknowledge, and deliver without charge a short form of lease or notice in recordable form containing a confirmation that the interest of the Landlord in the Premises and the Building shall not be subject to liens for improvements or other work performed in the Premises by or on behalf of the Tenant. If a short form of lease or notice is executed, it shall expressly provide that it shall be of no further force or effect after the last day of the Term or on the filing by the Landlord of an affidavit that the Term has expired or this Lease has been terminated or that the Tenant’s right to possession of the Premises has been terminated.
     (b) Default. Notwithstanding the foregoing, other than in connection with the Total Work, if any mechanic’s lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Premises or this leasehold, or any Alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of the Tenant or any of the Tenant’s agents, the Tenant will discharge same of record (by statutory bond or otherwise) within thirty (30) days after the receipt of actual notice thereof. In such event, without waiving any Tenant default, the Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as the Landlord may elect, and upon request the Tenant will reimburse the Landlord for all reasonable and documented costs and expenses so incurred by the Landlord plus interest thereon at the Stipulated Rate of Interest.
ARTICLE X
REPAIRS AND DAMAGE
Section 10.01 — Repairs to Premises by Tenant
     Except as set forth in Section 10.03 below, the Tenant shall repair and maintain (or have the Landlord repair, at the Tenant’s cost) the following improvements located within the Tenant’s Premises: electrical light bulbs, lamps, tubes, starters and ballasts servicing the Premises, telephone and telephone systems, carpet, tile and other floor coverings, wall coverings, doors, door hardware, ceiling tiles, kitchen equipment, interior partitions, fixtures, raised flooring, built-in cabinets, special millwork, reception areas, electrical outlets, special computer rooms, special HVAC for computer rooms, the Tenant’s other special equipment and decorations, and the Tenant’s cabling. Notwithstanding the foregoing, (i) the Landlord shall be responsible at its cost and expense to change as needed all Building Standard electrical light bulbs, lamps, tubes, starters, ballasts and ceiling tiles contained within the Premises and (ii) the Landlord shall have no responsibility for any damage to any of the Building Standard fixtures and Building Standard leasehold improvements or the Premises (including without limitation, partition walls and other Tenant improvements) caused by the intentional acts, misuse or gross negligence of the Tenant or the Tenant’s employees, guests, invitees and agents which shall be promptly repaired by the Tenant, at its sole cost and expense, except to the extent that the repairs or replacements are covered by the Landlord’s insurance. However, if any part of the Development (other than the Premises) is damaged or destroyed through the negligence or misuse thereof by the Tenant or the Tenant’s employees, guests, invitees and agents, the Tenant shall pay for all repairs, replacements or alterations necessitated thereby, except to the extent that the repairs or replacements are covered by the Landlord’s insurance. All repairs and replacements made by the Tenant shall be made in conformity with Section 6.05 and shall be at least equal in quality and class to the original work or the then applicable standards for the Premises established by the Landlord. The Tenant shall be solely responsible for damage to the Tenant’s Property, unless caused by the willful misconduct or gross negligence of the Landlord or the Landlord’s employees, guests, invitees and agents.
Section 10.02 — Surrender Premises in Repair
     On or before the ninetieth (90th) day preceding the last day of the Term or the date of any termination arising under the Tenant’s Termination Right or Contraction Rights, the Tenant shall notify the Landlord in writing of the projected date upon which the Tenant plans to surrender the Premises or any portion thereof to the Landlord. On expiration of the Term or the date of any termination arising under the Tenant’s Termination Right or Contraction Rights, the Tenant shall quit and surrender the Premises, or applicable portion thereof to the Landlord, broom clean, in good order, condition and repair, reasonable wear and tear, casualty and condemnation excepted, with all of the Tenant’s Property removed therefrom (except for the Tenant’s conduit or cabling described in Section 15.08 which is not removed, which shall become the property of Landlord upon any expiration or termination). Unless the Tenant has obtained the Landlord’s agreement in writing that it can remove an Alteration, all Alterations shall be surrendered with the Premises in good order, condition and repair, reasonable wear and tear, casualty and condemnation excepted. If the Tenant fails to remove any of the Tenant’s Property upon termination of this Lease, the Landlord may have the same removed and any resulting damage repaired at the Tenant’s expense. In such event, the Tenant’s Property will automatically become the property of the Landlord and the Landlord may in its sole discretion store the Tenant’s Property in the Tenant’s name at the Tenant’s expense and/or dispose of the same in any manner permitted by law without any right of reimbursement therefore to the Tenant. Notwithstanding anything contained in this Lease to the contrary, computer servers, desktop stations, laptops, files or other personal property which could reasonably be expected to contain the Tenant’s confidential information or customer information (collectively, the “Protected Items”), which may inadvertently be left at the Premises at the end of the Term or upon the earlier termination thereof, shall not become the property of nor be disposed of by the Landlord, but the Landlord may arrange for storage of same at the Tenant’s cost for a period of not less than sixty (60) days, only after first providing an additional written notice to the Tenant for the Tenant to retrieve said items, it being acknowledged by both the Landlord and the Tenant that such items may contain sensitive, confidential and/or proprietary information which is subject to federal regulations as to ownership, possession, storage, disposal, removal or other handling. During the period that any Protected Items remain in storage, the Tenant shall, in addition to ownership of such items, retain the right of possession and control of the Protected Items.
Section 10.03 — Repairs by Landlord
     The Landlord shall operate the Development as a first-class office and commercial complex and shall perform all maintenance necessary to keep the Development, the Building, the Premises, and the Common Areas in good repair, excluding repairs the Tenant is obligated to make. The Landlord’s maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, Common Areas, and all Building systems, such as mechanical, electrical, HVAC, plumbing, fire sprinkler and life safety systems. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from the Tenant or the Landlord having actual knowledge of the need for a repair or replacement. All of the Landlord’s repair and maintenance shall be consistent with the custom and practice employed in Class A office buildings in the downtown Duval County, Florida area.
Section 10.04 — Notice of Damage or Defects
     The Tenant from time to time shall give the Landlord, upon actual knowledge thereof, prompt notice of any damage to or defect in the Premises or any part thereof, including without limitation the plumbing, water pipes, heating, ventilating and/or air-conditioning apparatus, electrical equipment, conduits or wires. Nothing set forth herein shall be construed, however, to require repairs to be made by the Landlord except as expressly provided in this Lease.
Section 10.05 — Fire or Other Damage
     (a) If the Development, the Building, or the Premises (including the Tenant Improvements, Building Improvements contained in the Premises, and Alterations) are damaged by fire or other casualty, then the Landlord shall promptly commence and thereafter diligently pursue the repair and restoration of the Development, the Building, or the Premises to substantially the same condition of the Development, Building, or Premises (including the Tenant Improvements, Building Improvements contained in the Premises, and Alterations) immediately prior to such fire or other casualty, except the Landlord shall have no obligation under this Lease to restore any Office Space which does not then constitute the Premises at the time of such casualty. If (i) the Premises is rendered wholly untenantable by fire or other cause (ii) the Premises is damaged by fire or any other cause during the last two (2) years of the Term and the extent of the damage exceeds fifty percent (50%) of the value of the Premises (as reasonably determined by the Landlord’s Architect) or (iii) the Building containing the Premises is damaged (whether or not the Premises are damaged) to an extent of more than fifty percent (50%) of the fair market value thereof, then the Landlord may at its option terminate this Lease by notifying the Tenant within sixty (60) days after the date of such damage; provided, however that notwithstanding the foregoing, the Landlord may only terminate this Lease if it also terminates all other leases in areas materially affected by the fire or other casualty in the Building. If such notice of termination is given, then this Lease shall expire sixty (60) days after such notice is given, (ii) the Tenant shall surrender possession of the Premises promptly thereafter and (iii) the Base Rent and the Additional Rent hereunder shall be apportioned as of the date of surrender.
     (b) If fire or other casualty occurs and the extent of the damage is less than fifty percent (50%) of the Development (as reasonably determined by the Landlord’s Architect), or if despite the extent of the damage the Landlord elects not to terminate this Lease, the Landlord shall restore the Development, including the Building and the Premises (including, without limitation the Tenant Improvements, Building Improvements and Alterations, except the

Landlord shall have no obligation under this Lease to restore any Office Space which does not then constitute the Premises at the time of such casualty), with reasonable promptness, subject to delays beyond the Landlord’s control, labor troubles or delays in making insurance adjustments.
     (c) The Tenant shall have the option of terminating this Lease if: (i) the Landlord has failed to commence repairs or restoration within one hundred thirty-five (135) days of the date of fire or other casualty or (ii) if the Landlord has failed to substantially restore the damaged Development, Building or Premises within two hundred seventy (270) days of the fire or other casualty without extension for delays by a Force Majeure Event, except in this circumstance such extension for Force Majeure Event cannot exceed in any event ninety (90) days (the “Restoration Period”) and the Tenant gives the Landlord notice of the termination within fifteen (15) days after the end of the Restoration Period or (iii) the Premises are damaged to an extent of fifty percent (50%) or more of the fair market value thereof (reasonably determined by the Landlord’s Architect) during the last two (2) years of the Term.
     (d) So long as the Landlord has kept in force and effect its fire and casualty insurance on the Development as required by this Lease, then the Landlord’s obligation to repair or restore the Premises shall be conditioned upon the availability to the Landlord of a sufficient amount of insurance proceeds for such repair and restoration. The Landlord shall not be obligated to restore or replace any of the Tenant’s Property. Except as stated in Section 10.05, the Landlord shall not be liable for any damage or inconvenience to the Tenant resulting in any way from any such damage or the restoration thereof.
     (e) If such damage renders the Premises entirely unusable for the purposes contemplated in this Lease, and this Lease is not terminated as provided for herein, the Rent shall abate from the date of the damage until the Premises are restored sufficiently to make the Premises usable for said purpose. If the Premises are partially damaged but the Tenant can, in the Tenant’s sole business judgment use and occupy the remaining part, then the Base Rent and the Additional Rent shall be equitably reduced proportionately to the Rentable Area of the unusable part from the date of the damage until restored sufficiently to make the unusable part usable again.
ARTICLE XI
INSURANCE
Section 11.01 — Insurance
     (a) The Tenant shall maintain, continuously during the Term, fire and extended coverage insurance (including sprinkler leakage where applicable) covering the Tenant’s Property, and property leased to the Tenant within the Premises, in an amount equal to the full replacement cost thereof, as well as any insurance that may be expressly required elsewhere in this Lease with respect to the ATM, Com Gear and/or the Tenant’s exterior Building signage, including without limitation all of the Tenant’s signage on the top of the Building. The Tenant shall maintain during the Term general comprehensive liability insurance and insurance to cover contractual liability arising under this Lease, and the Tenant’s legal liability and non-owned auto liability, in amounts, satisfactory to the Landlord but in any event not more than Five Million and No/100 Dollars ($5,000,000.00) combined single limit, together with worker’s compensation insurance in statutory limits endorsed with a waiver of subrogation endorsement in favor of Landlord (if permitted by applicable law) and employer’s liability insurance with a minimum limit of Five Hundred Thousand and No/100 Dollars ($500,000.00). The Tenant also shall maintain business interruption insurance in the amount of at least Five Million and No/100 Dollars ($5,000,000.00) per occurrence. In addition to the foregoing insurance requirements, the Tenant shall require that any general contractor of the Tenant or the Landlord performing any construction or other work on the Premises shall have at all times liability insurance in the amounts set forth hereinabove and that such insurance shall also include insurance for completed coverage and contracted products at least in the amount of Five Million and No/100 Dollars ($5,000,000.00), and, in all such cases, such insurance shall be subject to the provisions of subparagraph (c) hereinbelow. In addition to the foregoing insurance requirements, the Tenant shall require that any subcontractor or other agent of the Tenant or the Landlord performing any construction or other work on the Premises shall have at all times liability insurance in the amounts set forth hereinabove and that such insurance shall also include insurance for completed coverage and contracted products at least in the amount of Two Million and No/100 Dollars ($2,000,000.00), and, in all such cases, such insurance shall be subject to the provisions of subparagraph (c) hereinbelow.
     (b) Each such policy required under subparagraph 11.01(a) above shall be in form and content and issued by solvent and responsible insurers which are admitted carriers in Florida, and shall name the Landlord, the Landlord’s managing agent, and any Mortgagee of the Premises as additional insured, as their interests may appear, except with respect to employer’s liability insurance, worker’s compensation insurance and the Tenant’s insurance of the Tenant’s Property. The Tenant shall furnish the Landlord satisfactory written evidence of the issuance of such policies, and of written evidence of continuation of such policies not less than ten (10) days prior to their respective expiration dates. The cost or premium for each policy shall be paid by the Tenant. The Tenant agrees that if it fails to maintain such insurance, the Landlord will have the right (but not the obligation) to do so (which shall impose no liability upon the Landlord) and to pay the premium therefore, and in such event the Tenant shall repay the Landlord within thirty (30) days after receipt of the Landlord’s invoice, as Additional Rent, the amount paid as premiums.
     (c) Throughout the Term, the Landlord shall keep or cause to be kept for the mutual benefit of Landlord, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each occurrence and general aggregate-per location of at least Five Million and No/100 Dollars ($5,000,000.00), which policy shall include contractual liability coverage. The deductible for such insurance shall not exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00). Throughout the Term, the Landlord shall keep the Development, and Building, including the improvements to the Premises (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Causes of Loss — Special Form Property Insurance in the amount of the full replacement value of the Building with commercially reasonable deductibles not to exceed Fifty Thousand and No/100 Dollars ($50,000.00). The Landlord may obtain any other insurance as the Landlord or any Mortgagee may determine advisable. The Tenant shall be named as an additional insured as it interests may appear on the Landlord’s commercial general liability insurance policy.
     (d) Except with respect to the liability insurance policies required by this Section, neither the Landlord nor the Tenant shall maintain separate insurance concurrent in form or contributing in the event of loss with any other insurance required under this Lease, unless both the Landlord and the Tenant are included therein as insured parties with loss payable as provided in this Lease; provided however that the failure of either party to name the other as an additional insured in such a policy shall not be deemed to be an Event of Default under this Lease, unless such failure is not cured within thirty (30) days of actual notice. In addition, each party agrees that to the extent there is a claim under a policy pursuant to which the other party should have been entitled to collect as an insured party pursuant to this Section 11.01(d) but for the fact that such party was omitted as an additional insured party, that the insured party shall reimburse the omitted party to the extent that such omitted party would have been entitled to coverage as its interests may appear. All such reimbursements shall be paid by the insured party to the omitted party no later than thirty (30) days after the insured party’s insurance claim is approved for payment by its insurer. Each party shall immediately notify the other of the placing of any such separate insurance.
     (e) Except as set forth hereinabove, all insurance policies required under this Lease shall include a waiver by the insurer of all rights of subrogation against the Landlord and the Tenant respectively (and all other companies respectively owned, operated or controlled by or affiliated with any of them or any owners, officers, directors, shareholders or members of any such affiliates) in connection with any loss or damage thereby insured against. Neither the Landlord nor the Tenant, nor their respective agents, employees or guests, shall be liable to the other for any loss or damage caused by any risk covered by such insurance, provided that such policies shall be obtained. If such policies shall not be obtainable or shall be obtainable only at a premium over that chargeable without such waiver of subrogation, then the party seeking such policy shall notify the other thereof in writing, and the latter shall have ten (10) days thereafter either (i) to procure such insurance in companies reasonably satisfactory to the first party or (ii) to agree to pay such additional premium or (iii) to agree to waive the requirement of a waiver of subrogation. If neither (i) nor (ii) nor (iii) is done, then this subsection shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium or refuse to waive the requirement of a waiver of subrogation. If such policies shall at any time be unobtainable, but shall subsequently become obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification by the other party of such obtainability. The policies shall contain an endorsement providing that the insurers under such policies shall notify the Landlord, any Mortgagee, the Tenant and any other insured party in writing at least thirty (30) days prior to any material change or cancellation thereof. Upon written request of either the Landlord or the Tenant, the other party shall provide to the requesting party no more frequently than at six (6) month intervals with true copies of all such policies which are the subject of this Article 11; provided, however, that upon a change of insurer or in coverage, the insured party shall provide to the other party a true copy of such policies. The insurance policies of the Tenant and the Landlord, with respect to this Lease shall be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports, or if the Best’s ratings are changed or discontinued during the Term of this Lease, the parties shall agree to a comparable method of rating insurance companies.
ARTICLE XII
LIABILITIES
Section 12.01 — Force Majeure
     A “Force Majeure Event” shall occur whenever and to the extent that the Landlord or the Tenant shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation other than the payment of any money under any provision of this Lease, including any circumstances caused by any strike, lockout, war or acts of military authority, rebellion or civil commotion, fire or explosion, flood, wind, water, earthquake, act of God or other casualty or by reason of being unable to obtain any materials, goods, equipment, services, utilities or labor required to enable such party to fulfill such obligation or by reason of any law or by reason of the order or direction of any administrator, controller or board or any governmental department or officer or other authority, or by reason of inability to obtain any permission or authority required thereby, or by reason of any other cause beyond its control or not wholly or mainly within its control, whether of the foregoing character or not, and not caused by its default or its act of commission or omission and not avoidable by the exercise of reasonable effort or foresight by it, the Landlord or the Tenant, as the case may be, shall so long as any such impediment exists, be relieved from the fulfillment of such obligation and the other party hereto shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned. Notwithstanding anything in this Lease to the contrary, if the Landlord or the Tenant shall be delayed in the performance of any act required under this Lease by reason of any Force Majeure Event, then provided notice of the Force Majeure Event is given to the other party within ten (10) days after its occurrence, performance of the act shall be excused for the period of the delay and the period for the performance of the act shall be extended until the earlier of (i) the performance of the act or (ii) the expiration of a period equivalent to the period of the delay, but in no event, more than one hundred thirty-five (135) days.
Section 12.02 — Claims for Compensation
     No claim for compensation shall be made against the Landlord by the Tenant by reason of inconvenience, damage or annoyance arising from the necessity of complying with any directives of governmental authorities (including without limitation any evacuation of the Premises), howsoever the necessity may arise. The provisions of this Section 12.02 are not intended to be in derogation of any of the Tenant’s other rights as set forth in this Lease.
Section 12.03 — Responsibility for Premises and Development
     The Tenant’s obligations related to the Premises as set forth in this Lease shall commence after the Initial Premises are Substantially Complete on a floor by floor basis. The Landlord shall have no risk of loss for any Tenant Property in the Premises unless due to the gross negligence or willful misconduct of the Landlord.
Section 12.04 — Mutual Indemnification
     To the fullest extent permitted by law, the Tenant shall indemnify, defend, and save harmless the Landlord and the Landlord’s officers, directors, shareholders, affiliates (and any officers, directors and shareholders of such affiliates), employees, agents, and contractors (the “Landlord Indemnitees”) from and against any and all liability (including reasonable attorneys’ fees) resulting from claims against the Landlord Indemnitees by third parties in connection with or arising out of the Premises (inclusive of the any ATM(s) and the Tenant’s Sign), regardless of whether or not the claim is caused by the negligence of any Landlord Indemnitee. Similarly, to the fullest extent permitted by law, the Landlord shall indemnify, defend, and save harmless the Tenant and the Tenant’s officers, directors, shareholders, affiliates (and any officers, directors and shareholders of such affiliates), employees, agents, and contractors (the “Tenant Indemnitees”) from and against any and all liability (including reasonable attorneys’ fees) resulting from claims against the Tenant Indemnitees by third parties in connection with or arising out of the Development (excluding the Premises), regardless of whether or not the claim is caused by the negligence of any Tenant Indemnitee. If any action is brought against an indemnified party for which the aforementioned indemnity obligations apply, then upon notice from the indemnified party indemnitor, at its sole cost and expense, shall defend the same through counsel reasonably acceptable to the indemnified party.
     If Landlord lawfully re-enters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, the Tenant hereby waives all claims for damages which may be caused by such re-entry or termination by the Landlord. No such lawful re-entry or termination shall be considered or construed to be a forcible entry.
Section 12.05 — Additional Tenant Indemnification
     In addition to the obligations set forth in Addendum “1” related to the ATM, the Tenant further agrees to indemnify, defend, and save the Landlord harmless from and against any damage or loss, including reasonable attorneys’ fees, incurred by the Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of the Tenant.
Section 12.06 — Limited Liability of the Landlord
     Subject to the terms of the SNDA, the term “Landlord” as used in this Lease shall mean only the owner (or mortgagee in possession for the time being) of the Building so that in the event of sale of the Building (including, without limitation, any Mortgagee, assignee or designee of any Mortgagee that acquires title to the Building) or an assignment of this Lease, upon notice to the Tenant of such transfer and written assumption by such successor in writing of all obligations arising subsequent to such transfer, the selling or assigning by the Landlord shall be and is hereby entirely freed and relieved of all obligations of the Landlord subsequently accruing, except for (i) any security fund or letter of credit posted by the Landlord prior to the date of sale to secure any then uncompleted Landlord’s obligation under this Lease, including without limitation, the Work Letter (collectively, the “Posted Security”), (ii) uncured Landlord defaults which exist on the date of transfer and (iii) the Landlord’s indemnification obligations hereunder which relate to matters arising during that part of the Term of this Lease during which the Landlord owned the Building. The Tenant specifically agrees, except in the event of fraud or willful misconduct or with respect to the Security Deposit, to look solely to the Landlord’s (or its successors’) right, title and interest in (y) the Posted Security and (z) the Building, including, but not limited to the net sale proceeds therefrom, net insurance proceeds, condemnation proceeds and rent proceeds subject to the interest of any Mortgagee therein, for the recovery of any judgment from the Landlord — it being agreed that the Landlord (or if the Landlord is a partnership, its partners whether general or limited, or if the Landlord is a limited liability company, its members and managers, or if the Landlord is a corporation, its directors, officers or any successors in interest) shall never, except in the event of fraud or willful misconduct or with respect to the theft or conversion of the Security Deposit, be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that the Tenant might otherwise have to obtain injunctive relief against the Landlord or the Landlord’s successors in interest, or to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by the Landlord. Except as limited by this Section 12.06, nothing set forth herein shall be deemed as a waiver of any party’s legal remedies.
ARTICLE XIII
DEFAULT BY TENANT
Section 13.01 — Events of Default
     The occurrence of any one or more of the following events set forth below shall constitute an “Event of Default”:
     (a) if the Tenant fails to pay any Base Rent and any other regularly scheduled Additional Rent (and those components of Additional Rent relating to Operating Expenses, the ATM, the Sign, to the extent applicable, Sales Taxes, except to the extent where a longer period of time is permitted by the terms of this Lease), that the Tenant is obligated to pay, within five (5) Business Days after receipt of written notice that the payment was not delivered when due under this Lease; or
     (b) if the Tenant fails to pay any Additional Rent that is not regularly scheduled that the Tenant is obligated to pay, within thirty (30) days after receipt of written notice that the payment was not delivered when due under this Lease; or
     (c) if the Tenant fails to perform any obligation under this Lease other than the payment of Rent within thirty (30) days after the Tenant’s receipt of written notice specifying the failure, or if such failure cannot be cured within such thirty (30) day period, the Tenant fails to commence curing within thirty (30) days after notice, or thereafter fails to continue to pursue the cure diligently to completion, provided that if any failure under this subsection creates a hazardous condition, cure of such failure must be commenced immediately; or
     (d) if the Tenant files a petition in bankruptcy or commences any proceeding under any bankruptcy, or similar law or statute providing relief to debtors, or if the Tenant consents to or acquiesces in the commencement of any such proceeding against any of them or the entry of an order for relief with respect to any of them; or if any such petition is filed or proceeding commenced against any of them which is not dismissed for thirty (30) days or more or in which an order for relief is entered; or
     (e) if the Tenant applies to any tribunal for the appointment of a receiver or similar official for all or a substantial part of the property of the Tenant; of if the Tenant consents to or acquiesces in any such appointment made at the request of any other person; or if the Tenant suffers the appointment of any such official to continue un-discharged for thirty (30) days or more; or
     (f) if the Tenant makes an assignment for the benefit of creditors, or becomes insolvent or unable to pay their respective debts when due, or, admits in writing such insolvency or inability, or files any proceedings to declare such insolvency or inability, or if such proceedings shall be filed against any of them and is not dismissed within thirty (30) days; or
     (g) if the Tenant’s leasehold interest hereunder (or a portion thereof) is levied upon or attached by process of law and the Tenant fails to cause such levy or attachment to be dismissed or dissolved within thirty (30) days after its filing.
Section 13.02 — Remedies
     If an Event of Default on the part of the Tenant occurs, the Landlord at the Landlord’s option may exercise any one or more of the following remedies, in addition to all other rights and remedies provided under law:
     (a) The Landlord may terminate this Lease and obtain possession of the Premises by summary process.
     (b) If this Lease is terminated, or if the Premises or any part thereof shall be abandoned or vacated without the payment of Rent prior to termination, the Landlord, may relet the Premises, or any vacant part thereof, on such terms and conditions as the Landlord may determine in its sole discretion, provided that in the event of reletting of the Premises the Landlord shall account to the Tenant for any monies received during the balance of the Term in the same manner as provided for in Section 13.02(c).
     (c) The Tenant shall be fully responsible to the Landlord for damages for breach of this Lease, including, without limitation, the Special Damages (as defined hereinbelow) and the right to recover the difference between (i) the Base Rent, the Additional Rent, and all the other

Rent provided for in this Lease over the Term and (ii) the net proceeds of reletting the Premises under subsection (b) over the Term, after deducting all of the Landlord’s reasonable and documented expenses in connection with repairing the Premises for such reletting, including all repossession costs, brokerage commissions, legal expenses and attorneys’ fees and costs of preparing the Premises for reletting (collectively, the “Reletting Expenses”). The Tenant shall pay such damages to the Landlord on a monthly basis on the same date as monthly installments of the Base Rent are due.
     (d) Rather than recover damages from the Tenant on a monthly basis as set forth in subsection (c), the Landlord may elect at any time without further notice to recover from the Tenant as damages an amount equal to the difference between (i) the Base Rent and the Additional Rent in this Lease from the date of such breach to the date of expiration of the Term, such amount to be discounted to its present value at a discount rate equal to the Triple-B rated corporate bond rate (as set forth in The Wall Street Journal at such time) with the closest maturity to the remaining term of the Lease (the “Discount Rate”) and (ii) the then fair and reasonable rent value of the Premises for the same period (less the Reletting Expenses), such amount to be discounted to its present value at the Discount Rate, all reduced by the sum of any such monthly damages payments previously recovered under subsection (c), if any. Such damages as are provided for in this Section 13.02(d) shall be due and payable to the Landlord immediately upon the Tenant’s default and without regard to whether this Lease is terminated or not. If the Premises or any part thereof are relet by the Landlord before presentation of proof of such stipulated damages as are provided for in this Section 13.02(d), the amount of rent payable to the Landlord upon such reletting shall prima facie be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.
     (e) On the occurrence of an Event of Default and after expiration of the initial applicable notice and cure period, and subject to terms and conditions provided herein, the Landlord may, provided that such Event of Default is a monetary Event of Default (i.e., the Tenant’s failure to pay monies as required under this Lease prior to an Event of Default, including without limitation the payment of any Security Deposit required hereunder) declare due and payable, after an additional thirty (30) days’ notice to the Tenant and opportunity to cure, the entire remaining Base Rent (as adjusted over the Term) and Additional Rent for the remainder of the then current Term; provided, however such sum shall be reduced to present value at the Discount Rate. In addition, should there be alleged any non-monetary Event of Default and an action is filed by Landlord related to such non-monetary Event of Default, Landlord shall have the right to bring a contingent claim in such action to have the court declare due and payable the entire remaining Base Rent (as adjusted over the Term) and Additional Rent for the remainder of the then current Term (provided such sum shall be reduced to present value at the Discount Rate) if (i) Landlord obtains a non-appealable final judgment with respect to such non-monetary Event of Default, and (ii) Tenant does not pay the Special Damages set forth under Section 13.02(g) hereof within thirty (30) days of issuance of such non-appealable final judgment. For the avoidance of doubt, for any alleged Event of Default, the intent of the previous sentence is to provide the Landlord with a remedy to allow it to seek recovery of not only the damages under Section 13.02(g), but to the extent that the Tenant does not remit such damages within the time frame set forth above, to allow the Landlord to receive a consent judgment for all remedies due under this Section 13.02(e) without further action on the part of the parties. Notwithstanding anything in this Section 13.02(e) to the contrary, to the extent that such Event of Default occurs prior to the date that would have been the effective date of termination of this Lease had the Tenant exercised the Tenant’s Termination Right provided for in Section 3.09, then such balance of Base Rent (as adjusted over the Term) and Additional Rent shall only be calculated through such effective date of termination as if the Tenant had exercised the Tenant’s Termination Right, but, in such event, in addition to such accelerated Rent, such Termination Fee described for in Section 3.09 shall be due from the Tenant to the Landlord (excluding however, the portion of the Termination Fee consisting of the six (6) months of the Base Rent and Additional Rent), and such sum (i) shall be immediately due and payable and (ii) shall be reduced to present value at the Discount Rate. Provided, however, with respect to such reletting, the Landlord shall thereafter account to the Tenant for any amount of rent actually received by the Landlord (less any Reletting Expenses) and pay to the Tenant the resulting net amount no less frequently than every six (6) months during the remainder of the then current Term with respect to the Premises, in mitigation of the Landlord’s damages.
     (f) The Landlord may perform the obligations of the Tenant, and if the Landlord, in doing so, makes any reasonable expenditures, including reasonable attorneys’ fees, the sums so paid shall be paid by the Tenant to the Landlord within thirty (30) days of delivery of an invoice or statement to the Tenant therefore. If the Term shall have expired at the time of the making of the expenditures by the Landlord arising because of an act or omission of the Tenant of a duty required of the Tenant, the sums shall be recoverable by the Landlord as damages. Any exercise by the Landlord of its rights under this subsection or under any other reservation of a right by the Landlord to enter upon the Premises and to make or perform any repairs, the alterations, or other work in the Premises, which, in the first instance, is the Tenant’s obligation under this Lease, shall not be deemed to (i) impose any obligation on the Landlord to do so, (ii) render the Landlord liable to the Tenant or any third party for the failure to do so or (iii) relieve the Tenant from any obligation to indemnify the Landlord as otherwise provided elsewhere in this Lease. This section shall survive the expiration or sooner termination of this Lease.
     (g) Tenant recognizes that the Landlord shall have spent considerable sums for the benefit of the Tenant pursuant to this Lease for the Tenant’s Premises and other costs associated herewith to accommodate the Tenant’s needs in connection with the Premises and, in that regard, the parties agree that should an Event of Default occur under this Lease at any time, then in addition to all other remedies provided for in this Lease, the Tenant shall pay and the Landlord shall be entitled to recover the payment by the Tenant of Special Damages (as defined hereinbelow) and that such sums are paid as Special Damages, and not as a penalty, but as a measure of the financial damages to the Landlord caused by an Event of Default (unrelated to Rent, Additional Rent or Reletting Expenses) and in further recognition that the Landlord has spent considerable sums for the benefit of the Tenant, the Tenant’s Premises, and for other costs associated with this Lease. For purposes hereof “Special Damages” shall mean the sum of (1) the actual amount the Landlord paid to AT&T for the right or privilege of the Landlord (or its agents) to remove AT&T’s sign from the top of the Building, and (2) any reduction in base rent, additional rent and other cash expenses paid or granted by the Landlord to AT&T to induce AT&T to permit the Landlord (or its agents) to remove such signage; provided however, that such Special Damages shall not exceed [**REDACTED**] in the aggregate. The Special Damages shall be amortized on a straight line basis over the Initial Term determined as of the date of the Event of Default and shall not be subject to discount. The Landlord and the Tenant agree that the Special Damages expressly provided for in this Section 13.02(g) shall be in addition to, and not included, in the amounts due the Landlord for Rent or other amounts under other provisions of Section 13.02 and in no case shall such Special Damages be subject to Landlord’s obligation to mitigate its damages hereunder.
     (h) The exercise by the Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by the Landlord of any one or more of the other rights and remedies as set forth herein. All remedies provided for in this Lease are cumulative and may, at the election of the Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity. If any remedy is limited by any mandatory law binding upon the Landlord, such remedy shall not be void but shall be limited only to the extent required by such law.
Section 13.03 — Landlord’s Default
     If the Landlord fails to perform any of its obligations hereunder [other than (i) the obligation to pay money to the Tenant, (ii) the obligation of the Landlord to fund or perform the Total Work within the time parameters set forth in the Work Letter, (iii) the obligation to provide the Posted Security within the time parameters set forth in the Work Letter, or (iv) or any other obligation of the Landlord described in Article XV, which contains a separate notice and cure period], the Tenant (except in the case of an emergency) shall take no action without having first given Landlord thirty (30) days written notice describing with specificity any such failure and providing the Landlord the opportunity to cure such failure; provided, however, that if the nature of the Landlord’s failure is such that it cannot reasonably be cured within such thirty (30) day period, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure, so long as the Landlord shall proceed promptly to cure same and shall prosecute such cure continuously, in good faith and with due diligence and care; provided further, that if any failure under this subsection materially interferes with the Tenant’s use and occupancy of the Premises, such cure must be commenced immediately. Following notice of such default and failure by the Landlord to cure within such period, the Tenant shall have all rights available to it at law or in equity, and shall have the further right to take the necessary actions to perform the Landlord’s uncured obligations hereunder which materially affect the Tenant’s business operations at the Premises (excluding, however, any obligation related to janitorial services pursuant to Section 5.01, and any obligations under Sections 15.01 to 15.07) and invoice the Landlord for the reasonable expenses thereof. If the Tenant has obtained an invoice or other documentation setting forth the reasonable costs it incurred in curing any such default by the Landlord which materially affect the Tenant’s business operations at the Premises which has not been cured within the applicable cure period above and has paid such costs, then the Tenant shall have the right to offset and deduct said sum from its next payment(s) of Rent at which time the Tenant shall provide Landlord with copies of such paid invoices or other documentation. If the Tenant is entitled to reimbursement or payment from the Landlord pursuant to this Lease and such payment is not made within thirty (30) days after written notice from the Tenant that the payment was not delivered when due, the Tenant, in addition to all other rights and remedies it has under this Lease, at law or in equity, shall have the right to offset and deduct said sum from its next payment(s) of Rent.
     Notwithstanding anything contained in this Lease to the contrary, in the event that the Landlord (i) violates the provisions of this Lease with respect to the Tenant’s parking rights, or (ii) violates the Tenant’s rights with respect to the Tenant’s Sign (as such term is defined in Addendum “2”) as provided in Addendum “2” or the Tenant’s roof use rights as provided in Section 15.10, or (iii) violates or permits the violation of Tenant’s exclusive use and/or ATM rights under this Lease, or (iv) violates the obligation of the Landlord to fund or perform the Total Work within the time parameters set forth in the Work Letter, or (v) violates the obligation to provide the Posted Security within the time parameters set forth in the Work Letter, inasmuch as the Tenant’s remedies for such violations would be inadequate at law, the Tenant may seek to enforce the terms thereof by injunctive or other equitable relief, including without limitation both prohibitory and mandatory injunctive relief.
Section 13.04 — Landlord Mitigation
     Notwithstanding the foregoing, the Landlord agrees to proceed in good faith and use all reasonable efforts to mitigate its damages resulting from a default by the Tenant under this Lease. The Tenant agrees that if the Landlord markets the Premises in a manner substantially similar to the manner in which the Landlord markets other space in the Building, then Landlord shall be deemed to have used commercially reasonable efforts to mitigate damages.
ARTICLE XIV
GENERAL PROVISIONS
Section 14.01 Entire Agreement
     The Building Rules and any other Exhibits, Addenda or Schedules and plans attached hereto are incorporated herein, and together with the terms and conditions of this Lease and the SNDA, constitute the entire agreement entered into by the Landlord and the Tenant and supersede all previous written or oral agreements of representations made by anyone in reference to the Premises or the Development. Neither the Tenant nor the Landlord will make a claim against the other on account of any representations whatsoever, whether made by any leasing agent, broker, officer or other representative of the Landlord or the Tenant or which may be contained in any circular, prospectus or advertisement relating to the Premises or the Development, or otherwise, unless the same is specifically set forth in this Lease. Tenant acknowledges and agrees that the terms of this Lease are in all respects subject to the terms of the SNDA.
Section 14.02 — Modification
     No changes in or waiver of any provisions of this Lease subsequent to the execution hereof shall be binding unless executed in writing by the Landlord and the Tenant or by a managing agent appointed by the Landlord or the Tenant, as the case may be, with actual authority. No party other than the Landlord or the Tenant is authorized to amend this Lease.
Section 14.03 — Severability
     If any provision of this Lease is declared to be illegal or unenforceable by a court of competent jurisdiction, it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the provision had never been included, and there shall be deemed substituted for the affected provisions a valid and enforceable provision as similar as possible to the affected provision.
Section 14.04 — Governing Law and Forum
     This Lease is made in accordance with and shall be governed by the laws of the State of Florida, and the Tenant and the Landlord consent to the jurisdiction of the courts of the State of Florida, either state or federal and agree that service may be made in any manner acceptable for use in said courts of the State of Florida. In addition, the Tenant and the Landlord irrevocably and unconditionally waive any objection which such party may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or in connection with this Lease in any of the aforesaid courts, and hereby further irrevocably and unconditionally waive the right to plead or claim that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.
Section 14.05 — Waiver of Jury Trial
     THE TENANT AND THE LANDLORD HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE TENANT OR THE LANDLORD MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE TENANT AND THE LANDLORD; AND THE TENANT AND THE LANDLORD REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.
Section 14.06 — No Partnership
     Nothing set forth herein shall be construed to create any relationship between the Landlord and the Tenant other than the relationship of lessor and lessee.
Section 14.07 — Notice

     Any notice, statement or request given hereunder by the Tenant to the Landlord shall be signed by or on behalf of the Tenant and shall be sent or mailed by registered prepaid mail or by a national overnight courier service addressed to the Landlord or its managing agent at the address set forth below and to any assignee or Mortgagee as required in Article IX. Any notice, statement or request given hereunder by the Landlord to the Tenant shall be signed by or on behalf of the Landlord and shall be sent or mailed by registered, prepaid mail or by a national overnight courier service addressed to the Tenant at the address as set forth below:

If to Landlord:	El-Ad Florida, LLC
1301 International Parkway, Suite 200
Sunrise, Florida 33323
Attn: Raanan Persky
Telephone: 954-846-7800
Facsimile: 954-846-7801
E-mail: rpersky@eladnational.com

With a copy to:	GrayRobinson, P.A.
50 North Laura Street, Suite 1100
Jacksonville, Florida 32202
Attn: Terry A. Moore
Telephone: 904-598-9929
Facsimile: 904-598-9109
E-mail: terry.moore@gray-robinson.com

If to Tenant:	EverBank
8100 Nations Way
Jacksonville, Florida 32256
Attn: Eugene Calabrase
Vice President
Telephone: 904-623-6052
Facsimile: 904-623-7040
E-mail: eugene.calabrase@everbank.com

With a copy to:	EverBank
501 Riverside Avenue
Jacksonville, Florida 32202
Attn: Thomas Hajda
Senior Vice President & General Counsel
Telephone: 904-623-8199
Facsimile: 904-623-8190
E-mail: thomas.hajda@everbank.com
     Any such notice given as aforesaid shall be conclusively deemed to have been given and received, if sent hand delivery, on the date of delivery (or the date hand delivery is attempted if such be the case) or, if mailed, on the second business day following the date of such mailing. Notice sent via national overnight courier service shall be deemed delivered on the next Business Day. Either party may from time to time by notice to the other change the address to which notices are to be mailed.
Section 14.08 — Brokerage
     As part of the consideration for this Lease, the Tenant represents and warrants to the Landlord that the Tenant has engaged or employed no broker or agent other than CB Richard Ellis, Inc., a Delaware corporation, through its office in Jacksonville, Florida. In the event that this is fully executed and delivered by the Landlord and the Tenant, CB Richard Ellis shall be entitled to a broker’s commission for the Landlord to be paid pursuant to a separate written agreement. As part of the consideration for this Lease, the Landlord represents and warrants to the Tenant that the Landlord has engaged or employed no broker or agent other than Grubb & Ellis / Phoenix Realty Group, Inc., a Florida corporation, through its office in Jacksonville, Florida. In the event that this is fully executed and delivered, Landlord shall pay Grubb & Ellis / Phoenix Realty Group, Inc., pursuant to a separate written agreement. Each party hereby agrees to hold the other party, its partners and representatives harmless from any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees) arising from any claim for any commissions or other fees by any other broker or agent acting or purporting to have acted on behalf of such party.
Section 14.09 — Radon Gas
     Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information concerning radon and radon testing may be obtained from your county public health unit.
Section 14.10 — Lease Not Recordable
     This Lease shall not be recorded or registered directly or indirectly in the conveyance records of Duval County, Florida or any other public records. A memorandum of this lease may be recorded in accordance with Applicable Law at the sole expense of the requesting party, which memorandum shall include, at a minimum, information related to the Tenant’s exclusive rights with respect to, retail branch banking, ATMs, and signage and shall provide that the force and effect of such memorandum shall terminate upon the recording of an affidavit by the Landlord, or any successor in interest, that this Lease is terminated; provided, however, that Landlord shall only record such an affidavit if the Lease is terminated.
Section 14.11 — Survival
     Except where otherwise specifically provided in this Lease, notwithstanding (i) the expiration or sooner termination of this Lease or (ii) the transfer of title to the Development, or a portion thereof, to a person other than the Landlord or (iii) the transfer of the leasehold interest created under this Lease to a person other than the Tenant or (iv) an assignment or a sublease or other granting of use or possession of any part of the Premises to a person other than the Tenant, to the maximum extent permitted by law, the covenants and obligations of the parties hereunder shall survive and shall continue to be fully enforceable, and the parties shall retain whatever rights and remedies they may have on account of any past or future violation by the other party of any of its covenants or obligations hereunder, including but not limited to obligations of indemnity or other obligations to do or to refrain from any particular action, and further including but not limited to any provisions of this Lease having application to matters pertaining in any respect to Hazardous Substances.
Section 14.12 — Limitation on Damages
     Notwithstanding any other provisions in this Lease, neither Landlord nor Tenant shall be liable to the other for any special, consequential, incidental or punitive damages.
Section 14.13 — No Waiver
     No failure by the Landlord or Tenant, as applicable, to insist upon the strict performance of any obligation under this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of any Rent during the continuance of any such breach, shall constitute a waiver of any such breach or obligation. No obligation of the Tenant or Landlord hereunder, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party.
Section 14.14 — Interpretation
     The table of contents and all captions and section headings contained in this Lease are for convenience only and shall not affect its interpretation. All references in this Lease to Exhibits, Addenda, Schedules, articles, sections, subsections, paragraphs and clauses refer to the respective subdivisions of this Lease, unless such reference expressly identifies another document. Whenever as used herein and unless the context otherwise requires, words in the singular include the plural, words in the plural include the singular, personal pronouns include their respective antecedents, and pronouns of any gender include the other genders. All references in this Lease to sums expressed in dollars or with the symbol “$” refer to currency of the United States of America. The Landlord and its successors and assigns, and the Tenant and its permitted successors and permitted assigns, shall be bound by and be entitled to the benefit of the provisions of this Lease as if the words “and its successors and assigns” were inserted after the word “Landlord” and as if the words “and its permitted successors and permitted assigns” were inserted after the word “Tenant” throughout.
Section 14.15 — Representation and Warranties of Landlord
     The Landlord represents, covenants and warrants (i) that the Landlord owns fee simple title to the Building and Premises and has full right, power and authority to enter into this Lease,

(ii) to the Landlord’s knowledge, that the Building will be or has been constructed and is currently being operated in compliance with all applicable laws, codes, ordinances and regulation including, without limitation, the ADA, (iii) that the permitted use of the Premises does not currently violate the terms of any of Landlord’s insurance policies, any exclusives of any of Landlord’s other tenants, any covenants or restrictions of record, or any land use or zoning ordinance or regulations, (iv) Landlord owns fee title in and to the Building and Premises enabling Landlord to enter into an enforceable lease with Tenant on the terms herein, (v) except for the signature contemplated by this Lease, including without limitation the SNDA, no additional signatories or consents are required to make this Lease binding and enforceable on behalf of Landlord, (vi) to Landlord’s actual knowledge, there are no encumbrances, liens, agreements, covenants in effect that would materially limit Tenant’s use of the Building or Premises as contemplated in this Lease, (vii) the Landlord has no actual knowledge of any impending condemnation plans, proposed assessments or abnormal increases in Operating Costs or Taxes, or other adverse conditions relating to the Building or Premises, (viii) to the Landlord’s knowledge there are no Hazardous Substances located in or on the Premises, (ix) to the Landlord’s knowledge the Building, Building Land, Premises and Common Areas are in compliance with all laws, ordinances and regulations governing Hazardous Substances, (x) the Landlord shall use its best efforts to cause the Building and the Premises to meet all ADA standards as they shall exist on the Term Commencement Date, (xi) the Building’s fire alarm system was upgraded in 2009 with horn strobes and it is fully sprinkled for fire protection and (xii) to the best of the Landlord’s knowledge and belief there is no friable asbestos or other Hazardous Substances in the Building in violation of Applicable Law, the only asbestos in the Building being non-friable asbestos located in the chilled water pipe mastic.
Section 14.16 — Waiver of Landlord Lien
     Notwithstanding anything contained in this Lease to the contrary, the Landlord hereby waives any contractual or statutory landlord’s lien (whether now existing or hereafter arising) in all personal property, fixtures, and equipment owned by the Tenant.
Section 14.17 — Air Quality
     The HVAC systems servicing the Premises shall, at all times during the Term of this Lease, be of sufficient capacity and in good working condition as required to maintain temperature levels similar to the temperature levels maintained at other similarly situated office buildings in the Duval County area, but consistent with all binding federal and local energy conservation regulations (with the inside temperature to be maintained at 70o to 74o FDB and relative humidity between forty-five percent (45%) and fifty-five percent (55%) ). To the Landlord’s knowledge, the Landlord represents and warrants that (i) the HVAC systems servicing the Premises comply with all applicable state and local building codes, the most recent standards established by the American Society of Heating, Refrigeration, and Air Conditioning Engineers (the “ASHRAE”) for office buildings similar to the Buildings in which the Tenant leases space, and standards customarily adopted for high-rise office buildings and (ii) ventilation rates (i.e., outside air) comply with the ASHRAE Standard 62, latest edition. The parties agree that the Tenant may test air quality, at its expense, and the Landlord is responsible for remediation of microbial materials that violate air quality standards; e.g. mold.
Section 14.18 — Time of the Essence
     Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.
Section 14.19 — Right of Termination
     Notwithstanding anything to the contrary herein, the Office of the Comptroller of the Currency (the “OCC”) or any successor agency under Federal law may terminate this Lease without penalty after reasonable notice to Landlord in the event that (i) the Tenant is determined to be in a “troubled condition” pursuant to the provisions of 12 CFR Section 563.555 (or similar requirements of any successor agency under Federal law to the OCC) and the Tenant is taken over by the OCC or any successor agency under Federal law or (ii) the OCC or any successor agency under Federal law formally objects to this Lease; provided, however, this provision shall not operate to reduce the priority or amount of any claim available to the Landlord in the event of such takeover and termination except as provided by law. In the event that the OCC, or any successor agency under Federal law, assigns the Lease to a third party in connection with the transfer of some or all of the assets of the Tenant, then to the extent permitted by Applicable Law, the Termination Right under Section 3.09 of this Lease shall automatically cease and terminate and have no further force or effect.

ARTICLE XV
SPECIAL PROVISIONS
Section 15.01 — Auditorium Usage; Surround Areas
     During the Term of this Lease, the Tenant, at no additional cost to the Tenant, shall have the non-exclusive right to use the Auditorium in common with other tenants of the Building, and other parties as permitted by the Landlord from time to time. Tenant and other tenants of the Building shall have priority to use the Auditorium over permitted parties that are not tenants in the Building on a first-come first-served basis; provided, however, that the Tenant and other such parties, including non-tenants, shall reserve the Auditorium in advance on a first come first served basis and such reservation shall establish a priority right for the reserving party. All reservations shall be coordinated with the Property Manager. In addition to the rights to use the Auditorium at no cost, the Tenant shall also have the right at no cost to use surrounding Common Areas on the second floor in proximity to the Auditorium for lunch, banquet, social or business events at least four (4) times per calendar year at no rental charge; provided, however, the Tenant shall be responsible, at its sole cost and expense, to provide janitorial services to clean up the Auditorium and the surrounding Common Areas immediately after the conclusion of any such event to the condition that existed immediately prior to such event. In that regard, the Tenant shall arrange for its own janitorial or support services, unless the Tenant has requested special services from the Landlord, which, in such case, shall be paid for by Tenant. In all circumstances, the right to use the Auditorium and surrounding Common Areas shall be operative only during Business Hours, unless otherwise consented to by the Landlord in writing, such consent not to be unreasonably withheld, conditioned or delayed. Any usage of the Auditorium or surrounding Common Areas by Tenant shall not materially disturb the normal operations of the Building, including, but not limited to, pedestrian ingress and egress to the second floor of the Building and associated Common Areas and elevators, security kiosks, bathrooms, and other such commonly shared infrastructure. Also, Tenant shall be required to reserve such events in advance with a minimum of fifteen (15) days’ notice in writing to the Property Manager, subject to confirmation by the Property Manager of the availability of such space for the event.
Section 15.02 — Building Fitness Center
     No later than September 1, 2012, the Landlord, at its sole cost and expense, shall complete the construction of and open an on-site fitness center with adequate bathrooms, showers and locker rooms, available to tenants of the Building and others (the “Fitness Center”). The Fitness Center shall (i) be of a quality comparable to other unmanned fitness centers located in Class A office buildings in downtown Jacksonville Florida, (ii) contain equipment comparable to other unmanned fitness centers located in Class A office buildings in downtown Jacksonville Florida or comparable size, in good condition and repair, and (iii) contain no less than two thousand five hundred (2,500) square feet of Rentable Area. The Landlord may lease the Fitness Center to a third party, directly manage such Fitness Center or arrange for management of the Fitness Center by a third party fitness center operator (such as the YMCA, Gold’s Gym, or other such provider); provided, however, that after opening timely, the Fitness Center shall be operated by Landlord or its third party management company during the Term of the Lease. The cost and expense associated with membership and use of the Fitness Center shall be at market rates as then provided charged at comparable facilities in the downtown Jacksonville market; provided, however, during the Term of the Lease such facilities shall be made available to the Tenant’s employees without cost (except for access passes, if applicable, to such Fitness Center) so long as no Event of Default has occurred and is continuing. However, Tenant employees shall be responsible for all costs and expenses associated with exercise classes, personal trainers, spin classes, or other such organized classes, if any, as provided at the Fitness Center and for which a separate charge is assessed to Fitness Center users. The use of the Fitness Center by the Tenant’s employees shall be subject to such employee executing and delivering to the Landlord such use or membership agreement as the Landlord shall from time to time request, which shall include the user’s assumption of risk associated with use of a fitness facility. Such membership rules shall contain the terms relating to access badges or passes, the cost thereof, and other rules as shall be implemented from time to time by the operator of the Fitness Center, all of which shall be uniformly and consistently applied to all users of the Fitness Center.
Section 15.03 — Wi-Fi Services
     During the term of the Lease, the Landlord shall provide at no cost to the tenants of the Building wireless hot spots for Wi-Fi connections on the first and second floor of the Building in Common Areas, at such locations as the Landlord shall determine, for Internet service for use by guests and tenants of the Building.
Section 15.04 — Sundries Shop
     As of the Effective Date, there is located on the ground floor of the Building a sundries shop. During the Term of this Lease, the Landlord shall use commercially reasonable efforts to maintain at all times a sundries shop on the ground floor of the Building of a quality comparable to other sundries shops located in Class A office buildings in downtown Jacksonville Florida. For purposes hereof, the Tenant acknowledges that as of the Effective Date the existing sundries shop located on the ground floor of the Building is satisfactory to Tenant. Such Sundries Shop location shall be subject to none of the Tenant’s rights contained in Sections 3.02, 3.03, 3.04 or 3.05 of this Lease.
Section 15.05 — Food Court Renovation
     (a) The Landlord, at its sole cost and expense, shall have substantially renovated the food court area and related seating area located on the second floor of the Building and the second floor bathroom at a level comparable for a Class A office building in downtown Jacksonville Florida in sufficient capacity to properly service the number of occupants in the Building, which renovations shall be completed no later than September 1, 2012. Thereafter, throughout the Term of the Lease, the Landlord shall use commercially reasonably efforts to attract and retain from time to time food vendors to occupy the food court area for the service and sale of food and beverage products and in a quality acceptable for a Class A office building. The Landlord’s efforts shall include, without limitation, commercially reasonable efforts to provide at all times at least four (4) different types of food specialties or concepts, e.g. delicatessen, pizzeria, or Asian. As well, the Landlord shall use commercially reasonable efforts to attract and retain a national or regional coffee vendor (such as StarBucks or Barnies) to sell coffee products and related offerings at a location to be determined on the first or second floor of the Building, and, if the Landlord is unable to obtain and retain such a national or regional coffee vendor despite its commercially reasonable efforts, then the Landlord shall use commercially reasonable efforts to locate a local coffee vendor acceptable for a Class A office building (such as any of the vendors providing coffee service on the ground floor of the Bank of America building or Omni building as of the Effective Date).
     (b) Should the Tenant determine in its commercially reasonable judgment that the Landlord is failing to fulfill its obligations, as set forth in Section 15.05(a) hereinabove, then the Tenant shall provide written notice to the Landlord of the Tenant’s assertion that the Landlord is in breach of its obligations hereunder, which notice shall provide with specificity the obligations which the Landlord is failing to provide, and a suggested cure of such breach. The Landlord shall have, in any such circumstance, a period of ninety (90) days to remedy such breach after notice, provided that Landlord timely commences such cure and thereafter diligently and continuously prosecutes such cure to completion. In the event that Landlord fails to cure the breach within such ninety (90) day period, Tenant may at any time after the expiration of such original ninety (90) day period deliver a second notice to Landlord of such breach and Landlord shall have an additional ninety (90) day period to cure such breach after notice, provided that Landlord timely commences such cure and thereafter diligently and continuously prosecutes such cure to completion.
     (c) Should the Tenant determine that the Landlord has failed on at least two (2) occasions for more than ninety (90) days each with respect to the same asserted breach, to cure any such breach as set forth in Section 15.05(b) hereinabove (the “End of Food Court Cure Period”), then the Tenant’s sole remedy shall be to file suit seeking a judicial determination that the Landlord has breached the terms and provisions of Section 15.05(a) (the “Vendor Litigation”). Should the Tenant prevail in the Vendor Litigation, as evidenced by a non-appealable final judgment in the Tenant’s favor, or should Landlord cure such breach during the pendency of the Vendor Litigation, then the Tenant’s exclusive remedy shall be to obtain from the date of the End of Cure Period, a ten percent (10%) reduction in the Base Rent set forth in Section 4.01 of this Lease, as such rates are then in effect. Any final judgment in the Tenant’s favor under which the Tenant would be afforded the ten percent (10%) reduction in the Base Rent must include findings of fact by the Court stating with specificity the Landlord’s default(s).
     (d) The prevailing party in such Vendor Litigation shall be entitled to reimbursement from the non-prevailing party for all costs and expenses incurred by the prevailing party, including, without limitation, its reasonable attorneys’ fees at trial and for any appeal related thereto. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered or the party who obtains the relief sought due to the other party curing the alleged failure during the pendency of such litigation.
     (e) The Tenant’s remedies under this Section 15.05 is the sole and exclusive remedy with respect to the defaults asserted by the Tenant contained in this Section 15.05 and shall not avail the Tenant to any other rights under this Lease, including, without limitation the right of the Tenant to assert that the Landlord is otherwise in default under the terms and provisions of this Lease, and the Tenant shall have no remedy to terminate this Lease or seek any other remedy hereunder for a Landlord default under Section 15.05. Further, should the Landlord remedy the default asserted by the Tenant during the pendency of any litigation described in this Section 15.05, then the Tenant shall be entitled to (i) the reduction in Base Rent from the End of Cure Period through the date of such cure in accordance with Section 15.05(c) and (ii) costs and expenses through such date in accordance with Section 15.05(d). The Rent reduction afforded in this Section 15.05 shall be operative only during the period commencing on the End of Cure Period through the date that Landlord cures the default and delivers written notice and evidence of such cure to Tenant.
     (f) Such food court area shall be subject to none of the Tenant’s rights contained in Sections 3.02, 3.03, 3.04 or 3.05 of this Lease.
Section 15.06 — Property Management
     (a) During the Term of this Lease, the Landlord shall employ a first class property management company (the “Property Manager”) with (i) at least one (1) employee with a “Certified Property Manager” designation, dedicated exclusively to the management of the Building and (ii) such other, property management and maintenance personnel adequate to maintain the upkeep and maintenance of the Building to the standards required by this Lease. The Property Manager may be the direct employee of the Landlord or may be third party agents, hired by the Landlord from time to time to provide such services. For purposes of this Section 15.06 the Tenant agrees that the existing Property Manager, as of the Effective Date, is acceptable to the Tenant.
     (b) Should the Tenant determine in its commercially reasonable judgment that the Landlord is failing to fulfill its obligations, as set forth in Section 15.06(a) hereinabove, then the Tenant shall provide written notice to the Landlord of the Tenant’s assertion that the Landlord is in breach of its obligations hereunder, which notice shall provide with specificity the obligations which the Landlord is failing to provide, and a suggested cure of such breach. The Landlord shall have, in any such circumstance, a period of ninety (90) days to remedy such breach after notice, provided that Landlord timely commences such cure and thereafter diligently and continuously prosecutes such cure to completion. In the event that Landlord fails to cure the breach within such ninety (90) day period, Tenant may at any time after the expiration of such original ninety (90) day period deliver a second notice to Landlord of such breach and Landlord shall have an additional ninety (90) day period to cure such breach after notice, provided that Landlord timely commences such cure and thereafter diligently and continuously prosecutes such cure to completion.
     (c) Should the Tenant determine that the Landlord has failed on at least two (2) occasions for more than ninety (90) days each with respect to the same asserted breach, to cure any such breach as set forth in Section 15.06(b) hereinabove (the “End of Management Cure

Period”), then the Tenant’s sole remedy shall be to file suit seeking a judicial determination that the Landlord has breached the terms and provisions of Section 15.05(a) (the “Management Company Litigation”). Should the Tenant prevail in the Management Company Litigation, as evidenced by a non-appealable final judgment in the Tenant’s favor, or should the Landlord cure such breach during the pendency of the Management Company Litigation, then the Tenant’s exclusive remedy shall be to obtain from the date of the End of Management Cure Period, a ten percent (10%) reduction in the Base Rent set forth in Section 4.01 of this Lease, as such rates are then in effect. Any final judgment in the Tenant’s favor under which the Tenant would be afforded the ten percent (10%) reduction in the Base Rent must include findings of fact by the Court stating with specificity the Landlord’s default(s).
     (d) The prevailing party in such Management Company Litigation shall be entitled to reimbursement from the non-prevailing party for all costs and expenses incurred by the prevailing party, including, without limitation, its reasonable attorneys’ fees at trial and for any appeal related thereto. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered or the party who obtains the relief sought due to the other party curing the alleged failure during the pendency of such litigation.
     (e) The Tenant’s remedies under this Section 15.06 is the sole and exclusive remedy with respect to the defaults asserted by the Tenant contained in this Section 15.06 and shall not avail the Tenant to any other rights under this Lease, including, without limitation the right of the Tenant to assert that the Landlord is otherwise in default under the terms and provisions of this Lease, and the Tenant shall have no remedy to terminate this Lease or seek any other remedy hereunder for a Landlord default under Section 15.06. Further, should the Landlord remedy the default asserted by the Tenant during the pendency of any litigation described in this Section 15.06, then the Tenant shall be entitled to (i) the reduction in Base Rent from the End of Management Cure Period through the date of such cure in accordance with Section 15.06(c) and (ii) costs and expenses through such date in accordance with Section 15.06(d). The Rent reduction afforded in this Section 15.06 shall be operative only during the period commencing on the End of Management Cure Period through the date that Landlord cures the default and delivers written notice and evidence of such cure to Tenant.
Section 15.07 — Security Guards
     (a) During the Term of this Lease, the Landlord shall provide at all times (i) security guards to provide security service to the Building consistent with other Class A office buildings in downtown Jacksonville, and (ii) recorded security cameras located throughout the first and second floor Common Areas of the Building. Such security guards may be the direct employees of the Landlord or they may be provided through a third party vendor hired by the Landlord as an agent to provide security to the Building. The Tenant acknowledges and agrees that the security of the Building and its tenants are of primary importance to such security guards and in that regard such security guards shall give priority for the safety and security of the Building and its occupants. Subject to such priority, commencing upon the Interim Rent Commencement Date, during the Term of this Lease, the security guards shall escort the Tenant’s employees, upon request, on a first-come first-served basis, to such employees’ parking spaces in any of the

Parking Facilities, at no cost to the Tenant.
     (b) In lieu of the security guards providing escort services, the Landlord may arrange through the Downtown Vision’s Ambassador Program for such ambassadors to provide escorts to the Tenant’s employees to their parking spaces in the Parking Facilities from time to time, upon request, all on a first-come first-served priority basis, at no cost to the Tenant. The Tenant acknowledges that the Concierge Parking Service shall have no responsibility for such employee escort and the Tenant, on its behalf and on behalf of its employees, acknowledges and agrees that the undertakings herein to provide escort services to employees shall not be a guarantee that such employee shall be protected from harm, the parties hereto acknowledging and agreeing that any pedestrian walking the public streets assumes the risk of association with the public and the criminal element associated therewith from time to time.
     (c) Should the Tenant determine in its commercially reasonable judgment that the Landlord is failing to fulfill its obligations, as set forth in Section 15.07(a) hereinabove, then the Tenant shall provide written notice to the Landlord of the Tenant’s assertion that the Landlord is in breach of its obligations hereunder, which notice shall provide with specificity the obligations which the Landlord is failing to provide, and a suggested cure of such breach. The Landlord shall have, in any such circumstance, a period of ninety (90) days to remedy such breach after notice, provided that Landlord timely commences such cure and thereafter diligently and continuously prosecutes such cure to completion. In the event that Landlord fails to cure the breach within such ninety (90) day period, Tenant may at any time after the expiration of such original ninety (90) day period deliver a second notice to Landlord of such breach and Landlord shall have an additional ninety (90) day period to cure such breach after notice, provided that Landlord timely commences such cure and thereafter diligently and continuously prosecutes such cure to completion.
     (d) Should the Tenant determine that the Landlord has failed on at least two (2) occasions for more than ninety (90) days each with respect to the same asserted breach, to cure any such breach as set forth in Section 15.07(c) (the “End of Guard Cure Period”), then the Tenant’s sole remedy shall be to file suit seeking a judicial determination that the Landlord has breached the terms and provisions of Section 15.07(a) (the “Guard Litigation”). Should the Tenant prevail in the Guard Litigation, as evidenced by a non-appealable final judgment in the Tenant’s favor, or should Landlord cure such breach during the pendency of the Guard Litigation, then the Tenant’s exclusive remedy shall be to obtain from the date of the End of Guard Cure Period, a ten percent (10%) reduction in the Base Rent set forth in Section 4.01 of this Lease, as such rates are then in effect. Any final judgment in the Tenant’s favor under which the Tenant would be afforded the ten percent (10%) reduction in the Base Rent must include findings of fact by the Court stating with specificity the Landlord’s default(s).
     (e) The prevailing party in such Vendor Litigation shall be entitled to reimbursement from the non-prevailing party for all costs and expenses incurred by the prevailing party, including, without limitation, its reasonable attorneys’ fees at trial and for any appeal related thereto. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered or the party who obtains the relief sought due to the other party curing the alleged failure during the pendency of such litigation.
     (f) The Tenant’s remedies under this Section 15.07 is the sole and exclusive remedy with respect to the defaults asserted by the Tenant contained in this Section 15.07 and shall not avail the Tenant to any other rights under this Lease, including, without limitation the right of the Tenant to assert that the Landlord is otherwise in default under the terms and provisions of this Lease, and the Tenant shall have no remedy to terminate this Lease or seek any other remedy hereunder for a Landlord default under Section 15.07. Further, should the Landlord remedy the default asserted by the Tenant during the pendency of any litigation described in this Section 15.07, then the Tenant shall be entitled to (i) the reduction in Base Rent from the End of Guard Cure Period through the date of such cure in accordance with Section 15.07(d) and (ii) costs and expenses through such date in accordance with Section 15.07(e). The Rent reduction afforded in this Section 15.07 shall be operative only during the period commencing on the End of Guard Cure Period through the date that Landlord cures the default and delivers written notice and evidence of such cure to Tenant.
Section 15.08 — IT/Technology Access
     In addition to the Tenant’s rights in the Common Areas, the Tenant may from time to time provide written notice to the Landlord that the Tenant requests access to the Building’s IT/telecom closets, chases, plenums and raceways of the Building for the purposes of installing, maintaining and replacing conduit and cable supporting Tenant’s operations in the Premises. As soon as practicable under the circumstances but in no event later than twenty-four (24) hours after notice to the Landlord, the Landlord shall cause the Landlord’s representative to provide access to any such IT/telecom closets, chases, plenums and raceways for the purposes stated herein and in all cases, the Tenant’s employees, agents and contractors must be accompanied by the Landlord’s representative during all periods of such access. In the event of any emergency or mission critical situation for the Tenant, the Landlord will make all efforts to immediately provide the Tenant with access to the Building’s IT/telecom closets, chases, plenums and raceways of the Building for the purposes of resolving the emergency and/or mission critical situation. The Tenant releases the Landlord and its managers, officers, directors, shareholders, affiliates (and all officers, directors, shareholders or members of such affiliate) members, employees and agents, from any claim, liability, loss or damage arising out of or related to such access and the Tenant assumes all risk associated with such access, except for the gross negligence or willful misconduct of the Landlord. In that regard, the Tenant agrees to indemnify, defend and hold harmless the Landlord and its managers, officers, directors, shareholders, affiliates (and all officers, directors, shareholders or members of such affiliate) members, employees and agents in connection with any claim made against the Landlord arising out of the Tenant’s access, except for the gross negligence or willful misconduct of the Landlord. Upon termination of this Lease, notwithstanding anything herein to the contrary, the Tenant shall have no responsibility for removing any of the Tenant’s conduit or cabling from the Premises or elsewhere in the Building, as any of such conduit or cable may have been installed pursuant to the exercise of the Tenant’s rights contained in this Section 15.08 or elsewhere in this Lease, and upon expiration or termination of the Lease all of such conduit or cable then remaining shall be and become Landlord’s property without any further action on the part of

Landlord or Tenant.
Section 15.09 — Tenant’s Incidental Non-Exclusive Use Rights
     In addition to the Tenant’s to use of the Common Areas of the Building, the Tenant shall also have the non-excusive right to use in common with other tenants of the Building the loading dock and freight elevators of the Building during the Term of this Lease without additional charge or expense. The use of such loading dock and freight elevator shall be coordinated with the Property Manager. Such access shall be available to Tenant on a first-come first-served basis with other tenants in the Building. The Tenant’s right to use the loading dock and freight elevator shall be utilized in a commercially reasonable manner so that such facilities are only used during active times of unloading and moving freight, furniture, supplies, deliveries and other materials used by such loading dock and freight elevator. In no event shall the Tenant park, for any extended period of time, a car, truck or other vehicle at the loading dock except for periods of active loading and unloading of such vehicles, and in no event shall the Tenant render inoperable the freight elevators such that they stop for any extended period of time on any floor of the Building, except for periods of active loading and unloading of such elevators.
Section 15.10 — Roof Use Rights
     (a) During the Initial Term of this Lease, the Tenant at its sole cost and expense, subject to the terms and conditions hereof, shall have the right to install on the existing penthouse antennae grid, located on the roof of the Building, a small satellite dish or antennae (the “Com Gear”) without any additional cost or charge to the Tenant; provided, however, the location of the Com Gear shall be coordinated with the Landlord. The Landlord shall have the sole right in its discretion to select the location on the roof of the Building where any such of the Com Gear shall be located, the Tenant recognizing, that there already presently exists on the Building satellite dishes, antenna and other emergency response communication devices utilized by other tenants within the Building, and state and Federal authorities charged with emergency preparedness and other similar obligations.
     (b) In no event shall any satellite dish be any larger than thirty-six inches (36”) in diameter and in no event shall any antennae be taller than five feet (5’), as measured from the exterior surface of the aforesaid penthouse antennae grid structure of the Building.
     (c) The Tenant shall be solely responsible for all costs associated with the acquisition, installation and maintenance of any of such of the Com Gear and installation of same shall be coordinated with the Landlord. Prior to any installation of the Com Gear, the Tenant shall provide to the Landlord for its approval detailed drawings showing how any of the Com Gear shall be located on the roof of the Building, the weight thereof, the roof penetrations needed, if any, into the roof of the Building and that appropriate measures will have been taken to maintain the Com Gear and to prevent it from blowing from the roof of the Building in the event of a hurricane, tornado or other such storm event (the “Com Gear Plans”). The Landlord shall access such information and may require changes or adjustments to the Tenant’s Com Gear Plans as the Landlord shall determine in its commercially reasonable discretion. The Tenant shall indemnify the Landlord and its managers, officers, directors, shareholders, affiliates (and all officers, directors, shareholders or members of such affiliate) members, employees and agents from and against any claim, loss, liability or damage arising out of or related to the installation, use and/or operation of the Com Gear located on the roof of the Building, except for the gross negligence or willful misconduct of the Landlord. Further, the Tenant shall immediately, upon written request of the Landlord, cause to be repaired any circumstances arising with any of the Com Gear that creates a danger to the public or is the source of any water intrusion into the Building.
Section 15.11 — Disaster Recovery Plan/Back-Up Power
     During the Term of this Lease, the Landlord shall maintain, share and coordinate with the Tenant, a disaster recover and emergency management plan for the Building. The Tenant shall have the non-exclusive use of the Building’s generators which shall provide, subject to the terms below, to the Premises sufficient capacity to power the Tenant’s data closets and at least two hundred (200) workstations; limited, however, to electrical power in the amount of two hundred (200) KW. Upon written request, the Landlord shall provide the Tenant with copies of the results of the Landlord’s regularly scheduled maintenance tests of such generators which shall be performed by Landlord at least once every three (3) months. The Tenant may add, at its sole cost and expense, an additional generator to the Building to assist with non-exclusive back-up power to the Building (the “Tenant Generator”). The Landlord and the Tenant acknowledge that the Landlord has limited physical space within which to install an additional emergency power generator. Accordingly, prior to permitting another tenant to install an additional emergency power generator in the Building, the Landlord shall promptly provide the Tenant with written notice of the request of another tenant to install such emergency power generator and the Tenant may request that the Landlord install a Tenant Generator in priority to such other requesting tenant, provided that the Tenant provides a written notice to the Landlord within fifteen (15) days of receiving the Landlord’s notice. Any emergency power generator installed by the Landlord on behalf of the Tenant shall comply with the provisions set forth herein. The Tenant shall have the right to use up to seventy percent (70%) of the additional capacity generated by the Tenant Generator; provided that there are at least four (4) generators at the Building and all of such generators are operational. The Tenant Generator shall be installed by the Landlord, at the sole cost and expense of the Tenant, including, without limitation, any hoisting charges; provided, however, that Tenant shall have the right to participate in any negotiations relating to the procurement and installation of the Tenant Generator and shall have the right to approve any associated contracts, which approval will not be unreasonably withheld, delayed or conditioned. In no event shall the Landlord have any responsibility for any costs associated with the procurement or installation of the Tenant Generator. Any such Tenant Generator may be installed on the roof of the loading dock of the Building in accordance with existing Building systems and the Landlord shall have exclusive control over the installation of any such Tenant Generator. In any event, all emergency generators shall share fuel tanks in common with all other such emergency generators and all costs and expenses to operate, fuel and maintain such generators, including the Tenants Generator, shall be an Operating Expense; provided, however, any such emergency generator installed or requested by the Tenant to be installed, shall be purchased by the Landlord with funds provided by the Tenant subject to the cap as set forth herein, shall be compatible with the existing disaster recovery and emergency systems utilized in the Building from time to time, but shall be, nevertheless, owned by the Tenant. The Tenant shall have all risk of loss related to such Tenant Generator. In that regard, the Tenant shall be responsible for procuring any insurance it desires in its sole discretion to obtain with respect to such Tenant Generator. Notwithstanding anything herein to the contrary, the Tenant acknowledges and agrees that all arrangements and efforts set forth herein to ensure power to the Tenant, the Tenant’s closets and Tenant’s workstations, are, however, and in all circumstances subject to and subordinate to the electrical power needs of the fire prevention, security and life saving systems designed to protect the Building and the tenants of the Building and that any such systems shall have priority with respect to available electrical resources in the event that any disaster recovery or emergency management plan for the Building is in force and effect. No later than thirty (30) days after the termination of this Lease, whether by passage of time, default or upon the Tenant’s election, the Tenant, at its sole cost and expense, shall remove the Tenant’s generator and all risk of loss associated therewith shall be borne by the Tenant; further, the Tenant shall coordinate with the Landlord, in advance, the methodology and timing of such removal to insure that such removal has no adverse impact on the existing emergency back up generator system or its continuous availability and function. The Landlord agrees in the event that more emergency power becomes available due to the addition of a generator provided by the Landlord for the Building or due to the release of the Landlord’s obligations following the termination of leases in effect as of the Effective Date that the Landlord will not agree to provide any current (excluding any rights existing as of the Effective Date) or future tenant with emergency power, without reserving and providing the Tenant’s Share of such excess emergency power to the Tenant up to an additional two hundred (200) KW in the aggregate.
Section 15.12 — Sustainability Mission Statement
     The Landlord is committed to creating a better environment through sustainable practices compatible with LEED principals. The Landlord’s goal is to lessen the impact on our planet and provide the best possible working environment for its tenants through conservation efforts that use less, waste less and leave less. The Landlord strives to improve performance of the Building systems to reduce energy consumption, expand recycle programs to reduce waste and to develop responsible operating practices to ensure a healthy indoor air quality. The Landlord is committed with its tenants through those practices to advance the Building to an environmentally responsible, profitable and a healthy place to work.
Section 15.13 — Surrender of Rights/Diminishment of Obligations
     In the event that the Tenant vacates more than seventy percent (70%) of the Premises as a result of an agreement from a third party to assume, take over, or reimburse the Tenant for any of the Tenant’s obligations under this Lease in order to induce the Tenant to lease space from the third party, then the obligations of the Landlord under Section 15.01, 15.02, 15.04 and 15.05, shall terminate as of the date such percentage of vacation is achieved.

Section 15.14 — Merger of Communications
     This Lease (together with all Exhibits and Addenda referred to herein or attached hereto) supersede any and all prior oral and written communications, emails, letters of intent, understandings and prior drafts and communications between the Tenant and Landlord (the “Communications”) with respect to the matters described herein and related hereto, and each of the parties hereto acknowledge and agree that this Lease embodies all such Communications. A separate letter understanding of even date between Tenant and Landlord relates to Landlord’s plans to seek to build another parking garage to support the Building, which subject matter and agreement have no effect on this Lease in any way.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the Execution Date.

Signed, sealed and delivered in the presence of:		LANDLORD:

EL-AD FLORIDA LLC, a Florida limited liability company

		By:	EL-AD GROUP FLORIDA CORP.,
a Florida corporation,
Its Managing Member

	/s/ Raanan Persky	By:	/s/ Yoseph Manor

Print name:	Raanan Persky		Yoseph Manor, President

Date: December 15, 2011

/s/ Arik Bronfman

Print name:	Arik Bronfman

	/s/ Kathleen Roman	By:	/s/ Orly Daniell

Print name:	Kathleen Roman		Orly Daniell, Director

Date: December 15, 2011

/s/ Lee Levy

Print name:	Lee Levy

[SIGNATURE PAGE TO LEASE]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the Execution Date.

Signed, sealed and delivered in the presence of:		TENANT:

EVERBANK, a Federal savings bank

	/s/ Jean-Marc Corredor	By	/s/ Robert M. Clements

Print name:	Jean-Marc Corredor		Robert M. Clements

Its: Chief Executive Officer

	/s/ Thomas A. Hajda	Date: December 15, 2011

Print name:	Thomas A. Hajda

[SIGNATURE PAGE TO LEASE]

EXHIBIT “A”
PREMISES
     That portion of the Building consisting of full floors 7th, 8th, 9th, 20th, 21st, 22nd, 23rd, 24th and 25th in the Office Section.
EXHIBIT A

EXHIBIT “A-1”
FIRST FLOOR SPACE

AT&T Tower

Jacksonville, Florida

Suite 150
6,994 RSF

First Floor
301 West Bay Street

ELEMENT NATIONAL MANAGEMENT

ELAD NATIONAL PROPERTIES

EXHIBIT A-1

EXHIBIT “B”
LEGAL DESCRIPTION OF DEVELOPMENT
Parcel 1 (Building)
All of Block 46, Hart’s Map of Jacksonville, Duval County, Florida, bounded on the North by Forsyth Street, on the West by Pearl Street, on the South by Bay Street and on the East by Julia Street.
Also described as:
Block 46, Hart’s Map of Jacksonville, according to the former Public Records of Jacksonville, Duval County, Florida, being more particularly described as follows:
For Point of Beginning, commence at the Southwest corner of said Block 46, Harts Map of Jacksonville, said point being the Point of Intersection of the Northerly right-of-way line of Bay Street with the Easterly right-of-way line of Pearl Street as said right-of-ways are established and accepted by the City of Jacksonville, and run North 14°52’24” East along said Easterly right-of-way line of Pearl Street, a distance of 209.69 feet to its Point of Intersection with the Southerly right-of-way line of Forsyth Street; run thence South 75°26’06” East along last said right-of-way line, a distance of 317.28 feet to its Point of Intersection with the Westerly right-of-way line of Julia Street; run thence South 14°48’09” West along last said right-of-way line, a distance of 210.62 feet to its Point of Intersection with aforesaid Northerly right-of-way line of Bay Street; run thence North 75°16’21” West along said right-of-way line, a distance of 317.52 feet to the Point of Beginning.
Parcel 2 (Building Parking Garage)
All of Lots 4, 5, and 6, Block 97, Hart’s Map of LaVilla, Jacksonville, Duval County, Florida, bounded on the East by Clay Street, on the North by Forsyth Street, on the West by Broad Street, and on the South by Lots 1, 2 and 3 of said Block 97.
Also described as:
Lots 4, 5 and 6, Block 97, Hart’s Map of LaVilla, according to the former public Records of Jacksonville, Duval County, Florida, being more particularly described as follows:
For Point of Beginning, commence at the Northwest corner of Lot 4, Block 97, Hart’s Map of LaVilla, said point being the Point of Intersection of the Easterly right-of-way line of Broad Street with the Southerly right-of-way line of Forsyth Street as said right-of-ways are established and accepted by the City of Jacksonville, and run Easterly along said Southerly right-of-way line a distance of 327.15 feet to its Point of Intersection with the Westerly right-of-way line of Clay Street; run thence Southerly, along said right-of-way line of Clay Street, making an interior angle of 76°18’30” to the left from said right-of-way line of Forsyth Street, a distance of 106.10 feet to
EXHIBIT B

the Southeasterly corner of Lot 6, Block 97, Harts Map of LaVilla; run thence Westerly along the Southerly boundary of aforementioned Lots 4, 5 and 6, making an interior angle of 103°44’57” to the left from said right-of-way line of Clay Street, a distance of 327.08 feet to the aforesaid Easterly right-of-way line of Broad Street; run thence Northerly along said right-of-way line making an interior angle of 76°20’03” to the left from the Southerly boundary of said Lots 4, 5 and 6, a distance of 106.44 feet to the point of beginning.
EXHIBIT B

EXHIBIT “C”
WORK LETTER
(Design and Construction of the Initial Premises)
     1. Introduction. This Exhibit “C” (this “Work Letter”) sets forth the rights and obligations of the Landlord and the Tenant with respect to planning, engineering, final construction drawings, and the construction and installation of (i) the improvements enumerated in Schedule “1”, attached hereto and by this reference made a part hereof, which improvements are hereinafter referred to as the “Building Improvements” (and sometimes referred to as the “Base Building Requirements”) and (ii) the initial improvements, not including any Building Improvements, to be made entirely within the Initial Premises, and completed before the Term Commencement Date (the “Tenant Improvements”). Although the Tenant Improvements will be constructed entirely within the Initial Premises, the Landlord and the Tenant acknowledge and agree that a portion of the Building Improvements will be constructed within the Initial Premises, while a portion of the Building Improvements will also be constructed outside of the Initial Premises. The portion of the Building Improvements to be constructed outside of the Initial Premises are hereinafter referred to as the “Mezzanine Improvements”. The portion of the Building Improvements to be constructed within the Initial Premises shall hereinafter be referred to as the “Initial Premises Building Improvements.” The Initial Premises Building Improvements together with the Tenant Improvements shall collectively hereinafter be referred to as the “Initial Premises Work.” The Building Improvements and the Tenant Improvements taken together constitute the “Total Work.” When completed, the Total Work (excluding any of the Tenant’s voice/data cabling and conduit, which shall be and remain the Tenant’s Property during the Term) shall become a part of the Building and owned by the Landlord. The Building Improvements will be provided and installed by the Landlord as set forth herein, at the Landlord’s sole cost and expense, in accordance with the Landlord’s choice of materials (which materials shall not be of a lesser quantity or quality than Building Standard unless allowed by the terms of this Work Letter) and the cost and expense thereof shall not be charged against any portion of the Tenant Improvement Allowance, or otherwise be required to be paid for by the Tenant. The Tenant Improvements contemplated by this Work Letter, unless otherwise set forth herein will be provided at the Tenant’s sole cost and expense, subject to the Landlord’s contribution of the Tenant Improvement Allowance. The Landlord and the Tenant agree that the Landlord shall, in accordance with the terms of this Work Letter, engage one (1) general contractor to perform the Initial Premises Work but such general contractor shall prepare and submit a separate bid and contract for each of the Tenant Improvements and the Initial Premises Building Improvements in accordance with Section 5 of this Work Letter. Such Initial Premises Building Improvements and the Mezzanine Improvements (as the case may be) shall be substantiated by the Landlord to the Tenant to have been accomplished, or to be in compliance with the standards enumerated in Schedule “1” on or before the applicable time periods identified below.
     2. Architect. The construction of the Tenant Improvements, as set forth herein, contemplates and requires that the Tenant’s Plans and Specifications, described below, shall be prepared by Rolland, DelValle & Bradley, Jacksonville, Florida, hereinafter referred to as the “Tenant Architect.” The construction of the Building Improvements, as set forth herein,
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contemplates and requires that the Landlord’s Plans and Specifications for the Initial Premises Building Improvements, described below, and the Landlord’s plans for the Mezzanine Improvements shall be prepared by the Landlord Architect. The cost and expense of the Tenant Architect for the work performed on the Tenant’s Plans and Specifications for the Tenant Improvements, but not for the Building Improvements (the “Reimbursable Tenant TI Architect Costs”) shall be paid for by the Landlord from the Tenant Improvement Allowance. The Reimbursable Tenant TI Architect Costs shall be paid to the Tenant Architect by the Escrow Agent in accordance with the procedure and the time periods set forth in the TI Escrow Agreement (as defined hereinafter) for TI Draw Requests, with the Tenant Architect (instead of the General Contractor) submitting the payment request in accordance with the provisions of Section 14 of this Work Letter and Tenant (instead of Tenant Architect) being the approving party, and if the Tenant has paid the Tenant Architect directly for any of the Reimbursable Tenant TI Architect Costs, then the payment for any such Reimbursable Tenant TI Architect Cost shall be paid by Escrow Agent to Tenant instead of to Tenant Architect (so long as the provisions of Section 14 of this Work Letter have been met with regard to any such request). The cost and expense of the Landlord Architect for the work performed on (i) the Landlord’s Plans and Specifications for the Initial Premises Building Improvements (but not the Tenant Improvements) and (ii) the Landlord’s plans for the Mezzanine Improvements shall be paid for by the Landlord at its sole cost and expense and shall not be included in any Reimbursable Tenant TI Architect Costs. Any request for payment of a Reimbursable Tenant TI Architect Cost shall be considered and treated as a TI Draw Request for purposes of this Agreement, including the notices and time periods to apply thereto.
     3. Plans and Specifications.
          (a) Tenant’s Plans and Specifications.
               (i) The Tenant furnished to the Landlord on October 24, 2011, construction drawings, complete at the ninety percent (90%) level, for work desired by the Tenant in the Initial Premises, excluding the Building Improvements (the “Tenant’s 90% Plans and Specifications”), and including the general layout of all the spaces and where applicable:
                    (1) The location and extent of floor loading in excess of eighty (80) pounds per square footage (live load) (the parties agree that this specification shall apply only to one hundred percent (100%) complete permit ready construction drawings and not to the Tenant’s 90% Plans and Specifications);
                    (2) Special air conditioning requirements, other than normal office use, by location and general description of need;
                    (3) Location and description of any plumbing requirements;
                    (4) Estimated total electrical load, including lighting, for entire space, and indicated by type and kind of fixtures, receptacles, etc.;
                    (5) Description and location of any special architectural
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features which may require structural changes;
                    (6) Description and/or detailed specification for any items which require long lead time for delivery;
                    (7) Partition locations and type;
                    (8) Door locations, size and type, including latch or lockset requirements. This information should be listed in a door and hardware schedule;
                    (9) Reflected ceiling plans, including location of lights, light switches, HVAC diffusers and sprinkler heads;
                    (10) The location of electrical outlets and telephone outlets;
                    (11) Any cabinet work, ornamental metal work, special architectural installations and details;
                    (12) Schedule of all equipment and its electrical, mechanical and operating character;
                    (13) Air conditioning loads, and diffusers for all areas including those for special needs outlined in Section 3(a)(i)(2) above and any special exhaust requirements;
                    (14) Ceiling heights other than 8’10” or any ceiling other than Building Standard; and
                    (15) Finishing schedules, including all paint colors, wall coverings, floor covering, special window treatments, if any.
               (ii) The Landlord has reviewed the Tenant’s 90% Plans and Specifications and there is no Tenant Delay in connection therewith. The Tenant timely delivered and the Landlord approved the Tenant’s one hundred percent (100%) complete permit ready construction drawings prior to the Effective Date (the “Tenant’s Plans and Specifications”), and there is no Tenant Delay in connection therewith. The Tenant’s Plans and Specifications shall be revised to incorporate any changes or work required by any local governmental inspecting authority.
               (iii) The Tenant’s Plans and Specifications shall comply with the City of Jacksonville’s Building Code and with insurance regulations for a fire resistive Class A Building. All of the Tenant’s Plans and Specifications shall be in a form satisfactory for filing with appropriate governmental authorities for permits and licenses required for construction and shall also be subject to approval of such governmental authorities.
               (v) The Tenant’s Plans and Specifications shall not include the
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Building Improvements.
               (vi) At the completion of construction, the General Contractor (as hereinafter defined) shall furnish as-built drawings and specifications to the Landlord, Tenant, and Tenant Architect. The as-built documents shall show all of the Tenant’s base Building utilities and services, inclusive of those concealed by the Tenant Improvements.
          (b) Landlord’s Plans and Specifications.
               (i) The Landlord furnished to the Tenant on October 26, 2011, ninety percent (90%) complete construction drawings, for the Initial Premises Building Improvements (the “Landlord’s 90% Plans and Specifications”), and including the general layout of all the spaces and where applicable:
     Finishing schedules, including without limitation, all paint colors, wall coverings, floor covering, special window treatments, if any.
               (ii) The Tenant reviewed and commented upon the Landlord’s 90% Plans and Specifications, and there is no Tenant Delay in connection therewith. The Landlord timely delivered and the Tenant approved, prior to the Effective Date, the Landlord’s one hundred percent (100%) complete permit ready construction drawings for the Initial Premises Building Improvements (the “Landlord’s Plans and Specifications”) and there is no Tenant Delay in connection therewith. The Landlord’s Plans and Specifications shall be revised to incorporate any changes or work required by any local governmental inspecting authority.
               (iii) The Landlord’s Plans and Specifications shall comply with the City of Jacksonville’s Building Code and with insurance regulations for a fire resistive Class A Building. All of the Landlord’s Plans and Specifications shall be in a form satisfactory for filing with appropriate governmental authorities for permits and licenses required for construction and shall also be subject to approval of such governmental authorities.
               (iv) The Landlord’s Plans and Specifications shall not include the Tenant Improvements or the Mezzanine Improvements.
     4. Bid Process; General Contractor Selection. When completed, as contemplated in Section 3 above, the Tenant’s Plans and Specifications and the Landlord’s Plans and Specifications will be submitted for a competitive bid by the Landlord to at least three (3) general contractors selected by the Landlord and reasonably approved by the Tenant which approval shall not be unreasonably withheld, conditioned, or delayed. For purposes hereof, both Auld & White and Brasfield & Gorrie are deemed by the parties hereto to be approved contractors, together with any other contractor mutually agreed upon by the Landlord and the Tenant. The Landlord shall cause the Landlord Architect and the Tenant Architect to provide to the Tenant a draft of the proposed bid submittal package for review and approval by the Tenant prior to submitting such proposal for bid, whereupon the Tenant shall provide to the Landlord in writing the Tenant’s comments, if any, to such bid proposal within three (3) Business Days of receipt of such bid proposal. The Landlord, along with the Tenant, after receipt and review of
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the bids from the contractors, shall mutually determine which of the contractors to select as the general contractor (the “General Contractor”) to accomplish the Initial Premises Work, contemplated by the Tenant’s Plans and Specifications and the Landlord’s Plans and Specifications; provided, however, in the event that the Tenant and the Landlord cannot agree on the contractor to select, the Tenant shall have the right to eliminate one (1) contractor and the Landlord shall select the contractor from the remaining options to accomplish the Initial Premises Work. If the bid from the selected contractor (excluding the cost of the Tenant’s voice/data cabling) with respect to the Tenant Improvements is greater than one hundred fifteen percent (115%) of the Tenant Improvement Allowance, then the Tenant may require that the Landlord rebid the job with additional contractors mutually agreed upon by the parties and any delay caused by such rebidding process related to the Tenant Improvements shall be deemed a Tenant Delay provided that the Landlord promptly and diligently pursues the rebid process. The Tenant and the Landlord each agree that the General Contractor chosen for each of the Tenant Improvements and the Initial Premises Building Improvements shall be the same general contractor and the bids for each of the Tenant Improvements and the Initial Premises Building Improvements shall be approved at the same time. After selection of the General Contractor, as provided for herein, the Landlord shall submit the total cost of the Tenant Improvements to the Tenant for its approval. The Tenant shall notify the Landlord in writing of the Tenant’s approval of the cost of the Tenant Improvements within three (3) Business Days after receipt of the Landlord’s cost submission. In the event the selected bid (excluding the cost of the Tenant’s voice/data cabling) is greater than one hundred forty percent (140%) of the Tenant Improvement Allowance, then the Tenant may terminate the Lease by giving notice in writing to the Landlord no later than ten (10) days from the receipt of the initial bid or any rebid, whichever last occurs. If the Tenant shall fail to respond in writing to the Landlord’s submission of the bid in issue within fourteen (14) days thereafter, such failure shall be deemed as the Tenant’s approval thereof. Further, should the General Contractor refuse or fail to agree in the TI Construction Contract (as hereinafter defined in Section 5(a) of this Work Letter) to be responsible for Per Diem Costs (as hereinafter defined in Section 5(h) of this Work Letter) for failure to timely complete the Initial Premises Work (inclusive of both the Tenant Improvements and the Initial Premises Building Improvements), as a result of the delay or failure of such General Contractor, then either the Landlord or the Tenant may terminate the Lease upon written notice to the other party given within ten (10) days of notice that the General Contractor shall refuse to include such Per Diem Costs. All costs and expenses associated with the Tenant Improvements shall be paid for from the Tenant Improvement Allowance provided by the Landlord and from the Tenant’s own funds pursuant to the payment methodology set forth in this Work Letter; provided, however, no dumpster fees, utility fees or hoisting fees incurred in connection with the Tenant Improvements shall be charged against the Tenant Improvement Allowance or otherwise be paid by the Tenant, except for hoisting fees associated with the Tenant’s generator under Section 15.11 of the Lease and hoisting fees associated with any structural steel included in the Tenant Improvements that cannot be hoisted using the existing freight elevator. If the selected bid for the Initial Premises Building Improvements should exceed [**REDACTED**], then the Landlord may rebid the job and, if the resulting selected bid for the Initial Premises Building Improvements exceeds [**REDACTED**], then the Landlord may terminate the Lease by giving written notice to the Tenant within ten (10) days after receipt of the initial bid or rebid, as applicable, provided, however, the Tenant, may elect, by written notice to the
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Landlord within three (3) Business Days after receipt of such written notice of termination from the Landlord, to pay the portion of the bid amount in excess of the [**REDACTED**] limit (the “IPBI Overage Amount”) and shall deposit the IPBI Overage Amount with Escrow Agent within five (5) Business Days after receipt of Landlord’s written notice of termination; upon the Tenant’s deposit of the IPBI Overage Amount with the Escrow Agent and the Escrow Agent’s delivery to Landlord and Mortgagee of written notice of receipt of the IPBI Overage Amount, the Landlord’s termination shall be deemed rescinded and the Lease shall then continue in full force and effect in accordance with its terms. Such rebid process by the Landlord cannot exceed ten (10) Business Days, or Tenant shall have the right to terminate the Lease.
     5. Contract Requirements; Per Diem Costs; Holdover Costs.
          (a) Notwithstanding anything in this Work Letter to the contrary, the Landlord reserves the absolute right to engage a separate contractor to perform the Mezzanine Improvements at such time and under such procurement method as the Landlord deems advisable, however the Landlord shall complete the Mezzanine Improvements by a date certain as provided in Section 6(b) below. The Tenant shall have no obligation for the cost of the Mezzanine Improvements. The Landlord shall enter into separate construction contracts for each of the Tenant Improvements, the Initial Premises Building Improvements, and the Mezzanine Improvements. The construction contract for the Tenant Improvements shall hereinafter be referred to as the “TI Construction Contract”. The construction contract for the Initial Premises Building Improvements shall hereinafter be referred to as the “IPBI Construction Contract”.
          (b) The TI Construction Contract shall require, within its terms and conditions, that:
(i) the General Contractor shall give the Tenant and Mortgagee written notice in the event that any TI Draw Request (as hereinafter defined) made pursuant to the TI Construction Contract is not paid, for any reason, within thirty (30) days after the date that such TI Draw Request was submitted to the Escrow Agent for payment along with all such documentation required by the TI Escrow Agreement. Tenant shall have the right, but not the obligation, to make payment directly to the General Contractor within ten (10) days after the Tenant’s receipt of such written notice for such unpaid TI Draw Request;
(ii) the Mortgagee shall be an intended third-party beneficiary of the TI Construction Contract and shall be notified by the General Contractor of any failure of any TI Draw Request to be timely paid. If Tenant shall not cure any such failure within its ten (10) day cure period set forth in (i) above, then in such event Mortgagee shall be entitled to cure such failure, without prejudice to any other remedies available to Mortgagee, within the ten (10) days after Mortgagee’s receipt of notice from the General Contractor that none of the Tenant, the Landlord or the Escrow Agent has made such payment after expiration of any applicable notice and cure period (including, Tenant’s cure period in (i) above). The General Contractor shall refrain from exercising any remedy in connection with any such delinquent TI Draw Request until each of Tenant’s and
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Mortgagee’s cure periods has expired; the intent being for each of Tenant and Mortgagee to have a reasonable opportunity to pay such TI Draw Request in the absence of a timely payment by any other entity; and
(iii) the sum of all Per Diem Costs, if any, shall be deducted from the total contract price due to the General Contractor from the Landlord for the TI Construction Contract should the General Contractor fail to Sufficiently Complete (as defined on Schedule 3 attached hereto) and/or Substantially Complete (as defined on Schedule 3 attached hereto) on a phase-by-phase basis those portions of the Initial Premises Work (inclusive of both the Tenant Improvements and the Initial Premises Building Improvements) within the time periods required by Section 6 of this Work Letter.
          (c) The IPBI Construction Contract shall require, within its terms and conditions, that:
(i) the General Contractor shall give the Tenant and Mortgagee written notice in the event that the portion of any BI Draw Request (as hereinafter defined) approved in accordance with the same procedure set forth in Section 14(b) for TI Draw Requests (an “Approved BI Draw Request”) is not paid, for any reason, within thirty (30) days after the date that such Approved BI Draw Request was submitted to the Mortgagee for payment along with all such documentation required by the IPBI Construction Contract. Tenant shall have the right, but not the obligation, to make payment directly to the General Contractor within ten (10) days after the Tenant’s receipt of such written notice for such unpaid Approved BI Draw Request; and
(ii) the Mortgagee shall be an intended third-party beneficiary of the IPBI Construction Contract and shall be notified by the General Contractor of any failure of any Approved BI Draw Request to be timely paid. If Tenant shall not cure any such failure within its ten (10) day cure period set forth in (i) above, then in such event Mortgagee shall be entitled to cure such failure, without prejudice to any other remedies available to Mortgagee, within the ten (10) days after Mortgagee’s receipt of notice from the General Contractor that none of the Tenant, the Landlord or the Mortgagee has made such payment after expiration of any applicable notice and cure period (including, Tenant’s cure period in (i) above). The General Contractor shall refrain from exercising any remedy in connection with any such delinquent Approved BI Draw Request until each of Tenant’s and Mortgagee’s cure periods has expired; the intent being for each of Tenant and Mortgagee to have a reasonable opportunity to pay such Approved BI Draw Request in the absence of a timely payment by any other entity. The sum of all Per Diem Costs incurred under the TI Construction Contract shall be deducted from the total contract price due to the General Contractor from the Landlord for the TI Construction Contract should the General Contractor fail to Sufficiently Complete and/or Substantially Complete on a phase-by-phase basis the Initial Premises Building Improvements within the time periods required by Section 6 of this Work Letter.
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          (d) In furtherance of the foregoing, the parties agree that the TI Construction Contract and IPBI Construction Contract shall each provide for a retainage of ten percent (10%) of the amount requested by the General Contractor pursuant to all draw requests, including, without limitation, each Approved TI Draw Request or Approved BI Draw Request, as applicable, resulting in a total retainage of at least ten percent (10%) of the total bid amount under each contract; provided that that such retainage will be reduced to five percent (5%) when Phase I is Sufficiently Complete.
          (e) The Tenant shall have no claim for Per Diem Costs related to any of such floors of the Initial Premises which have been delivered to the Tenant in the required Sufficiently Complete and Substantially Complete conditions by the applicable time periods required herein as to such standards of completion.
          (f) Promptly upon receipt or preparation of the draft of each of the TI Construction Contract and IPBI Construction Contract, the Landlord shall provide to the Tenant such draft. The Tenant shall have the right to review and comment upon such contracts prior to execution by the Landlord; provided, however, that the Tenant shall provide to the Landlord in writing its comments to such contracts, if any, within three (3) Business Days of receipt of the same. In addition, the Landlord and the Tenant agree that the TI Construction Contract and IPBI Construction Contract shall each require, within the terms and conditions of such contracts, language expressly stating that:
(i) each of the Tenant and the Mortgagee is an intended third party beneficiary of such contract;
(ii) all duties and responsibilities undertaken pursuant to such contract will be for the mutual benefit of the Landlord, the Tenant and the Mortgagee, but prior to an assignment to Tenant, Tenant shall have no obligations thereunder, and prior to an assignment to Mortgagee, Mortgagee shall have no obligation thereunder;
(iii) upon the written election of the Tenant or the Mortgagee (there being no obligation on the part of either Tenant or Mortgagee to make such election) and delivery by the Tenant of an Assumption Agreement (as defined hereinafter), after expiration of any applicable notice period provided in this Work Letter or the Lease, the Landlord’s interest in such contract(s) shall be assigned to the Tenant or the Mortgagee, as applicable, in the event that (A) the Landlord (or Mortgagee if it has taken an assignment of the contract) materially fails to perform its obligations under the TI Construction Contract and/or the IPBI Construction Contract, (B) the due and payable portion of the Stipulated Sum (as defined hereinafter) under the TI Construction Contract, and/or any amount due and payable under the IPBI Construction Contract shall not be timely paid to the General Contractor as required under the TI Construction Contract and/or IPBI Construction Contract, respectively, subject to the notice and cure periods provided in Section 7(b) of this Work Letter, (C) the Landlord files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within thirty (30) days after filing,
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(D) any Mortgagee successfully forecloses on any applicable mortgage, (E) any other exercise by the aforementioned mortgagee of rights and remedies (whether under any mortgage or under applicable law, including bankruptcy law) as holder of the aforementioned loan and/or the aforementioned mortgage, results in a successor landlord becoming owner or operator of the Building and/or Development, (F) delivery by the Landlord to the Mortgagee (or its designee or nominee) of a deed or other conveyance of the Landlord’s interest in the Building and/or Development in lieu of any of the foregoing, or (G) Landlord elects to terminate the TI Construction Contract and/or the IPBI Construction Contract in accordance with the provisions of such contract (“Termination Election”). As between Landlord and Tenant solely, the parties agree that any Termination Election made without cause may only be made by Landlord acting commercially reasonably and as a similarly situated Landlord would act (there shall be no third party beneficiary of this good faith provision). Landlord shall deliver notice of its Termination Election simultaneously to General Contractor, Tenant and Mortgagee and Tenant shall make any assignment election under this (G) within five (5) Business Days after delivery of the Termination Election notice. Upon electing an assignment under this Subsection 5(f)(iii), Tenant shall execute and deliver an assumption agreement assuming the obligations of, and indemnifying Landlord (its successors and assigns) for, the obligations of the “Owner” under the assigned contract from and after the assignment date and Landlord shall indemnify Tenant for all liability of the “Owner” under the assigned contract prior to the assignment date (an “Assumption Agreement”);
(iv) in all events where a dispute arises amongst any of the General Contractor, the Landlord and/or the Tenant as to whether the Initial Premises Work has adequately progressed with respect to any floor in the Initial Premises and whether Sufficient Completion has been achieved (as determined by any of such parties), and such dispute has not been mutually resolved by the parties, such dispute shall be finally decided, within five (5) Business Days of its receipt of notice of any such dispute, by Dasher Hurst Architects, P.A. (the “Neutral”) who shall also serve as the Initial Decision Maker (as that term is defined in A101 of each of the TI Construction Contract and the IPBI Construction Contract) for making any such determination under the TI Construction Contract and the IPBI Construction Contract;
(v) in all events the Mortgagee shall have its own notice and cure period for defaults under any such contract which shall not be concurrent with any other party’s notice and cure period, shall run after any other party’s notice and cure periods have expired, and shall be, in each instance, for a period of thirty (30) days for non-monetary defaults and ten (10) days for monetary defaults (this provision shall not be deemed to give Mortgagee more than a single notice and cure period for any one default); and
(vi) that all labor and materials shall be warranted to the Landlord (and its successors and assigns) and the Tenant, as their interests may appear, for a period of at least one (1) year following the Substantial Completion of the applicable portion of the Initial Premises Work.
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          (g) In the event that the Tenant elects to have the Landlord’s interest in either the TI Construction Contract or the IPBI Construction Contract assigned to the Tenant as provided for above, then the Tenant shall also elect to have the Landlord’s interest in the other such Contract assigned to the Tenant to maintain continuity in the construction process notwithstanding the absence of the satisfaction of any of the criteria set forth in items (A) through (F) in Section 5(f) above with respect to such other contract. For purposes of clarity, it is intended that the Tenant shall have priority over any Mortgagee with respect to (I) taking over the management of the construction process for the Initial Premises Work, and (II) having the Landlord’s interest in either the TI Construction Contract and/or the IPBI Construction Contract assigned to the Tenant in the event of the occurrence of any event giving rise to such a right of Mortgagee, provided, however, the Tenant, within five (5) Business Days after receipt of written notice from Mortgagee that it intends to exercise any such right, will notify Mortgagee as to whether or not the Tenant desires to exercise its priority rights. Tenant may not exercise rights under (I) of this Subsection (g) without also assuming Landlord’s interest as provided in (II) of this Subsection (g) and delivering an Assumption Agreement.
          (h) If a Tenant Delay occurs with respect to more than one (1) floor contained within a particular phase the number of days of Tenant Delay with respect to such phase shall be deemed to be equal to the largest number of days of Tenant Delay on a floor-by-floor basis for such phase; provided, however, for purposes of determining Sufficient Completion Per Diem Costs (as such term is hereinafter defined below), the number of days of Tenant Delay shall be limited to the number of days of Tenant Delay that occurred on or before the earlier of (i) the applicable Substantial Completion Date for such phase, or (ii) the actual date of Sufficient Completion for such phase. For purposes hereof, the term “non-Tenant Delay” shall mean any delay, other than a Tenant Delay in achieving either Sufficient Completion or Substantial Completion with respect to any phase. For purposes hereof the term “Sufficient Completion Per Diem Costs” shall mean a fee of One Thousand and No/100 Dollars ($1,000.00) for each day of delay (such delay being reduced on a day-for-day basis for each day of Tenant Delay and each day of delay arising from a Force Majeure Event), after the applicable Sufficient Completion Date for such phase, that the Phase I Floors, Phase II Floors, or Phase III Floors, as applicable, are late in being delivered in a Sufficiently Complete condition, up until the applicable Substantial Completion Date for such phase [a maximum of sixty-one (61) days]. For purposes hereof the term “Unadjusted Substantial Completion Per Diem Costs” shall mean a fee of One Thousand and No/100 Dollars ($1,000.00) for each day of delay, after the applicable Substantial Completion Date for such phase, that the Phase I Floors, Phase II Floors, or Phase III Floors, as applicable, are late in being delivered in Substantially Complete condition, up until August 8, 2012, at which time such fee shall increase to Three Thousand and No/100 Dollars ($3,000.00) per day per phase for each day of delay after August 7, 2012 that such phase is not Substantially Complete; provided, however, with respect to any particular phase, the amount of Unadjusted Substantial Completion Per Diem Costs actually owed to the Tenant (“Adjusted Substantial Completion Per Diem Costs”) shall be calculated by multiplying the total amount of Unadjusted Substantial Completion Per Diem Costs by a fraction, the numerator of which is equal to the number of days of non-Tenant Delay in Substantial Completion for such phase and the denominator of which is equal to the sum of the total number of days of Tenant Delay and non-Tenant Delay in Substantial Completion for such phase. For purposes hereof, “Per Diem
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Costs” shall mean, collectively, Sufficient Completion Per Diem Costs and Adjusted Substantial Completion Per Diem Costs. Notwithstanding the foregoing, the General Contractor shall be deemed to have completed any particular phase one day earlier on a day-by-day basis for each day of delay arising from a Force Majeure Event affecting such phase for purposes of calculating the Adjusted Substantial Completion Per Diem Costs applicable to such phase.
     (i) For purposes hereof “Holdover Costs” shall be those rental costs including premiums above the stated rental costs incurred by the Tenant with respect to those leasehold properties occupied by the Tenant which are being vacated in connection with the Lease, as a direct result of the failure of the Landlord to timely deliver the Initial Premises in a Substantially Complete condition on a phase-by-phase basis to the Tenant on or before August 8, 2012; limited, however, to such Holdover Costs as the Tenant actually incurs at the Tenant’s Old Space, as defined below. The Tenant’s existing leasehold properties are located in six (6) buildings at the Cypress Point Business Park, Jacksonville, Florida (the “Tenant’s Old Space”). For purposes of describing with clarity the Tenant’s rental costs including premiums it may incur because of a holdover by the Tenant at the Tenant’s Old Space, the Tenant has prepared as Schedule “2” attached hereto, a detailed summary of such rental costs including premiums which the Tenant is contractually bound to pay arising out of its holdover at the Tenant’s Old Space on a building-by-building basis. The Tenant warrants and represents to the Landlord that such listing of rental costs including premiums related to the Tenant’s Old Space, as set forth in Schedule “2” is a complete list and summary of allowable “Holdover Costs,” to the extent applicable to any portion of the Tenant’s Old Space, where a holdover may occur.
          (j) The Landlord and the Tenant agree that the Landlord’s selection of the General Contractor shall require, within the terms and conditions of each of the TI Construction Contract and IPBI Construction Contract, that the General Contractor shall be obligated to deduct from the Stipulated Sum with respect to the TI Construction Contract all Per Diem Costs due to the Tenant (calculated in accordance with Section 5(h) above), on a day-by-day basis, relating to (i) the months of April, May, and May, 2012, should the General Contractor fail to Sufficiently Complete the Phase I Floors, Phase II Floors and Phase III Floors before April 18, 2012, May 2, 2012, or May 23, 2012, respectively, and (ii) the months of June, June and July, 2012, should the General Contractor fail to Substantially Complete the Phase I Floors, Phase II Floors and Phase III Floors before June 13, 2012, June 27, 2012, or July 18, 2012, respectively.
          (k) If the Landlord shall have failed to Substantially Complete the Total Work and delivered possession of the Initial Premises to the Tenant by December 1, 2012 (such date being extended on a day-for-day basis for each day of Tenant Delay and for each day arising from a Force Majeure Event), then the Tenant shall have the right to terminate the Lease at its election; provided, however, such termination right as is contained in this paragraph shall cease and be of no further force and effect on the earlier of (i) the Tenant’s substantial occupancy of all of the Initial Premises or (ii) the Landlord’s Substantial Completion of the Initial Premises Work before the Tenant shall have provided to the Landlord in writing its election to terminate pursuant to the provisions hereof.
          (l) The Tenant and the Landlord each acknowledges and agrees that the TI Construction Contract and the IPBI Construction Contract with the General Contractor entered
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into by the Landlord shall each include a requirement that such General Contractor provide a payment and performance bond, the cost of which shall be subsumed within the General Contractor’s sum for each of such contracts. Further, each of the General Contractor’s bids shall be a fixed sum bid in contrast to a cost-plus bid. The stipulated sum price due to the General Contractor under its final accepted bid for the Tenant Improvements under the TI Construction Contract, shall be hereinafter referred to as the “Stipulated Sum.” Absent Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed, the Landlord shall have no discretion to include in the General Contractor’s bid for the TI Construction Contract and/or the IPBI Construction Contract, the scope and extent of any delay damages in excess of the Per Diem Costs occasioned by the General Contractor’s delay.
     6. Scheduling of Work.
          (a) Subject to a Tenant Delay, the Landlord shall cause the General Contractor to Sufficiently Complete the Initial Premises Work and the Landlord shall deliver to the Tenant in Sufficiently Complete condition: (i) three (3) floors of the Initial Premises (which are designated as the 8th floor, 9th floor and 20th floor, collectively the “Phase I Floors”) on or before April 18, 2012 (the “Phase I Sufficient Completion Date”), and the Landlord shall cause the General Contractor to continue construction on such floors so that such floors shall be Substantially Complete on or before June 13, 2012 (the “Phase I Substantial Completion Date”); (ii) three (3) floors of the Initial Premises (which are designated as the 7th floor, 21st floor and 22nd floor, collectively the “Phase II Floors”) on or before May 2, 2012 (the “Phase II Sufficient Completion Date”), so that such floors shall be Substantially Complete on or before June 27, 2012 (the “Phase II Substantial Completion Date”); and (iii) three (3) floors of the Initial Premises (which are designated as the 23rd floor, 24th floor and 25th floor, collectively the “Phase III Floors”) on or before May 23, 2012 (the “Phase III Sufficient Completion Date”), so that such floors shall be Substantially Complete on or before July 18, 2012 (the “Phase III Substantial Completion Date”). Interim Rent with respect to each of the Phase I Floors, Phase II Floors, and Phase III Floors, on a floor-by-floor basis, as such floors are Substantially Complete, shall commence and be due and payable in advance on the earlier of (i) the applicable Substantial Completion date as set forth above, or (ii) the date of the Tenant’s occupancy of such applicable floor on a floor-by-floor basis, and shall continue to accrue and be due and payable by the Tenant to the Landlord until the Term Commencement Date. Notwithstanding the foregoing to the contrary, (a) to the extent that the Per Diem Costs exceed the Holdover Costs, the Tenant shall be entitled to and shall retain the benefit of all of the Per Diem Costs, and (b) to the extent that the Holdover Costs exceed the Per Diem Costs then the Tenant shall receive a credit against Interim Rent on a phase-by-phase basis equal to the amount determined by subtracting the Per Diem Costs from the Holdover Costs and multiplying such result by a fraction, the numerator of which is equal to the number resulting from subtracting one-half of the days of delay arising from all Force Majeure Events affecting such phase from the number of days of non-Tenant Delay in Substantial Completion for such phase; and the denominator of which is equal to the number resulting from subtracting one-half of the days of delay arising from all Force Majeure Events affecting such phase from the total number of days of Tenant Delay and non-Tenant Delay in Substantial Completion for such phase; provided that in no case shall the credit due to the Tenant under (b) above exceed the amount of Interim Rent due Landlord under the Lease. For clarity, Landlord’s obligation with respect to Holdover Costs in all cases is limited to, and
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shall not exceed, the amount of Interim Rent otherwise payable to Landlord under the Lease.
          No later than thirty (30) days after the Term Commencement Date, the Landlord shall notify the Tenant with respect to those days of Tenant Delay which have been incurred, on a floor-by-floor basis, and the Landlord shall include in such notice an assessment of the sum of Interim Rent which would have been incurred but for the Tenant Delay (the “Tenant Delay Charge”). In addition, no later than thirty (30) days from the receipt of the Landlord’s notice asserting the Tenant Delay Charge, the Tenant shall reimburse the Landlord for the Tenant Delay Charge. In the event of a dispute between the Tenant and the Landlord, with respect to any such Tenant Delay, the determination of the Neutral shall be final. To the extent the Tenant has prepaid any Interim Rent for the period beyond the Term Commencement Date or is due a credit against Interim Rent in accordance with preceding paragraph, then any such prepaid Interim Rent and/or credit against Interim Rent shall be credited against the first payment of Rent due upon the Rent Commencement Date, and each subsequent installment thereafter, if applicable, until such prepaid Interim Rent or credit against Interim Rent is exhausted.
          (b) The Landlord shall cause the Mezzanine Improvements to be Substantially Complete, on or before September 1, 2012 (which deadline shall be extended day-by-day for each day of delay arising from a Force Majeure Event).
          (c) For purposes hereof, Sufficiently Complete and Substantially Complete shall have the meaning as set forth in Schedule “3” attached hereto and by this reference made a part hereof.
     7. Delay.
          (a) Tenant Delay. Any of the following shall be a “Tenant Delay” if Substantial Completion is delayed in whole or in part, as a result thereof:
               (i) The Tenant’s failure to furnish full and complete the Tenant’s 90% Plans and Specifications and/or the Tenants Plans and Specifications as and when required hereby;
               (ii) The Tenant’s failure to approve the cost of the Tenant Improvements or revisions thereto within the times as set forth herein;
               (iii) The Tenant’s request for materials, finishes or installations which require a long-lead time, provided that the Landlord has furnished the Tenant, within fifteen (15) Business Days after the Landlord’s receipt of the Tenant’s Plans and Specifications for approval, a written listing of any proposed materials, finishes, or installations which will require said long-lead time and which are not thereafter within five (5) Business Days promptly substituted by the Tenant for short-lead time materials, finishes or installations [any such delay beyond such five (5) Business Days by the Tenant in making a substitution shall be a Tenant Delay hereunder];
               (iv) The Tenant’s failure to pay for any portion of the Tenant Improvements (including without limitation, any Tenant Change Order) as and when payable by
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the Tenant hereunder; or
               (v) Any Change Order Delay (as hereinafter defined) pursuant to a change order requested by Tenant and approved in writing by the Landlord and the Tenant.
               (vi) Any period of time during any rebid of the Initial Premises Work as requested by the Tenant (not to exceed ten (10) Business Days).
          (b) Remedy for Delay. Each of the time frames as set forth herein constitute good faith estimates (as agreed upon by the Tenant and the Landlord) of the time necessary to accomplish each of the tasks as set forth herein. Should the Tenant believe in good faith that the Landlord is, however, not in compliance with the terms and time frames as set forth herein, the Tenant shall provide written notice to the Landlord (with copy to Mortgagee) describing, in the Tenant’s view, the Landlord’s failure to comply. In such circumstance, the Landlord shall have, as to any item associated with certain specifications and described in such written notice, five (5) Business Days after receipt of notice from the Tenant to prove that the item at issue is in compliance with the specifications as set forth in Schedule “1” hereto, the Landlord’s Plans and Specifications, and/or the Tenant’s Plans and Specifications, as applicable. With respect to any construction item, the Landlord shall have ten (10) Business Days after receipt of notice from the Tenant to accomplish the item at issue. Notwithstanding the foregoing, the failure of the Landlord, in either case, to meet any applicable delivery date in the required condition as provided for in this Work Letter, without regard to any notice or grace period set forth in this paragraph, shall trigger the applicable remedy, e.g., Per Diem Costs, or Lease termination (subject to Mortgagee notice and cure rights), but shall not be a default under the Lease. The period for the Landlord to (i) post the Standby Letter of Credit (as hereinafter defined in Section 14(a) of this Work Letter), and/or (ii) pay the Cash Deposit (as hereinafter defined in Section 14(a) of this Work Letter) (collectively, (i) and (ii) the “Work Funding Obligations”) shall also not be subject to the aforesaid grace period, and the failure to timely pay shall be a default under the Lease (subject to Mortgagee’s notice and cure rights). If Tenant, in compliance with the terms of this Work Letter, exercises any right to cure Landlord’s failure to timely make payment of any Approved BI Draw Request, and Landlord shall fail to reimburse Tenant for any such payment within ten (10) days after written notice from Tenant, then such failure by Landlord shall be a default under the Lease (for which the Mortgagee shall have notice and cure period as set forth in the SNDA). Upon, and as a condition to, an assignment to Tenant of the TI Construction Contract or the IPBI Construction Contract, the obligations of Landlord set forth in this Section 7 which are obligations of Landlord arising under or relating to performance of the IPBI Construction Contract or the TI Construction Contract (excluding the Work Funding Obligations and any funding obligation of Landlord under this Lease for payment of the Initial Premises Building Improvements, up to a maximum of [**REDACTED**] shall become the obligations of Tenant and Tenant shall deliver an Assumption Agreement, which shall inure to the benefit of Landlord and Mortgagee; Tenant shall discharge such obligations diligently and in good faith.
     8. Construction of the Tenant Improvements and Building Improvements.
     (a) The Landlord shall, using all new materials (or like-new
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materials) cause to be performed (i) the Tenant Improvements provided for in the Tenant’s Plans and Specifications submitted to and reasonably approved by the Landlord as provided for herein and (ii) the work described in Schedule “1” hereto as the Building Improvements as modified, if at all, by the Tenant’s Plans and Specifications.
     (b) The Landlord, at its sole cost and expense (which expense shall not be deducted from the Tenant Improvement Allowance), shall be solely responsible for performing the Building Improvements, including, but not limited to, preparing construction drawings for the Building Improvements, and acquiring all requisite permits and licenses.
     (c) The Landlord shall use good faith and diligence in completing the Initial Premises for the Tenant’s occupancy, and in completing the Initial Premises Work, which shall be completed on a phase-by-phase basis, no later than the Phase I Substantial Completion Date, the Phase II Substantial Completion Date or the Phase III Substantial Completion Date, as applicable.
     (d) The Landlord covenants and agrees that all Total Work performed shall be performed in a good and workmanlike manner and in accordance with all Applicable Laws and that the Tenant Improvements and the Initial Premises Building Improvements shall be constructed in accordance with the final approved Tenant’s Plans and Specifications, and Landlord’s Plans and Specifications, respectively.
The covenants and obligations of Landlord set forth in this Section 8 of the Work Letter (excluding the Work Funding Obligations and any funding obligation of Landlord under this Lease for payment of the Initial Premises Building Improvements, up to a maximum of [**REDACTED**] shall be binding upon Tenant, and inure to the benefit of Landlord and any Mortgagee, from and after the date of an assignment to Tenant of the TI Construction Contract or the IPBI Construction Contract.
     9. Change Orders. After the parties approve the Tenant’s Plan and Specifications, any changes to such plans shall require the prior written approval of the Tenant and the Landlord, such approval not to be unreasonably withheld, conditioned or delayed. If the Tenant desires any change in the Tenant’s Plan and Specifications, then the Tenant Architect shall issue to the General Contractor, with a copy to the Landlord’s Project Manager, the desired changes as an Architect’s Supplemental Instruction (each an “ASI”). If the General Contractor deems that the applicable ASI constitutes a deviation in the cost and/or time from the Tenant’s Plans and Specifications, the General Contractor shall issue a change order request (the “Change Order Request”) in no event more than seven (7) Business Days after receipt of the ASI, including the following items: (i) a summary of any increase in the cost caused by such ASI (the “Change Order Cost”), and (ii) an estimate of the number of days of any delay caused by such ASI (the “Change Order Delay”). In the event that the Tenant shall not receive a Change Order Request within such seven (7) Business Day response period, each day beyond such seven (7) Business
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Day period shall eliminate one day of Change Order Delay. The Tenant and the Tenant Architect will then review the General Contractor’s Change Order Request and shall, within three (3) Business Days either approve or deny the Change Order Request, including the Change Order Cost and the Change Order Delay, and shall copy the Landlord’s Project Manager on communications relating to such decision. If the Tenant and the Tenant Architect approve the Change Order Request, the Tenant and the Tenant Architect shall issue a change order (the “Change Order”) for approval by the General Contractor and the Landlord which shall not be unreasonably withheld, conditioned or delayed, and the General Contractor and the Landlord shall thereafter each execute the Change Order and the General Contractor or the Tenant Architect, as applicable, shall cause the appropriate changes to the Tenant’s Plans and Specifications to be made. To the extent that a Change Order attributable to the Tenant during the course of construction causes any increase in the Stipulated Sum with respect to the Tenant Improvements, then coincident with written acceptance of such Change Order by the Tenant and the Landlord, the Tenant shall pay an Additional Tenant Payment (as hereinafter defined) to the Escrow Agent sufficient to cover the cost of such Change Order, which sum shall be placed by the Escrow Agent into the Escrow Account (as defined hereinafter) and disbursed in accordance with the TI Escrow Agreement. If the Tenant fails to respond within such three (3) Business Day period, the Tenant shall be deemed to have rejected the requested Change Order and neither the Landlord nor the General Contractor shall have any further obligation with respect to such requested Change Order. If the Tenant fails to deposit the Additional Tenant Payment with Escrow Agent coincident with Tenant’s written acceptance of the Change Order as required hereunder, and such failure continues for five (5) Business Days after Tenant’s written acceptance of the Change Order, then such Change Order shall be automatically null and void, and no increase shall occur in the Stipulated Sum of the TI Construction Contract.
     10. Punch List. When the Initial Premises Work, on a floor-by-floor basis, is nearing Substantial Completion, the General Contractor shall provide the Landlord, Landlord’s Project Manager, the Tenant and the Tenant Architect with a list of work items that remain to be completed, and a request for inspection. The Landlord shall schedule a walk-through with the Landlord’s Project Manager and the Tenant Architect of the applicable floor(s), in no event later than five (5) Business Days following receipt of the request for inspection. The Tenant Architect will create a discrepancy list with input from the Landlord’s Project Manager (each a “TI Punch List”) of the items of the Tenant Improvements, if any, that the Tenant Architect deems incomplete or not in accordance with the Tenant’s Plans and Specifications. The Landlord’s Project Manager will create a discrepancy list with input from Tenant’s Architect (each a “IPBI Punch List”) of the items of the Initial Premises Building Improvements, if any, that the Landlord’s Project Manager deems incomplete or not in accordance with the Landlord’s Plans and Specifications. The TI Punch List and the IPBI Punch List are sometimes collectively referred to herein as the “Punch List”. The General Contractor’s construction manager may accompany the parties on any Punch List walk-through. The Punch List shall be delivered to the Landlord, the Tenant, and the General Contractor not later than ten (10) Business Days after the date Landlord and Tenant have received notice from the General Contractor that the Initial Premises Work, on a floor-by-floor basis, is ready for inspection. The General Contractor will complete or correct the Punch List items and request re-inspection by notice to the Landlord and the Tenant Architect. The Work and re-inspection will continue until the Punch List items, on a floor by floor basis, are resolved. Each of the TI Construction Contract and the IPBI
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Construction Contract shall obligate the General Contractor to resolve all Punch List Items no later than thirty (30) days after receipt of any applicable Punch List. When any dispute exists between the Landlord, the Tenant or the General Contractor as to whether a Punch List discrepancy has been resolved it shall be determined by the Neutral where such decision shall be final in all such circumstances. Once the Tenant Architect determines that the TI Punch List items and the TI Punch List discrepancy, if any, has been resolved, the Tenant Architect will issue an AIA Form G704 along with a list of any remaining minor items of deficient work for the TI Construction Contract. Once the Landlord’s Project Manager determines that the BI Punch List items and the BI Punch List discrepancy, if any, has been resolved, the Landlord’s Project Manager will issue an AIA Form G704 along with a list of any remaining minor items of deficient work for the IPBI Construction Contract.
     11. Access During Construction. At such time as such Initial Premises or portions thereof are Sufficiently Complete, the Tenant thereafter shall have, at no cost to the Landlord, full and completed access to such applicable portion of the Initial Premises and all utilities for the purpose of preparing such space for the Tenant’s occupancy, including, but not limited to, moving and installing furniture, fixtures, and equipment, installing supplemental cabling and communications and computer equipment and other technology related equipment, decorating, and performing any other tasks deemed necessary or useful by the Tenant in preparing the Initial Premises for the Tenant’s occupancy. The Tenant acknowledges for itself and its authorized agents, employees and contractors that the access to the Initial Premises shall be afforded during such time as the Initial Premises Work shall be continuing, or any portion thereof, and in that regard, the Tenant releases the Landlord and its members, officers, directors, employees, agents and contractors, from any claim, liability, loss or damage arising out of or related to such access to a site in which the Initial Premises Work is on-going, including without limitation damage to completed portions of the Initial Premises Work, and the Tenant assumes all risk associated with such access, except to the extent of the gross negligence or willful misconduct of the Landlord and its members, officers, directors, employees, agents or contractors. In that regard, the Tenant agrees to indemnify, defend and hold harmless the Landlord and its members, officers, directors, employees, agents and contractors in connection with any claim made against the Landlord arising out of the Tenant’s access to the Initial Premises, or any portion thereof, during such construction phase, except to the extent of the gross negligence or willful misconduct of the Landlord and its members, officers, directors, employees, agents or contractors.
     12. Defective Work; Warranties. For a period of one (1) year after the Term Commencement Date, the Landlord, at its sole cost and expense, shall repair or correct any defective Initial Premises Work or materials installed by the General Contractor or any contractor (other than any contractor engaged by the Tenant), or any Initial Premises Work or materials that prove defective as a result of any act or omission of the General Contractor or any of its employees, agents, contractors, vendors, or sub-contractors, or any of their employees, agents, contractors, vendors, or sub-contractors. The Landlord shall use commercially reasonable efforts to enforce all warranties obtained by the Landlord in connection with the Initial Premises Work. Additionally, the Landlord agrees that the Tenant, as a third party beneficiary of contracts relating to the Initial Premises Work, may independently seek to enforce such warranties should the Landlord fail to do so after a twenty (20) day written notice from the Tenant.
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     13. Construction Costs.
          (a) The term “Construction Cost” shall mean the General Contractor’s total cost of all materials and labor; general conditions (including, without limitation, fees and permits, testing and supervision, temporary facilities, safety and protection, cleaning, tools, blueprints and reproduction, telephone, field supervision and the like), premium cost of workmen’s compensation, public liability and damage insurance charged by the General Contractor, and sub-contractors’ charges for overhead and profit relating to the Initial Premises Building Improvements or Tenant Improvements (as applicable), all as set forth on the General Contractor’s fixed price bid for each of such Tenant Improvements or Initial Premises Building Improvements, as applicable, but with respect to the Tenant Improvements, such Construction Cost being subject to adjustment pursuant to Change Orders requested and approved by the Tenant in writing and approved by the Landlord, or to Change Orders requested and approved by the Landlord in writing and approved by the Tenant, and with regard to the TI Construction Contract shall be subject to reduction for any Per Diem Costs.
          (b) Any improvements shown on the Tenant’s Plans and Specifications which are in addition to the Initial Premises Building Improvements shall be provided and installed at the Tenant’s sole cost and expense (except for the Tenant Improvement Allowance), and such cost shall include but shall not be limited to costs included in the Construction Cost, for construction by the General Contractor (except no fee shall be charged or allocated for the Landlord’s supervision or review of the Initial Premises Work, including any additional Initial Premises Work as a result of Change Orders).
     14. Payment for the Tenant Improvements.
          (a) The parties agree that within five (5) days of the Execution Date, the Landlord, the Tenant, and the Escrow Agent shall enter into an escrow agreement, the form of which is attached to the Lease as Exhibit “H” (the “TI Escrow Agreement”) pursuant to which there shall be established two interest-bearing accounts with the Escrow Agent at Wells Fargo in the name of the Escrow Agent, for the collection and disbursement of all funds necessary to pay for the Construction Cost of the Tenant Improvements (one account to contain only monies deposited by the Tenant and one account to contain only monies deposited by the Landlord and any Mortgagee) (collectively such two (2) escrow accounts hereinafter being referred to as the “Escrow Account”).
(i) Cash Deposit. No later than five (5) Business Days after the Execution Date, the Landlord shall deposit, or cause to be deposited, with the Escrow Agent the sum of [**REDACTED**] with respect to the Tenant Improvements under the TI Construction Contract (the “Cash Deposit”).
(ii) Standby Letter of Credit.  On or before the Effective Date, the Landlord shall deposit, or cause to be deposited, with the Escrow Agent one irrevocable standby letter of credit issued by Bank of America, N.A., in the form required hereunder and approved by Mortgagee, in the amount of [**REDACTED**], and an additional irrevocable standby letter of credit issued by an Authorized Bank (as defined herein), in the form required hereunder and approved by Mortgagee, in
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the amount of $[**REDACTED**], which together shall equal the sum of the Tenant Improvement Allowance less the Cash Deposit (collectively, the “Standby Letter of Credit”). The Standby Letter of Credit shall have an initial expiration date not earlier than December 31, 2012. All costs associated with the Standby Letter of Credit shall be paid by the Landlord. The Tenant shall have the right to approve the form of the Standby Letter of Credit prior to its issuance, which approval shall not be unreasonably withheld, conditioned or delayed. The Standby Letter of Credit shall be irrevocable, and shall be issued by Bank of America and/or such other financial institution which is a national or regional banking institution, chartered by the United States or a state within the United States, and maintains offices within the continental United States (any such institution, an “Authorized Bank”). Any portion of the Standby Letter of Credit issued by Bank of America shall permit a draw thereon in Scranton, Pennsylvania, Los Angeles, California and by facsimile; any portion of the Standby Letter of Credit issued by an Authorized Bank shall permit a draw thereon in Brooklyn, New York and New York, New York, and by facsimile to an office location within the continental United States. The Escrow Agent shall draw under the Standby Letter of Credit, as required hereunder, on a single occasion, which draw shall be in an amount (herein referred to as the “Landlord’s Unfunded Cash Contribution Balance”) which is equal to the lesser of: (Y) the aggregate balance of the Standby Letter of Credit (the “Aggregate LC Balance”), and (Z) the amount of the Tenant Improvement Allowance less the aggregate disbursements as of such date made by Escrow Agent on the TI Construction Contract, for FFE&M Costs (as defined hereinafter), and for Reimbursable Tenant TI Architect Costs, the parties recognizing that the Standby Letter of Credit is intended to reduce in amount from time to time as and when Landlord Continuing Cash Contributions (as defined hereinafter) are made towards the Tenant Improvement Allowance and that at any given time the aggregate face amount or amount available to be drawn under the Standby Letter of Credit may be greater than the amount then required to be paid by Landlord hereunder. At any time that the Escrow Agent is required by the terms of the TI Escrow Agreement to draw under the Standby Letter of Credit, it shall do so by submitting to the financial institution issuing the Standby Letter of Credit an affidavit of the Escrow Agent stating that (I) the Escrow Agent has not received either from the Landlord or on the Landlord’s behalf, any Landlord Continuing Cash Contribution required to be paid by the Landlord under Section 4 of the TI Escrow Agreement within the time period set forth in said Section 4, and (II) the Escrow Agent has received a Verification with respect to the applicable Approved TI Draw Request.
(iii) Tenant Payment and Additional Tenant Payment. Within five (5) Business Days after the later of: (i) the Execution Date, and (ii) the date the Landlord and the Tenant shall have approved the General Contractor’s bid for the Tenant Improvements, the Tenant shall deposit with the Escrow Agent a sum equal to (Y) the amount remaining after subtracting from the Stipulated Sum due to the General Contractor under its final accepted bid for the Tenant Improvements under the TI Construction Contract the sum of the Tenant Improvement
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Allowance plus (Z) the amount necessary to cover any IPBI Overage Amount, if any (the “Tenant Payment”). Tenant shall fund all amounts necessary to pay for any approved Change Order as required pursuant to Section 9 herein (each an “Additional Tenant Payment”).
          (b) Except for the sums due from the Landlord to the General Contractor upon execution of the TI Construction Contract for the Tenant Improvements (the “Mobilization Deposit”), which shall be paid by Escrow Agent from the Cash Deposit, the TI Construction Contract with the General Contractor for the Tenant Improvements shall provide, among other provisions, that all draw requests for any sums due to the General Contractor for payment of the Construction Cost for the Tenant Improvements shall be submitted simultaneously, with supporting documentation attached as required under the TI Construction Contract, to each of the Landlord, the Tenant Architect, the Mortgagee and the Escrow Agent (each a “TI Draw Request”). A TI Draw Request under the TI Construction Contract shall be subject to the review and approval of the Landlord and the Tenant Architect as provided in the TI Construction Contract; provided, however, that each of the Landlord and the Tenant Architect shall have five (5) Business Days after its Receipt of any TI Draw Request (the “Approval Period”) to review the TI Draw Request and provide written notice to the other party, the Neutral, and to the Escrow Agent of a dispute with respect to any TI Draw Request (any such notice, a “Dispute Notice”). If a Dispute Notice expressly states or identifies a portion of a TI Draw Request as not being in dispute, such portion is herein referred to as the “Non-Disputed TI Draw Request.” A TI Draw Request that is not subject to a Dispute Notice and has been approved in writing by both Landlord and the Tenant Architect is herein referred to as a “Jointly Approved TI Draw Request.” In all events where either of the Landlord or the Tenant Architect shall deliver a Dispute Notice, the Escrow Agent shall not make any disbursements from the Escrow Account or draw upon the Standby Letter of Credit until receipt of written confirmation from the Neutral that a decision has been made with regard to such dispute, excluding however any Approved TI Draw Request which may be disbursed. The Neutral shall be obligated under the terms of the TI Construction Contract to render a binding decision within five (5) Business Days of its receipt of a timely delivered Dispute Notice.
     “Receipt” means that any notice or delivery to a party sent by: (i) hand delivery has been acknowledged in writing by the party to whom it was sent as having been received and the effective date of such receipt shall be the date on the acknowledgement, (ii) nationally recognized overnight courier with fees prepaid, has been delivered or refused as evidenced by the written records of the third party courier service and the effective date of such receipt shall be the date on the courier services’ records, (iii) facsimile has a transmission sheet evidencing a successful transmission and such notice/delivery was also sent by U.S. mail on the same day and the effective date of such receipt shall be the date of the transmission if sent prior to 5:00 p.m. eastern standard time, or the following day if sent after 5:00 p.m. eastern standard time, or (iv) e-mail has written “read receipt” evidence (but not a delivery status notification) and such notice/delivery was also sent by U.S. mail on the same day and the effective date of such receipt shall be the date set forth in the “read receipt” if prior to 5:00 p.m. eastern standard time, or the following day if after 5:00 p.m. eastern standard time.
     An “Approved TI Draw Request” shall mean any of:
     (1) a Jointly Approved TI Draw Request;
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     (2) a Non-Disputed TI Draw Request;
     (3) the portion of a Disputed TI Draw Request which has approved in writing by the Neutral within the time period required for the Neutral to deliver a binding decision; and
     (4) a TI Draw Request where each of the following has been received by the Escrow Agent (a “Deemed Approved TI Draw Request”): (A) the written approval of either the Landlord or the Tenant Architect (the “Deemed Approver”), (B) a certification from the Deemed Approver that the TI Draw Request is in full compliance with the requirements of the TI Construction Contract, (C) proof of Receipt of the TI Draw Request by the party whose written approval is not included in the TI Draw Request (the “Deemed Party”), and (D) evidence that five (5) Business Days have passed (not including the date of the Receipt) since the Deemed Party’s Receipt of the TI Draw Request.
          (c) Provided that Landlord has neither received from Tenant’s Architect nor delivered to Tenant’s Architect a Dispute Notice within the Approval Period, then the Landlord shall fund, or cause to be funded, to the Escrow Agent the amount due under any Jointly Approved TI Draw Request within twenty (20) days after Landlord’s receipt of the TI Draw Request prepared in accordance with the TI Construction Contract. If Landlord either delivers or has received a Dispute Notice within the Approval Period, Landlord shall fund, or cause to be funded, to the Escrow Agent any Non-Disputed TI Draw Request and then Landlord shall fund, or cause to be funded, to the Escrow Agent the remainder of the TI Draw Request within twenty (20) days after Landlord’s receipt of written notice either from the Neutral as to its binding decision or jointly from Landlord and Tenant that the unpaid balance of such disputed TI Draw Request can be paid. Landlord shall fund, or cause to be funded, to the Escrow Agent the amount due under any Deemed Approved TI Draw Request within twenty (20) days after Landlord’s receipt from Escrow Agent of the Notice of Deemed Approval. The amounts to be deposited by Landlord under this Section 14(c) are herein referred to as the “Landlord Continuing Cash Contributions.” In all events, the aggregate total funding paid by or on behalf of Landlord to the Escrow Agent (including the Cash Deposit, Landlord Continuing Cash Contributions, and any draws made under the Standby Letter of Credit) shall not exceed the amount of the Tenant Improvement Allowance.
          (d) The TI Construction Contract shall provide that the total sum due to the General Contractor under the TI Construction Contract shall be subject to reduction for all Per Diem Costs due under this Work Letter. All references in this Work Letter and in the TI Escrow Agreement to the Construction Cost of the TI Construction Contract shall mean the Construction Costs thereunder as reduced by the Per Diem Costs. For purposes of clarity, the parties understand and agree that Per Diem Costs may be incurred by the General Contractor for failure to timely deliver the Initial Premises regardless of whether the failure to timely deliver occurs in connection with the Tenant Improvements, the Initial Premises Building Improvements, or both. The parties hereto agree that the funds in the Escrow Account shall be utilized firstly from sums contributed by or on behalf of the Landlord before any sums shall be utilized from the Tenant Payment, except for any Additional Tenant Payment, the intent being to disburse lastly the Tenant Payment after disbursement of all sums related to the Tenant Improvement Allowance and any Additional Tenant Payment. Accordingly, the Per Diem Costs shall reduce the amount of the Tenant Payment and not reduce the Tenant Improvement Allowance.
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          (e) If after final payment has been made to the General Contractor under the TI Construction Contract, the Tenant Improvement Allowance has not been fully disbursed and no Event of Default on the part of Tenant has occurred and is continuing, then the balance of the Tenant Improvement Allowance, up to an amount not to exceed [**REDACTED**] per square foot of Rentable Area contained in the Initial Premises, as contemplated under Section 1.01(vvv) of the Lease, shall be paid to the Tenant for its costs as permitted by Section 1.01(vvv) of the Lease such costs, the “FFE&M Costs”). In that regard, the Tenant shall make application to the Escrow Agent for payment of FFE&M Costs by submitting one or more payment requests to the Landlord, accompanied with sufficient back-up detail as may be reasonably required by the Landlord and, after the Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, within twenty (20) days of receipt of such written request, the parties shall jointly submit a written application to the Escrow Agent for payment of the amounts set forth therein to the Tenant (any such application, an “FFE&M Directive”), and shall simultaneously provide a copy of any FFE&M Directive to Lender. Within thirty (30) days after receipt of an FFE&M Directive, the Escrow Agent shall disburse the amount set forth in the FFE&M Directive (each an “FFE&M Payment”) to the Tenant. If the Landlord has not funded, or caused to be funded, the full amount of the Tenant Improvement Allowance into the Escrow Account, then the Landlord shall be required to fund, or cause to be funded, to the Escrow Agent within twenty (20) days after delivery of an FFE&M Directive, such additional amount as is necessary to pay the FFE&M Payment in full (but not to exceed in the aggregate the unfunded portion of the Tenant Improvement Allowance); if an FFE&M Payment is required to be made by Landlord and is not made by the Landlord within such twenty (20) day period, then the Escrow Agent shall be obligated to draw on the Standby Letter of Credit to satisfy the FFE&M Payment.
          (f) To the extent that either (i) any Escrow Funds deposited by or on behalf of Landlord remain in the Escrow Account after payment of the Construction Cost of the Tenant Improvements, the FFE&M Costs, and the Reimbursable Tenant TI Architect Costs (collectively, the “Aggregate Allowance Costs”), or (ii) the Landlord’s Unfunded Cash Contribution Balance is greater than zero (collectively, (i) and (ii) referred to as “Landlord’s Remaining Funds”), then following five (5) Business Days notice to each of the Landlord, Tenant and Lender, Escrow Agent shall disburse to Tenant that portion of Landlord’s Remaining Funds which are directly attributable to a reduction in the Aggregate Allowance Costs due to an offset of Per Diem Costs, and all other portions of Landlord’s Remaining Funds to Landlord. To the extent that any Escrow Funds deposited by or on behalf of Tenant remain after payment of the Construction Cost of the Tenant Improvements, then the remaining Escrow Funds deposited by Tenant shall be disbursed to Tenant.
          (g) Should the (i) Landlord fail to fund or cause to be funded to the Escrow Agent within the time period set forth in Section 14(c) hereof any amount required to be paid by Landlord pursuant to such Section 14(c), and/or (ii) Escrow Agent fails or refuses, within thirty (30) days after the submission by the General Contractor of a TI Draw Request prepared in compliance with the TI Construction Contract, to disburse from the Escrow Account for any reason any sums due from the Landlord to pay the Construction Cost for the Tenant Improvements, then, the Tenant, at its sole election, but without any obligation to do so, upon receipt of a notice from the General Contractor contemplated under Section 5 of this Work
EXHIBIT C — WORK LETTER

Letter, may disburse directly to the General Contractor any of such sums as may be necessary to pay the General Contractor to complete the Tenant Improvements not to exceed the Stipulated Sum with respect to the Tenant Improvements (a “Direct Tenant Payment”). Any sums paid to the General Contractor for a Direct Tenant Payment up to the Tenant Improvement Allowance (taking into consideration any funds disbursed by Escrow Agent to the General Contractor previously funded by the Landlord) may be deducted by the Tenant from any sums due under the Lease for the payment of Rent at such times as the Tenant may elect. Any Direct Tenant Payment disbursed by the Tenant which is within the Tenant Improvement Allowance shall bear interest at the Stipulated Rate of Interest as applied to any un-reimbursed and un-deducted funds from time to time outstanding.
     15. Payment for the Initial Premises Building Improvements.
          (a) The IPBI Construction Contract for the Initial Premises Building Improvements shall provide, among other provisions, that all draw requests for any sums due to the General Contractor for payment of the Construction Cost for the Initial Premises Building Improvements shall be submitted simultaneously, with supporting documentation attached as required under the IPBI Construction Contract, to each of the Landlord, the Tenant, the Tenant Architect, and the Mortgagee (each a “BI Draw Request”). A BI Draw Request under the IPBI Construction Contract shall be subject to the review and approval of the Landlord, Tenant and the Tenant Architect in accordance with the same procedure set forth for TI Draw Requests. In all events where any of the Landlord, the Tenant, the Tenant Architect and/or the Mortgagee shall dispute whether any of the Initial Premises Building Improvements has adequately progressed with respect to any BI Draw Request then such dispute shall be finally decided by the Neutral. The Neutral shall be obligated under the terms of the BI Construction Contract to render a binding decision within five (5) Business Days of its receipt of a timely delivered Dispute Notice.
          (b) The IPBI Construction Contract shall provide that the total sum due to the General Contractor under the TI Construction Contract shall be subject to reduction for all Per Diem Costs due under this Work Letter. For purposes of clarity, the parties understand and agree that Per Diem Costs may be incurred by the General Contractor for failure to timely deliver the Initial Premises regardless of whether the failure to timely deliver occurs with respect to the Tenant Improvements, the Initial Premises Building Improvements, or both. Accordingly, the Per Diem Costs shall reduce the amount due and payable under the TI Construction Contract and not the IPBI Construction Contract.
          (d) Should the Landlord fail to pay, or cause the General Contractor to be paid, for any reason, within thirty (30) days after the date that an Approved BI Draw Request was submitted to the Mortgagee, any sums due from the Landlord to pay such Approved BI Draw Request, then, Tenant, at its sole election, but without any obligation to do so, upon receipt of a notice from the General Contractor sent in compliance with Section 5 of this Work Letter, may disburse directly to the General Contractor any of such sums as may be necessary to pay the General Contractor amounts due and payable under Approved BI Draw Requests. Any sums paid by Tenant to the General Contractor for an Approved BI Draw Request in compliance with the provisions set forth in Section 5 of this Work Letter may be deducted, provided no Event of
EXHIBIT C — WORK LETTER

Default on the part of Tenant under the Lease is then outstanding and continuing, by the Tenant from the Tenant’s Rent obligations due and owing under this Lease for the immediately succeeding Rent payment, and thereafter deducted from the next succeeding Rent payments owed by Tenant, until such amount has been recouped, and shall bear interest at the Stipulated Rate of Interest as applied to any un-reimbursed and un-deducted funds from time to time outstanding. If an Event of Default exists on the part of Tenant at any time that Tenant is owed money in connection with its payment of an Approved BI Draw Request hereunder, then Landlord may elect to offset such amounts against all amounts owed by Tenant under this Lease.
          (e) The Landlord warrants and represents to the Tenant that as of the Effective Date the Landlord presently has on deposit with the Mortgagee the sum of [**REDACTED**] (the “Reserve Fund”), which Reserve Fund shall be available to the Landlord to fund the Landlord’s financial obligations related to the Construction Cost of the Initial Premises Building Improvements, subject to Mortgagee’s rights and remedies under the loan documents between Landlord and Mortgagee.
          (f) On or prior to the Effective Date, Landlord shall fund the Sign Removal Payment (as defined in Addendum 2 to the Lease) of [**REDACTED**] to the Mortgagee or directly to AT&T.
EXHIBIT C — WORK LETTER

SCHEDULE “1”
BASE BUILDING REQUIREMENTS
GENERAL
Fully finished toilet rooms in all relevant floors including the second floor are in compliance with the Current Florida Plumbing Code, Florida Accessibility Code and ADA. The finishes shall be consistent with finishes that have been completed by Landlord on the 10th floor of the Building, except as follows:
Tile & Countertop material — (similar to existing on the 10th floor as of the Effective Date, style, size & location, but manufactured locally in lieu of overseas)
Toilet partitions — (similar to existing on the 10th floor as of the Effective Date, different material)
Faucets — (counter mounted in lieu of wall mounted)
Cove lighting — different make and model — same light output)
Completed public corridors on multi-tenant floors (if applicable). The finishes shall be consistent with finishes that have been completed by Landlord on the 10th floor of the Building
Base Building elevator lobby finishes on all relevant floors. The finishes shall be consistent with finishes that have been completed by Landlord on the 10th floor of the Building with the exception of make and model of recessed can lights.
Florida Accessibility Code and ADA compliance throughout the Building
Fully finished ground floor entry and elevator lobbies
CONCRETE
Smooth and level concrete floors
STRUCTURAL
Tenant floors and corridor areas designed for eighty (80) pounds per square foot minimum combined load (live and moveable partition load)
Elevator Lobbies designed for one hundred (100) pounds per square foot live load
EXTERIOR BUILDING GLAZING
“High-Efficiency” insulated glass with an average minimum shading coefficient of 0.23
EXHIBIT C — WORK LETTER

DEMOLITION
All existing walls (demising and partition), flooring, ceiling system, light fixtures, cabling, electrical and HVAC distribution shall be demolished and removed from the Initial Premises
WINDOW TREATMENT
Perimeter window blinds (100% operable)
FIRE PROTECTION
Sprinkler heads at 1/225 square feet (approximate) in accordance with NFPA13
PLUMBING
Available waste, water and vent risers for tie-in for Tenant plumbing
HVAC
HVAC system capable of maintaining the following interior conditions:
SUMMER: 75 dry-bulb inside with 95 dry-bulb and 77 wet-bulb outside
WINTER: 70 dry-bulb inside with 29 dry-bulb outside
Building meets all local/state energy codes and required ASHRAE standards
Main HVAC loop/primary distribution ductwork installed
A secondary distribution ductwork and grilles for fan-powered boxes installed
HVAC System provides 0.06 cfm of conditioned outside ventilation air for each square foot of Tenant area plus 5 cfm per person based on office occupancy
ELECTRICAL/TELEPHONE/SECURITY
1.5 watts per usable square foot for lighting the Tenant area
5 watts per usable square foot for power in the Tenant area
Transformers provided as required to supply minimum of 5 VA/ft2 (usable square feet) power to Tenant spaces
Exit signs at stairwells
Life safety panel with provisions for Tenant tie-in
EXHIBIT C — WORK LETTER

Electrical distribution to meter socket
Parking area lighting at a minimum average of 1 foot candle
Parking lighting controlled by time clock/combination photocell for dusk-to-dawn and dusk-to-time off control schedules
The telephone system infrastructure from local service provider includes a 4’ x 8’ telephone backboard in the building “core” telephone room, interconnected with conduit sleeves through the floors. A #6 copper ground conductor and quadplex receptacle is provided at each backboard
A Shell Building security monitoring system is provided with controlled access at all Building entrances
EMERGENCY POWER
Three (3), 500 KW Generators each with twelve (12) hour minimum run time at one hundred percent (100%) load and with automatic transfer switch available for the Tenant’s use at no cost to the Tenant, to power the Tenant’s data closet and at least two hundred (200) workstations, subject to the provisions of Section 15.11 of the Lease. The Tenant shall also have access to the results of the Landlord’s maintenance tests for such generators.
LIGHTING PROTECTION
A complete UL Master Label lightning protection system as per NFPA780
EXHIBIT C — WORK LETTER

SCHEDULE “2”
SUMMARY OF TENANT’S HOLDOVER COSTS

			August 21, 2012
			8120 Lease	8120 Lease				Total	January 31,2013
End of Term		8100 Lease	(Suites 201-202)	(Suites 205-208)	8200 Lease	8201 Lease	8211 Lease	(excl Quad 11)	Quadrant 11 (2)
Topic	Component	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount
Estimated Monthly Rent during Holdover Period	Total Monthly Rent	$64,283.46	$11,930.50	$16,963.78	$49,883.40	$33,822.70	$49,251.03	$226,134.87	$44,026.49
Estimated Monthly Holdover Cost(1)		$16,070.87	$2,982.63	$4,240.95	$12,470.85	$8,455.68	$12,312.76	$56,533.72	$11,006.62
Projected Headcount (as of 12/31/2012)

	7th	107		37					144
	8th		13	22	46	54	17		152
	9th	1			55	8		122	186
Floor Location at	20th			67	79	60		22	228
AT&T Tower(3)	21st	5	31	6		146	29		217
	22nd	18		106		78			202
	23rd	62					148		210
	24th	17					184	45	246
	25th	94						5	99

		304	44	238	180	346	378	194	1684

To the extent that the Tenant has 18 or fewer employees from a building at its current facilities moving onto a particular floor at the Premises, the failure to deliver said floor by a particular date shall not be deemed to trigger holdover costs with respect to said building alone. By way of example if Tenant has 200 employees moving onto a particular floor within the Premises, and 190 of those employees are moving from one building and 10 are from a second building, the failure to deliver the floor by a particular date shall not be deemed to cause a holdover with respect to the building where only 10 employees are moving from.

(1)	Holdover costs are comprised of the Holdover premium and the applicable sales tax on the same.

(2)	Provided for information purposes only. No holdover costs would be associated with respect to the Quadrant.

(3)	Headcount moves are for information purposes only and may change from time to time. Tenant shall have no liability for changes to this chart. Headcount does not include 16 FTE moving from Riverside.
EXHIBIT C — WORK LETTER

SCHEDULE “3”
REQUIREMENTS FOR SUFFICIENT COMPLETION AND SUBSTANTIAL COMPLETION
Definition of “SUFFICIENTLY COMPLETE” AND “SUBSTANTIALLY COMPLETE”
A.	“SUFFICIENTLY COMPLETE”
All of the following must be complete in order for the Tenant Improvements to be considered “Sufficiently Complete”:
1.	All walls complete including metal framing, drywall installation, and drywall finishing.

2.	All wall finishes complete to include painting and wall coverings.

3.	All door frames and doors installed and finished.

4.	All drywall ceilings complete to include framing, drywall installation and drywall finishing.

5.	All millwork installed including countertops.

6.	All electrical devices including receptacles, switches and associated branch circuit conductors installed.

7.	All floor boxes are installed with wiring provisions to accommodate the installation of systems furniture provided flexible pre-wired “whips”.

8.	All floor sleeves required for vertical routing of cabling between I.T. Closets and wall sleeves required for horizontal routing of cabling from the I.T. Closets to the tenant space are installed.

9.	All voice/data outlets are roughed-in with boxes and empty conduits to accommodate cabling installation. Wall mounted voice/data devices are roughed-in with junction boxes and conduits extending to above the ceiling grid with pull strings for cabling installation.

10.	Ceiling grid is completely installed.

11.	All lighting fixtures and life-safety systems (fire alarm devices, sprinkler heads, etc.) are installed and operational.

12.	HVAC equipment including; VAV/FCU’s, return and supply grilles, and supplemental cooling for I.T. Closets are installed and operational.

13.	Ceiling tiles installed only where sprinkler heads and/or ceiling mounted fire alarm devices (horn strobes, smoke detectors, etc.) are installed.

14.	All plumbing work is complete including sinks, except for final connections to Tenant-Provided equipment.

15.	All electrical power wiring in floor duct is complete and floor main duct repairs to gasketing are complete. Floor duct work is complete.

16.	All electrical power wiring and receptacles required for the I.T. Closets is complete.

17.	Cabling is routed vertically from the building’s Point of Entry (POE) to the I.T. MDF and IDF Closets and terminated at the designated patch panels.

18.	Cabling is routed above the ceiling at each floor from the I.T. IDF/MDF Closets to the wall mounted devices and terminated at the voice/data wall outlets.

EXHIBIT C — WORK LETTER

19.	Cabling is routed in the floor duct from the I.T. IDF/MDF Closets patch panels to the designated floor boxes and terminated to accommodate the systems furniture.

20.	All cables are tested and certified in accordance with the project’s specifications.

21.	Carpet is installed.

22.	Ceiling tiles are installed.
B.	“SUBSTANTIAL COMPLETION”
For the Tenant Improvements to be “Substantially Complete”, they must be “Sufficiently Complete” as defined in paragraph A. above and, in addition, all of the following must be complete:
1.	Power connections are made from systems furniture provided whips to wiring in floor boxes/walls for all systems furniture.

2.	All final electrical and plumbing connections are made to all Tenant-Procured equipment such as ice makers, refrigerators, coffee makers, microwaves, vending, printers, copiers, etc.

3.	All architectural and engineering punch list and close-out items are completed (touch-up painting, baseboards installed, door hardware installed, HVAC Test & Balancing completed, etc.).

4.	Cabling is routed into the system furniture’s spline/raceway and all cabling is terminated in the voice/data systems furniture outlets.

EXHIBIT C — WORK LETTER

EXHIBIT “D”
BUILDING RULES
     Whenever the word “Tenant” is used in the Building Rules, it shall mean “the Tenant, its servants, agents, invitees and any person in the Development on account of the Tenant.” In the event of any conflict between the Lease and these Building Rules (as reasonably amended, modified or supplemented from time to time by the Landlord as provided in the Lease), the terms of the Lease shall control.
     Subject to the terms of the Lease, the Tenant shall observe the following Rules (as reasonably amended, modified or supplemented from time to time by the Landlord as provided in the Lease):
     1. The sidewalks, entrances, escalators, elevators, stairways and corridors of the Development shall not be obstructed by the Tenant or used by it for any other purpose than for ingress and egress to and from the Development, including, but not limited to the Premises, and the Tenant shall not place in the hallways (excluding the Premises), corridors (excluding the Premises), stairways and elevator foyers any waste paper, dust, garbage, refuse, merchandise or anything whatever that makes them unclean, untidy or unsafe. Notwithstanding the foregoing, any use by Tenant of the hallways or corridors within the Premises shall be in compliance with all Applicable Laws, including local building codes.
     2. The windows that reflect or admit light into any of the Common Areas of the Development shall not be covered or obstructed by the Tenant, and no awnings, curtains or blinds shall be put up without the prior written consent of the Landlord. The Landlord agrees that the blinds that are part of the Base Building Requirements are excluded from the foregoing sentence.
     3. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The cost of repairing any damage resulting from misuse shall be borne by the tenant by whom the same is caused. The Tenant shall not let the water run unless in actual use.
     4. Other than the loading of file boxes (but not in bulk) and other smaller items, all loading and unloading of merchandise, supplies, fixtures, equipment and furniture shall be made at such times and in such manner and through such means of access to the Premises as shall be approved in advance by the Landlord. The Tenant shall ensure that any trucks or other vehicles used by the Tenant for loading or unloading shall not obstruct any access areas adjacent to or within the Development. Advanced reservations should be made for the use of the freight elevator and the loading docks.
     5. No vehicles will be allowed to park in the loading dock area except those actively loading or unloading materials.

EXHIBIT D

     6. The Tenant shall not use the elevators in the Development for delivery of supplies, freight or merchandise to or from the Premises (other than file boxes and other smaller items), except during such reasonable intervals and hours and in such manner as the Landlord may reasonably designate.
     7. Passenger elevators shall not be used for moving freight (other than file boxes and other smaller items). The designated freight elevators are the only elevators to be used for moving materials (other than file boxes and other smaller items).
     8. The Landlord shall have the right to regulate delivery of food and beverages into the Development and the Premises, other than catered events, employee lunches and food vending machines.
     9. Other than file boxes and other smaller items, merchandise, furniture, fixtures, equipment and construction equipment, materials and supplies shall not be taken into or removed from the Premises, except at such times and in such manner as may be previously approved by the Landlord in writing. Other than handcarts used to move file boxes and smaller items, the Tenant shall not use nor permit to be used any hand trucks or wagons or other portable machinery within the Common Areas of the Development, except pursuant to the prior written approval of the Landlord, such approval not to be unreasonably withheld, conditioned or delayed. No heavy furniture shall be moved over floors of the Common Areas so as to mark same. Floor and elevator protection is required at the Tenant’s expense.
     10. All damages to the Building caused by taking in or removing of the Tenant’s articles shall be repaired at the expense of the Tenant. In the event the Tenant fails to do so, beyond any applicable notice and cure period, the Landlord shall have the right to repair such damages and bill the Tenant, including ten percent (10%) administrative fee, for the actual but reasonable and documented out-of-pocket cost for the same.
     11. No bicycles or other vehicles shall be brought within the Development, except as specifically designated by the Landlord, however, the Landlord agrees to maintain bicycle racks in locations as designated by the Landlord from time to time around the Common Areas for use of the tenants.
     12. No flammable oils or other flammable, dangerous or explosive materials shall be brought into the Development or kept in the Premises.
     13. Substantial business machines, mechanical equipment, file systems, safes, etc. shall be placed and maintained by the Tenant, at the Tenant’s expense, in settings sufficient to distribute the weight and to absorb and prevent unreasonable vibration and noise.
     14. The Tenant shall not (i) make, commit or permit any unreasonable and improper noises in the Development or (ii) interfere in any way with other tenants or those having business with them.

EXHIBIT D

     15. Nothing shall be thrown by the Tenant out of the windows or doors or down or into the passages, elevator shafts or skylights of the Development.
     16. Except for service animals, no birds or animals shall be kept in or about the Premises, nor shall musical instruments be played in the Premises unless approved by Landlord in writing.
     17. Subject to the Landlord’s obligations under the Lease, the Tenant shall at all times keep the Premises in a clean and sanitary condition.
     18. The Tenant shall not use the Premises for sleeping apartments or residential purposes, or for the storage of articles other than those required or useful for business purposes, or for any immoral or unlawful purposes.
     19. No public or private auction or other similar type of sale of any goods, wares, or merchandise shall be conducted in or from the Premises.
     20. No telephonic, telegraphic, electronic, wire service or other connections or electric wiring shall be made in places other than those designated by the Landlord without the authority of the Landlord, who will direct the electricians or other workmen as to where and how any wires or equipment are to be introduced and without any such directions, no boring or cutting or otherwise will be permitted.
     21. The Tenant may not install air conditioning equipment of any kind in any part of the Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld, conditioned or delayed.
     22. All glass and trimmings in, upon or about the doors and windows of the interior of the Premises shall be kept whole, and whenever any part of thereof shall become broken, the same shall be immediately replaced or repaired at Tenant’s expense under the direction and to the satisfaction of the Landlord, unless caused by the gross negligence or willful misconduct of Landlord.
     23. On the Mezzanine, the Tenant shall keep all exterior storefront surfaces and the inside and outside of all glass in the doors and windows of the Premises clean, and shall replace promptly at their expense, any cracked or broken window glass of the Premises with glass of like kind and quality.
     24. To the extent that any portion of the Premises is located on the Mezzanine, the Tenant shall not erect, install, display, inscribe, paint or affix any sign, lettering or advertising medium to, upon or above the exterior of the Premises except as allowed in this Lease.
     25. To the extent that any portion of the Premises is located on the Mezzanine, the Tenant shall not install any exterior lighting or plumbing fixtures, shades or awning or any exterior decorations or painting or any radio or television antennae, loudspeakers, sound amplifiers or similar devices on the exterior walls of the Premises.

EXHIBIT D

     26. The Tenant shall not use any audible advertising medium that shall be a nuisance to the Landlord or other tenants of the Development, such as loudspeakers, phonographs or radio broadcasts, in a manner to be heard outside the Premises.
     27. The Tenant shall not cause, suffer or permit odors to emanate or be dispelled from the Premises, and upon written direction of the Landlord shall forthwith, at the Tenant’s expense, remedy any situation resulting in a breach of this provision.
     28. The Tenant shall endeavor to not cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in its Premises and in the Common Areas and the Building.
     29. The work of the Landlord’s janitors or cleaning personnel shall not be hindered by the Tenant after 5:30 P.M. Such work may be done at any time when offices are vacant. The windows, doors and fixtures may be cleaned at any time.
     30. The Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to the Landlord in discharging its obligation regarding cleaning service. All garbage and refuse of the Tenant shall be kept inside the Premises in customary containers. The Tenant shall empty all glasses, cups and other containers holding liquids.
     31. In the event the Tenant must dispose of crates, boxes, etc., which will not fit into office waste paper baskets, it will be the responsibility of the Tenant with the Landlord’s assistance to dispose of same. In no event shall the Tenant set such items in the public hallways or other areas of Building or parking facilities, except for the Tenant’s own Premises, for disposal.
     32. The Tenant shall not cause, permit or suffer any machines selling merchandise, rendering services, or providing entertainment to be present on the Premises unless consented to in advance in writing by the Landlord [food and beverage vending machines within the Premises excluded (except in the elevator lobbies)].
     33. Except as permitted in the Lease, the Tenant shall not solicit business, distribute any handbills or other advertising material in the Development (other than within the Premises) without the prior written approval of the Landlord, such consent not to be unreasonably withheld, conditioned or delayed.
     34. Subject to Section 5.02 of the Lease, no lock shall be placed on any access door of the Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Subject to Section 5.02 of the Lease, the Landlord may, at its option, require that any or all such locks be a part of the Landlord’s master keying system. Such cost will be billed to the Tenant.

EXHIBIT D

     35. Except as set forth in the Lease, the Landlord reserves the right to close the Common Areas of the Building at 6:00 P.M. and prior to 7:00 A.M., Monday through Friday, at 1:00 P.M and prior to 7:00 A.M. on Saturday, and all day on Sunday and on Holidays (except on the day after Thanksgiving). No persons will be allowed into the Development after normal business hours without proper identification and a key (or access card) to their Premises. The Landlord may institute a Development wide photo identification security system applicable to all tenants of the Development in which case photo identification cards may be obtained from the Landlord’s security company, including a nominal charge for replacement of lost, stolen or worn cards. The Landlord shall in no case be liable in damages for the exclusion of any person from the Building based on such person’s failure to present proper identification and a key (or access card) to the Premises. In case of invasion, insurrection, riot, public excitement, or other commotion, the Landlord reserves the right to temporarily restrict access to the Building and to take other measures reasonably deemed by the Landlord appropriate for the safety of the tenants, their employees and guests and for the protection of the Building and property located therein.
     36. The Tenant shall, upon the termination of the Lease, surrender to the Landlord all keys and security access cards to the Premises.
     37. Requests for after-hours HVAC should be submitted to Building management in advance to allow securing and scheduling of the operating engineers, provided that requests to the Landlord by (a) 12:00 P.M. on Friday for after-hours air conditioning on the following Saturday, Sunday, or Monday Holiday, and (b) 3:00 P.M. Monday through Thursday for after-hours air conditioning on the following business day or Friday Holiday shall be sufficient. After hours HVAC shall be billed to the Tenant in accordance with the terms of the Lease.
     38. The Tenant recognizes that the Landlord maintains an ongoing fire and life safety program for the Development and the Tenant shall cooperate with the Landlord in the administration of these programs, including any required instruction for the Building occupants.
     39. Any Tenant requirements for contracted guard service will be coordinated through the Landlord’s Property Manager who may at the Landlord’s option furnish guard service and bill the Tenant cost plus an additional ten percent (10%) administrative fee.
     40. Unless caused by the gross negligence or willful misconduct of the Landlord or its employees, agents, and/or contractors, the Landlord will not be responsible for lost or stolen property, equipment, money, or any article taken from the Premises or Building regardless of how or when the loss occurs.

EXHIBIT D

EXHIBIT “E”
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of February ____, 2011 (the “Effective Date”), between WELLS FARGO BANK, N.A., a national banking association (or its successors and/or assigns), as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1 (the “Mortgagee”) and EVERBANK, a Federal Savings Bank (the “Tenant”).
     A. EL-AD FLORIDA LLC, a Florida limited liability company (the “Landlord”), owns the real property located at 301 West Bay Street, Jacksonville, Florida 32202 (such real property, including all buildings, improvements, structures and fixtures located thereon, shall be hereinafter referred to as the “Landlord’s Premises”), as set forth in Exhibit “A” attached hereto and by this reference made a part hereof.
     B. The Mortgagee is the holder of a loan (the “Loan”) to the Landlord, which Loan is secured, in part, by that certain Second Amended and Restated Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated November 17, 2005, in favor of the Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated or otherwise changed from time to time, the “Mortgage”), recorded on November 18, 2005 as Doc #2005426084 in Official Records Book 12897, beginning at page 1315 of the public records of Duval County, Florida.
     C. Pursuant to that certain Lease, dated as of December 21, 2011 (the “Lease”) (a copy of which is attached hereto as Exhibit “B”), the Landlord demised to the Tenant a portion of the Landlord’s Premises as described in the Lease (the “Tenant’s Premises”).
     D. The Tenant and the Mortgagee desire to agree upon the relative priorities of their interests in the Landlord’s Premises and their rights and obligations if certain events occur.
     NOW, THEREFORE, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, the Tenant and the Mortgagee agree:
     1. DEFINITIONS
     The following terms shall have the following meanings for purposes of this Agreement.
          1.1. Construction-Related Obligation. A “Construction-Related Obligation” means any obligation of the Landlord under the Lease to make, pay for or reimburse the Tenant for any alterations, demolitions or other improvements or construction work at the Landlord’s Premises, including

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the Tenant’s Premises, but excluding: (a) any reconstruction or repair following fire, casualty or condemnation to the extent, but only to the extent, of insurance proceeds or condemnation awards actually received by Mortgagee after the deduction of all costs and expenses incurred in obtaining such proceeds or awards, and subject to the terms of the Mortgage and other Loan documents with respect to the disposition of such proceeds or awards and (b) day-to-day maintenance and repair obligations of the Landlord under the Lease either (i) arising from and after the date of attornment in connection with a Foreclosure Event, or (ii) for which Tenant has a Retained Offset Right.
          1.2. Foreclosure Event. A “Foreclosure Event” means (i) foreclosure (judicial or non-judicial) of the Mortgage, (ii) any other exercise by the Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which the Successor Landlord becomes owner of the Landlord’s Premises or (iii) delivery by the Landlord to the Mortgagee (or its designee or nominee) of a deed or other conveyance of the Landlord’s interest in the Landlord’s Premises in lieu of any of the foregoing.
          1.3. Former Landlord. A “Former Landlord” means the Landlord and any other party that was landlord under the Lease at any time before the occurrence of any Foreclosure Event and attornment under this Agreement.
          1.4. Offset Right. Subject to Sections 4.4 and 4.5, an “Offset Right” means any right of the Tenant to any offset, defense (other than one arising from actual payment and/or performance, which payment and/or performance would bind a Successor landlord pursuant to this Agreement), claim, counterclaim, reduction, deductions or abatement against the Tenant’s payment of any Rent or performance of the Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law except to the extent waived in the Lease) from the Landlord’s breach or default under the Lease.
          1.5. Rent. “Rent” means, collectively, any fixed rent, the Base Rent, the Additional Rent and all other sums, costs or charges required to be paid to the Landlord by the Tenant under the Lease.
          1.6. Retained Offset Right. A “Retained Offset Right” means any Offset Right provided for in the Lease that arises out of (a) subject to Sections 4.4 and 4.5, a breach or default by Landlord under the Lease that is of a continuing nature and that continues after the date of attornment and violates Successor Landlord’s obligations as landlord under the Lease (as modified by this Agreement) (a “Continuing Landlord Breach”), (b) Landlord’s obligations to complete the Total Work (as defined in the Work Letter attached to the Lease as Exhibit “C”) but subject to funding obligations of Tenant for amounts not included in the Tenant Improvement Allowance as to any portion thereof payable by Tenant (the “Landlord TI/BI Obligations”) or (c) any obligation of Landlord to pay amounts pursuant to Addendum 2 of the Lease as a condition of the removal of the current building roof top AT&T signage (the “Landlord Signage Obligations”), provided that in each case of (a), (b) or (c), Mortgagee was provided with notice of and opportunity to cure such breach or default as required by Paragraph 6 hereof. Notwithstanding the foregoing, Retained Offset Rights shall not include any claim for damages of any kind whatsoever arising as the result of any breach or default by Former Landlord that occurred prior to the date of attornment and that is not continuing in nature after the date of attornment.
          1.7. Successor Landlord. A “Successor Landlord” means any party that becomes

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owner of the Landlord’s Premises as the result of a Foreclosure Event.
          1.8. Termination Right. A “Termination Right” means any right of the Tenant to cancel or terminate the Lease or to claim a partial or total eviction, arising (whether under the Lease or under applicable law) from the Landlord’s breach or default under the Lease.
     2. SUBORDINATION.
     The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage and all advances made under the Mortgage, subject to the terms and conditions of this Agreement.
     3. NON-DISTURBANCE; RECOGNITION AND ATTORNMENT
          3.1. No Exercise of Mortgage Remedies Against Tenant. Provided that the Tenant shall not then be in default under the Lease after written notice to the Tenant (if, and only if, such written notice is required under the Lease) and beyond any applicable grace or cure periods provided for under the Lease with respect to such default, the Mortgagee shall not name or join the Tenant as a defendant in any exercise of the Mortgagee’s rights and remedies arising upon a default under the Mortgage, unless applicable law requires the Tenant to be made a party thereto as a condition to proceeding against the Landlord or prosecuting such rights and remedies. In the latter case, the Mortgagee may join the Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect the Tenant’s rights under the Lease or this Agreement in such action.
          3.2. Non-Disturbance and Attornment. When the Successor Landlord takes title to the Landlord’s Premises (i) the Successor Landlord shall not terminate or disturb the Tenant’s possession of the Tenant’s Premises under the Lease, except in accordance with the terms of the Lease, (ii) the Successor Landlord shall be bound to the Tenant under all of the terms, conditions, obligations, covenants, and liabilities of the Landlord under the Lease (except as expressly provided in this Agreement), (iii) the Tenant shall recognize and attorn to the Successor Landlord as the Tenant’s direct landlord under the Lease as expressly modified by this Agreement and, subject to the terms and conditions of the Lease (as expressly modified by this Agreement), (a) continue to pay all Rent under the Lease, and (b) otherwise observe and perform the covenants, terms and conditions of the Lease and (iv) the Lease shall continue in full force and effect as a direct lease in accordance with its terms (except as expressly provided in this Agreement) between the Successor Landlord and the Tenant. Except as otherwise provided in this Agreement, in the event of a Foreclosure Event, the Successor Landlord shall assume or shall be deemed to have assumed the Lease and all of the obligations, liabilities, and duties of Landlord under the Lease (as modified by this Agreement) from the date of attornment, and further provided that the Successor Landlord shall remain responsible for the completion of the Tenant Improvements (as defined in the Work Letter), the Initial Premises Building Improvements (as defined in the Work Letter), the Mezzanine Improvements (as defined in the Work Letter) and Landlord Signage Obligations, in accordance with the requirements of the Work Letter, in each case, however, only to the extent not completed on or before the Foreclosure Event and subject to funding obligations of Tenant for amounts not included in the Tenant Improvement Allowance as to any portion thereof payable by Tenant, provided, as to the Tenant Improvements the TI Construction Contract (as defined in the Work Letter), and/or as to the Initial Premises Building Improvements, the BI Construction Contract (as defined in the Work Letter), as

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applicable, has not been assigned to the Tenant.
          3.3. Further Documentation. The provisions of this Agreement shall be effective and self-operative without any need for the Successor Landlord or the Tenant to execute any further documents. The Tenant and the Successor Landlord shall, however, confirm the provisions of this Agreement in writing upon written request by either of them.
     4. PROTECTION OF SUCCESSOR LANDLORD.
     Notwithstanding anything to the contrary in the Lease, the Successor Landlord shall not be liable for or bound by any of the following matters:
          4.1. Offset Rights. Any Offset Right, other than a Retained Offset Right, that the Tenant may have against any Former Landlord relating to any event, act, omission or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by the Former Landlord that occurred before the date of attornment, unless the Mortgagee was (i) provided (concurrently with delivery to the Former Landlord) with a copy of any notice to the Former Landlord of such breach required under the Lease, and (ii) afforded an opportunity to cure such breach in the manner set forth in Paragraph 6 below. The foregoing shall not limit Tenant’s right to exercise against Successor Landlord (a) any Offset Right available to Tenant because of events occurring after the date of attornment, or (b) any Retained Offset Right (including, without limitation, as a result of a Continuing Landlord Breach).
          4.2. Claims Against Former Landlord. Except as set forth in Paragraph 4.1 above, any act or omission of the Former Landlord, or any breach or default by the Former Landlord; provided, however, such exclusion from liability shall not include any Continuing Landlord breach for which Successor Landlord receives notice after the date of attornment and an opportunity to cure such breach in the manner provided in the Lease, not including any liability of Landlord that is personal to Landlord, or has been reduced to the payment of money.
          4.3. Construction-Related Obligations. Unless otherwise expressly agreed to be bound thereby in writing by the Mortgagee, any covenant to undertake or complete any construction of the Landlord’s Premises, the Tenant’s Premises or any portion thereof, including, without limitation, any Construction-Related Obligations (other than the Tenant Improvements, the Initial Premises Building Improvements, Mezzanine Improvements and Landlord Signage Obligations as provided herein).
          4.4. Prepayments. Any payment of any Rent that the Tenant may have made to the Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease.
          4.5. Security Deposit. Any obligation with respect to any security deposited with the Former Landlord, unless such security was actually delivered to the Mortgagee.
          4.6. Lease Modification. Any amendment, modification or supplement to the Lease made without the Mortgagee’s written consent thereto, such consent shall not be unreasonably withheld,

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conditioned or delayed (except in the case of any amendment, modification or supplement to the Lease that reduces the obligations of the Tenant to pay any Rent under the Lease, waives any termination fee or portion thereof, or increases monetary obligations of the Landlord thereunder, in which case Mortgagee’s consent may be granted or withheld in Mortgagee’s sole and absolute discretion); provided, however, that no Mortgagee consent will be required to effectuate any termination options, contraction options, rent reduction provisions, or expansion rights that exist in the Lease as attached hereto as Exhibit “B” (provided, in each such case, if any such right is conditioned on prior notice to Mortgagee and/or prior opportunity to cure, such notice and/or opportunity was provided by Tenant in accordance with the terms of the Lease).
          4.7. Leasing Commissions. Any obligation of Landlord under the Lease to pay leasing commissions, including without limitation, pursuant to Section 14.08 of the Lease incurred or agreed to be paid by any Former Landlord (except to the extent of reserves held by Successor Landlord, that are specifically dedicated to the payment of specific commissions, and further subject to the terms of the Mortgage and other Loan documents with respect to the disposition of such reserves).
     5. EXCLUSION OF SUCCESSOR LANDLORD.
     Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that the Successor Landlord shall have assumed or shall be deemed to have assumed the Lease and all of the obligations, liabilities, and duties of Landlord under the Lease from the date of attornment, except as otherwise provided in this Agreement; provided that Successor Landlord’s personal responsibility for obligations and liability under the Lease shall never extend beyond the Successor Landlord’s interest, if any, in the Landlord’s Premises from time to time, net insurance and condemnation proceeds actually received from the Landlord’s Premises by such Successor Landlord, the Successor Landlord’s interest in the Lease and the net proceeds actually received by such Successor Landlord from any sale or other disposition of the Landlord’s Premises by such Successor Landlord, in each case, subject to the terms of the Mortgage and other Loan documents with respect to the Mortgagee’s rights of disposition of such funds and less all costs and expenses of collection thereof, costs of sale and transaction, including without limitation attorneys’ fees, commissions, costs of collection and other third-party costs actually incurred therewith (collectively, the “Successor Landlord’s Interest”). The Tenant shall (a) look exclusively to the Successor Landlord’s Interest and/or (b) utilize any Offset Rights available to Tenant under the Lease (as modified by this Agreement) in connection with any Landlord breach or default occurring after the date of attornment or Tenant’s Retained Offset Rights for payment or discharge of any obligations of the Successor Landlord under the Lease as modified by this Agreement and the Former Landlord shall have no obligation to the Tenant related to or arising from the attornment of the Tenant or otherwise thereafter under the Lease (provided nothing herein shall amend the terms of the Loan Documents as between Landlord and Mortgagee).
     6. MORTGAGEE’S RIGHT TO CURE. Notwithstanding anything to the contrary in the Lease, prior to a Foreclosure Event, the Tenant shall provide the Mortgagee with notice of any breach or default by the Landlord under the Lease at the same time such notice is delivered to the Landlord (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default for a period of time equal to the Mortgagee Cure Period, or if such default cannot be cured within such Mortgagee Cure Period, the Mortgagee shall have such additional time to cure the default or breach as may be required under the circumstances provided that such cure is commenced within said period and thereafter diligently pursued to completion. The Mortgagee shall have no obligation to cure any breach or default by the Landlord,

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except to the extent that the Mortgagee agrees or undertakes otherwise in writing, but if the Mortgagee elects to do so, the Tenant agrees to accept cure by the Mortgagee as that of the Landlord under the Lease and to not exercise any right or remedy under the Lease for a Landlord default in the event that the Mortgagee timely cures such breach or default. Any performance rendered by the Mortgagee on the Landlord’s behalf is without prejudice to the Mortgagee’s rights against the Landlord under the Mortgage or any other documents executed by the Landlord in favor of the Mortgagee in connection with the Loan. As used in this Paragraph 6, the term “Mortgagee Cure Period” shall mean any cure period available to the Landlord under the Lease for any breach or default of the Landlord under the Lease plus (i) an additional thirty (30) days for non-monetary defaults or (ii) an additional ten (10) days for monetary defaults.
     7. RENT PAYMENT NOTICES.
     From and after the Tenant’s receipt of written notice from the Mortgagee (a “Rent Payment Notice”), the Tenant shall pay all Rent to the Mortgagee or as the Mortgagee shall direct in writing, until such time as the Mortgagee directs otherwise in writing. The Tenant shall comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion from the Landlord. The Mortgagee’s delivery to the Tenant of a Rent Payment Notice, or the Tenant’s compliance therewith, shall not be deemed to (i) cause the Mortgagee to succeed to or to assume any obligations or responsibilities as the Landlord under the Lease, all of which shall continue to be performed and discharged solely by the Landlord in accordance with the provisions of the Lease unless and until any attornment has occurred pursuant to this Agreement; or (ii) relieve the Landlord of any obligations under the Lease. Notwithstanding any provision contained in the Lease to the contrary, delivery to the Tenant of any Rent Payment Notice shall be conclusive evidence of the right of the Mortgagee to receive such Rent in accordance with the terms and conditions of the Lease and payment of such Rent by the Tenant to the Mortgagee pursuant to such Rent Payment Notice shall constitute performance in full of the Tenant’s obligation under the Lease to pay such Rent to the Landlord. If and to the extent that the Lease or any provision of law shall entitle the Tenant to notice of any mortgage, the Tenant acknowledges and agrees that this Agreement shall constitute such notice to the Tenant of the existence of the Mortgage. The Tenant acknowledges that it has notice that the Lease and all Rent and all other sums due thereunder have been assigned to the Mortgagee as part of the security for the Loan.
     8. REPRESENTATIONS AND WARRANTIES OF THE TENANT.
     The Tenant hereby represents and warrants to the Mortgagee and to any Successor Landlord that as of the Effective Date:
          8.1. Lease. The Lease is in full force and effect, has not been modified and constitutes the entire agreement between the Landlord and the Tenant relating to the Tenant’s Premises. The Tenant has no interest in the Landlord’s Premises except pursuant to the Lease. A true, complete and accurate copy of the Lease, including any and all amendments, is attached hereto as Exhibit “B”. As of the date hereof, there are no agreements other than the Lease in existence or contemplated between the Landlord and the Tenant, relating to the Landlord’s Premises or the Tenant’s Premises or with respect to any other matter related to the Tenant’s occupancy of the Tenant’s Premises. The execution and delivery of this Agreement by Mortgagee discharges any obligations of the Mortgagee under the Lease to enter into a non-disturbance agreement with the Tenant.

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          8.2. Rent. The Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.
     9. MISCELLANEOUS.
          9.1. Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items and shall be delivered to the Mortgagee or the Tenant (as applicable) at the addresses set forth below. Notices shall be effective upon receipt.

If to Tenant:	EverBank
Attn: Eugene Calabrase
Vice President
8100 Nations Way
Jacksonville, Florida 32256
Telephone: 904-623-6052
Facsimile: 904-623-7040
E-mail: eugene.calabrase@everbank.com

With a Copy to:	Thomas Hajda
Senior Vice President & General Counsel
EverBank
501 Riverside Avenue
Jacksonville, Florida 32202
Telephone:904-623-8199
Facsimile: 904-623-8190
E-mail: Thomas.Hajda@EverBank.com

If to Mortgagee	c/o CWCapital Asset Management LLC
7501 Wisconsin Avenue, Suite 500 West
Bethesda, Maryland 20814
Attn: Sam Stern
Telephone: 202.715.9618
Facsimile: 202.715.9698
E-mail: sstern@cwcapital.com

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With a copy to:	Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, New York 10153
Attn: Philip Rosen, Esq.
Telephone: 212.310.8604
Facsimile: 212.310.8007
E-mail: philip.rosen@weil.com

If to Landlord:	El-Ad Florida, LLC
1301 International Parkway, Suite 200
Sunrise, Florida 33323
Attn: Raanan Persky
Telephone: 954-846-7800
Facsimile: 954-846-7801
E-mail: rpersky@eladnational.com

With a copy to:	GrayRobinson, P.A.
50 North Laura Street, Suite 1100
Jacksonville, Florida 32202
Attn: Terry A. Moore
Telephone: 904-598-9929
Facsimile: 904-598-9109
E-mail: terry.moore@gray-robinson.com
          9.2. Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord and its successors and assigns. If the Mortgagee assigns the Mortgage, upon delivery to the Tenant of written notice thereof all liability of the assignor shall terminate, so long as the assignee assumes, in writing, the obligations and covenants of the Mortgagee hereunder without modification.
          9.3. Entire Agreement. This Agreement constitutes the entire agreement between the Mortgagee and the Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of the Tenant and the Mortgagee as to the subject matter of this Agreement and supersedes and replaces any and all prior discussions, representations, communications and agreements (oral or written).
          9.4. Interaction with Lease; Lease Amendment. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including

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upon any attornment pursuant to this Agreement. The Lease may not be amended, modified, or terminated (except as provided in the Lease) without the prior written consent of the Mortgagee, such consent not to be unreasonably withheld, conditioned or delayed (except in the case of any amendment, modification or termination of the Lease that reduces the obligations of the Tenant to pay any Rent under the Lease, waives any termination fee or portion thereof, or increases monetary obligations of the Landlord thereunder, in which case Mortgagee’s consent may be granted or withheld in Mortgagee’s sole and absolute discretion); provided, however, that no Mortgagee consent will be required to effectuate any termination options, contraction options, rent reduction provisions, or expansion rights that exist in the Lease as attached hereto as Exhibit “B” (provided, in each such case, if any such right is conditioned on prior notice to Mortgagee and/or prior opportunity to cure, such notice and/or opportunity was provided by Tenant in accordance with the terms of the Lease). No such amendment, modification, or termination (except as provided in the Lease), of the Lease shall be effective against the Mortgagee, unless consented to in writing by the Mortgagee, such consent not to be unreasonably withheld, conditioned or delayed (except in the case of any amendment, modification or termination of the Lease that reduces the obligations of the Tenant to pay any Rent under the Lease, waives any termination fee or portion thereof, or increases monetary obligations of the Landlord thereunder, in which case Mortgagee’s consent may be granted or withheld in Mortgagee’s sole and absolute discretion); provided, however, that no Mortgagee consent will be required to effectuate any termination options, contraction options, rent reduction provisions, or expansion rights that exist in the Lease as attached hereto as Exhibit “B” (provided, in each such case, if any such right is conditioned on prior notice to Mortgagee and/or prior opportunity to cure, such notice and/or opportunity was provided by Tenant in accordance with the terms of the Lease).
          9.5. Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, the Mortgagee shall have no obligations to the Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement (to a Successor Landlord other than the Mortgagee), all rights and obligations of the Mortgagee under this Agreement shall terminate from and after such date of attornment, without thereby affecting in any way the rights and obligations of the Successor Landlord provided for in this Agreement; provided, however, that nothing contained in the foregoing shall in any way restrict or prevent the Mortgagee from assigning any or all of its rights under this Agreement to any Successor Landlord and such assignment rights shall not be affected by any termination described above.
          9.6. Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of Florida, excluding its principles of conflict of laws.
          9.7. Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by both parties hereto.
          9.8. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the-same instrument. Any facsimile or portable document format (PDF) copy of a counterpart of a party shall constitute an execution copy of this Agreement with respect to such party and shall be enforceable against such party to the same extent as an original counterpart from such party.
          9.9. Due Authorization. The Tenant and the Mortgagee each represents to the other that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

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          9.10. Severability. In the event any term, covenant or condition of this Agreement or the application thereof to any person or circumstances shall to any extent be deemed invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and every other term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
          9.11. No Representations by Mortgagee. Except as expressly set forth herein, the Mortgagee or the Mortgagee’s agents have made no representations, warranties or promises with respect to the Landlord’s Premises or the Tenant’s Premises.
          9.12. Certain Options Not Binding Upon Mortgagee. Any options or rights contained in the Lease to acquire title to the Landlord’s Premises or any portion thereof (other than the leasehold interest held by the Tenant under the Lease as of the date hereof), including any right of first refusal, right of first offer, or similar provisions, shall not apply to a foreclosure sale of the Landlord’s Premises by the Mortgagee pursuant to its rights under the Mortgage or any conveyance in lieu of foreclosure, and shall be extinguished by any such foreclosure of the Mortgage or conveyance in lieu thereof, whether or not expressly included in any such foreclosure action, or any such conveyance in lieu of foreclosure. Any existing right of the Tenant to cancel the Lease in order to move to other property to be leased or purchased from the Landlord and any right of the Tenant to inducements to be provided by the Landlord but not set forth in the Lease shall be extinguished by any foreclosure of the Mortgage or conveyance in lieu thereof, whether or not expressly included in any such foreclosure action, or any conveyance in lieu of foreclosure.
          9.13. Exculpation. The Mortgagee shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any activity on, or occupancy or use of, all or any portion of the Tenant’s Premises prior to a Foreclosure Event and the date of attornment, for any loss, claim, cause of action, liability, indebtedness, damage or injury caused by, or arising from (a) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein, thereon or relating thereto, irrespective of whether or not such defect was disclosed in any of the reports or other documents received by the Mortgagee; (b) any act or omission of the Landlord, or the Tenant, any affiliate of the Landlord or the Tenant, or any of the Landlord’s and the Tenant’s agents, employees, independent contractors, licensees or invitees (unless pursuant to a Landlord default which is continuing beyond the occurrence of any Foreclosure Event); (c) any accident at the Tenant’s Premises or the Landlord’s Premises; (d) the failure of the Landlord or the Tenant, or of any of the Landlord’s or the Tenant’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain all or any portion of the Tenant’s Premises in a safe condition (unless pursuant to a Landlord default which is continuing beyond the occurrence of any Foreclosure Event); or (e) any nuisance made or suffered on any part of the Tenant’s Premises; except to the extent that any of the circumstances described in clauses (a), (c) or (e) above are caused by the gross negligence or willful misconduct of the Mortgagee or its officers, contractors, employees or agents (provided they are acting in their capacity as such) occurring after the Mortgagee enters onto or has possession of the Landlord’s Premises. Notwithstanding anything to the contrary contained herein, in no event shall any officers, directors, shareholders, agents, servants or employees of the Mortgagee have any personal liability to the Tenant.

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          9.14. No Lien on Tenant Property. Neither the Mortgage nor any other instrument executed in connection therewith shall cover, encumber, or be construed as subjecting in any manner to the lien thereof, any Tenant’s Property (as defined in the Lease).
          9.15. Lender Consent. Lender consents to the execution and delivery of the Lease in the form attached hereto as Exhibit “B”.
          9.16. JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY LAW, EACH OF THE MORTGAGEE AND TENANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM PERTAINING TO OR ARISING OUT OF THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE).
[SIGNATURES ON PAGE FOLLOWING]

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     IN WITNESS WHEREOF, this Agreement has been duly executed by the Mortgagee and the Tenant as of the Effective Date.

Signed, sealed and delivered	WELLS FARGO BANK, N.A.
In the presence of:	a national banking association
(or its successors and/or assigns), as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1

	By:	CWCAPITAL ASSET MANAGEMENT

Print name:		LLC, a Maryland limited liability company,
solely in its capacity as Special Servicer

By:

Print name:

Its:
Date of Execution:

“Mortgagee”

EVERBANK,

Print name:	a Federal savings bank

By:

Print name:

Its:
Date of Execution:

“Tenant”

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LANDLORD CONSENT
     The Landlord consents to, acknowledges and agrees to be bound by the terms of the foregoing Agreement, which was entered into at the Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of the Landlord’s obligations under the Mortgage or the Lease. The foregoing Agreement discharges any obligations of the Mortgagee under the Mortgage and related Loan documents to enter into a non-disturbance agreement with the Tenant.
     The Landlord irrevocably directs the Tenant to comply with any Rent Payment Notice, notwithstanding any contrary direction, instructions, or assertion by the Landlord. The Tenant shall be entitled to rely on any Rent Payment Notice. The Tenant shall be under no duty to controvert or challenge any Rent Payment Notice. The Tenant’s compliance with a Rent Payment Notice shall not be deemed to violate the Lease.
     The Landlord hereby represents and warrants to the Mortgagee that, as of the date hereof, there are no agreements other than the Lease in existence or contemplated between the Landlord and the Tenant, relating to the Landlord’s Premises or the Tenant’s Premises or with respect to any other matter related to the Tenant’s occupancy of the Tenant’s Premises. The Lease may not be amended, modified, or terminated (except as provided in the Lease) without the prior written consent of the Mortgagee, such consent not to be unreasonably withheld, conditioned or delayed (except in the case of any amendment, modification or termination of the Lease that reduces the obligations of the Tenant to pay any Rent under the Lease, waives any termination fee or portion thereof, or increases monetary obligations of the Landlord thereunder, in which case Mortgagee’s consent may be granted or withheld in Mortgagee’s sole and absolute discretion); provided, however, that no Mortgagee consent will be required to effectuate any termination options, contraction options, rent reduction provisions, or expansion rights that exist in the Lease as attached hereto as Exhibit “B” (provided, in each such case, if any such right is conditioned on prior notice to Mortgagee and/or prior opportunity to cure, such notice and/or opportunity was provided by Tenant in accordance with the terms of the Lease). No such amendment, modification, or termination (except as provided in the Lease), of the Lease shall be effective against the Mortgagee, unless consented to in writing by the Mortgagee, such consent not to be unreasonably withheld, conditioned or delayed (except in the case of any amendment, modification or termination of the Lease that reduces the obligations of the Tenant to pay any Rent under the Lease, waives any termination fee or portion thereof, or increases monetary obligations of the Landlord thereunder, in which case Mortgagee’s consent may be granted or withheld in Mortgagee’s sole and absolute discretion); provided, however, that no Mortgagee consent will be required to effectuate any termination options, contraction options, rent reduction provisions, or expansion rights that exist in the Lease as attached hereto as Exhibit “B” (provided, in each such case, if any such right is conditioned on prior notice to Mortgagee and/or prior opportunity to cure, such notice and/or opportunity was provided by Tenant in accordance with the terms of the Lease).
     Any amendment or modification of the foregoing Agreement shall not be binding upon the Landlord unless the Landlord shall have consented in writing to any such modification or amendment, which consent shall not be unreasonably withheld, conditioned or delayed.

EXHIBIT E

     TO THE EXTENT PERMITTED BY LAW, THE LANDLORD HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM PERTAINING TO OR ARISING OUT OF THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE).

EL-AD FLORIDA LLC,

Print name:	a Florida limited liability company

	By:	EL-AD GROUP FLORIDA CORP., a Florida

Print name:		corporation, Its Managing Member

By:
Yoseph Manor, President

By:
Orly Daniell, Director

Date of Execution:

“Landlord”

EXHIBIT E

EXHIBIT “A”
LEGAL DESCRIPTION OF DEVELOPMENT
Parcel 1 (Building)
All of Block 46, Hart’s Map of Jacksonville, Duval County, Florida, bounded on the North by Forsyth Street, on the West by Pearl Street, on the South by Bay Street and on the East by Julia Street.
Also described as:
Block 46, Hart’s Map of Jacksonville, according to the former Public Records of Jacksonville, Duval County, Florida, being more particularly described as follows:
For Point of Beginning, commence at the Southwest corner of said Block 46, Harts Map of Jacksonville, said point being the Point of Intersection of the Northerly right-of-way line of Bay Street with the Easterly right-of-way line of Pearl Street as said right-of-ways are established and accepted by the City of Jacksonville, and run North 14°52’24” East along said Easterly right-of-way line of Pearl Street, a distance of 209.69 feet to its Point of Intersection with the Southerly right-of-way line of Forsyth Street; run thence South 75°26’06” East along last said right-of-way line, a distance of 317.28 feet to its Point of Intersection with the Westerly right-of-way line of Julia Street; run thence South 14°48’09” West along last said right-of-way line, a distance of 210.62 feet to its Point of Intersection with aforesaid Northerly right-of-way line of Bay Street; run thence North 75°16’21” West along said right-of-way line, a distance of 317.52 feet to the Point of Beginning.
Parcel 2 (Building Parking Garage)
All of Lots 4, 5, and 6, Block 97, Hart’s Map of LaVilla, Jacksonville, Duval County, Florida, bounded on the East by Clay Street, on the North by Forsyth Street, on the West by Broad Street, and on the South by Lots 1, 2 and 3 of said Block 97.
Also described as:
Lots 4, 5 and 6, Block 97, Hart’s Map of LaVilla, according to the former public Records of Jacksonville, Duval County, Florida, being more particularly described as follows:
For Point of Beginning, commence at the Northwest corner of Lot 4, Block 97, Hart’s Map of LaVilla, said point being the Point of Intersection of the Easterly right-of-way line of Broad Street with the Southerly right-of-way line of Forsyth Street as said right-of-ways are established and accepted by the City of Jacksonville, and run Easterly along said Southerly right-of-way line a distance of 327.15 feet to its Point of Intersection with the Westerly right-of-way line of Clay Street; run thence Southerly, along said right-of-way line of Clay Street, making an interior angle of 76°18’30” to the left from said right-of-way line of Forsyth Street, a distance of 106.10 feet to the Southeasterly corner of Lot 6, Block 97, Harts Map of LaVilla; run thence Westerly along the

EXHIBIT E

Southerly boundary of aforementioned Lots 4, 5 and 6, making an interior angle of 103°44’57” to the left from said right-of-way line of Clay Street, a distance of 327.08 feet to the aforesaid Easterly right-of-way line of Broad Street; run thence Northerly along said right-of-way line making an interior angle of 76°20’03” to the left from the Southerly boundary of said Lots 4, 5 and 6, a distance of 106.44 feet to the point of beginning.

EXHIBIT E

EXHIBIT “F”

JANITORIAL SPECIFICATIONS
ALL PROCEDURES WILL BE PERFORMED ACCORDING TO GREEN CLEANING PRACTICES. FREQUENCY OF SERVICES: Monday through Friday, except Holidays.
1.	OFFICE AREAS
A.	Nightly Services
1.	Empty and clean all waste receptacles. Remove waste paper and rubbish to the designated area.

2.	Dust horizontal surfaces including desks, chairs, files, telephones, picture frames, window sills, etc. Do not rearrange materials on desk.

3.	Clean and sanitize drinking fountains, follow with stainless steel cleaner taking care not to leave any oily residue.

4.	Spot clean entrance doors and lobby glass.

5.	Vacuum all carpet and rugs. Do not pull vacuum cords around comers.

6.	Remove all finger marks, smudges, graffiti, etc. from all vertical surfaces.

7.	Dust mop and spot clean all non-carpet areas.

8.	Sweep internal stairways and vacuum, if carpeted. Dust handrails and vertical surfaces.

9.	Secure all lights as soon as possible.

10.	Clean and polish all metal door thresholds.

11.	Empty large centrally located recycle containers.
B.	Periodic Services
1.	Carpet edges should be either swept or vacuumed with appropriate edge cleaning tool — weekly.

2.	Dust all low reach areas — chair rung, structural and furniture ledges, baseboards, windowsills, wood paneling — weekly.

3.	Wipe clean and polish all bright work — weekly.

4.	Replace trash liners daily; — if needed.

5.	Dust all high reach areas — monthly.

6.	Dust fire extinguisher/fire extinguisher cabinets — monthly.

7.	Dry buff all non-carpet floors — when needed.

8.	Strip and re-coat floors, at least twice per year.

9.	Clean all air vent grills — quarterly.

10.	Wax/spray buff non-carpet floors — when needed.

11.	Dust blinds — twice per year.
2.	OFFICE KITCHEN AREAS
A.	Nightly Services
1.	Empty and clean all waste receptacles. Replace trash liners.

2.	Damp mop non-carpet floor or vacuum if carpeted.
EXHIBIT F

3.	With damp or treated cloth wipe all horizontal surfaces.

4.	Spot clean spills and splashes on vertical surfaces.

5.	Empty all plastic and can recycle containers.

6.	Clean break room sinks and coffee pots.
B.	Periodic Services
1.	Machine buff non-carpeted floors — when needed to maintain first class appearance.

2.	Strip and re-coat floor — twice each year.
3.	RESTROOMS
A.	Nightly Services
1.	Empty and clean all waste receptacles. Remove waste paper and rubbish to the designated area.

2.	Clean all basins, urinals, and bowls using non-abrasive cleaners to remove stains and clean underside of rim on urinals and bowls.

3.	Clean all mirrors, bright work and enameled surfaces.

4.	Spot clean all partitions, walls, doors, and outside surfaces of all dispensers and receptacles.

5.	Clean flush-o-meters, piping and other metal. Do not leave oily film on any metal finish.

6.	Fill toilet tissue, soap, towel, toilet seat liner and sanitary napkin dispensers.

7.	Sweep, wet mop with disinfectant and thoroughly rinse floor. Clean all comers and edges. Do not leave standing water on the floor.
B.	Periodic Services
1.	Dust top of all partitions — weekly.

2.	De-scale toilet bowls and urinals — weekly.

3.	Dump at least one gallon of water down restroom floor drains & wipe drain grill clean — weekly.

4.	Clean air vent grills — monthly.

5.	Scrub all floors — at least monthly.

6.	Clean light fixtures — when needed.

7.	Replace trash liners — daily as needed.

8.	Replace sanitary napkin receptacles — daily as needed.

9.	Strip & Wax restroom floors at minimum 2x per year or equivalent service at required times to maintain same appearance.
4.	ELEVATORS (PASSENGER AND FREIGHT)
A.	Nightly Services
1.	Dust and spot clean interior walls and doors.

2.	Spot clean panels.

3.	Clean and polish all thresholds.
EXHIBIT F

4.	Vacuum or dust mop and damp mop floors as applicable.

5.	Spot clean carpets.
B.	Periodic Services
1.	Dust and spot clean ceiling and cove lighting — weekly.

2.	Remove debris from cove lighting — weekly.

3.	Shampoo carpets — quarterly as needed.
5.	ESCALATORS
A.	Nightly Services
1.	Vacuum and polish escalator plate.

2.	Damp wipe handrails.

3.	Spot clean glass.
6.	FIRST FLOOR LOBBY
A.	Nightly Services
1.	Dust mop and damp mop granite floor.

2.	Empty and clean trashcans, wipe 1st floor railing, and trashcan containers.

3.	Dust planters, windowsills, artwork, and horizontal surfaces.

4.	Clean tables, chairs and counter top.

5.	Dust and spot clean directory boards.

6.	Spot clean all entrance doors.

7.	Clean and sanitize drinking fountains.

8.	Clean and polish metal door thresholds.
B.	Periodic Services
1.	Dust and spot clean table legs — weekly.

2.	Scrub and re-finish cafeteria floor — quarterly.

3.	Clean all air diffusers and grills — quarterly.

4.	Scrub and re-finish floor — twice a year.

5.	Wash granite walls — twice per year.
7.	OFFICE BUILDING COMMON AREA
A.	Nightly Services
1.	Vacuum all carpeted areas.

2.	Spot clean carpet.

3.	Spot clean walls and doors.

4.	Clean and sanitize drinking fountains, follow with stainless steel cleaner.

5.	Spot clean any windows and partition glass.

6.	Empty and clean all trashcans.
B.	Periodic Services
1.	Shampoo carpet in high traffic areas.
EXHIBIT F

2.	Clean baseboards — weekly.

3.	Dust/wash air vent grills — monthly.

4.	Dust and remove debris from cove lighting — monthly.
8.	BUILDING STAIRWAYS AND LANDINGS
A.	Remove trash and gum — weekly.

B.	Clean doors and frames — weekly.
9.	FREIGHT ELEVATOR LOBBIES
A.	Sweep and wet mop — daily.

B.	Spot clean walls — daily.
10.	LOADING DOCKS AND SERVICE CORRIDORS
A.	Nightly Services
1.	Place all trash in compactor. Pick-up recyclables, place in paper container.

2.	Sweep dock and dock area then mop with disinfectant.

3.	Spot clean walls and doors.
11.	ENTRANCE AND SIDEWALKS
A.	Nightly Services
1.	Check for trash — all areas including planting beds and along curb.

2.	Empty trash receptacles and replace liners.

3.	Remove gum and cigarette butts.
B.	Periodic Services
1.	Hose down sidewalk before 7 A.M. — as needed.

2.	Clean trash receptacles — weekly.

3.	Clean tree grates — weekly.
12.	GENERAL SERVICES
A.	Day Matron/Porter — Services shall include, but not be limited to, the following:
1.	Police all restrooms at least two (2) times daily.

2.	Pick up paper and miscellaneous trash, empty sanitary napkin and trash receptacles.

3.	Spot clean mirrors, sinks and counters.

4.	Fill dispensers, hand towel, soap, toilet paper, toilet seat covers and air fresheners, where applicable, with materials provided by the Landlord.

5.	Report areas requiring spot mopping, faulty fixtures and any other mechanical deficiency to Supervisor promptly.

6.	Spot mop and sanitize stairs/floors promptly when made necessary by sickness, spillage or as otherwise necessary to ensure personal safety.
EXHIBIT F

EXHIBIT “G”
     TENANTS — EXCLUSIVE USES AND EXISTING RIGHTS OF FIRST REFUSAL
EXCLUSIVE USES
     For All Seasons: Exclusive right for a gift shop in the Building.
RIGHTS OF FIRST REFUSAL
     AT&T — ROFO on any full floor in the mid-rise (floors 11-19)
     THE ENERGY AUTHORITY — ROFR of 25th and 27th floor
     KEANE — ROFR on all or portion of the 4th floor
     ING — ROFR on 28th and 29th floor
     LEIGH, JAMES — ROFR on 10th floor space
EXHIBIT G

EXHIBIT “H”
ESCROW AGREEMENT
GENERAL ESCROW AGREEMENT

Re:	Effective Date:	_______, 2011
	Landlord:	EL-AD FLORIDA LLC, a Florida limited liability company
	Tenant:	EVERBANK, a Federal savings bank
	Property:	The integrated commercial and office development known as the EverBank Center (formerly known as the BellSouth Tower) located at 301 West Bay Street, Jacksonville, Florida 32202
     This Escrow Agreement (this “Escrow Agreement”) is entered into as of the Effective Date set forth above, by and among FIRST AMERICAN TITLE INSURANCE COMPANY, a _______ (“Escrow Agent”), EL-AD FLORIDA LLC, a Florida limited liability company (“Landlord”), and EVERBANK, a Federal savings bank (“Tenant”). This Escrow Agreement relates to that certain Lease dated December 21, 2011, by and between Landlord and Tenant pertaining to portions of the Property (the “Lease”).
     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.	Definitions. Capitalized terms shall have the meanings ascribed to such terms in the Lease unless otherwise defined herein.

2.	Term. This Escrow Agreement shall continue in full force and effect in accordance with its terms and conditions until all Escrow Funds (as defined herein below) deposited hereunder with the Escrow Agent are disbursed and the Standby Letter of Credit (as defined herein below) has been returned or drawn upon, all in accordance with the terms of this Escrow Agreement.

3.	Landlord’s Initial Cash Deposit Obligation. In accordance with the terms of the Lease, no later than five (5) Business Days after Execution Date of the Lease, the Landlord shall deposit, or cause to be deposited, with the Escrow Agent a sum equal to [**REDACTED**] (the “Cash Deposit”).

4.	Landlord Continuing Cash Deposit Obligation.
a.	The cost and expense of the Tenant Architect for the work performed on the Tenant’s Plans and Specifications for the Tenant Improvements, but not for the Building Improvements (the “Reimbursable Tenant TI Architect Costs”) shall be paid for by the Landlord from the Tenant Improvement Allowance. The Reimbursable Tenant TI Architect Costs shall be paid to the Tenant Architect by the Escrow Agent in accordance with the procedure and the time periods set forth in this Escrow Agreement for TI Draw Requests, with the Tenant Architect (instead of the General Contractor) submitting the payment request in accordance
EXHIBIT H

with the provisions of Section 10 of this Agreement, and if the Tenant has paid the Tenant Architect directly for any of the Reimbursable Tenant TI Architect Costs, and submitted evidence of such payment to Landlord (such as a written confirmation of receipt by the Tenant Architect of such payment), then the payment for any such Reimbursable Tenant TI Architect Cost shall be paid by Escrow Agent to Tenant instead of to Tenant Architect (so long as the provisions of Section 10 of this Agreement have been met with regard to any such request). The cost and expense of the Landlord Architect for the work performed on (i) the Landlord’s Plans and Specifications for the Initial Premises Building Improvements (but not the Tenant Improvements) and (ii) the Landlord’s plans for the Mezzanine Improvements shall be paid for by the Landlord at its sole cost and expense and shall not be included in any Reimbursable Tenant TI Architect Costs. Any request for payment of a Reimbursable Tenant TI Architect Cost shall be considered and treated as a TI Draw Request for purposes of this Agreement, including the notices and time periods to apply thereto.

b.	Provided that Landlord has neither received from Tenant’s Architect nor delivered to Tenant’s Architect a Dispute Notice (as defined herein below) within the Approval Period (as defined herein below), then the Landlord shall fund, or cause to be funded, to the Escrow Agent the amount due under any Jointly Approved TI Draw Request (as defined hereinafter) within twenty (20) days after Landlord’s receipt of the Jointly Approved TI Draw Request prepared in accordance with the TI Construction Contract. If Landlord either delivers or has received a Dispute Notice within the Approval Period, Landlord shall fund, or cause to be funded, to the Escrow Agent within twenty (20) days of delivery or receipt of the Dispute Notice, any Non-Disputed TI Draw Request; and then Landlord shall fund, or cause to be funded, to the Escrow Agent the remainder of the TI Draw Request within twenty (20) days after Landlord’s receipt of written notice either from the Neutral as to its binding decision or jointly from Landlord and Tenant that the unpaid balance of such disputed TI Draw Request can be paid. Landlord shall fund, or cause to be funded, to the Escrow Agent the amount due under any Deemed Approved TI Draw Request (as defined hereinafter) within twenty (20) days after Landlord’s receipt from Escrow Agent of the Notice of Deemed Approval.

c.	The amounts to be deposited by Landlord under this Section 4 are herein referred to as the “Landlord Continuing Cash Contributions.” In all events, the aggregate total funding paid by or on behalf of Landlord to the Escrow Agent (including the Cash Deposit, Landlord Continuing Cash Contributions, and any draws made under the Standby Letter of Credit) shall not exceed the amount of the Tenant Improvement Allowance.
5.	Landlord’s Standby Letter of Credit Deposit Obligation.
a.	On or before the Effective Date of the Lease, the Landlord shall deposit, or cause to be deposited, with the Escrow Agent one irrevocable standby letter of credit issued by Bank of America, N.A., in the form required hereunder and approved
EXHIBIT H

by Mortgagee, in the amount of [**REDACTED**], and an additional irrevocable standby letter of credit issued by an Authorized Bank (as defined herein), in the form required hereunder and approved by Mortgagee, in the amount of [**REDACTED**], which together shall equal the sum of the Tenant Improvement Allowance less the Cash Deposit (collectively, the “Standby Letter of Credit”). The Escrow Agent agrees to maintain custodial possession of, and hold in escrow, subject to the terms and conditions of this Escrow Agreement, the Standby Letter of Credit until all Escrow Funds deposited with the Escrow Agent are disbursed in accordance with the terms of this Escrow Agreement. All costs associated with the Standby Letter of Credit shall be paid by the Landlord.

b.	The Standby Letter of Credit shall permit a draw thereon: (i) in the event that Landlord has failed to fund the Landlord Continuing Cash Contributions as required under Section 4 of this Agreement within the time period set forth in Section 4 of this Agreement or an FFE&M Payment as required under Section 12 of this Agreement within the time period set forth in Section 12 of this Agreement, and (ii) in the event a court in an interpleader action filed by Escrow Agent in accordance with Section 21 hereof issues an order permitting Escrow Agent to draw upon the Standby Letter of Credit. The Standby Letter of Credit shall be irrevocable, and shall be issued by Bank of America and/or such other financial institution which is a national or regional banking institution, chartered by the United States or a state within the United States, and maintains offices within the continental United States (any such institution, an “Authorized Bank”). Any portion of the Standby Letter of Credit issued by Bank of America shall permit a draw thereon in Scranton, Pennsylvania, Los Angeles, California and by facsimile; any portion of the Standby Letter of Credit issued by an Authorized Bank shall permit a draw thereon in Brooklyn, New York and New York, New York and by facsimile to an office location within the continental United States.

c.	The Tenant shall have the right to approve the form of the Standby Letter of Credit prior to its issuance, which approval shall not be unreasonably withheld, conditioned or delayed.

d.	The aggregate balance of the Standby Letter of Credit available to be drawn on by Escrow Agent (the “Aggregate Available LC Balance”) shall reduce automatically (without the need for further action on the part of any of the parties to this Agreement) each time a Landlord Continuing Cash Contribution is deposited in good funds by an amount equal to the amount of the Landlord Continuing Cash Contribution received by Escrow Agent (each such reduction a “Cash Contribution Reduction”). In addition, each time a Cash Contribution Reduction occurs, Landlord shall have the right to direct Escrow Agent to allocate such Cash Contribution Reduction to a particular letter of credit (e.g. Landlord can direct that the reduction be allocated to the letter of credit issued by Bank of America or on a different letter of credit). Escrow Agent shall keep a record of the Aggregate Available LC Balance and the portion of such Aggregate Available LC Balance allocated to each letter of credit constituting the Standby Letter of Credit (an “Individual Available LC Balance”). At all times hereunder, Landlord
EXHIBIT H

shall have the right to request that the Escrow Agent exchange any particular letter of credit constituting a portion of the Standby Letter of Credit for a replacement letter of credit in a reduced face amount which accurately reflects the then applicable Individual Available LC Balance as reflected in the then current Approved Balance Statement (as defined hereinafter).

e.	Monthly, and from time to time as requested in writing by Landlord, the Escrow Agent shall send Landlord, Tenant and Mortgagee (as defined hereinafter) a ledger statement for the Escrow Account (the “Ledger Statement”) which shall include each of the following as same is in effect on the date of the Ledger Statement:
i.	the balance of the Cash Deposit;

ii.	the aggregate Landlord Continuing Cash Contributions made to date;

iii.	the balance of the Tenant Payment;

iv.	the balance of the Additional Tenant Payment;

v.	the Aggregate Available LC Balance; and

vi.	the Individual Available LC Balance of each letter of credit which constitutes the Standby Letter of Credit.
Landlord, Tenant and Mortgagee shall each have five (5) Business Days after Receipt (as defined below) of the Ledger Statement to review and deliver its written approval thereof to Escrow Agent. If any of Landlord, Tenant or Mortgagee does not deliver its written approval of the Ledger Statement within the required time period, then such party shall be deemed to have approved the Ledger Statement. After expiration of the five (5) Business Day review and approval period without receipt from any party of notice of a dispute to the contents of the Ledger Statement, Escrow Agent shall record such Ledger Statement as approved (the “Approved Balance Statement”). Upon receipt of a written request from the Mortgagee or any issuer for a statement regarding either the Aggregate Available LC Balance or an Individual Available LC Balance, the Escrow Agent shall deliver a copy of the most recent Approved Balance Statement to such issuer.

f.	Upon completion of the disbursement of all of the Escrow Funds deposited or required to be deposited in accordance with this Escrow Agreement, and if the then current Approved Balance Statement reflects that the Aggregate Available LC Balance is zero, the Escrow Agent shall promptly return the Standby Letter of Credit to the Landlord, and to the extent that the Standby Letter of Credit consists of more than one letter of credit, shall return each individual letter(s) of credit which are components of the Standby Letter of Credit to Landlord. At any time that a letter of credit constituting a portion of the Standby Letter of Credit has an Individual Available LC Balance, as reflected in the then current Approved Balance Statement, equal to zero, the Escrow Agent shall return the original of such letter of credit to Landlord.
EXHIBIT H

6.	Tenant’s Initial Deposit Obligation. Within five (5) Business Days after the later of: (i) the Execution Date of the Lease, and (ii) the date the Landlord and the Tenant shall have approved the General Contractor’s bid for the Tenant Improvements, the Tenant shall deposit with the Escrow Agent a sum equal to the amount remaining after subtracting from the Stipulated Sum due to the General Contractor under its final accepted bid for the Tenant Improvements under the TI Construction Contract the sum of the Tenant Improvement Allowance, plus the IPBI Overage Amount, if any (the “Tenant Payment”).

7.	Tenant’s Continuing Deposit Obligation. Tenant shall deposit with the Escrow Agent all amounts necessary to pay for any approved Change Order as required pursuant to Section 9 of the Work Letter to the Lease (each an “Additional Tenant Payment”).

8.	Escrow Account. The Escrow Agent agrees, upon execution of this Escrow Agreement, to establish two (2) Federal Deposit Insurance Corporation insured interest-bearing accounts with Wells Fargo, in the name of the Escrow Agent, for the collection and disbursement of all funds required to be deposited under this Agreement (one account to contain only monies deposited by the Tenant and one account to contain only monies deposited by the Landlord) (collectively such two (2) escrow accounts hereinafter being referred to as the “Escrow Account” and all funds deposited in the Escrow Account hereinafter being referred to as the “Escrow Funds”). The Escrow Agent agrees that all checks, money orders or drafts it receives in connection with this Escrow Agreement shall be processed for deposit in the normal course of business. The Tenant shall be entitled to all interest earned on the portion of the Escrow Funds deposited hereunder by the Tenant. The Landlord shall be entitled to all interest earned on the portion of the Escrow Funds deposited hereunder by or on behalf of the Landlord. Each of the Tenant and the Landlord understands that an IRS Form 1099 may be filed with the Internal Revenue Service in connection with such interest bearing accounts. The Tenant shall be responsible for all bank charges incurred in setting up the accounts containing the portion of the Escrow Funds deposited hereunder by the Tenant. The Landlord shall be responsible for all bank charges incurred in setting up the accounts containing the portion of the Escrow Funds deposited hereunder by or on behalf of the Landlord. The Tenant and the Landlord shall each be responsible for one half of the Escrow Agent’s usual and customary fees for (i) setting up the Escrow Account, and (ii) monthly servicing of the Escrow Account.

9.	Escrow Agent’s Notification Obligation.
a.	Escrow Agent shall provide written notice to the Landlord and the Tenant with a copy to the Mortgagee, upon its receipt of any Escrow Funds, documents (excluding TI Draw Requests which reflect they have also been sent to Landlord and Tenant), or instruments received in connection with this Agreement and the matters addressed hereunder (provided that any such instrument or document which is not executed by both Landlord and Tenant shall not, and shall not be deemed to, prohibit or condition, the Escrow Agent’s obligation to disburse the Escrow Funds hereunder unless pursuant to the express terms hereof only one of
EXHIBIT H

Landlord or Tenant is required to authorize a release); such notice shall include the amount of any Escrow Funds, and the title or description of any document and/or instrument received and the date received.

b.	Promptly, but in all events within one (1) Business Day after Escrow Agent’s receipt of a Notice of Deemed Approval (as defined herein below), Escrow Agent shall provide written notice, via e-mail and one of the other methods for notice set forth in Section 14, to any Deemed Party (as defined herein below) and to Mortgagee that Escrow Agent has received a Notice of a Deemed Approval.

c.	Promptly, but in all events at least two (2) Business Days prior to Escrow Agent’s submission of a draw on the Standby Letter of Credit to the issuer thereof, Escrow Agent shall provide written notice, via e-mail and one of the other methods for notice set forth in Section 14, to Landlord and to Mortgagee of Escrow Agent’s intention to draw on the Standby Letter of Credit.
10.	TI Draw Requests.
a.	The TI Construction Contract requires that the General Contractor deliver TI Draw Requests to the Escrow Agent simultaneously with delivery of such TI Draw Requests to Landlord, Tenant, and Tenant’s Architect. A TI Draw Request under the TI Construction Contract shall be subject to the review and approval of the Landlord and the Tenant Architect as provided in the TI Construction Contract; provided, however, that each of the Landlord and the Tenant Architect shall have five (5) Business Days after its Receipt of any TI Draw Request (the “Approval Period”) to review the TI Draw Request and provide written notice to the other party, the Neutral, and to the Escrow Agent of a dispute with respect to any TI Draw Request (any such notice, a “Dispute Notice”). If a Dispute Notice expressly states or identifies a portion of a TI Draw Request as not being in dispute, such portion is herein referred to as the “Non-Disputed TI Draw Request.” A TI Draw Request that is not subject to a Dispute Notice and has been approved in writing by both Landlord and the Tenant Architect is herein referred to as a “Jointly Approved TI Draw Request.” In all events where either of the Landlord or the Tenant Architect shall deliver a Dispute Notice, the Escrow Agent shall not make any disbursements from the Escrow Account or draw upon the Standby Letter of Credit until receipt of written confirmation from the Neutral that a decision has been made with regard to such dispute (excluding however any Approved TI Draw Request which may be disbursed) and compliance with the notice requirements of Section 9. The Neutral shall be obligated under the terms of the TI Construction Contract to render a binding decision within five (5) Business Days of its receipt of a timely delivered Dispute Notice.

“Receipt” means that any notice or delivery to a party sent by: (i) hand delivery has been acknowledged in writing by the party to whom it was sent as having been received and the effective date of such receipt shall be the date on the acknowledgement, (ii) nationally recognized overnight courier with fees prepaid, has been delivered or refused as evidenced by the written records of the third party courier service and the effective date of such receipt shall be the date on the
EXHIBIT H

courier services’ records, (iii) facsimile has a transmission sheet evidencing a successful transmission and such notice/delivery was also sent by U.S. mail on the same day and the effective date of such receipt shall be the date of the transmission if sent prior to 5:00 p.m. eastern standard time, or the following day if sent after 5:00 p.m. eastern standard time, or (iv) e-mail has written “read receipt” evidence (but not a delivery status notification) and such notice/delivery was also sent by U.S. mail on the same day and the effective date of such receipt shall be the date set forth in the “read receipt” if prior to 5:00 p.m. eastern standard time, or the following day if after 5:00 p.m. eastern standard time.

An “Approved TI Draw Request” shall mean any of:
     (1) a Jointly Approved TI Draw Request;
     (2) a Non-Disputed TI Draw Request;
     (3) the portion of a Disputed TI Draw Request which has been approved in writing by the Neutral within the time period required for the Neutral to deliver a binding decision; and
     (4) a TI Draw Request where each of the following has been received by the Escrow Agent (a “Deemed Approved TI Draw Request”): (A) the written approval of either the Landlord or the Tenant Architect (the “Deemed Approver”), (B) a certification from the Deemed Approver that the TI Draw Request is in full compliance with the requirements of the TI Construction Contract, (C) proof of Receipt of the TI Draw Request by the party whose written approval is not included in the TI Draw Request (the “Deemed Party”), and (D) evidence that five (5) Business Days have passed (not including the date of the Receipt) since the Deemed Party’s Receipt of the TI Draw Request.
b.	The Escrow Agent is not responsible for determining the authenticity of the TI Draw Request(s) delivered to Escrow Agent or the accurateness of the information contained therein, but shall be responsible for confirming that with respect to any TI Draw Request Escrow Agent has received (the “Verification”) either:
i.	the written approval of (A) both the Landlord and the Tenant Architect, or (B) the Neutral, or

ii.	each of: (A) the written approval of the Deemed Approver, (B) a certification from the Deemed Approver that the TI Draw Request is in full compliance with the requirements of the TI Construction Contract, (C) proof of Receipt by the Deemed Party, and (D) evidence that five (5) Business Days have passed (not including the date of the Receipt) since the Deemed Party’s Receipt of the TI Draw Request (collectively, (A), (B), (C) and (D) are referred to as “Notice of Deemed Approval”).
c.	In the event that the Tenant elects to have the Landlord’s interest in the TI Construction Contract assigned to the Tenant as provided for in the Work Letter to the Lease, then the Landlord’s written approval as required in this Section 10 shall be replaced with the Tenant’s written approval with respect to satisfaction of
EXHIBIT H

such criteria. The Tenant shall serve written notice on the Landlord, Mortgagee and the Escrow Agent in the event that the Tenant elects to have the Landlord’s interest in the TI Construction Contract assigned to the Tenant as provided for in the Work Letter to the Lease (a “Tenant Assignment” and the notice thereof, a “Tenant’s Assignment Notice”). Landlord shall have five (5) Business Days after its Receipt of Tenant’s Assignment Notice in which to deliver written notice to the Escrow Agent that the TI Construction Contract has not been assigned to Tenant or that a dispute exists with respect to any such proposed Tenant Assignment (a “Tenant Assignment Dispute”). If Landlord delivers notice of a Tenant Assignment Dispute within the time period set forth herein, Escrow Agent may not rely upon Tenant’s approval in Landlord’s stead. If Landlord does not deliver notice of a Tenant Assignment Dispute within the required time period and Tenant delivers to Escrow Agent an executed Assumption Agreement (as defined hereinafter), proof of Receipt by Landlord of Tenant’s Assignment Notice, and evidence that five (5) Business Days have passed (not including the date of the Receipt) since the Landlord’s Receipt, then upon receipt of Tenant’s delivery to Escrow Agent, Landlord, and Mortgagee of such items, Escrow Agent shall be entitled to assume the Tenant Assignment is valid. Any dispute regarding a Tenant Assignment will not disrupt the Escrow Agent’s obligation to pay any Approved TI Draw Request provided that the Escrow Agent has received Verification. Tenant shall execute and deliver in connection with any Tenant Assignment, an assumption agreement assuming the obligations of, and indemnifying Landlord (its successors and assigns) for, the obligations of the “Owner” under the assigned contract from and after the assignment date and Landlord shall indemnify Tenant for all liability of the “Owner” under the assigned contract prior to the assignment date (an “Assumption Agreement”).

d.	In the event that the Mortgagee elects to have the Landlord’s interest in the TI Construction Contract assigned to the Mortgage as provided for in the Work Letter to the Lease, then the Landlord’s written approval as required in this Section 10 shall be replaced with the Mortgagee’s written approval with respect to satisfaction of such criteria. The Mortgagee shall serve written notice on the Landlord, Tenant and the Escrow Agent in the event that the Mortgage elects to have the Landlord’s interest in the TI Construction Contract assigned to the Mortgagee as provided for in the Work Letter to the Lease (a “Mortgagee Assignment” and the notice thereof, a “Mortgagee Assignment Notice”). Upon receipt of the Mortgagee Assignment Notice, Landlord shall have no right to direct or control distribution of the Escrow Funds. As between Landlord and Mortgagee, the rights to direct or control distribution of Escrow Funds after Landlord’s receipt of a Mortgagee Assignment Notice shall be governed by the loan documents between Landlord and Mortgagee. Escrow Agent shall be entitled to rely upon any Mortgagee Assignment Notice.
11.	Escrow Agent’s Disbursement Obligation to the General Contractor. Provided that the Escrow Agent has received Verification, Escrow Agent shall, within thirty (30) days after receipt of a TI Draw Request from the General Contractor, disburse the amount of such
EXHIBIT H

draw request from the Escrow Account to the General Contractor in accordance with the terms of this Escrow Agreement. The Escrow Agent is not responsible for determining the accuracy of the Approved TI Draw Request(s) delivered to Escrow Agent, but shall be responsible for confirming the Verification. Payments made to the General Contractor shall be made and disbursed first from the portion of the Escrow Funds comprised of Landlord Continuing Cash Contributions, the Cash Deposit, and if required to be drawn, proceeds of the Standby Letter of Credit, secondly, from the portion of the Escrow Funds comprised of the Additional Tenant Payment, and thirdly, from the portion of the Escrow Funds comprised of the Tenant Payment.
12.	Escrow Agent’s Disbursement Obligation to the Tenant.

a.	If, after final payment has been made to the General Contractor under the TI Construction Contract and all lien waivers, releases and final contractor affidavits have been delivered to Landlord as required under the TI Construction Contract and Florida Statutes, the Tenant Improvement Allowance has not been fully disbursed, then the balance of the Tenant Improvement Allowance, up to an amount not to exceed [**REDACTED**] per square foot of Rentable Area contained in the Initial Premises, as contemplated under Section 1.01(vvv) of the Lease, shall be paid to the Tenant for its costs as permitted by Section 1.01(vvv) of the Lease (such costs, the “FFE&M Costs”). In that regard, the Tenant shall make application to the Escrow Agent for payment of FFE&M Costs by submitting one or more payment requests to the Landlord, accompanied with sufficient back-up detail as may be reasonably required by the Landlord (including, without limitation, all lien waivers and releases as may be necessary or desirable) and, after the Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, within twenty (20) days of receipt of such written request, the parties shall jointly submit a written application to the Escrow Agent for payment of the amounts set forth therein to the Tenant (any such application, an “FFE&M Directive”), and shall simultaneously provide a copy of any FFE&M Directive to Mortgagee. Within thirty (30) days after receipt of an FFE&M Directive, the Escrow Agent shall disburse the amount set forth in the FFE&M Directive (each an “FFE&M Payment”) to the Tenant. If the Landlord has not funded, or caused to be funded, the full amount of the Tenant Improvement Allowance into the Escrow Account, then the Landlord shall be required to fund, or cause to be funded, to the Escrow Agent within twenty (20) days after delivery of an FFE&M Directive, such additional amount as is necessary to pay the FFE&M Payment in full; if an FFE&M Payment is required to be made by Landlord and is not made by the Landlord within such twenty (20) day period, then the Escrow Agent shall be obligated to draw on the Standby Letter of Credit to satisfy the FFE&M Payment.

b.	To the extent that (I) either (A) any Escrow Funds deposited by or on behalf of Landlord remain in the Escrow Account after payment of the Construction Cost of the Tenant Improvements, the FFE&M Costs, and the Reimbursable Tenant TI Architect Costs (collectively, the “Aggregate Allowance Costs”), or (B) the Landlord’s Unfunded Cash Contribution Balance (as hereinafter defined) is
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greater than zero (collectively, (i) and (ii) referred to as “Landlord’s Remaining Funds”), and (II) all lien waivers, releases and final contractor affidavits have been delivered as required under the TI Construction Contract and Florida Statutes, then Escrow Agent shall disburse to Tenant that portion of Landlord’s Remaining Funds which are directly attributable to a reduction in the Aggregate Allowance Costs due to an offset of Per Diem Costs (“Per Diem Allowance Balance”) in accordance with the provisions set forth below. All other portions of Landlord’s Remaining Funds shall be paid to Landlord. Each of Landlord and Mortgagee shall have five (5) Business Days after Receipt of a notice from Escrow Agent of its intention to disburse the Per Diem Allowance Balance in which to deliver written notice to the Escrow Agent that such party objects to the disbursement of the Per Diem Allowance Balance (a “Per Diem Disbursement Dispute”). If either Landlord or Mortgagee delivers notice of a Per Diem Disbursement Dispute within the time period set forth herein, Escrow Agent shall not disburse the Per Diem Allowance Balance to Tenant. If neither Landlord nor Mortgagee delivers notice of a Per Diem Disbursement Dispute within the required time period and Escrow Agent has proof of Receipt by each such party of the Per Diem Disbursement Dispute and evidence that five (5) Business Days have passed (not including the date of the Receipt) since the Receipt, then Escrow Agent may disburse the Per Diem Allowance Balance (in the amount set forth in the written notice) to Tenant. If the Per Diem Allowance Balance is not in the Escrow Account and the Escrow Agent shall have to obtain same from Landlord’s Unfunded Cash Contribution Balance, then the Landlord shall be required to fund, or cause to be funded, the unfunded Per Diem Allowance Balance to the Escrow Agent within twenty (20) days after notice from Escrow Agent that the Per Diem Allowance Balance needs to be funded; if an unfunded Per Diem Allowance Balance is required to be made by Landlord and is not made by the Landlord within such twenty (20) day period, then the Escrow Agent shall be obligated to draw on the Standby Letter of Credit to satisfy the unfunded Per Diem Allowance Balance. To the extent that any Escrow Funds deposited by or on behalf of Tenant remain after payment of the Construction Cost of the Tenant Improvements, then the remaining Escrow Funds deposited by Tenant shall be disbursed to Tenant.
13.	Escrow Agent’s Obligation to Draw on the Standby Letter of Credit.
a.	At any time that the Escrow Agent is required by the terms of this Agreement to draw under the Standby Letter of Credit, the Escrow Agent shall draw under the Standby Letter of Credit on a single occasion, which draw shall be in an amount (herein referred to as the “Landlord’s Unfunded Cash Contribution Balance”) which is equal to the lesser of: (Y) the Aggregate Available LC Balance, and (Z) the amount of the Tenant Improvement Allowance less the aggregate disbursements as of such date made by Escrow Agent on the TI Construction Contract, for FFE&M Costs, and for Reimbursable Tenant TI Architect Costs, the parties recognizing that the Standby Letter of Credit is intended to reduce in amount from time to time as and when Landlord Continuing Cash Contributions
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are made towards the Tenant Improvement Allowance and that at any given time the aggregate face amount or amount available to be drawn under the Standby Letter of Credit may be greater than the amount then required to be paid by Landlord hereunder.

b.	At any time that the Escrow Agent is required by the terms of this Agreement to draw under the Standby Letter of Credit, it shall do so by submitting to the financial institution issuing the Standby Letter of Credit an affidavit of the Escrow Agent stating that (I) the Escrow Agent has not received either from the Landlord or on the Landlord’s behalf, any Landlord Continuing Cash Contribution required to be paid by the Landlord under Section 4 of this Agreement within the time period set forth in Section 4 of this Agreement, and (II) the Escrow Agent has received a Verification with respect to the applicable Approved TI Draw Request.

c.	Escrow Agent shall have no discretion as to whether or not to immediately draw and the Escrow Agent shall be required to immediately make such draw (subject to Escrow Agent’s delivery of the notices set forth in Section 9 of this Agreement) under the Standby Letter of Credit in the event that the Landlord has failed to fund, or cause to be funded, to the Escrow Agent (i) any required Landlord Continuing Cash Contribution required under Section 4 of this Agreement within the time period set forth in Section 4 of this Agreement or (ii) any FFE&M Payment required under Section 12 of this Agreement within the time period set forth in Section 12 of this Agreement. Upon drawing under the Standby Letter of Credit, the Escrow Agent shall deposit all such proceeds in the Escrow Account. Landlord and Tenant hereby agree that the Escrow Agent may file an interpleader action as contemplated under Section 21 of this Agreement at any time within the thirty (30) days prior to the Expiration/Expiry Date of the Standby Letter of Credit in order to ensure that the proceeds of the Standby Letter of Credit may be drawn and added to the Court Registry if so determined by the court in the interpleader action prior to the expiration of the Standby Letter of Credit. Notwithstanding anything contained in this Escrow Agreement to the contrary, the Escrow Agent understands, acknowledges, and agrees that the Escrow Agent shall be liable to the Tenant for any and all damages the Tenant suffers as a result of the Escrow Agent’s failure to draw on the Standby Letter of Credit within the time periods required by this Escrow Agreement and deposit the resulting proceeds of such draw into the Escrow Account or interplead such funds into the Court Registry as required under this Escrow Agreement.

d.	In the event that on November 20, 2012 (i) this Agreement has not been terminated, (ii) Landlord has not fully funded the Tenant Improvement Allowance, and (iii) the Standby Letter of Credit has not been drawn upon, then the Escrow Agent shall notify Landlord and Mortgagee in writing that it intends to draw down the then existing Aggregate Available LC Balance of the Standby Letter of Credit on December 1, 2012 (and deposit the balance in the Escrow Account), unless prior to December 1, 2012 the Landlord provides either (A) a cash deposit in the amount of the then existing Aggregate Available LC Balance (as reflected on the then current Approved Balance Sheet), or (B) a substitute or
EXHIBIT H

replacement letter of credit in an amount equal to the then existing Aggregate Available LC Balance (as reflected on the then current Approved Balance Sheet), which substitute/replacement letter of credit shall be issued by an Authorized Bank in substantially the same form as the original Standby Letter of Credit (excluding changes in the issue date, the expiry date, and the amount of the letter of credit to conform to the requirements of this Section) and shall have an expiration date of December 31, 2013 or later (the “Replacement Letter of Credit”). If the Replacement Letter of Credit is not issued by an Authorized Bank and in substantially the same form as the original Standby Letter of Credit (excluding changes in the issue date, the expiry date, and the amount of the letter of credit to conform to the requirements of this Section), then the form of the Replacement Letter of Credit shall be subject to the approval by Tenant and Mortgagee; Tenant and Mortgagee shall each have five (5) Business Days after Receipt of the form of any Replacement Letter of Credit which is not issued by an Authorized Bank in substantially the same form as the original Standby Letter of Credit, to review and deliver its written approval thereof to Escrow Agent. If either of the Tenant or Mortgagee does not deliver its written approval or disapproval of said Replacement Letter of Credit within the required time period, then such party shall be deemed to have approved the Replacement Letter of Credit. After expiration of the five (5) Business Day review and approval period without receipt from any party of notice of a dispute to the Replacement Letter of Credit, the Replacement Letter of Credit shall be deemed approved. Upon delivery of the approved (or deemed approved) Replacement Letter of Credit to Escrow Agent (I) the Escrow Agent shall not be authorized or permitted to draw upon any of the letters of credit constituting the original Standby Letter of Credit, (II) the Replacement Letter of Credit shall for all purposes thereafter be referred to hereunder as the Standby Letter of Credit and be governed by the provisions of this Agreement, and (III) the Escrow Agent shall return the original Standby Letter of Credit immediately to Landlord. Escrow Agent shall not, and shall not be deemed to be authorized under any circumstances, to draw upon both the original Standby Letter of Credit and a Replacement Letter of Credit. Notwithstanding anything contained in this Escrow Agreement to the contrary, the Escrow Agent understands, acknowledges, and agrees that the Escrow Agent shall be liable to the Landlord for any and all damages the Landlord suffers as a result of the Escrow Agent’s drawing upon both the original Standby Letter of Credit and a Replacement Letter of Credit. Upon Receipt of a notice of dispute regarding a Replacement Letter of Credit, the Landlord shall have five (5) Business Days within which to (A) replace the Replacement Letter of Credit with a letter of credit which satisfies the requirements specified in the dispute notice or (B) deposit cash with Escrow Agent in an amount equal to the Aggregate Available LC Balance, or failing which, after expiration of such time period, the Escrow Agent shall draw upon the original Standby Letter of Credit for the full Aggregate Available LC Balance. For purposes of Subsection 13(d) and 13(e), this right and obligation to draw is absolute, and not subject to dispute or objection by Landlord in any way. No failure to provide a Replacement Letter of Credit or cash deposit within the time limits set forth herein may be waived or
EXHIBIT H

permitted and no time limit extension for any reason may be granted, except in each instance in a writing signed by each of Landlord, Tenant, and Mortgagee.

e.	In the event that on November 20, 2013, (i) this Agreement has not been terminated, (ii) Landlord has not fully funded the Tenant Improvement Allowance, and (iii) such Replacement Letter of Credit has not been drawn upon, then the Escrow Agent shall notify Landlord and Mortgagee in writing that it intends to draw down the then existing Aggregate Available LC Balance (as reflected on the then current Approved Balance Sheet) of the Replacement Letter of Credit on December 1, 2013 (and deposit the balance in the Escrow Account), unless prior to December 1, 2013, the Landlord provides a substitute or replacement letter of credit in an amount equal to the then existing Aggregate Available LC Balance (as reflected on the then current Approved Balance Sheet), which substitute/replacement letter of credit shall be issued by an Authorized Bank in substantially the same form of the Standby Letter of Credit (excluding changes in the issue date, the expiry date, and the amount of the letter of credit to conform to the requirements of this Section) and shall have an expiration date of no less than twelve months following the expiration date of such Replacement Letter of Credit; Tenant and Mortgagee shall have the same approval rights as set forth in Subsection 13 (d) above, and the Escrow Agent shall have the same obligation to draw, with regard to any Replacement Letter of Credit which is not issued by an Authorized Bank and in substantially the same form as the original Standby Letter of Credit. Escrow Agent shall not, and shall not be deemed to be authorized under any circumstances, draw upon both the original Standby Letter of Credit and a Replacement Letter of Credit. Notwithstanding anything contained in this Escrow Agreement to the contrary, the Escrow Agent understands, acknowledges, and agrees that the Escrow Agent shall be liable to the Landlord for any and all damages the Landlord suffers as a result of the Escrow Agent’s drawing upon both the original Standby Letter of Credit and a Replacement Letter of Credit.

f.	Upon any termination of the Lease prior to commencement of the Tenant Improvements (including, without limitation, pursuant to Section 9.02 of the Lease), which termination is evidenced in writing by Landlord and Tenant (of which a copy shall be provided to Mortgage), the Escrow Agent shall promptly return each portion of the Escrow Account to the party which delivered same, including, without limitation, return of the Cash Deposit to Landlord.
14.	Notices. All notices required or permitted to be given by Landlord, Tenant, Mortgagee and/or Escrow Agent under this Agreement, except for those notices set forth in this Agreement which expressly provide the manner in which they shall be given, shall be in writing and delivered via (i) United States Mail, certified or registered, postage prepaid, return receipt requested, or (ii) nationally recognized overnight courier with confirmation of delivery, and addressed to all parties to this Escrow Agreement at their addresses as follows:

LANDLORD:	EL-AD FLORIDA LLC
1301 International Parkway, Suite 200
EXHIBIT H

Sunrise, Florida 33323
Attn: Raanan Persky
Telephone: 954-846-7807
Facsimile: 954-846-7801
E-mail: rpersky@eladnational.com

with a copy to:	GrayRobinson, P.A.
50 North Laura Street, Suite 1100
Jacksonville, Florida 32202
Attn: Terry A. Moore
Telephone: 904-598-9929
Facsimile: 904-598-9109
E-mail: terry.moore@gray-robinson.com

TENANT:	EverBank
8100 Nations Way
Jacksonville, Florida 32256
Attn: Eugene Calabrase
Vice President
Telephone: 904-623-6052
Facsimile: 904-623-7040
E-mail: eugene.calabrase@everbank.com

With a copy to:	EverBank
501 Riverside Avenue
Jacksonville, Florida 32202
Attn: Thomas Hajda
Senior Vice President & General Counsel
Telephone: 904-623-8199
Facsimile: 904-623-8190
E-mail: thomas.hajda@everbank.com

ESCROW AGENT:	FIRST AMERICAN TITLE INSURANCE COMPANY
3563 Phillips Highway Bldg. E, Suite 504
Jacksonville, Florida 32207
Attn: Phillip J. Atter, Jr., Vice President/Area Manager
Telephone: (904) 858-9200
Facsimile: (904) 858-9296
E-mail: patter@firstam.com

with a copy to:	FIRST AMERICAN TITLE INSURANCE COMPANY
3563 Phillips Highway Bldg. E, Suite 504
Jacksonville, Florida 32207
EXHIBIT H

Attn: Koko Head, Underwriting Counsel
Telephone: (904) 858-9200
Facsimile: (904) 858-9296
E-mail: khead@firstam.com

MORTGAGEE:	WELLS FARGO, N.A., AS TRUSTEE FOR THE
CERTIFICATEHOLDERS OF GMAC COMMERCIAL
MORTGAGE SECURITIES, INC., MORTGAGE PASS-
THROUGH CERTIFICATES, SERIES 2006-C1 (together with
any successor and/or assignee thereof, the “Mortgagee”)
c/o CWCapital Asset Management LLC
7501 Wisconsin Avenue, Suite 500 West
Bethesda, Maryland 20814
Attn: Sam Stern
Telephone: 202.715.9618
Facsimile: 202.715.9698
E-mail: sstern@cwcapital.com

With a copy to:	Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, New York 10153
Attn: Philip Rosen, Esq.
Telephone: 212.310.8604
Facsimile: 212.310.8007
E-mail: philip.rosen@weil.com
A party may change its address for notices by delivering written notice of such alternative address to the other parties to this Escrow Agreement in accordance with the terms of this Section. Notice shall be deemed received upon actual receipt or refusal by the addressee. Notices may be given on behalf of any party by such party’s legal counsel.

15.	Modification. Any changes in the terms or conditions hereof shall be made only in writing, signed by all parties to this Escrow Agreement.

16.	Jury Trial Waiver. Landlord, Tenant, and Escrow Agent each hereby irrevocably, knowingly and voluntarily waive trial by jury in any action, proceeding or counterclaim brought by any of the parties against any of the others or their successors in respect to any matter arising out of or in connection with this Escrow Agreement.

17.	Conflict. In the event of an express conflict between the terms of this Escrow Agreement and the Lease, the provisions of this Escrow Agreement will control in all matters to which Escrow Agent is a party; with regard to all matters by and between Landlord and Tenant which do not involve Escrow Agent, the provisions of the Lease will control in the event of an express conflict.
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18.	Governing Law. This Escrow Agreement shall be governed by and construed under the laws of the State of Florida, without regard to its laws relating to conflict or choice of laws. Any action to enforce or interpret the provisions of this Escrow Agreement shall be brought in the applicable state or federal court sitting in Duval County, Florida.

19.	Counterparts. This Escrow Agreement may be executed in multiple counterparts but such multiple counterparts shall constitute a single agreement. Facsimile signatures shall be binding upon the parties.

20.	Attorneys’ Fees. In the event that litigation is initiated relating to this Escrow Agreement, the parties hereto agree that the prevailing party shall be entitled to reasonable attorneys’ fees, court costs and expenses. To the extent that the Escrow Agent holds funds under the terms of this Escrow Agreement, the parties hereto, other than the Escrow Agent, agree that the Escrow Agent is entitled to reimbursement of reasonable attorneys’ fees, court costs and expenses relating to said litigation as they are incurred by the Escrow Agent from the funds escrowed herewith, without limiting any other right of recovery from the Landlord and the Tenant directly.

21.	Conflicting Demands. In the event conflicting demands are made on the Escrow Agent, or the Escrow Agent, in good faith, believes that any demands with regard to the Escrow Funds and/or the Standby Letter of Credit are in conflict or are unclear or ambiguous, the Escrow Agent may bring an interpleader action in any state or federal court sitting in Duval County, Florida. Provided that a judicial determination has not been made that Escrow Agent was grossly negligent or engaged in willful misconduct, the filing of such action shall not be deemed to be the “fault” of the Escrow Agent, and the Escrow Agent is entitled to reimbursement from the Escrow Funds for its reasonable costs and attorneys’ fees incurred in connection with same, through final appellate review. In the event Escrow Agent intends to exercise the right to interplead the Escrow Funds and/or the Standby Letter of Credit in accordance with this Section 21, the Escrow Agent shall either (a) receive the written consent of Landlord and Tenant to draw an amount equal the Landlord’s Unfunded Cash Contribution Balance under the Standby Letter of Credit and interplead such proceeds along with all Escrow Funds, or (b) include a declaratory or similar count in the interpleader action requesting the court authorize Escrow Agent to draw an amount equal the Landlord’s Unfunded Cash Contribution Balance under the Standby Letter of Credit and interplead such proceeds along with all Escrow Funds, and the Landlord and the Tenant hereby consent to such action of the Escrow Agent. In addition, the Landlord and the Tenant hereby indemnify the Escrow Agent from all such reasonable attorneys’ fees, court costs and expenses. All liability and obligations of the Escrow Agent terminate upon the deposit of the Escrow Funds and the Standby Letter of Credit into the Court Registry pursuant to an interpleader or other action. In no event shall this Section 21 concerning any conflicting demands apply to an Approved TI Draw Request for which a Verification has been received.
EXHIBIT H

22.	Limitations of Liability. Without limitation, Escrow Agent shall not be liable for any loss or damage resulting from the following:
a.	The financial status or insolvency of any other party, or any misrepresentation made by any other party.

b.	The legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by or to the Escrow Agent or exchanged by the parties hereunder, whether or not the Escrow Agent prepared such instrument.

c.	The default, error, action or omission of any other party to this Escrow Agreement.

d.	Any loss or impairment of cash that has been deposited in escrow while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of such financial institution (provided that such funds are deposited in accordance with the terms of this Escrow Agreement), or any loss or impairment of funds due to the invalidity of any draft, check, document or other negotiable instrument delivered to the Escrow Agent.

e.	The expiration of any time limit or other consequence of delay by Landlord or Tenant (but not Escrow Agent), unless settlement instruction(s) executed by each of Landlord and Tenant and accepted by the Escrow Agent has instructed the Escrow Agent to comply with said time limit.

f.	The Escrow Agent’s compliance with any legal process, subpoena, writ, order, judgment or decree of any court, whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

g.	Any shortfall in the sufficiency of the amount held in escrow to accomplish the purpose of this Escrow Agreement not caused by Escrow Agent.

h.	Any obligation to collect additional funds not provided herein, unless such obligation is in writing and signed by the Escrow Agent.
23.	Release of Liability Upon Completion of Disbursement. Upon completion of the disbursement of the Escrow Funds and the Standby Letter of Credit in accordance with this Escrow Agreement, and delivery of instruments, if any, Escrow Agent shall be automatically released and discharged of its escrow obligations hereunder and all liability associated with this escrow. Escrow Agent will have no liability for damages under this Escrow Agreement unless Escrow Agent is determined by a Court of competent jurisdiction to be grossly negligent or in willful breach in the performance of the duties set forth herein. These conditions of escrow shall apply to and be for the benefit of agents of the Escrow Agent employed by it for services in connection with this escrow, as well as for the benefit of the Escrow Agent.
EXHIBIT H

24.	Administration. Upon the Escrow Agent’s written request to both the Landlord and the Tenant, the Landlord and the Tenant shall provide copies of so much of the Lease and/or TI Construction Contract as is reasonably necessary for the Escrow Agent to fulfill its obligations under this Escrow Agreement.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]
EXHIBIT H

     IN WITNESS WHEREOF, Landlord, Tenant and Escrow Agent have executed this Escrow Agreement to be effective as of the Effective Date.

LANDLORD:

EL-AD FLORIDA LLC, a Florida limited liability company

By:	EL-AD GROUP FLORIDA CORP., a Florida corporation, Its Managing Member

By:
Yoseph Manor, President

By:
Orly Daniell, Director

Date:

TENANT:

EVERBANK, a Florida corporation

By:
Name:
Title:

Date:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY,
a

By:
Name:
Title:

Date:

EXHIBIT H

ADDENDUM “1”
ATM RIGHTS
     1. ATM. The Landlord hereby grants to the Tenant the exclusive right, during the Term of the Lease, and without additional charge or cost, except as set forth hereinbelow, to locate, install, repair, replace, maintain and operate up to a maximum of three (3) ATMs (i) in or about the Mezzanine, (ii) in proximity to the exterior Building entrances, (iii) in the Building Parking Garage and (iv) on the exterior of the retail branch bank facility, subject to the Landlord exercising the right to impose conditions dealing with wall penetration, construction, permitting, utilities and related issues; provided, however, the precise location of such ATMs shall be subject to the Landlord’s reasonable approval except to the extent located within any portion of the Premises. Landlord agrees that during the Term of the Lease the Landlord will not enter into any new lease, occupancy, license or other agreement which will permit any person or firm to install and/or operate an ATM in the Mezzanine or upon the exterior Common Areas serving the Building, proximate to the exterior Building entrances.
     2. ATM Rent. The Tenant shall pay to the Landlord as Additional Rent the sum of Five Hundred and No/100 Dollars ($500.00) per month for each ATM located at the Development during any month or portion hereof that any such ATM(s) are installed and operational.
     3. Location of ATM(s). It is understood and agreed that the exclusive rights described herein shall not apply to any tenants of the Building existing as of the Effective Date who are not prohibited in their respective leases from such activities, or their successors or assigns; but the Landlord agrees that it will not approve or consent to the installation or operation of any ATM(s) by any existing tenant (other than the Tenant or an affiliate of the Tenant) which is in violation of such exclusive if the Landlord has a right to approve or consent to any such installation or operation pursuant to the provisions of any such tenant’s lease in the Building (nor will the Landlord modify any lease or occupancy agreement with any such tenant to permit such installation or operation).
     4. Extent of ATM Rights. The ATM rights granted hereinabove shall be appurtenant to the Lease and shall not be transferable unless transferred in connection with a Transfer. Should the Lease (or the rights of the Tenant therein) pass to another party as therein permitted, then the rights as set forth herein shall be fully assignable to the successor in interest under the Lease as permitted by the Lease.
     5. Responsibilities.
          (a) The Tenant shall be responsible at its sole cost and expense for all hard and soft construction costs related to the installation of each of such ATM(s) and the costs to provide dedicated electrical service lines and secure telephone and data transmission conduits from the utility closet in close proximity to such ATM, including electrical service to the ATM, all in compliance with applicable building codes and safety requirements. The Landlord shall have no liability or responsibility for maintaining the security of any telephone or security services, or any transmissions or other use of such conduits or lines.
ADDENDUM 1

          (b) The Tenant hereby acknowledges and agrees that the Tenant shall (i) be fully responsible for the purchase, operation, maintenance, repair, and the security of all data and other transmissions, and insuring of any ATM and the contents thereof, (ii) comply with all applicable laws, ordinances, regulations and rules to which it is subject or governing, the ATM, including without limitation the Americans with Disabilities Act and (iii) keep the ATM in good working order and safe repair at all times. Additionally, the Tenant shall comply with the reasonable rules and regulations established by the Landlord with regard to the ATM provided that none of such rules and regulations deny the Tenant the peaceful and quiet possession of the ATM and do not impede, thwart, deny or diminish the rights as set forth herein.
          (c) Not later than ten (10) days after the expiration or earlier termination of the Lease, the Tenant shall, at its sole cost and expense, remove all ATM(s) (and any associated decals and signage) and shall repair any and all damages to the premises, including, without limitation, any improvement to which an ATM is attached, and any other portion of the Development resulting from such removal and restore the premises to the condition existing immediately prior to the installation if such ATM (ordinary wear, tear and casualty excepted), except the Tenant shall not be required to remove or replace any wiring, conduit, carpet or other flooring material.
     6. No Liability; Indemnification. Notwithstanding any provision of this Addendum “1” to the contrary, neither the Landlord nor its members, officers, directors, managers, employees or agents shall be liable to the Tenant or its members, officers, directors, managers, employees, agents, invitees, patrons or any users of the ATM(s) for any loss, damage or theft of the ATM(s) or any contents or funds therein, and the Tenant hereby expressly assumes all risk and damage to persons and property, related to the Tenant’s customers use of the ATM(s) or the contents or funds therein, either proximate or remote, unless due to the gross negligence or willful misconduct of the Landlord, its members, officers, directors, managers, employees or agents (collectively, the “Tenant Risk”). The Landlord shall not be liable to the Tenant for any interference or intrusion in any data line, communication line, or other information storing or transmitting mechanism, with respect to the ATM(s), unless due to gross negligence or willful misconduct of the Landlord, its members, officers, directors, managers, employees or agents, and the Tenant agrees that it is solely responsible to maintain the security and monitoring of any data line, communication line, or other information storing or transmitting mechanism with respect to the ATM(s). The Tenant agrees that the Tenant will indemnify and hold harmless the Landlord and its members, officers, directors, managers, employees and agents of, from, and against all damages, liabilities, suits, claims and actions of every kind with respect to the ATM(s) arising out of the Tenant’s exercise of its rights set forth in this Addendum “1”, and all costs and expenses, including reasonable attorneys’ fees and costs, whether arising from, or by reason of, or related to any of the following (i) any Tenant Risk or (ii) any breach, violation or non-performance of any term or condition on the part of the Tenant under this Addendum “1,” including any violation by the Tenant, or of the ATM, of any applicable law, rule, regulation, ordinance or order, including but not limited to the ADA. The provisions of this paragraph 6 shall survive the expiration or sooner termination of the Lease.
ADDENDUM 1

ADDENDUM “2”
Sign Rights
     1. Sign. Subject to the terms and provisions hereof, in addition to any other signage rights granted to the Tenant in the Lease, the Landlord grants to the Tenant and the Tenant shall have, at no additional cost to the Tenant except as set forth herein, the exclusive right, from July 1, 2012, through the Term of the Lease, to place, install, operate (including illumination) and maintain the Tenant’s desired signage in those locations on the south facade and north facade of the top of the Building, as designated and depicted in Attachment “A” to Addendum “2” (collectively, the “Sign”). Electrical power for the Sign shall be sub-metered at no cost to the Landlord. The Tenant shall be solely responsible for the cost of any such electrical meter and power and shall reimburse the Landlord monthly in arrears for the actual cost of the electric usage of such Sign, no later than thirty (30) days from the date of such invoice.
     2. Permitted Signage.
          (a) A preliminary rendering of the Sign and specifications for construction and installation are attached to this Addendum “2” as Attachment “A” (which signage rendering and specifications the Landlord hereby generally approves, subject to the provisions set forth below). Following the Effective Date, the Tenant may proceed with final design of the Sign, including the appearance, location, size, weight and design plans (the “Sign Specifications”), which Sign Specifications shall then be submitted to the Landlord for its review and approval (the “Landlord Approval”), and the Landlord shall within ten (10) Business Days after receipt of the Sign Specifications approve the design in writing or specify in writing any requested changes to be made to the Sign Specifications. The Landlord agrees that its approval shall not be unreasonably withheld, delayed or conditioned, and any disapproval shall be based on reasonable standards regarding safety and integrity of the Building. The Tenant shall then submit such final design and the Sign Specifications, as amended by the Landlord’s comments, to all applicable bodies and government agencies for Governmental Approval.
          (b) The Sign and the installation thereof (or any subsequent replacement) shall conform at the time of installation to all federal, state and local laws, zoning and building codes, and ordinances. The Landlord acknowledges that the Sign may be part of the entire Sign package to be submitted for governmental approval and the Landlord agrees that the Tenant shall have the authority to make minor and non-substantial final changes to the Sign Specifications to satisfy governmental authorities so long as the color, materials, weight and design integrity of the Sign are preserved. The Tenant shall be responsible, at its sole cost and expense, to obtain all permits and approvals required from applicable governmental agencies necessary for installation and display for the Sign. The Tenant hereby represents and warrants to the Landlord that it is the lawful owner of any names, logos or service marks to be used in the Sign.
          (c) After the date on which the Tenant shall have received all the required government approvals but no earlier than July 1, 2012, the Tenant may proceed at the Tenant’s sole cost and expense to complete construction and installation of the Sign, subject to the terms hereof. All design, installation, hoisting, construction and/or work performed in connection with
ADDENDUM 2

installation of the Sign on the Building exterior (the “Sign Work”) shall be performed by the Tenant or the Tenant’s agents and contractors at the Tenant’s sole cost and expense. The Tenant acknowledges and agrees that the Sign Work includes the Tenant’s obligation to remove and dispose of the existing AT&T signage on the top of the Building at the Tenant’s sole cost and expense, which shall include shredding, cutting and demolition of the AT&T sign so that such sign remnants shall be unrecognizable as AT&T’s logo. Landlord represents and warrants to Tenant that as of the Effective Date, Landlord has entered into a binding contract with AT&T (the “AT&T Contract”) in form previously approved by Mortgagee to remove the existing sign(s) from the top of the Building (the “Sign Removal”), subject only to (i) the payment of [**REDACTED**] by Landlord to AT&T (the “Sign Removal Payment”), and (ii) additional rental concessions that will be automatically deducted by AT&T from its current rental obligations. Landlord further represents and warrants to Tenant that, other than the Sign Removal Payment, there are no conditions or obligations to be performed by Landlord under the AT&T Contract or otherwise in order for Landlord to provide Tenant with the right to perform the Sign Removal and install the Sign in accordance with this Addendum 2. Landlord agrees that as of the Execution Date, Landlord has funded the Sign Removal Payment with its Mortgagee and that such Mortgagee has agreed to pay the Sign Removal Payment to AT&T from existing loan reserves.
          (d) Before commencing the Sign Work or any work thereafter, any contractor or subcontractor engaged by the Tenant to accomplish the Sign Work shall provide to the Landlord certificates of liability insurance (and a certified copy of the underlying policies if requested) written on companies reasonably acceptable to the Landlord showing that such contractor or subcontractor is fully insured for general liability and for workman’s compensation insurance, at least in the minimum amounts required under the Lease, naming the Landlord and the Tenant as additional insured parties.
     3. Exclusivity.
          (a) Subject to the terms, limitations and provisions hereof, during the Term of this Lease the Tenant shall be the exclusive party with the exclusive right to place, install, operate and maintain the Sign or any other sign on the top of the Building (the “Sign Exclusivity”) so long as the Tenant leases at least two hundred six thousand five hundred (206,500) square feet of Rentable Area (the “Minimum Leased Area”) at all times under the Lease. In order to maintain the Sign Exclusivity, either (i) the Minimum Leased Area shall be leased at all times by the Tenant, irrespective of whether or not the Tenant has exercised any of its rights contained in the Lease with respect to the expansion, the FROR, option rights or Contraction Rights, and the Tenant’s exercise of any and all such rights, and the quantity of square feet in the Rentable Area encompassed within the Premises shall be the resulting number of square feet contained in the Rentable Area for determination of the Minimum Leased Area, or (ii) the Tenant shall pay the Sign Rent Payment as set forth in Section 3(b) hereinbelow.
          (b) At all times after the Tenant first leases less than the Minimum Leased Area (the “Sign Rent Trigger Date”), if the Tenant desires to maintain the signage rights as set forth herein, then on the Sign Rent Trigger Date and on each twelve (12) month anniversary date thereafter, the Tenant shall pay annually in advance the sum of [**REDACTED**]
ADDENDUM 2

for the right to continue to enjoy the right to locate and place the Sign, subject to the provisions herein (the “Sign Rent Payment”). In the event that the Tenant leases less than the Minimum Leased Area then, provided the Tenant complies with its obligations to timely pay the Sign Rent Payment to the Landlord, the Tenant shall retain its Sign Exclusivity.
          (c) Notwithstanding the Tenant’s rights as set forth in Section 3(b) hereinabove, if during the Term of the Lease (i) the Tenant is leasing less than the Minimum Leased Area, (ii) the Landlord enters into a lease with another tenant of the Building (the “Subsequent Tenant”) for space in the Building consisting of more than two hundred sixty-nine thousand one hundred sixty-eight (269,168) square feet of Rentable Area (the “Subsequent Tenant Threshold”), and (iii) the Landlord grants such Subsequent Tenant signage rights on any façade at the top of the Building (or on the top of the Building), then the Landlord may terminate the Tenant’s right to locate and maintain the Sign on the top of the Building upon written notice to the Tenant (the “Termination Notice”) and in such event, provided that the Tenant is Without Default, the Landlord, shall be responsible for the removal of the Tenant’s Sign. Should the Sign(s) be damaged or destroyed, then the Landlord shall be responsible to promptly restore any such casualty, except as may be otherwise provided by this Lease.
          (d) Subject to the foregoing provisions, at any time that the Landlord may elect to terminate the Tenant’s rights to locate the Sign on the Building, the Landlord shall provide the Tenant the Termination Notice, and the Landlord shall remove the Sign from the Building within sixty (60) days of receipt of such Termination Notice. After the Landlord’s Termination Notice to the Tenant, then at such time as the Landlord has fully removed the Sign in compliance with this Agreement, the Landlord shall forthwith pay over to the Tenant the Un-Amortized Portion, if any, of the Sign Rent Payment paid in advance. For purposes hereof, the “Un-Amortized Portion” shall be an amount equal to 1/365th of the Sign Rent Payment then in effect multiplied by the greater of the number of days remaining in the annual period then in effect (measured from the date the Sign is actually removed).
     4. Signage Removal. Except as set forth in Section 3(c), upon the earlier of (i) the Tenant’s failure to lease the Minimum Leased Area and the Tenant’s failure to timely pay the Sign Rent Payment, (ii) upon the expiration or early termination of the Lease, whether by default or passage of time, or (iii) upon the Tenant’s election of its Termination Right (as set forth in Section 3.09 of the Lease) (a “Termination Event”) the Tenant, at its sole cost and expense, shall remove the Sign and, in a good and workmanlike manner, restore the areas containing such Sign to the condition existing immediately prior to installation of the Sign, ordinary wear and tear and casualty excepted, no later than sixty (60) days after such Termination Event.
     5. Maintenance and Reconstruction. The Tenant, at its sole costs and expense, shall perform all maintenance, repair, replacement, construction or removal work on the Sign including installation, lettering and lighting equipment, transformers and related equipment. The Tenant shall keep the Sign in first class condition, working order and state of repair at all times and all work related to the Sign must be coordinated with the Landlord. In no event shall any agent, contractor, vendor, laborer or other party employed by the Tenant to fabricate, install repair or maintain the Sign have any right to lien the interest of the Landlord in the Development.
ADDENDUM 2

     6. Construction, Protocols. All the installation and construction in connection with the Sign Work shall be performed by the Tenant or the Tenant’s agents and contractors at the Tenant’s sole cost and expense, including all related design, manufacturer, connection, placement, construction, hoisting, electrical service, electrical meter and similar charges. The scheduling of any removal or installation of the existing AT&T signage on the Building or the Sign (or any replacement thereof) shall (i) be accomplished during Saturdays or Sundays to promote public safety and minimize disruption of traffic in the downtown area of Jacksonville, Florida and (ii) be coordinated with the Landlord so as not to interfere with other scheduled activities at the Development. Any such removal or installations shall be subject to the Landlord’s prior written approval, which approval shall not be unreasonably withheld , delayed or conditioned.
     7. No Liability; Indemnification. Notwithstanding any provision of this Addendum “2” to the contrary, neither the Landlord nor its members, officers, directors, managers, employees or agents shall be liable to the Tenant or its members, officers, directors, managers, employees, agents or invitees, for any loss or damage to the Sign, and the Tenant hereby expressly assumes all risk and damage to the Sign, either proximate or remote, unless due to the gross negligence or willful misconduct of the Landlord, its members, officers, directors, managers, employees or agents. The Landlord shall not be liable to the Tenant for any interference or intrusion in electrical service with respect to the Sign unless due to gross negligence or willful misconduct of the Landlord, its members, officers, directors, managers, employees or agents, and the Tenant agrees that it is solely responsible to maintain the electrical line and service with respect to the Sign. The Tenant agrees that the Tenant will indemnify and hold harmless the Landlord and its members, officers, directors, managers, employees and agents of, from, and against all damages, liabilities, suits, claims and actions of every kind with respect to the Sign arising out of the Tenant’s use or exercise of its rights under this Addendum “2”, and all costs and expenses, including reasonable attorneys’ fees and costs, whether arising from, or by reason of, or related to any breach, violation or non-performance of any term or condition on the part of the Tenant under this Addendum “2,” including any violation by the Tenant, or of the Sign, of any applicable law, rule, regulation, ordinance or order. The provisions of this paragraph 7 shall survive the expiration or sooner termination of the Lease.
     8. Rebranding. The Tenant shall not be required to obtain the Landlord’s approval to rebrand the Tenant’s Sign if the Tenant changes its name or logo designs or undertakes any other rebranding resulting in a change in the name of the Tenant (including, but not limited to any sale or merger of the Tenant) so long as such rebranding is in keeping with the character of the Building as a Class A office building. In the event that the Tenant changes its name or logo designs and rebrands the Tenant’s Sign, and the Landlord, in its reasonable discretion taking into consideration all then existing signage standards of the Tenant, determines that such rebranding is not in keeping with the character of the Building as a Class A office building, then the Tenant and the Landlord shall work together in good faith to resolve such matter.
     9. Insurance. The Sign shall remain the sole personal property of the Tenant during the Term of this Lease (or after any earlier termination if Tenant elects to remove such Sign). In the event the Tenant’s Sign is damaged or destroyed by any casualty, the Tenant shall at its sole
ADDENDUM 2

election, remove, repair, replace or reinstall the Tenant’s Sign at the Tenant’s sole cost and expense on the same terms and conditions as set forth herein. Should Applicable Law from time to time in effect preclude the installation, construction or re-construction or replacement of the Tenant’s Sign, such circumstances shall be the risk of the Tenant and the Landlord shall have no liability whatsoever associated with such circumstances, unless due to the gross negligence or willful misconduct of the Landlord.
     10. Additional Construction and Signage. Except as set forth in this Addendum “2”, nothing contained in this Addendum “2” shall be interpreted to restrict the Landlord’s ability to construct or license the installation of additional improvements on or affix or place other signs on any portion of the Building or any other location on or about the Building or the Development
ADDENDUM 2

ATTACHMENT “A” TO ADDENDUM “2”
(Top of Building Signage)

ILLUMINATED CHANNEL LETTERS & LOGO

ADDITIONAL PANELS TO BE ADDED
20 ft
16 ft
EverBank
EXISTING COVER-UP PANELS
111 ft4 in

BROWN ENTERPRISES
Architectural Signage Manufacturer
8841 Corporate Square Court Jacksonville, FL 32216
P 904.724.2262 F 904.724.1774

EVERBANK
AT&T BUILDING
ILLUMINATED WALL SIGNS

DESIGNER: RYAN BEAZLEY DATE: 01-03-11

I have verified the accuracy of all graphics shown with respect to sizes and content. I understand all mechanical/shop drawings are accurate, but any photo composites are not exact photos of finished products and may vary slightly. These specifications are correct and represent our order requirements. I authorize release for production according to this approved submittal.

APPROVED BY:______________________ DATE:__________

This design (except registered or existing trademarks) is the property of BROWN ENTERPRISES, and shall not be reproduced or copied in whole or in part without the written permission of the above named owner

ADDENDUM 2

ADDENDUM “3”
(Street Level Signage)

134 in
24 in
EverBank

1/2" DEEP FCO BRUSHED ALUMINUM LETTERS
GRAINED AND PAINTED STAID GRAY METALLIC
1/2" SPACERS W/ STUD MOUNTING

EverBank

at&t
EverBank

BROWN ENTERPRISES
Architectural Signage Manufacturer
8841 Corporate Square Court Jacksonville, FL 32216
P 904.724.2262 F 904.724.1774

EVERBANK ENTRY LOGO
301 W BAY ST
SOUTHWEST CORNER (BAY & PEARL)

DESIGNER: RYAN BEAZLEY DATE: 09-28-11

I have verified the accuracy of all graphics shown with respect to sizes and content. I understand all mechanical/shop drawings are accurate, but any photo composites are not exact photos of finished products and may vary slightly. These specifications are correct and represent our order requirements. I authorize release for production according to this approved submittal.

APPROVED BY:______________________ DATE:__________

This design (except registered or existing trademarks) is the property of BROWN ENTERPRISES, and shall not be reproduced or copied in whole or in part without the written permission of the above named owner

ADDENDUM 3

ADDENDUM 3
(Street Level Signage)
ADDENDUM 3

ADDENDUM 3
(Street Level Signage)

28 in
EverBank
13 ft

1/2" DEEP FCO BRUSHED ALUMINUM LETTERS
GRAINED AND PAINTED STAID GRAY METALLIC
1/2" SPACERS W/ STUD MOUNTING

BROWN ENTERPRISES
Architectural Signage Manufacturer
8841 Corporate Square Court Jacksonville, FL 32216
P 904.724.2262 F 904.724.1774

EVERBANK ENTRY LOGO
301 W BAY ST
NORTHEAST CORNER (FORSYTH & JULIA)

DESIGNER: RYAN BEAZLEY DATE: 09-28-11

I have verified the accuracy of all graphics shown with respect to sizes and content. I understand all mechanical/shop drawings are accurate, but any photo composites are not exact photos of finished products and may vary slightly. These specifications are correct and represent our order requirements. I authorize release for production according to this approved submittal.

APPROVED BY:______________________ DATE:__________

This design (except registered or existing trademarks) is the property of BROWN ENTERPRISES, and shall not be reproduced or copied in whole or in part without the written permission of the above named owner

ADDENDUM 3

ADDENDUM 3
(Monument Signage)

8 in
EverBank
30 in
TOWER
301
EverBank

ETCHED AND PAINTFILLED
STAINLESS PANEL

5 in
EverBank
28 in
TOWER
301

FCO BRUSHED ALUMINUM LETTERS

5 in
EverBank
28 in
TOWER
301
EverBank

FCO BRUSHED ALUMINUM LETTERS
GRAINED AND PAINTED
STAID GRAY METALLIC

BROWN ENTERPRISES
Architectural Signage Manufacturer
8841 Corporate Square Court Jacksonville, FL 32216
P 904.724.2262 F 904.724.1774

EVERBANK
MONUMENT LOGOS

DESIGNER: RYAN BEAZLEY DATE: 10-11-11

I have verified the accuracy of all graphics shown with respect to sizes and content. I understand all mechanical/shop drawings are accurate, but any photo composites are not exact photos of finished products and may vary slightly. These specifications are correct and represent our order requirements. I authorize release for production according to this approved submittal.

APPROVED BY:________________ DATE:________

This design (except registered or existing trademarks) is the property of BROWN ENTERPRISES, and shall not be reproduced or copied in whole or in part without the written permission of the above named owner

ADDENDUM 3